Exhibit 10.8
Execution Version
CREDIT AGREEMENT
dated as of October 31, 2025
by and among
MONARCH FINCO, LLC,
as Borrower
LINCOLN INTERNATIONAL CENTCO, LLC,
as Holdings
ANTARES CAPITAL LP,
as Administrative Agent and Collateral Agent, and
THE LENDERS PARTY HERETO

and
ANTARES CAPITAL LP AND BAIN CAPITAL CREDIT, LP,
as Joint Lead Arrangers and Joint Bookrunners

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ii

iii

iv

SECTION 11.26	Acknowledgment Regarding Any Supported QFCs	244
SECTION 11.27	Disqualified Lenders	245

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SCHEDULES

Schedule 2.01	Commitments
Schedule 5.06	Litigation
Schedule 5.07	Labor Matters
Schedule 5.08	Material Real Property
Schedule 5.11(a)	ERISA Compliance
Schedule 5.12	Subsidiaries
Schedule 5.20	Insurance
Schedule 6.14	Post-Closing Matters
Schedule 7.01(c)	Existing Liens
Schedule 7.02(b)	Existing Investments
Schedule 7.03(c)	Existing Indebtedness
Schedule 7.09	Affiliate Transactions
Schedule 11.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS
Form of
A-1	Committed Loan Notice
A-2	Conversion/Continuation Notice
B-1	Term Loan Note
B-2	Revolving Loan Note
B-3	Swing Line Note
B-4	Delayed Draw Term Loan Note
C	Compliance Certificate
D-1	Assignment and Assumption
D-2	Affiliate Assignment Notice
E	Guaranty
F	Security Agreement
G-1	Non-Bank Certificate (For Foreign Lenders That Are Not Partnerships or Pass-Thru Entities For U.S. Federal Income Tax Purposes)
G-2	Non-Bank Certificate (For Foreign Lenders That Are Partnerships or Pass-Thru Entities For U.S. Federal Income Tax Purposes)
G-3	Non-Bank Certificate (For Foreign Participants That Are Not Partnerships or Pass-Thru Entities For U.S. Federal Income Tax Purposes)
G-4	Non-Bank Certificate (For Foreign Participants That Are Partnerships or Pass-Thru Entities For U.S. Federal Income Tax Purposes)
H	Global Intercompany Note
I	Solvency Certificate
J	Prepayment Notice
K-1	Junior Lien Intercreditor Agreement
K-2	Equal Priority Intercreditor Agreement
L	Auction Procedures

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CREDIT AGREEMENT
This CREDIT AGREEMENT is entered into as of October 31, 2025, by and among MONARCH FINCO, LLC, a Delaware limited liability company (the “Borrower”), LINCOLN INTERNATIONAL CENTCO, LLC, a Delaware limited liability company (“Holdings”), ANTARES CAPITAL LP, as administrative agent (in such capacity, including any successor thereto, the “Administrative Agent”) and as collateral agent (in such capacity, including any successor thereto, the “Collateral Agent”) under the Loan Documents, each Issuing Bank from time to time party hereto, and each lender from time to time party hereto (collectively, the “Lenders” and, individually, a “Lender”). Capitalized terms used herein are defined as set forth in Section 1.01.
PRELIMINARY STATEMENTS
The Borrower has requested that (a) upon satisfaction (or waiver) of the conditions precedent set forth in Article IV, the Lenders extend credit to the Borrower in the form of $250,000,000 of Initial Term Loans, $75,000,000 of Delayed Draw Commitments and $5,000,000 of Revolving Commitments on the Closing Date as a first lien secured credit facility, (b) from time to time, the Revolving Lenders make Revolving Loans, the Swing Line Lender make Swing Line Loans and the Issuing Banks issue Letters of Credit, pursuant to the terms of this Agreement, and (c) from time to time, the Lenders holding Delayed Draw Commitments make Delayed Draw Term Loans pursuant to the terms of this Agreement.
Pursuant to the Acquisition Agreement, the Company will, through one or more wholly owned subsidiaries, acquire (the “Acquisition”) all of the issued and outstanding equity interests of MarshBerry Holding Company, LLC, a Delaware limited liability company, and its subsidiaries (collectively, the “Acquired Businesses”).
On the Closing Date, the Borrower will repay (or cause to be repaid) all outstanding Indebtedness (the “Existing Indebtedness”) under, terminate any commitments under, and cause to be released any contractual Liens securing obligations under the Existing Indebtedness Documents (such repayment, termination and release, collectively, the “Closing Date Refinancing”).
The proceeds of the Loans will be used to finance the Transactions, for working capital purposes and to finance transactions not prohibited by this Agreement. The applicable Lenders have indicated their willingness to make Loans, and each Issuing Bank has indicated its willingness to issue Letters of Credit, in each case, on the terms and subject only to the conditions set forth herein. In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I.
DEFINITIONS AND ACCOUNTING TERMS
SECTION 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings set forth below:
“Acquired Businesses” has the meaning specified in the preliminary statements to this Agreement.
“Acquisition” has the meaning specified in the preliminary statements to this Agreement.
“Acquisition Agreement” means the Equity Purchase Agreement, dated as of September 9, 2025, by and among, inter alios, the Company, MarshBerry Holding Company, LLC, and MarshBerry Holdco II, LLC and Atlas Merchant Capital LLC, in their capacity as representative to the seller parties thereto.

“Acquisition Agreement Representations” means the representations and warranties with respect to the Acquired Business and its subsidiaries made in the Acquisition Agreement to the extent the breach of such representations and warranties is materially adverse to the interests of the Lenders (in their capacities as such).
“Acquisition Date” means the date or time that the Acquisition is required to be consummated pursuant to the terms of the Acquisition Agreement.
“Acquisition Transaction” means the purchase or other acquisition (in one transaction or a series of transactions, including by merger or otherwise) by the Borrower or any Restricted Subsidiary of all or substantially all the property, assets or business of another Person, or assets constituting a business unit, line of business or division of, any Person, or of a majority of the outstanding Equity Interests of any Person (including any Investment which serves to increase the Borrower’s or any Restricted Subsidiary’s respective equity ownership in any Joint Venture or other Person to an amount in excess (or further in excess) of the majority of the outstanding Equity Interests of such Joint Venture or other Person).
“Additional Debt Guarantee and Collateral Requirements” has the meaning assigned to such term in Section 2.16(g)(iv).
“Additional Lender” means, at any time, any bank, other financial institution or institutional investor that, in any case, is not an existing Lender and that agrees to provide any portion of any (a) Incremental Loan in accordance with Section 2.16 or (b) Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment in accordance with Section 2.17; provided that each Additional Lender shall be subject to the approval of the Administrative Agent, the Swing Line Lender and/or the Issuing Banks, in each case to the extent any such consent would be required from the Administrative Agent, the Swing Line Lender and/or the Issuing Banks under Section 11.07(b)(iii)(B), (C), and/or (D), respectively, for an assignment of Loans to such Additional Lender.
“Adjusted Daily Simple SOFR” means, with respect to any RFR Borrowing, an interest rate per annum equal to Daily Simple SOFR; provided that, notwithstanding the foregoing, “Adjusted Daily Simple SOFR” shall in no event be less than (1) 0.50% per annum with respect to (a) Initial Term Loans made to the Borrower pursuant to Section 2.01(a) and (b) all other Term Loans unless an alternate SOFR floor is specifically noted in the documentation with respect to such other Term Loans or such documentation with respect to such other Term Loans specifically provides that there shall be no SOFR floor and (2) 0.50% per annum with respect to all Revolving Loans.
“Adjusted Term SOFR” means, for the purposes of any calculation, the rate per annum equal to Term SOFR for such calculation; provided that, notwithstanding the foregoing, “Adjusted Term SOFR” shall in no event be less than (1) 0.50% per annum with respect to (a) Initial Term Loans (including Delayed Draw Term Loans to the extent funded) made to the Borrower pursuant to Section 2.01(a) and (b) all other Term Loans unless an alternate SOFR floor is specifically noted in the documentation with respect to such other Term Loans or such documentation with respect to such other Term Loans specifically provides that there shall be no SOFR floor and (2) 0.50% per annum with respect to all Revolving Loans.
“Administrative Agent” has the meaning specified in the introductory paragraph to this Agreement.
“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as the Administrative Agent may from time to time notify the Borrower and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

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“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Affiliated” has a corresponding definition.
“Agent Parties” has the meaning specified in Section 11.02(e).
“Agent-Related Persons” means the Agents, together with their respective Affiliates, and the officers, directors, shareholders, employees, agents, attorney-in-fact, partners, trustees, advisors and other representatives of such Persons and of such Persons’ Affiliates.
“Agents” means, collectively, the Administrative Agent, the Collateral Agent, the Supplemental Administrative Agents (if any), the Joint Bookrunners and the Lead Arrangers.
“Aggregate Commitments” means the Commitments of all the Lenders.
“Agreement” means this Credit Agreement, as amended, restated, amended and restated, modified or supplemented from time to time in accordance with the terms hereof.
“Agreement Currency” has the meaning specified in Section 2.20(b).
“AHYDO Catch Up Payment” has the meaning specified in Section 7.12(a)(viii).
“All-In Yield” means, as to any Indebtedness (or Loans of any Class), as of any date of determination, the yield thereof, whether in the form of interest rate, margin, OID incurred by the Borrower, upfront fees incurred by the Borrower or an interest rate floor (such as a Term SOFR floor or Base Rate floor) as of such date as determined by the Borrower in good faith; provided that when determining the All-In Yield,
(a)    (i) if such Indebtedness (or Loans of any Class) is, by its terms, capable of being priced with reference to three month SOFR for Dollar denominated loans, then All-In Yield shall be measured with reference to such SOFR rate, and (ii) if such Indebtedness (or Loans of any Class) is not, by its terms, capable of being priced with reference to such SOFR rate, including if such Indebtedness (or Loans of any Class) is priced with reference to a fixed rate of interest, then for purpose of determining the All-In Yield, such Indebtedness (or Loans of any Class) shall be deemed to be swapped so that would effectively be priced with reference to such SOFR rate on a customary matched maturity basis in a customary manner;
(b)    if such Indebtedness (or Loans of any Class) is priced with reference to a margin that is subject to a leverage-based or other pricing grid, then for purpose of determining the All-In Yield the margin applicable to such Indebtedness (or Loans of any Class) shall be determined with reference to such grid as of such date of measurement;
(c)    OID and similar upfront fees shall be equated to interest rate assuming a 4-year life to maturity (or, if less, the stated life to maturity of the applicable Indebtedness as of such time, measured in days);
(d)    “All-In Yield” shall not include any arrangement fees, structuring fees, underwriting fees, commitment fees, amendment fees, consent fees, ticking fees or any other fees similar to the foregoing (regardless of how such fees are computed or to whom paid), prepayment

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(or repayment) premiums applicable to such Indebtedness, or the pricing (or other terms) applicable to any assignments or participations of such Indebtedness (or Loans of any Class) following the initial incurrence thereof.
When comparing the All-In Yield of any Indebtedness (or Loans of any Class) to the All-In Yield of the Initial Term Loans (or any other applicable Indebtedness), as of any date,
(i)    if such Indebtedness (or Loans of any Class) includes an interest rate floor that is greater than the corresponding interest rate floor applicable to the Initial Term Loans (or such other applicable Indebtedness), the amount of such differential will increase the applicable margin with respect to such Indebtedness (or Loans of such Class) for purposes of determining All-In Yield, but only to the extent an increase in the interest rate floor applicable to the Initial Term Loans (or such other applicable Indebtedness) as of such date would cause an increase in the interest rate applicable to such Initial Term Loans (or such other applicable Indebtedness) at such time, and in such case, for purposes of applying the provisions of Section 2.16(h), the interest rate floor (but not the interest rate margin) applicable to such Initial Term Loans (or such other applicable Indebtedness) shall be increased to the extent of such differential between interest rate floors; and
(ii)    if such Indebtedness (or Loans of any Class) includes an interest rate floor that is lower than the corresponding interest rate floor applicable to the Initial Term Loans (or such other applicable Indebtedness), or does not include an interest rate floor, and, as of the date such date of determination, the applicable interest rate floor with respect to such Initial Term Loans (or such other applicable Indebtedness) is the basis for determining its margin, then the amount of such differential (which shall be deemed to be 0.00% in the case of Indebtedness without an interest rate floor) shall reduce the applicable margin with respect to such Indebtedness (or Loans of such Class) for purposes of determining All-In Yield.
“Alternative Currencies” means, in the case of any Incremental Term Facility, Incremental Term Loans, Refinancing Term Commitments or Refinancing Term Loans, any currency agreed to by the Administrative Agent, the Borrower and each Lender providing such Incremental Term Facility, Incremental Term Loans, Refinancing Term Commitments or Refinancing Term Loans; provided that, in each case, each such other currency is a lawful currency that is readily available, freely transferable and not restricted, able to be converted into Dollars.
“Annual Financial Statements” means the audited consolidated balance sheet of the Acquired Business as of December 31, 2024, December 31, 2023 and December 31, 2022, and the related audited consolidated statements of operations, income, members’ equity, and cash flows of the Acquired Business.
“Antares” means, collectively, Antares Capital LP, Antares Holdings LP and their respective affiliates.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to Holdings, the Borrower or any of its Affiliates from time to time concerning or relating to bribery or corruption.
“Anti-Cash Hoarding Threshold” has the meaning specified in Section 6.20.
“Applicable Benchmark” means,
(a)    with respect to the Initial Term Loans, Adjusted Term SOFR;

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(b)    with respect to the Revolving Facility with respect to which commitments are provided on the Closing Date, Adjusted Term SOFR; provided that the Applicable Benchmark for Revolving Loans denominated in any other Alternative Currency shall be such other Benchmark as agreed to by the Administrative Agent, the Borrower and each Revolving Lender.
(c)    with respect to any Term Loans (other than Initial Term Loans) or any Incremental Facility, as agreed by the Administrative Agent and specified in the applicable Incremental Amendment, Extension Amendment or Refinancing Amendment;
provided that if a Benchmark Transition Event has occurred with respect to an Applicable Benchmark for a Facility, then the “Applicable Benchmark” for such Facility means the applicable Benchmark Replacement if such Benchmark Replacement has replaced the Applicable Benchmark for such Facility pursuant to Section 3.03.
“Applicable Commitment Fee” means a percentage per annum that shall be equal to,
(a)    from the Closing Date until the third Business Day after the date on which the Administrative Agent shall have received the applicable financial statements and a Compliance Certificate pursuant to Section 6.02(a) calculating the First Lien Net Leverage Ratio in respect of the first full fiscal quarter ending after the Closing Date, 0.50% per annum, and
(b)    thereafter, the applicable rate per annum set forth below under the caption “Applicable Commitment Fee” based upon the First Lien Net Leverage Ratio as of the last day of the most recent Test Period as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

First Lien Net Leverage Ratio	Applicable Commitment Fee

Equal to or Above 1.75 to 1.00	0.50%

Below 1.75 to 1.00	0.25%
No change in the Applicable Commitment Fee shall be effective until three (3) Business Days after the date on which the Administrative Agent shall have received the applicable financial statements and a Compliance Certificate pursuant to Section 6.02(a) calculating the First Lien Net Leverage Ratio. At any time the Borrower has not submitted to the Administrative Agent the applicable information as and when required under Section 6.02(a), the Applicable Commitment Fee shall be determined as if the First Lien Net Leverage Ratio were in excess of 1.75 to 1.00. In the event that any financial statement or certificate delivered pursuant to Section 6.02(a) is determined to be inaccurate (at a time prior to the satisfaction of the Termination Conditions), and such inaccuracy (whether based on a restatement, fraud or otherwise) or any ratio or compliance information in a Compliance Certificate or other certification, if corrected, would have led to the application of a higher Applicable Commitment Fee for any period (an “Applicable Commitment Fee Period”) than the Applicable Commitment Fee applied for such Applicable Commitment Fee Period, then (a) the Borrower shall promptly (and in any event within five (5) Business Days) following such determination deliver to the Administrative Agent correct financial statements and certificate required by Section 6.02(a) for such Applicable Commitment Fee Period, (b) the Applicable Commitment Fee for such Applicable Commitment Fee Period shall be determined as if the First Lien Net Leverage Ratio were determined based on the amounts set forth in such correct financial statements and certificates and (c) the Borrower shall promptly (and in any event within five (5) Business Days) following

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delivery of such corrected financial statements and certificate pay to the Administrative Agent the accrued additional amounts owing as a result of such increased Applicable Commitment Fee for such Applicable Commitment Fee Period. Notwithstanding anything to the contrary set forth herein, the provisions of this final paragraph (but not any of the other provisions of this definition preceding this final paragraph) may be amended or waived as provided in Section 11.01(b)(ii).
“Applicable Commitment Fee Period” has the meaning specified in the definition of “Applicable Commitment Fee”.
“Applicable Creditor” has the meaning specified in Section 2.20(b).
“Applicable Decimal Place” has the meaning specified in Section 1.04.
“Applicable Indebtedness” has the meaning specified in the definition of “Weighted Average Life to Maturity”.
“Applicable Law” means, as to any Person, all applicable Laws binding upon such Person or to which such a Person is subject.
“Applicable Rate” means:
(a)    with respect to Initial Term Loans, the Delayed Draw Term Loans and the Revolving Loans, a percentage per annum equal to (i) for Benchmark Loans or RFR Loans, 4.25% and (ii) for Base Rate Loans, 3.25%; and
(b)    with respect to any Term Loans (other than Initial Term Loans or Delayed Draw Term Loans) or any Incremental Facility, as specified in the applicable Incremental Amendment, Extension Amendment or Refinancing Amendment.
“Appropriate Lender” means, at any time, with respect to Loans of any Class, the Lenders of such Class.
“Approved Bank” has the meaning given to such term in the definition of “Cash Equivalents”. “Approved Borrower Portal” has the meaning given to such term in Section 10.17.
“Approved Fund” means, with respect to any Lender, any Fund that is administered, advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages such Lender.
“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit D-1 or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent.
“Attorney Costs” means all reasonable and documented fees, expenses, charges and disbursements of any law firm or other external legal counsel.
“Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.
“Auction Agent” means (a) the Administrative Agent or (b) any other financial institution or advisor employed by the Borrower (whether or not an Affiliate of the Administrative Agent) to act as an arranger

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in connection with any auction in accordance with the auction procedures set forth on Exhibit L; provided that the Borrower shall not designate the Administrative Agent as the Auction Agent without the written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Auction Agent); provided, further, neither the Borrower nor any of its Affiliates may act as the Auction Agent.
“Available Amount” means, as of any date of determination (such date, the “Reference Date”), with respect to the applicable Available Amount Reference Period, a cumulative amount equal to the sum of, without duplication:
(a)    the greater of (i) $65,000,000 and (ii) 50% of TTM Consolidated Adjusted EBITDA; plus
(b)    an amount equal to the greater of
(i)    the cumulative amount of Excess Cash Flow for such Available Amount Reference Period; provided that when measuring such amount (A) Excess Cash Flow will be deemed not to be less than zero in any fiscal year and (B) Excess Cash Flow for any fiscal year will be deemed to be zero until the financial statements required to be delivered pursuant to Section 6.01(a) for such fiscal year, and the related Compliance Certificate required to be delivered pursuant to Section 6.02(a) for such fiscal year, have been received by the Administrative Agent, minus (y) the portion of such Excess Cash Flow that has been (or is required to be) applied to the prepayment of Term Loans (or Other Applicable ECF Indebtedness) in accordance with Section 2.07(b)(i); and
(ii)    100% of cumulative Consolidated Net Income for such Available Amount Reference Period; provided that when measuring such amount (A) Consolidated Net Income shall be deemed to be not less than zero in any fiscal year and (B) Consolidated Net Income for any fiscal year will be deemed to be zero until the financial statements required to be delivered pursuant to Section 6.01(a) for such fiscal year, and the related Compliance Certificate required to be delivered pursuant to Section 6.02(a) for such fiscal year, have been received by the Administrative Agent; plus
(c)    the aggregate amount of all Permitted Equity Issuances during such Available Amount Reference Period, in each case, Not Otherwise Applied; plus
(d)    to the extent not (A) included in clause (b) above or (B) already reflected as a return of capital with respect to such Investment for purposes of determining the amount of such Investment pursuant to Section 7.02, the aggregate amount of all cash dividends and other cash distributions received by the Borrower or any Restricted Subsidiary from the earned income or distribution or dividend from any Minority Investments or Unrestricted Subsidiaries during such Available Amount Reference Period, in each case, to the extent any such Investment was made using the Available Amount pursuant to Section 7.02(gg)(i) (up to the amount of the original Investment); plus
(e)    to the extent not (A) included in clause (b) above or (B) already reflected as a return of capital with respect to such Investment for purposes of determining the amount of such Investment pursuant to Section 7.02, the aggregate amount of all Investments of the Borrower and its Restricted Subsidiaries in any Unrestricted Subsidiary that has been re-designated as a Restricted Subsidiary or that has been merged or consolidated with or into the Borrower or any of its Restricted Subsidiaries (up to the lesser of (i) the fair market value of such Investments of the Borrower and

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its Restricted Subsidiaries in such Unrestricted Subsidiary at the time of such re-designation or merger or consolidation and (ii) the fair market value of such Investments by the Borrower and its Restricted Subsidiaries in such Unrestricted Subsidiary at the time they were made), in each case, to the extent that the designation of (and Investment in) such Subsidiary as an Unrestricted Subsidiary was made in reliance of Section 7.02(gg)(i) (up to the amount of the original Investment); plus
(f)    to the extent not (A) included in clause (b) above, (B) already reflected as a return of capital with respect to such Investment for purposes of determining the amount of such Investment pursuant to Section 7.02 or (C) required to be applied to prepay Term Loans (or Other Applicable ECF Indebtedness) in accordance with Section 2.07(b)(ii), the aggregate amount of all Net Cash Proceeds received by the Borrower or any Restricted Subsidiary in connection with the Disposition of its ownership interest in any Minority Investment or Unrestricted Subsidiary during such Available Amount Reference Period, in each case, to the extent any such Investment was made using the Available Amount pursuant to Section 7.02(gg)(i) (up to the amount of the original Investment); plus
(g)    to the extent not (A) included in clause (b) above, (B) reflected as a return of capital with respect to such Investment for purposes of determining the amount of such Investment made pursuant to Section 7.02 and (C) in excess of the fair market value of such Investment at the time it was made, the aggregate amount of all returns (including repayments of principal and payments of interest), profits, distributions and similar amounts received in cash or Cash Equivalents by the Borrower and its Restricted Subsidiaries on Investments made by the Borrower or any Restricted Subsidiary made pursuant to Section 7.02(gg)(i) (up to the amount of the original Investment); plus
(h)    (i) any amount of mandatory prepayments of Term Loans required to be prepaid pursuant to Section 2.07(b) that have been declined by Lenders or that is otherwise permitted to be retained by the Borrower in accordance with Section 2.07(b)(vii) (but only to the extent also declined by holders of any other senior secured Indebtedness of the Borrower to the extent required to be applied to offer to repurchase or otherwise prepay such Indebtedness) and (ii) any amount of mandatory prepayments of Pari Passu Lien Debt of the Borrower (and any Permitted Refinancing of the foregoing), to the extent such amount was required to be applied to offer to repurchase or otherwise prepay such Indebtedness and the holders of such Pari Passu Lien Debt declined such repurchase or prepayment; minus
(i)    the aggregate amount of any Investments made pursuant to Section 7.02(gg)(i), any Restricted Payments made pursuant to Section 7.06(s)(i) and any payment made pursuant to Section 7.12(a)(x)(A), in each case without duplication, during the period commencing on the Closing Date and ending on the Reference Date (and, for purposes of this clause (i), without taking account of the intended usage of the Available Amount on such Reference Date in the contemplated transaction).
Notwithstanding anything to the contrary, to the extent any Excess Cash Flow is not applied to make a prepayment pursuant to Section 2.07(b)(i) by virtue of the application of Section 2.07(b)(vi), such Excess Cash Flow shall not under any circumstances increase the Available Amount.
“Availability Period” means the day that is five (5) Business Days prior to the scheduled Maturity Date then in effect for the Revolving Facility (or, if such day is not a Business Day, the next preceding Business Day).

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“Available Amount Reference Period” means, with respect to any Reference Date, the period commencing on (i) with respect to the calculation of clause (b) of the definition of “Available Amount”, the first Business Day of the first full fiscal year of the Borrower after the Closing Date, and ending on the last day of the most recent fiscal year for which financial statements required to be delivered pursuant to Section 6.01(a), and the related Compliance Certificate required to be delivered pursuant to Section 6.02(a), have been received by the Administrative Agent and (ii) with respect to the calculation of “Available Amount” (other than clause (b) of the definition thereof) the day after the Closing Date through and including the Reference Date.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.03(e).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bain” means Bain Capital Credit, LP.
“Base Rate” means for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1%, and (c) Term SOFR for a one-month Interest Period as published two (2) U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1%; provided that, for the purpose of this definition, the Adjusted Term SOFR for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR, respectively. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 3.03), then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Base Rate as determined pursuant to the foregoing would be less than 1.50% per annum, such rate shall be deemed to be 1.50% per annum for purposes of this Agreement.
“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

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“Benchmark” means, initially, with respect to any (i) RFR Loan, Daily Simple SOFR or (ii) Benchmark Loan, the Term SOFR Rate; provided that, if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to the Term SOFR Rate or Daily Simple SOFR, as applicable, or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.03(b).
“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:
(a)    the Adjusted Daily Simple SOFR; or
(b)    the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities in the United States at such time; and (b) the related Benchmark Replacement Adjustment.
If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the 0.50% per annum, the Benchmark Replacement will be deemed to be 0.50% per annum for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in Dollars at such time.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Benchmark Loan, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent

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decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:
(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(b)    in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been, or if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) have been, determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if such Benchmark (or such component thereof), or if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof), continues to be provided on such date.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:
(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);
(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such

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Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or
(c)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.03 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.03.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Board of Directors” means, as to any Person, the board of directors, board of managers or other governing body of such Person, or if such Person is owned or managed by a single entity, the board of directors, board of managers or other governing body of such entity, and the term “directors” means members of the Board of Directors.
“Borrower” has the meaning specified in the introductory paragraph to this Agreement, together with its successors and assigns permitted hereunder.
“Borrower Communications” means, collectively, any Committed Loan Notice, Conversion/Continuation Notice, request for a Swing Line Loan Request, notice of prepayment, notice requesting the issuance, amendment or extension of a Letter of Credit or other notice, demand, communication, information, document or other material provided by or on behalf of the Borrower pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Borrower to the Administrative Agent through an Approved Borrower Portal.
“Borrower Materials” has the meaning specified in Section 6.02.

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“Borrowing” means a borrowing consisting of Loans of the same Class and Type made, converted or continued on the same date and, in the case of Benchmark Loans, having the same Interest Period.
“Broker-Dealer Subsidiary” means each Subsidiary registered as a broker-dealer pursuant to Section 15 of the Exchange Act or any other applicable law requiring similar registration.
“Business Day” means any day,
(a)    other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; and
(b)    solely if such day relates to any interest rate settings as to a Benchmark Loan priced with reference to SOFR or any RFR Loan, any day described in clause (a) above other than a day that the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities (a “U.S. Government Securities Business Day”).
“Capital Expenditures” means, for any period, without duplication, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by Holdings, the Borrower and the Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as capital expenditures on the consolidated statement of cash flows of Holdings, the Borrower and the Restricted Subsidiaries.
“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capitalized Lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP (without giving effect to the treatment of “right to use” leases as capital leases under GAAP).
“Capitalized Leases” means all capital leases that have been or are required to be, in accordance with GAAP as in effect on the Closing Date (but without giving effect to the treatment of “right to use” leases as capital leases under GAAP), recorded as capitalized leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability in accordance with GAAP (but without giving effect to the treatment of “right to use” leases as capital leases under GAAP) as adopted by Holdings or the Borrower and as in effect on the Closing Date.
“Captive Insurance Subsidiary” means any Subsidiary of the Borrower that is subject to regulation as an insurance company.
“Cash Collateralize” means, in respect of an Obligation, to provide and pledge (as a first priority perfected security interest) cash collateral in Dollars, at a location and pursuant to documentation in form and substance satisfactory to the Administrative Agent, the Swing Line Lender or the applicable Issuing Bank, as applicable (and “Cash Collateralization” has a corresponding meaning). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Equivalents” means any of the following types of Investments (including for the avoidance of doubt, cash), to the extent owned by the Borrower or any Restricted Subsidiary:
(a)    Dollars, Euros, any currency that is the generally accepted in the jurisdiction of any Foreign Subsidiary and each Alternative Currency;

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(b)    such other currencies held by the Borrower or any Restricted Subsidiary from time to time in the ordinary course of business;
(c)    (i) readily marketable obligations issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of (A) the United States, (B) the United Kingdom or (C) any member nation of the European Union, in each case, rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s, having average maturities of not more than 24 months from the date of acquisition thereof and (ii) securities with average maturities of 24 months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, or by any political subdivision or taxing authority of any such state, commonwealth or territory having an Investment Grade Rating from either S&P or Moody’s (or the equivalent thereof);
(d)    (i) time deposits or demand deposits with, or certificates of deposit or bankers’ acceptances of, any bank, credit union or other financial institution (A) that is a Lender (or Affiliate thereof) or (B) that has combined capital and surplus of at least (1) $250,000,000 in the case of U.S. banks, credit unions or other financial institutions and (2) $100,000,000 (or the Dollar equivalent as of the date of determination) in the case of non-U.S. banks, credit unions or other financial institutions, or (C) that is otherwise in compliance with any and all applicable statutorily mandated capital requirements applicable to it (any such bank, credit union or other financial institution meeting the requirements of clause (A), (B) or (C) above being an “Approved Bank”), or (D) to the extent entitled to the benefit of deposit insurance, including deposit insurance provided by the Federal Deposit Insurance Corporation and (ii) any securities entitlements in respect of any of the foregoing;
(e)    repurchase agreements and repurchase obligations for underlying securities of the types described in clauses (c) and (d) above entered into with any financial institution meeting the qualifications specified in clause (d) above for an Approved Bank;
(f)    (i) commercial paper and variable or fixed rate notes issued by a Lender (or Affiliate thereof) or an Approved Bank, or in each case, by a parent company thereof, or (ii) any variable or fixed rate note issued by, or guaranteed by, a corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s, in each case (i) and (ii), with average maturities of not more than 24 months from the date of acquisition thereof;
(g)    marketable short-term money market and similar highly liquid funds either (i) having assets in excess of (A) $250,000,000 in the case of U.S. banks, U.S. credit unions or other U.S. financial institutions or (B) $100,000,000 (or the Dollar equivalent as of the date of determination) in the case of non-U.S. banks, non-U.S. credit unions or other non-U.S. financial institutions or (ii) having a rating of at least P-2 or A-2 from Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) or (iii) with a Lender (or Affiliate thereof) or Approved Bank;
(h)    investments with average maturities of 24 months or less from the date of acquisition in mutual funds rated A (or the equivalent thereof) or better by S&P or A2 (or the equivalent thereof) or better by Moody’s;
(i)    in the case of investments by any Foreign Subsidiary, instruments equivalent to those referred to in clauses (a) through (h) above denominated in Euro or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by

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corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Subsidiary organized in such jurisdiction;
(j)    investment funds (including money market funds) investing substantially all of their assets in securities of the types described in clauses (a) through (h) above or that are entitled to the benefit of (and to the extent covered by) deposit insurance provided by the Federal Deposit Insurance Corporation or otherwise; and
(k)    solely with respect to any Captive Insurance Subsidiary, any investment that a Captive Insurance Subsidiary is not prohibited to make in accordance with applicable law.
In the case of Investments by any Foreign Subsidiary that is a Restricted Subsidiary or Investments made in a jurisdiction outside the United States of America, Cash Equivalents shall also include (i) investments of the type and maturity described in clauses (a) through (k) above in foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (ii) other short-term investments in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (a) through (k) above and in this paragraph. Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (a) or (b) above; provided that such amounts, except amounts used to pay obligations of the Borrower or any Restricted Subsidiary denominated in any currency other than Dollars or an Alternative Currency in the ordinary course of business, are converted into Dollars or an Alternative Currency as promptly as practicable and in any event within ten (10) Business Days following the receipt of such amounts.
“Cash Management Bank” means any Person that is a Lender, Agent, Lead Arranger or an Affiliate of any of the foregoing (even if such Person ceases to be a Lender or such Person’s Affiliate ceased to be an Agent, a Lender or a Lead Arranger).
“Cash Management Obligations” means obligations owed by Holdings, the Borrower or any Restricted Subsidiary to any Cash Management Bank in respect of or in connection with any Cash Management Services and designated by the Cash Management Bank and the Borrower in writing to the Administrative Agent as “Cash Management Obligations”.
“Cash Management Services” means any agreement or arrangement to provide cash management services, including treasury, depository, overdraft, credit card processing, credit or debit card, purchase card, electronic funds transfer and other cash management arrangements.
“Casualty Event” means any event that gives rise to the receipt by a Loan Party or any Restricted Subsidiary of any property or casualty insurance proceeds or any condemnation awards, in each case, in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.
“Causes of Action” means any and all claims, actions, causes of action, choses in action, suits, debts, damages, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, judgments, remedies, rights of set-off, third party claims, subrogation claims, contribution claims, reimbursement claims, indemnity claims, counterclaims, cross-claims, whether known or unknown, liquidated or unliquidated, fixed or contingent, matured or unmatured, disputed or undisputed, whether direct, indirect, derivative, or otherwise, whether arising before, on, or after the Closing Date, in contract or in tort, in law (whether local, state, or federal U.S. or non-U.S. law) or in equity, or pursuant to any other theory of local, state, or federal U.S. or non-

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U.S. law. For the avoidance of doubt, “Cause of Action” includes: (a) any right of setoff, counterclaim, or recoupment and any claim for breach of contract or for breach of duties imposed by law or in equity; (b) any claim based on or relating to, or in any manner arising from, in whole or in part, tort, breach of contract, breach of fiduciary duty, fraudulent transfer or fraudulent conveyance or voidable transaction law, violation of local. state, or federal or non-U.S. law or breach of any duty imposed by law or in equity, including securities laws, negligence, and gross negligence; (c) any claim pursuant to section 362 or chapter 5 of the title 11 of the United States Code or similar local, state, or federal U.S. or non-U.S. law; (d) any claim or defense including fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of title 11 of the United States Code; (e) any state or foreign law pertaining to actual or constructive fraudulent transfer, fraudulent conveyance, or similar claim; and (f) any “lender liability” or equitable subordination claims or defenses.
“Certain Funds Provisions” means, with respect to the satisfaction of any condition set forth in Section 4.01, that:
(a)    all representations and warranties relating to Holdings, the Borrower, the Acquired Business and its respective subsidiaries and their respective businesses shall be made on the Closing Date; provided that (i) only the making and accuracy of the Acquisition Agreement Representations and the Specified Representations will be a condition to the initial availability of the Facilities on the Closing Date, (ii) a failure of an Acquisition Agreement Representation to be accurate will not result in a failure of a condition set forth in Section 4.01, unless such failure resulted in a failure of a condition precedent to the Borrower’s (or any of its Affiliates’) obligation or the obligation of the Acquired Business or any seller party to the Acquisition Agreement to consummate the Acquisition pursuant to the terms of the Acquisition Agreement or such failure gave the Borrower (or any of its Affiliates) the right (taking into account any notice and cure provisions) to terminate its obligation to consummate the Acquisition pursuant to the terms of the Acquisition Agreement, and (iii) the only representations and warranties made in connection with the Transactions on the Closing Date the inaccuracy of which could result in a Default or Event of Default are the Specified Representations.
(b)    the terms of the Loan Documents contain no conditions to the initial funding of (or provision of commitments under) the Facilities other than the conditions set forth in Section 4.01, and in any event are in a form such that they do not impair the availability of the debt facilities to be incurred on the Closing Date if such conditions are satisfied (or waived by the Lead Arrangers); it being understood that,
(i)    subject to clause (ii) below, the perfection of any Lien on Collateral (other than by (x) the filing of UCC-1 financing statements or the taking of delivery and possession of Equity Interest certificates (solely with respect to the Borrower) and related stock powers, in each case, in respect of Collateral consisting of personal property in which a valid Lien may be created pursuant to Article 9 of the New York UCC, “Personal Property Collateral” and (y) short-form filings with the United States Patent and Trademark Office or United States Copyright Office (“Registered IP Collateral”)) securing a Facility is not a condition precedent to the availability of any Facility, will not affect the size of any Facility and the failure of any such Lien on the Collateral to be perfected on the Closing Date will not result in a Default or Event of Default on the Closing Date, and
(ii)    if any Lien on Collateral (other than Personal Property Collateral and Registered IP Collateral) does not become perfected on the Closing Date after the Borrower’s use of commercially reasonable efforts to do so, such perfection will not

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constitute a condition precedent to the availability of any Facility and will not affect the size of any Facility and will not result in a Default or Event of Default on the Closing Date, but such perfection will be required within ninety (90) days (or ten (10) business days with respect to certificated Equity Interests required to be pledged pursuant to the Facilities Documentation) after the Closing Date (subject to extensions agreed to by the Administrative Agent with respect to the Initial Term Loans, the Delayed Draw Facility and the Revolving Facility); provided that the foregoing will not limit the conditions precedent set forth in Section 4.01(a)(iv) and 4.01(a)(v) requiring the authorization of “all asset” UCC filings and delivery of certain certificated Equity Interests of the Borrower constituting Collateral;
(c)    there are no conditions (implied or otherwise) to the initial funding of (or provision of commitments under) the Facilities, other than the conditions set forth in Section 4.01 and upon satisfaction (or waiver by the Lead Arrangers) of the conditions set forth in Section 4.01, each Administrative Agent, each Collateral Agent and each Lender and each other party thereto will execute and deliver the Loan Documents to which it is a party and the initial funding under the Facilities will occur; and
(d)    (i) the execution and delivery by the Acquired Business and its Subsidiaries that are required to become Subsidiary Guarantors (the “Target Loan Parties”) of the Loan Documents to which it is required to be a party on the Closing Date shall be accomplished under escrow arrangements pursuant to which the Target Loan Parties’ signature pages are provided to the Administrative Agent for each Facility before (or coincident with) the time the Acquisition is consummated in accordance with the Acquisition Agreement (the “Acquisition Effective Time”), and such signature pages (and the Loan Documents and related deliverables to which the Target Loan Parties are parties) are automatically released from escrow to such Administrative Agent concurrently with the Acquisition Effective Time, and the adoption of related authorizing resolutions and (ii) the Target Loan Parties’ signature pages may be executed by individuals that will be officers and/or directors of a Target Loan Party upon consummation of the Acquisition and adoption of appropriate resolutions or written consents, whether or not such individuals are officers and/or directors of such entities prior to the consummation of the Acquisition so long as such individuals are authorized in such capacity at the time such signature pages are released from the applicable escrow arrangements.
“certificated securities” has the meaning specified in the UCC.
“CFC” means a “controlled foreign corporation” (as defined in Section 957(a) of the Code) with respect to which the Borrower (or another Domestic Subsidiary directly or indirectly owned by Holdings) owns (as defined in Section 958(a) of the Code) more than 50% of the equity by vote or value (or, if Holdings directly or indirectly 50% or less of the equity of such controlled foreign corporation, with respect to which the Borrower (or another Domestic Subsidiary directly or indirectly owned by Holdings), owns (as defined in Section 958(a) of the Code) 10% or more of the equity by vote or value).
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following:
(a)    the adoption or taking effect of any law, rule, regulation or treaty (excluding the taking effect after the date of this Agreement of a law, rule, regulation or treaty adopted prior to the date of this Agreement);
(b)    any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority; or

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(c)    the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.
It is understood and agreed that (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act (Pub. L. 111-203, H.R. 4173), all Laws relating thereto, all interpretations and applications thereof and any compliance by a Lender with any and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof or relating thereto and (ii) all requests, rules, guidelines, requirements or directives issued by any United States or foreign regulatory authority in connection with the implementation of the recommendations of the Bank for International Settlements or the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) in each case pursuant to Basel III, shall, for the purposes of this Agreement, be deemed to be adopted subsequent to the date hereof and a Change in Law regardless of the date enacted, adopted, issued, promulgated or implemented.
“Change of Control” means the earliest to occur of:
(a)    LI GP, Inc. or Lincoln International, Inc. ceases to be the general partner of the Company;
(b)    at any time prior to the consummation of a Qualifying IPO, the Permitted Holders do not constitute at least two-thirds (2/3) of the voting power of the entire board of directors of the GP;
(c)    either:
(i)    at any time prior to the consummation of a Qualifying IPO, the Permitted Holders ceasing to beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), in the aggregate, directly or indirectly, a majority of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Company on a fully diluted basis; or
(ii)    at any time upon or after the consummation of a Qualifying IPO, any Person (other than a Permitted Holder) or Persons (other than one or more Permitted Holders) constituting a “group” (as such term is used in Section 13(d) and Section 14(d) of the Exchange Act, but excluding any employee benefit plan of such Person and its Subsidiaries, and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), becoming the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under such Act), directly or indirectly, of Equity Interests representing more than thirty-five percent (35%) of the aggregate ordinary voting power represented by the then issued and outstanding Equity Interests of the IPO Co. on a fully diluted basis;
(d)    Holdings (or Successor Holdings, if applicable) shall cease to be the direct holder of 100% of the equity interests of the Borrower; and/or
(e)    the Company shall cease to be the direct or indirect holder of 100% of the equity interests of Holdings.
“Class” when used in reference to:
(a)    any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are an issuance of Term Loans (including any Initial Term Loans), Revolving Loans,

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Swing Line Loans, an issuance of Incremental Term Loans, Incremental Revolving Loans, an issuance of Refinancing Term Loans, Refinancing Revolving Loans, Extended Revolving Loans or an issuance of Extended Term Loans;
(b)    any Commitment, refers to whether such Commitment is (i) a Commitment in respect of Term Loans (including Initial Term Loans) or the Revolving Facility, (ii) a Refinancing Term Commitment (and, in the case of a Refinancing Term Commitment, the Class of Loans to which such commitment relates), (iii) a Refinancing Revolving Commitment (and, in the case of a Refinancing Revolving Commitment, the Class of Loans to which such commitment relates); or (iv) a Commitment in respect of a Class of Loans to be made pursuant to an Incremental Amendment or an Extension Amendment,
(c)    any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments.
Initial Term Loans and Delayed Draw Term Loans (to the extent funded) shall be construed to be in the same Class. Refinancing Term Commitments, Refinancing Revolving Commitments, Refinancing Term Loans, Refinancing Revolving Loans, Incremental Term Loans, Extended Term Loans and any other Term Loans that have different terms and conditions shall be construed to be in different Classes.
“Closing Date” means the first date on which all of the conditions precedent in Section 4.01 are satisfied or waived and the Initial Term Loans are made to the Borrower pursuant to the first sentence of Section 2.01(a).
“Closing Date EBITDA Model” means that certain model titled “Project Meadow_Closing EBITDA_09.05.25” delivered to Lenders as of September 5, 2025.
“Closing Date Refinancing” has the meaning specified in the preliminary statements to this Agreement.
“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term SOFR (or a successor administrator).
“Co-Borrower” has the meaning specified in Section 1.12.
“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.
“Collateral” means all the “Collateral” (or equivalent term) as defined in any Collateral Document, the Mortgaged Properties and all other property that is subject or purported to be subject to any Lien in favor of the Collateral Agent for the benefit of the Secured Parties pursuant to any Collateral Document, but in any event excluding all Excluded Assets.
“Collateral Agent” has the meaning specified in the introductory paragraph to this Agreement.
“Collateral Documents” means, collectively, the Security Agreement, the Intellectual Property Security Agreements, the Mortgages, Security Agreement Supplements, security agreements, pledge agreements or other similar agreements delivered to the Agents and the Lenders pursuant to Section 4.01(a), 6.11, 6.12 or 6.14, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties.
“Commercial Tort Claim” has the meaning specified in the UCC.

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“Commercial Tort Claim Threshold Amount” means, with respect to any Commercial Tort Claim, an amount of damages reasonably expected to be realized by the applicable Loan Party equal to the greater of (a) $7,000,000 and (b) 5% of TTM Consolidated Adjusted EBITDA.
“Commitment Letter” means the Commitment Letter, dated as of September 9, 2025, by and among the Borrower and the Commitment Parties.
“Commitment Parties” means, collectively, Antares, Bain and each of their respective permitted successor and assigns.
“Commitments” means the Revolving Commitments and the Term Loan Commitments.
“Committed Loan Notice” means a notice of a Borrowing pursuant to Article II which shall be in such form provided by the Administrative Agent or otherwise as may be approved by the Administrative Agent (including any form on an Approved Borrower Portal as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower; provided that, if such Committed Loan Notice is submitted through an Approved Borrower Portal, the foregoing signature requirement may be waived at the sole discretion of the Administrative Agent.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Company” means Lincoln International, LP, a Delaware limited partnership.
“Company Model” means that certain model delivered to the Administrative Agent (or its designee) on or about July 30, 2025 (as supplemented by that certain deemed EBITDA calculation schedule delivered to the Administrative Agent on September 5, 2025, and as further supplemented, updated or otherwise modified from time to time on or prior to the Closing Date with the written consent of the Administrative Agent).
“Company Person” means any natural person that is a future, current or former officer, director, manager, member, member of management, employee, consultant or independent contractor of the Borrower, any Restricted Subsidiary or Holdings.
“Company Specified Representations” means those representations and warranties made by the Loan Parties, including with respect to each of its Subsidiaries that is required to become a Guarantor upon the consummation of the Acquisition, in Section 5.01(a) (with respect to organizational existence only), Section 5.01(b)(ii), Section 5.02(a), Section 5.02(b)(i), Section 5.02(b)(iii), Section 5.04, Section 5.13, Section 5.16, Section 5.17, Section 5.18, Section 5.19 and Section 5.21.
“Compliance Certificate” means a certificate substantially in the form of Exhibit C.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Adjusted EBITDA” means, with respect to any Person for any Test Period, the Consolidated Net Income of such Person for such Test Period:
(a)    increased, without duplication, by the following items of such Person and its Restricted Subsidiaries for such Test Period determined on a consolidated basis in accordance with GAAP, in each case

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(other than clauses (a)(xi), (a)(xix) and (a)(xxxi) below) to the extent deducted (and not added back or excluded) in computing Consolidated Net Income for such Test Period:
(i)    interest expense, including (A) commissions, discounts and other fees, charges and expenses owed with respect to letters of credit, bankers’ acceptance financing, surety and performance bonds and receivables financings, (B) amortization and write-offs of deferred financing fees, debt issuance costs, debt discounts, commissions, fees, premium and other expenses, as well as expensing of bridge, commitment or financing fees, (C) payments made in respect of hedging obligations or other derivative instruments permitted hereunder and entered into for the purpose of hedging interest rate risk, (D) the interest portion of any deferred payment obligations and (E) fees and expenses paid to the Administrative Agent (in its capacity as such and for its own account) pursuant to the Loan Documents; plus
(ii)    any and all present and future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any governmental authority, including any interest, additions to tax or penalties applicable thereto paid (including pursuant to any Tax sharing arrangement or any Tax distribution) and provisions for Taxes of such person and its subsidiaries, including domestic, foreign, state, franchise, excise and similar taxes and foreign withholding taxes paid or accrued during such period, and including, in each case, arising out of tax examinations relating to any of the foregoing deducted (and not added back) in computing Consolidated Net Income; plus
(iii)    depreciation expense and amortization expense (including amortization and similar charges related to goodwill, software and other intangible assets); plus
(iv)    non-cash items (provided that if any such non-cash item represents an accrual or reserve for potential cash items in any future period, (A) the Borrower may determine not to add back such non-cash item in the current Test Period and (B) to the extent the Borrower decides to add back such non-cash expense or charge, the cash payment in respect thereof in such future period will be subtracted from Consolidated Adjusted EBITDA in such future period), including the following: (1) non-cash expenses in connection with, or resulting from, stock option plans, employee benefit plans or agreements or post- employment benefit plans or agreements, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other similar rights, (2) non-cash currency translation losses related to changes in currency exchange rates (including re-measurements of Indebtedness (including intercompany Indebtedness) and any net non-cash loss resulting from hedge agreements for currency exchange risk), (3) non-cash losses, expenses, charges or negative adjustments attributable to the movement in the mark-to-market valuation of hedge agreements or other derivative instruments, including the effect of FASB Accounting Standards Codification 815 and International Accounting Standard No. 9 and their respective related pronouncements and interpretations, (4) non-cash charges for deferred tax asset valuation allowances, (5) non- cash impairment charge or asset write-off or write-down related to intangible assets (including goodwill), long-lived assets, and Investments in debt and equity securities, (6) non-cash charges or losses resulting from any purchase accounting adjustment or any step- ups with respect to re-valuing assets and liabilities in connection with the Transactions or any Investments either existing or arising after the Closing Date, (7) non-cash losses from Investments either existing or arising after the Closing Date recorded using the equity method, (8) the excess of GAAP rent expense over actual cash rent paid during such period due to the use of straight line rent for GAAP purposes and (9) any non-cash interest

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expense; provided that, notwithstanding the foregoing, no amounts may be added back pursuant to this clause (iv) for any non-cash amortization of a cash expense that is paid in a prior Test Period; plus
(v)    unusual, one-time, or non-recurring losses, charges or expenses; plus
(vi)    charges, costs, losses, expenses, reserves or other similar items related to or incurred in connection with the following: (A) restructuring (including restructuring charges or reserves, whether or not classified as such under GAAP), severance, relocation, consolidation, integration or other similar items, (B) strategic and/or business initiatives; business optimization initiatives (including costs and expenses relating to reporting systems and technology initiatives); strategic initiatives; retention, severance, and similar items; systems establishment costs; systems conversion and integration costs; contract termination costs; costs, expenses and charges incurred in connection with curtailments or modifications to pension and post-retirement employee benefits plans; costs associated with start-up, pre-opening, opening, closure, transition and/or consolidation of operations, offices and facilities including in connection with the Transactions and any Permitted Investment, any acquisition or other Investment permitted hereunder; new systems design and implementation; and consulting fees and expenses relating to enhancing accounting functions, (C) business or facilities (including greenfield facilities) start-up, opening, transition, consolidation, shut-down and closing, (D) [reserved], (E) [reserved], (F) [reserved], (G) litigation (including threatened litigation), settlements, investigations (including internal investigations) and proceedings (or any threatened investigations or proceedings), including by any regulatory, governmental, law enforcement body, or attorney general, and (H) casualty events or asset sales outside the ordinary course of business; provided that, notwithstanding the foregoing, no amounts may be added back pursuant to this clause (vi) for any such charges, costs, losses, expenses, reserves or other similar items related to or incurred in connection with the Acquisition; provided further, that the aggregate of all amounts added back to Consolidated Adjusted EBITDA pursuant to clause (A) and (B) of this clause (vi) for any Test Period, when taken together with the aggregate of all amounts added back to Consolidated Adjusted EBITDA pursuant to clause (xxxi) during such Test Period, shall not exceed 30% of Consolidated Adjusted EBITDA for such Test Period (after giving effect to such addbacks); plus
(vii)    all (A) costs, fees and expenses relating to the Transactions to occur on the Closing Date (including, without limitation, any retention payments), (B) consulting and advisory fees incurred in connection with realizing cost synergies in connection with Investments, acquisitions, mergers and other transactions, and (C) costs, fees and expenses (including diligence costs) incurred in connection with (i) Investments in any Person, acquisitions of the Equity Interests of any Person, including acquisitions of all or a material portion of the assets of any Person or constituting a line of business of any Person, and financings related to any of the foregoing or to the capitalization of any Loan Party or any restricted subsidiary or (ii) other transactions that are out of the ordinary course of business of such Person and its restricted subsidiaries (in each case of clause (i) and (ii), including transactions considered or proposed but not consummated), including Permitted Equity Issuances, Investments, acquisitions, dispositions, recapitalizations, mergers, option buyouts and the incurrence, modification or repayment of Indebtedness (including all consent fees, premium and other amounts payable in connection therewith); plus
(viii)    items reducing Consolidated Net Income to the extent (A) covered by a binding indemnification or refunding obligation or insurance to the extent actually paid in cash or

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reasonably expected to be paid in cash within 365 days, (B) directly paid or payable in cash (directly or indirectly) by an unaffiliated third party that is not a Loan Party or a restricted subsidiary (except to the extent such payment gives rise to reimbursement obligations) or (C) such Person is, directly or indirectly, reimbursed in cash for such item by an unaffiliated third party; provided that, in respect of any item that is added back in reliance on clause (A) above, such Person in good faith expects to receive payment for such item within the next 365-day period (it being understood that to the extent any such amount is not actually received within such period, such amount shall be deducted in calculating Consolidated Adjusted EBITDA for in the immediately following period); plus
(ix)    the amount of management, monitoring, consulting, transaction and advisory fees (including termination fees) and related indemnities and expenses paid, payable or accrued in such Test Period (including any termination fees payable in connection with the early termination of management and monitoring agreements) permitted to be paid hereunder; plus
(x)    costs, fees and expenses relating to the realization of cost synergies in connection with the Transactions to occur on or about the Closing Date; plus
(xi)    to the extent not included in Consolidated Net Income for such Test Period, cash proceeds of business interruption insurance actually received representing the earnings for the applicable period that such proceeds are intended to replace; plus
(xii)    minority interest expense, including consisting of subsidiary income attributable to Equity Interests held by third parties in any non-wholly owned restricted subsidiary deducted in calculating Consolidated Net Income; plus
(xiii)    all charges, costs, expenses, accruals or reserves in connection with the rollover, acceleration or payout of Equity Interests held by officers or employees and all losses, charges and expenses related to payments made to holders of options or other derivative Equity Interests of such Person or any direct or indirect parent thereof in connection with, or as a result of, any distribution being made to equity holders of such Person or any direct or indirect parent thereof, including (A) payments made to compensate such holders as though they were equity holders at the time of, and entitled to share in, such distribution, and (B) all dividend equivalent rights owed pursuant to any compensation or equity arrangement; plus
(xiv)    expenses, charges and losses resulting from the payment or accrual of indemnification or refunding provisions, earn-outs and contingent consideration obligations; bonuses and other compensation paid to employees, directors or consultants; and payments in respect of dissenting shares and purchase price adjustments; in each case for this clause (a)(xiv), made in connection with a Permitted Investment; plus
(xv)    [reserved]; plus
(xvi)    (A) any costs or expenses incurred by the Borrower or any Restricted Subsidiary in such Test Period as a result of, in connection with or pursuant to any management equity plan, profits interest or stock option plan, any long-term incentive plan (including any related cash payments) or any other management or employee benefit plan or agreement, any pension plan (including (1) any post-employment benefit scheme to which the relevant pension trustee has agreed, (2) as a result of curtailments or modifications to pension and

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post-retirement employee benefit plans and (3) without limitation, compensation arrangements with holders of unvested options entered into in connection with a permitted Restricted Payment), any stock subscription, stockholders or partnership agreement, any payments in the nature of compensation or expense reimbursement made to independent board members (other than any employee of a Loan Party or Restricted Subsidiary), any employee benefit trust, any employee benefit scheme or any similar equity plan or agreement (including any deferred compensation arrangement), including any payment made to option holders in connection with, or as a result of, any distribution being made to, or share repurchase from, a shareholder, which payments are being made to compensate option holders as though they were shareholders at the time of, and entitled to share in, such distribution or share repurchase and (B) any costs or expenses incurred in connection with the rollover, acceleration or payout of Equity Interests held by management of Holdings (or any Parent Entity, the Borrower and/or any Restricted Subsidiary); plus
(xvii)    [reserved]; plus
(xviii)    [reserved]; plus
(xix)    to the extent not included in Consolidated Net Income for such period, cash actually received (or any netting arrangement resulting in reduced cash expenditures) during such period so long as the non-cash gain relating to the relevant cash receipt or netting arrangement was deducted in the calculation of Consolidated Adjusted EBITDA for any previous period and not added back; plus
(xx)    charges and expenses associated with, or in anticipation of, or in preparation for, a Qualifying IPO; plus
(xxi)    non-recurring Public Company Costs; plus
(xxii)    the amount of fees, expense reimbursements and indemnities paid to directors and/or members of advisory boards, including directors of Holdings or any other Parent Entity (but in each case excluding any employee of any Loan Party or Restricted Subsidiary); plus
(xxiii)    any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization or such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of FASB Accounting Standards Codification 715, and any other items of a similar nature; plus
(xxiv)    [reserved]; plus
(xxv)    (A) payments made pursuant to Earnouts to the extent paid with the proceeds of escrow arrangements funded concurrently with the consummation of the applicable acquisition or investment and (B) other payments made pursuant to earnouts; plus
(xxvi)    expenses, charges, costs, accruals, reserves and losses incurred or allocated in connection with the onboarding and integrating of each new partner and any signing, retention and completion bonuses paid to such new partner; provided that, the aggregate of all amounts added back to Consolidated Adjusted EBITDA pursuant to this clause (xxvi) for any Test Period, when taken together with the aggregate of all amounts added back to Consolidated Adjusted EBITDA pursuant to clauses (xxvii) and (xxviii) during such Test Period, shall

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not exceed 15% of Consolidated Adjusted EBITDA for such Test Period (after giving effect to such addbacks); plus
(xxvii)    expenses, charges, costs, accruals, reserves and losses incurred or allocated in connection with partner retirement or departures, including severance payments; provided that, the aggregate of all amounts added back to Consolidated Adjusted EBITDA pursuant to this clause (xxvii) for any Test Period, when taken together with the aggregate of all amounts added back to Consolidated Adjusted EBITDA pursuant to clauses (xxvi) and (xxviii) during such Test Period, shall not exceed 15% of Consolidated Adjusted EBITDA for such Test Period (after giving effect to such addbacks); plus
(xxviii)    recruiting costs and expenses, including headhunter fees; provided that, the aggregate of all amounts added back to Consolidated Adjusted EBITDA pursuant to this clause (xxviii) for any Test Period, when taken together with the aggregate of all amounts added back to Consolidated Adjusted EBITDA pursuant to clauses (xxvi) and (xxvii) during such Test Period, shall not exceed 15% of Consolidated Adjusted EBITDA for such Test Period (after giving effect to such addbacks); plus
(xxix)    addbacks reflected in (A) the Company Model or a quality of earnings report delivered to the Administrative Agent in connection with the Transactions (including, without limitation, any retention and earnout payments) or (B) any quality of earnings report prepared by a nationally recognized accounting firm and furnished to the Administrative Agent, in connection with a Permitted Investment or other Investment consummated after the Closing Date; plus
(xxx)    any rebranding costs; plus
(xxxi)    the amount of “run rate” cost savings, operating expense reductions and other cost (and not revenue) synergies (“Run Rate Savings”) related to any Permitted Acquisition or other permitted Investment consummated after the Closing Date that are projected by the Borrower in good faith to result from actions taken no later than 18 months from the date of consummation of such Permitted Acquisition or other Investment (which amounts will be determined by the Borrower in good faith and calculated on a pro forma basis as though such amounts had been realized on the first day of the Test Period for which Consolidated Adjusted EBITDA is being determined), net of the amount of actual benefits realized during such Test Period from such actions; provided that, in the good faith judgment of the Borrower such Run Rate Savings are reasonably identifiable, reasonably anticipated to be realized and factually supportable (it being agreed such determinations need not be made in compliance with Regulation S-X or other applicable securities law); provided further, that the aggregate of all amounts added back to Consolidated Adjusted EBITDA pursuant to this clause (xxxi) for any Test Period, when taken together with the aggregate of all amounts added back to Consolidated Adjusted EBITDA pursuant to clauses (vi)(A) and (B) during such Test Period, shall not exceed 30% of Consolidated Adjusted EBITDA for such Test Period (after giving effect to such addbacks); and
(b)    decreased, without duplication, by the following items of such Person and its Restricted Subsidiaries for such Test Period determined on a consolidated basis in accordance with GAAP (solely to the extent increasing Consolidated Net Income):
(i)    interest income; plus

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(ii)    any amount which, in the determination of Consolidated Net Income for such period, has been included for any non-cash income or non-cash gain, all as determined in accordance with GAAP (provided that if any non-cash income or non-cash gain represents an accrual or deferred income in respect of potential cash items in any future period, such Person may determine not to deduct the relevant non-cash gain or income in the then-current period); plus
(iii)    unusual, one-time, or non-recurring gains or income; plus
(iv)    the amount of any cash payment made during such period in respect of any non-cash accrual, reserve or other non-cash charge that is accounted for in a prior period and that was added to Consolidated Net Income to determine Consolidated Adjusted EBITDA for such prior period and that does not otherwise reduce Consolidated Net Income for the current period; plus
(v)    [reserved]; plus
(vi)    (A) refunds of Taxes based on income or profits or capital, plus franchise taxes, plus foreign withholding taxes and foreign unreimbursed value added taxes and tariffs, of Holdings, the Borrower and its Restricted Subsidiaries for such period (including, in each case, of any penalties and interest related to such taxes or arising from tax examinations) and (B) refunds of amounts paid to Holdings, the Borrower or any direct or indirect parent of Holdings or the Borrower in respect of Taxes pursuant to Section 7.06, in each case, to the extent not netted in calculating Consolidated Net Income or from the amount included in clause (a)(ii) above.
Unless otherwise expressly provided, any reference to Consolidated Adjusted EBITDA shall mean the Consolidated Adjusted EBITDA for Holdings, the Borrower and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP. Notwithstanding the foregoing, the Consolidated Adjusted EBITDA (a) for the fiscal quarter ended September 30, 2024, will be deemed to be $31,176,470.69, (b) for the fiscal quarter ended December 31, 2024, will be deemed to be $27,477,095.82, (c) for the fiscal quarter ended March 31, 2025, will be deemed to be $29,438,044.09 and (d) for the fiscal quarter ended June 30, 2025, will be deemed to be $39,808,069.86, in each case, as such amounts may be adjusted pursuant to the foregoing provisions and other pro forma adjustments permitted by this Agreement (including as necessary to give Pro Forma Effect to any Specified Transaction).
“Consolidated Net Debt” means, as of any date of determination, (a) Consolidated Total Debt minus (b) 100% of the aggregate amount of unrestricted cash and Cash Equivalents of Holdings, the Borrower and the Restricted Subsidiaries as of such date.
“Consolidated Net Income” means, with respect to any Person for any Test Period, the sum of (i) the Net Income of such Person and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP less (ii) any cash compensation paid to direct or indirect equity holders of the Company for such Test Period calculated in a manner consistent with the Closing Date EBITDA Model; provided that there shall be excluded from clause (i) above (to the extent otherwise included therein), without duplication:
(a)    the Net Income for such Test Period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting; provided that the Borrower’s or any Restricted Subsidiary’s equity in the Net Income of such Person shall be included in the Consolidated Net Income of the Borrower for such Test Period up to the aggregate amount of dividends or distributions or other payments in respect of such equity that are actually

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paid in cash (or to the extent converted into cash) by such Person to the Borrower or a Restricted Subsidiary or in the case of Unrestricted Subsidiaries, paid from the proceeds of earned income of such Unrestricted Subsidiary, in each case, in such Test Period, to the extent not already included therein (subject in the case of dividends, distributions or other payments in respect of such equity made to a Restricted Subsidiary to the limitations contained in clause (b) below);
(b)    the Net Income of any Restricted Subsidiary of such Person during such Test Period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of any agreement, instrument or requirement of Law applicable to such Restricted Subsidiary during such Test Period; provided that Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash to such Person or its Restricted Subsidiaries in respect of such Test Period;
(c)    any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized by such Person or any of its Restricted Subsidiaries during such Test Period upon any asset sale or other disposition of any Equity Interests of any Person (other than any dispositions in the ordinary course of business) by such Person or any of its Restricted Subsidiaries;
(d)    gains and losses due solely to fluctuations in currency values and the related tax effects determined in accordance with GAAP for such Test Period;
(e)    the income (or deficit) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with Holdings, the Borrower or any of its Restricted Subsidiaries;
(f)    (i) unrealized gains and losses with respect to Hedge Agreements for such Test Period and the application of Accounting Standards Codification 815 (Derivatives and Hedging) and (ii) any after- tax effect of income (or losses) for such Test Period that result from the early extinguishment of (A) Indebtedness, (B) obligations under any Hedge Agreements or (C) other derivative instruments;
(g)    [reserved];
(h)    the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such Test Period to the extent required or permitted under GAAP;
(i)    after-tax gains (or losses) on disposal of disposed, abandoned or discontinued operations for such Test Period;
(j)    effects of non-cash adjustments (including the effects of such adjustments pushed down to such Person and its Restricted Subsidiaries) in the inventory, property and equipment, software, goodwill, other intangible assets, in-process research and development, deferred revenue, debt and unfavorable or favorable lease line items in such Person’s consolidated financial statements pursuant to GAAP for such Test Period resulting from the application of purchase accounting in relation to the Transactions or any acquisition consummated prior to the Closing Date and any Permitted Acquisition or other Investment or the amortization or write-off of any amounts thereof, net of taxes, for such Test Period; and

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(k)    any non-cash compensation charge or expense for such Test Period, including any such charge or expense arising from the grants of stock appreciation or similar rights, stock options, restricted stock or other rights and any cash charges or expenses associated with the rollover, acceleration or payout of Equity Interests by, or to, management of such Person or any of its Restricted Subsidiaries in connection with the Transactions;
“Consolidated Secured Net Debt” means, as of any date of determination, Consolidated Net Debt outstanding under the Facilities and any other Consolidated Net Debt that is secured by a Lien on all or any portion of any of the assets of Holdings, the Borrower and the Restricted Subsidiaries.
“Consolidated Total Debt” means, as of any date of determination, the aggregate principal amount of third party Indebtedness of Holdings, the Borrower and the Restricted Subsidiaries outstanding on such date, determined on a consolidated basis and as reflected on the face of a balance sheet prepared in accordance with GAAP (but excluding the effects of the application of purchase accounting in connection with the Transactions, any Permitted Acquisition or any other Investment permitted hereunder), consisting of Indebtedness for borrowed money, unreimbursed obligations in respect of drawn letters of credit (to the extent not cash collateralized), and obligations in respect of Capitalized Leases and purchase money obligations and debt obligations evidenced by promissory notes or debentures, earnout or similar obligations (to the extent due and owing for more than five (5) Business Days), obligations in respect of Disqualified Stock, and guarantees in respect of any of the foregoing; provided that Consolidated Total Debt will not include Indebtedness in respect of (a) [reserved], (b) any Defeased Debt, (c) any letter of credit, except to the extent of unreimbursed obligations in respect of drawn letters of credit (provided that any unreimbursed amount under commercial letters of credit will not be counted as Consolidated Total Debt until after such amount is drawn (it being understood that any borrowing, whether automatic or otherwise, to fund such reimbursement will be counted)), (d) obligations under Hedge Agreements, (e) obligations in respect of cash management obligations, (f) earn-outs and other contingent acquisition considerations (other than seller notes) unless unpaid for thirty (30) days after becoming due and payable, and (g) any lease obligations other than in respect of Capitalized Leases.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Contribution Indebtedness” means Indebtedness in an aggregate outstanding principal amount not to exceed an amount equal to 100% of the amount of all Permitted Equity Issuances during the period from and including the Business Day immediately following the Closing Date through and including the Reference Date that are Not Otherwise Applied.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.
“Controlled” has the meaning correlative thereto. For the avoidance of doubt, none of the Lead Arrangers, the Agents, or their respective lending affiliates shall be deemed to be an Affiliate of the Loan Parties or any of the Restricted Subsidiaries.
“Conversion/Continuation Notice” means a notice of (a) a conversion of Loans from one Type to another or (b) a continuation of Benchmark Loans, pursuant to Article II, which shall be in such form provided by the Administrative Agent or otherwise as may be approved by the Administrative Agent (including any form on an Approved Borrower Portal as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower; provided that, if such

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Conversion/Continuation Notice is submitted through an Approved Borrower Portal, the foregoing signature requirement may be waived at the sole discretion of the Administrative Agent.
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Covered Entity” means any of the following:
(a)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(b)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R § 47.3(b); or
(c)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” has the meaning specified in Section 11.26.
“Credit Agreement Refinancing Indebtedness” means Indebtedness of the Borrower or any Restricted Subsidiary in the form of term loans or notes or revolving commitments; provided that:
(a)    such Indebtedness is incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace, or refinance, in whole or, solely in the case of Term Loans, in part, Indebtedness that is either (i) Term Loans, (ii) Revolving Commitments or (iii) other Credit Agreement Refinancing Indebtedness (together, “Refinanced Debt”);
(b)    the aggregate principal amount of such Indebtedness on any date such Indebtedness is incurred (or commitments with respect thereto are made) shall not exceed the aggregate principal amount of the Refinanced Debt being exchanged, extended, renewed, replaced or refinanced (plus (i) the amount of all unpaid, accrued, or capitalized interest, penalties, premiums (including tender premiums) and other similar amounts payable with respect to the Refinanced Debt and (ii) underwriting discounts, fees, commissions, costs, expenses and other similar amounts payable with respect to such Credit Agreement Refinancing Indebtedness);
(c)    (i) the scheduled final maturity date of such Indebtedness (A) that is Pari Passu Lien Debt will be no earlier than the scheduled final maturity date of the Refinanced Debt and (B) that is Junior Lien Debt or Indebtedness that is not secured by a Lien shall be no earlier than the date that is ninety one (91) days following the scheduled final maturity date of the Refinanced Debt and (ii) the Weighted Average Life to Maturity of any such Indebtedness (other than a revolving facility) will be no shorter than the remaining Weighted Average Life to Maturity of the Refinanced Debt; provided that this clause shall not apply to the incurrence of any such Indebtedness pursuant to the Inside Maturity Exception;
(d)    any mandatory prepayment or voluntary prepayment of such Indebtedness (i) that comprises Pari Passu Lien Debt may participate on a pro rata basis or a less than pro rata basis (but not on a greater than pro rata basis) in any mandatory repayments required to be made on, or any voluntary prepayments on, the Refinanced Debt, in each case, pursuant to its terms, it being agreed (A) any repayment of such Indebtedness at maturity shall be permitted and (B) any greater

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than pro rata repayment of such Indebtedness shall be permitted with the proceeds of a permitted refinancing thereof; provided that this clause (d)(i) shall not apply to the incurrence of any such Indebtedness pursuant to the Inside Maturity Exception; and (ii) that comprises Junior Lien Debt or Indebtedness that is not secured by a Lien may not participate in mandatory repayments required to be made on the Refinanced Debt pursuant to its terms, unless such mandatory prepayments are first made or offered to any remaining Refinanced Debt and are otherwise permitted under the applicable Intercreditor Agreement; provided that this clause (i) shall not apply to the incurrence of any such Indebtedness pursuant to the Inside Maturity Exception;
(e)    (i) to the extent secured by a Lien on property or assets of Holdings or any of its Restricted Subsidiaries, any such Indebtedness shall not be secured by any Lien on any property or asset of such Person that does not also secure the Initial Term Loans and Revolving Loans, as applicable, (except (1) customary cash collateral in favor of an agent, letter of credit issuer or similar “fronting” lender and (2) any Liens on assets to the extent that a Lien on such asset is also added for the benefit of the Initial Term Loans and the Revolving Loans, as applicable for so long as such Liens secure such Credit Agreement Refinancing Indebtedness); and (ii) to the extent guaranteed by Holdings or any of its Restricted Subsidiaries, any such Indebtedness shall not be guaranteed by any such Person that is not a Loan Party (except any such Person guaranteeing such Indebtedness or Incremental Revolving Facilities, as applicable, that also guarantees the Initial Term Loans and Revolving Loans, as applicable for so long as such Person guarantees such Indebtedness); and
(f)    except as otherwise set forth herein, the covenants and events of default and other terms and conditions applicable to such Credit Agreement Refinancing Indebtedness, taken as a whole, shall not be materially more restrictive to Holdings, the Borrower and its Restricted Subsidiaries than those applicable to the Initial Term Loans and the Revolving Loans (except to the extent such terms apply only after the then Latest Maturity Date (as determined by the Borrower and the Administrative Agent in good faith) or such covenants or other terms apply equally for the benefit of the Lenders (and such terms shall be, subject to the consent of the Administrative Agent, incorporated into the Loan Documents for the benefit of all existing Lenders pursuant to an amendment executed by the Borrower and the Administrative Agent without further consent from any other party hereto)).
Credit Agreement Refinancing Indebtedness (i) shall rank either pari passu or junior in right of payment with the Initial Facilities and (ii) for the avoidance of doubt, may be Pari Passu Lien Debt, Junior Lien Debt or unsecured Indebtedness, but in any event shall not have a lien priority that it senior to such Refinanced Debt. Any Credit Agreement Refinancing Indebtedness in the form of (x) Pari Passu Lien Debt shall require the lenders or representative of such lenders thereunder to execute a customary pari passu intercreditor agreement reasonably satisfactory to the Administrative Agent and Required Lenders and (y) Junior Lien Debt shall require the lenders or representative of such lenders thereunder to execute a customary intercreditor agreement reasonably satisfactory to Administrative Agent and Required Lenders.
“Customary Bridge Facilities” means customary “bridge” financings, escrow or other similar arrangements which by their terms will be converted into loans or other Indebtedness that have, or extended such that they have, a maturity date later than the Latest Maturity Date then in effect.
“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day, the “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is

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published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower. If by 5:00 p.m. (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Date, SOFR in respect of such SOFR Determination Date has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Date will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website.
“Debt Representative” means, with respect to any series of Indebtedness secured by a Lien that is subject to an Intercreditor Agreement, or is subordinated in right of payment to all or any part of the Obligations, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means an interest rate per annum equal to (a) the Base Rate plus (b) the Applicable Rate applicable to Base Rate Loans that are Revolving Loans plus (c) 2.00% per annum; provided that, notwithstanding the foregoing, with respect to the outstanding principal amount of any Loan not paid when due, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan (giving effect to Section 2.05(c) if applicable) plus 2.00% per annum, in each case, to the fullest extent permitted by applicable Laws.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” means, subject to Section 2.19(b), any Lender that,
(a)    has failed to (i) fund all or any portion of its Loans or participations in respect of Letters of Credit within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (which conditions precedent, together with the applicable default, if any, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the Swing Line Lender, the Issuing Banks or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two (2) Business Days of the date when due,
(b)    has notified the Borrower, the Administrative Agent, the Swing Line Lender, or the Issuing Banks in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lenders’ obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with the applicable default, if any, shall be specifically identified in such writing or public statement) cannot be satisfied),

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(c)    has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or
(d)    the Administrative Agent or the Borrower has received notification that such Lender is, or has a direct or indirect parent company that is, (i) insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, (ii) other than via an Undisclosed Administration, the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other Federal, or foreign or state regulatory authority acting in such a capacity or the like has been appointed for such Lender or its direct or indirect parent company, or such Lender or its direct or indirect parent company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment or (iii) has become the subject of a Bail-in Action, or is a Covered Party that is or has become subject to a proceeding under a US Special Resolutions Regime, or is or has become subject to an action taken pursuant to the Bank Recovery and Resolution (Amendment) (EU Exit) Regulations 2018 or other applicable similar Applicable Law; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.
Any determination by the Administrative Agent or the Borrower that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.19) upon delivery of written notice of such determination to the Borrower, the Administrative Agent, the Swing Line Lender, the Issuing Banks and each Lender. For the avoidance of doubt, a Lender meeting the description set forth in clause (a) through (d) shall be a Defaulting Lender, notwithstanding that such determination and such notice shall not have been made.
“Delayed Draw Closing Date” means the date of any Borrowing of Delayed Draw Term Loans in accordance with Sections 2.01(a) and 4.03.
“Delayed Draw Commitment” means, as to each Lender, its obligation to make a Delayed Draw Term Loan to the Borrower hereunder during the Delayed Draw Commitment Period, expressed as an amount representing the maximum principal amount of the Delayed Draw Term Loans to be made by such Lender under this Agreement, as such commitment may be (a) automatically reduced to $0 on the Delayed Draw Commitment Termination Date, (b) reduced from time to time pursuant to Section 2.08 and (c) reduced or increased from time to time pursuant to (i) assignments by or to such Lender pursuant to an Assignment and Assumption, (ii) a Refinancing Amendment or (iii) an Extension. The initial amount of each Lender’s Delayed Draw Commitment is set forth on Schedule 2.01 under the caption “Delayed Draw Commitment” or, otherwise, in the Assignment and Assumption or Refinancing Amendment pursuant to which such Lender shall have assumed its Delayed Draw Commitment, as the case may be. The initial aggregate amount of the Delayed Draw Commitments is $75,000,000.

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“Delayed Draw Commitment Period” means the period on and from the Closing Date to and including the Delayed Draw Commitment Termination Date.
“Delayed Draw Commitment Termination Date” means the earliest to occur of (i) 5:00 p.m. New York City time on the date that is thirty (30) months after the Closing Date (at which date and time all unfunded Delayed Draw Commitments shall automatically be reduced to $0), (ii) the date on which all Delayed Draw Commitments then outstanding have been funded in one or more Borrowings pursuant to Section 2.01(a) and (iii) the date on which all unfunded Delayed Draw Commitments have been terminated by the Borrower pursuant to Section 2.08(a) or reduced to $0 pursuant to Section 9.02.
“Delayed Draw Facility” means the Facility comprised of the Delayed Draw Commitments. “Delayed Draw Term Loan” has the meaning assigned to such term in Section 2.01(a).
“Delayed Draw Term Loan Note” means the promissory note in the form of Exhibit B-4, as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.
“Defeased Debt” means Indebtedness that has been defeased, satisfied and discharged, with respect to which an irrevocable notice of redemption or repurchase has been delivered, or with respect to which any required deposit has been made in connection with any of the foregoing, in each case, in accordance with the applicable indenture or other applicable Contractual Obligation.
“Deliverable Obligation” means each obligation of the Loan Parties that would constitute a “Deliverable Obligation” under a market standard credit default swap transaction documented under the ISDA CDS Definitions and specifying any of the Loan Parties as a Reference Entity. Each capitalized term used but defined in the preceding sentence has the meaning specified in the ISDA CDS Definitions, as applicable.
“Designated Non-Cash Consideration” means the fair market value of any non-cash consideration received by the Borrower or a Restricted Subsidiary in connection with a Disposition that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer, setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of the non- cash consideration converted to cash within one hundred eighty (180) days following the consummation of the applicable Disposition).
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition by any Person of any of its property (in one transaction or in a series of transactions and whether effected pursuant to a division or otherwise) of any property by any Person (including any sale and leaseback transaction and any issuance of Equity Interests by a Subsidiary of such Person), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition,
(a)    matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale, as long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event is subject to the prior satisfaction of the Termination Conditions);

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(b)    is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part;
(c)    provides for the scheduled payments of dividends that are required to be made only in cash; or
(d)    is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests; in each case, prior to the date that is ninety one (91) days after the Latest Maturity Date of the Loans at the time of issuance; provided that if such Equity Interests are issued pursuant to a plan for the benefit of one or more Company Persons or by any such plan to one or more Company Persons, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by Holdings, the Borrower or the Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of a Company Person’s termination, death or disability.
“Disqualified Lender” means,
(a)    those entities identified by the Borrower or on behalf of the Borrower to the Lead Arrangers (if prior to the Closing Date) or the Administrative Agent (if on or after the Closing Date), as competitors (or affiliates of competitors) of the Acquired Business;
(b)    those banks, financial institutions, other institutional lenders and other persons identified by the Borrower or on behalf of the Borrower to the Lead Arrangers on or prior to the date the Borrower execute the Commitment Letter or after the date of the Borrower’s execution of the Commitment Letter with the reasonable consent of the Lead Arrangers; and
(c)    any person that is (or becomes) an affiliate of the entities described in the preceding clauses (a) and (b) (other than any bona fide debt fund affiliates thereof (except to the extent separately identified under clause (a) or (b) above)); provided that such person is either clearly identifiable as an affiliate solely on the basis of its name or, solely in the case of the entities described in the preceding clauses (a), is identified in writing to the Lead Arrangers (if prior to the Closing Date) or the Administrative Agent (if on or after the Closing Date) by or on behalf of the Borrower.
The Administrative Agent may disclose any list of Disqualified Lenders to the Lenders upon request. The Borrower shall, upon request of any Lender, identify whether any Person identified by such Lender as a proposed assignee or Participant is a Disqualified Lender. The Borrower, by written notice to the Administrative Agent, may from time to time remove any entity from the list of Disqualified Lenders, and such entity removed from the list of Disqualified Lenders shall no longer be a Disqualified Lender for any purpose under any Loan Document, unless subsequently identified in writing in accordance with this definition. Any Person that is a Lender and subsequently becomes a Disqualified Lender (but such Person was not a Disqualified Lender on the Trade Date or at the time it became a Lender) shall be deemed to not be a Disqualified Lender hereunder with respect to any Loans held by it immediately prior to becoming a Disqualified Lender. It is understood and agreed that (i) any supplement to the list of Persons that are Disqualified Lenders contemplated by the foregoing clause (b) shall not apply retroactively to disqualify any Persons that have previously acquired an assignment or participation interest in the Loans (but solely with respect to such Loans), (ii) the Administrative Agent, solely in its capacity as such, shall have no responsibility or liability to determine or monitor whether any Lender or potential Lender is a Disqualified Lender, (iii) other than the list of Disqualified Lenders provided on or prior to the Closing Date, Borrower’s failure to deliver such list (or supplement thereto) to the Administrative Agent in accordance with

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Section 11.02 shall render such list (or supplement) not received and not effective, (iv) any supplement to the list of Disqualified Lenders permitted under this definition shall only be valid to the extent specifically identified in a written supplement to the list of “Disqualified Lenders”, which supplement shall become effective, subject to the Administrative Agent’s consent right (if applicable), three (3) Business Days after delivery thereof to the Administrative Agent and otherwise in accordance with Section 11.02 and (iv) “Disqualified Lender” shall exclude any Person that the Borrower has designated as no longer being a “Disqualified Lender” by written notice delivered to the Administrative Agent from time to time in accordance with Section 11.02.
“Division” has the meaning specified in Section 1.02(e).
“Dollar”, “dollar”, “$” and “USD” mean lawful money of the United States.
“Dollar Amount” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in dollars, such amount, (b) if such amount is expressed in an Alternative Currency, the equivalent of such amount in dollars determined by using the rate of exchange for the purchase of dollars with the Alternative Currency last provided (either by publication or otherwise provided to the Administrative Agent) by Reuters on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of dollars with the Alternative Currency, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Administrative Agent in its sole discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion) and (c) if such amount is denominated in any other currency, the equivalent of such amount in dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion.
“Domestic Subsidiary” means any Subsidiary that is organized under the Laws of the United States, any state thereof or the District of Columbia.
“Earnouts” means (a) all earnout payments or other contingent payments in connection with any Permitted Investment and (b) Existing Earnouts and Unfunded Holdbacks.
“ECF Prepayment Percentage” means,
(a)    50%, if the First Lien Net Leverage Ratio at the end of the immediately preceding fiscal year equals or exceeds 3.00 to 1.00;
(b)    25%, if such First Lien Net Leverage Ratio is less than 3.00 to 1.00, but equals or exceeds 2.50 to 1.00; and
(c)    0%, if such First Lien Net Leverage Ratio is less than 2.50 to 1.00.
In each case, the First Lien Net Leverage Ratio shall be calculated after giving effect to any repayments of Indebtedness prior to the date a payment is required to be made pursuant to Section 2.07(b)(i).
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of

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an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.07(b)(v).
“EMU” means the Economic and Monetary Union as contemplated in the EU Treaty.
“EMU Legislation” means the legislative measures of the EMU for the introduction of, changeover to, or operation of the Euro in one or more member states.
“Environmental Claim” means any and all claims, actions, suits, demands, demand letters, liens, notices of noncompliance or violation, investigations by any Governmental Authority, or proceedings (whether administrative or judicial) with respect to any Environmental Law, including those by any Person for enforcement, cleanup, removal, remedial or other response actions, corrective measures, damages, exposure to Hazardous Materials, contribution, indemnification, cost recovery, compensation or injunctive relief pursuant to any Environmental Law.
“Environmental Laws” means any and all Laws relating to pollution or protection of the environment (including natural resources) or, to the extent relating to exposure to Hazardous Materials, human health.
“Environmental Liability” means any loss or liability (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), whether accrued, absolute, contingent, mature, unmatured or otherwise and whether known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured and whether in contract or tort, in law, common law or in equity or granted by statute, regulation or other Law, and all costs and expenses related thereto, of any Loan Party or any of the Restricted Subsidiaries arising from or based upon (a) violation of or liability under Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal or release of, or exposure to, any Hazardous Material, or (c) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Environmental Permit” means any permit, approval, identification number, license or other authorization required under or issued pursuant to any Environmental Law.
“Equal Priority Intercreditor Agreement” means an intercreditor agreement substantially in the form attached hereto as Exhibit K-2 or, if requested by the Borrower or any provider of Pari Passu Lien Debt, another intercreditor agreement containing customary terms or terms that are reasonably satisfactory to the Required Lenders, the Collateral Agent and the Borrower. Upon the request of the Borrower, the Administrative Agent and the Collateral Agent will execute and deliver such other intercreditor agreement with one or more Debt Representatives for Pari Passu Lien Debt permitted hereunder.

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“Equipment” means (a) any “equipment” as such term is defined in Article 9 of the UCC and in any event, shall include, but shall not be limited to, all machinery, equipment, furnishings, appliances, furniture, fixtures, tools, and vehicles now or hereafter owned by the Borrower or any other Loan Party in each case, regardless of whether characterized as equipment under the UCC and (b) any and all additions, substitutions and replacements of any of the foregoing and all accessions thereto, wherever located, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefor, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.
“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in, including any limited or general partnership interest and any limited liability company membership interest) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that together with any Loan Party is treated as a single employer within the meaning of Section 414 of the Code or Section 4001 of ERISA. For the avoidance of doubt, when any provision of this Agreement relates to a past event or period of time, the term “ERISA Affiliate” includes any Person who was, as to the time of such past event or period of time, an ERISA Affiliate within the meaning of the preceding sentence.
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Loan Party or any of their respective ERISA Affiliates from a Pension Plan subject to Section 4063 of
ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as a termination under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any of their respective ERISA Affiliates from a Multiemployer Plan, written notification of any Loan Party or any of their respective ERISA Affiliates concerning the imposition of Withdrawal Liability or written notification that a Multiemployer Plan is insolvent within the meaning of Title IV of ERISA; (d) the filing under Section 4041(c) of ERISA of a notice of intent to terminate a Pension Plan, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) the imposition of any liability under Title IV of ERISA, other than for the payment of plan contributions or PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any of their respective ERISA Affiliates; (f) the failure to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) with respect to any Pension Plan; (g) the application for a minimum funding waiver under Section 302(c) of ERISA with respect to a Pension Plan; (h) the imposition of a lien under Section 303(k) of ERISA with respect to any Pension Plan; or (i) a determination that any Pension Plan is in “at risk” status (within the meaning of Section 303 of ERISA).
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“EU Treaty” means the Treaty on European Union.
“Event of Default” has the meaning specified in Section 9.01.
“Excess Cash Flow” means, for any period, an amount equal to the excess of:

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(a)    the sum, without duplication, of:
(i)    Consolidated Net Income of the Borrower and the Restricted Subsidiaries for such period, plus
(ii)    an amount equal to the amount of all non-cash charges (including depreciation and amortization) for such period to the extent deducted in arriving at such Consolidated Net Income, but excluding any such non-cash charges representing an accrual or reserve for potential cash items in any future period and excluding amortization of a prepaid cash item that was paid in a prior period, plus
(iii)    [reserved], plus
(iv)    an amount equal to the aggregate net non-cash loss on Dispositions by the Borrower and the Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income, plus
(v)    the amount deducted as tax expense in determining Consolidated Net Income to the extent in excess of cash taxes paid in such period (including, without duplication, tax distributions pursuant to Section 7.06(h)(i)) and tax distribution reserves set aside or payable, plus
(vi)    cash receipts in respect of Hedge Agreements during such period to the extent not otherwise included in such Consolidated Net Income; over
(b)    the sum, without duplication, of:
(i)    an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income (but excluding any non-cash credit to the extent representing the reversal of an accrual or reserve described in clause (a)(ii) above) and cash charges excluded by virtue of clauses (i) through (k) (other than clause (g)) of the definition of “Consolidated Net Income”, plus
(ii)    without duplication of amounts deducted pursuant to clause (xi) below or this clause (ii) in prior periods, and any amount deducted pursuant to Section 2.07(b)(i)(B), the amount of Permitted Investments and Capital Expenditures (in each case, including costs and expenses related thereto), made during such period with Internally Generated Cash, plus
(iii)    the aggregate amount of all principal payments of Indebtedness (including the principal component of payments in respect of Capitalized Leases) of the Borrower and the Restricted Subsidiaries to the extent such prepayments or repayments are funded with Internally Generated Cash, excluding (A) all payments of Indebtedness described in Section 2.07(b)(i)(B)(I) to the extent such payments reduce the repayment of Term Loans that would otherwise be required by Section 2.07(b)(i), (B) all payments of Indebtedness pursuant to and in accordance with Section 7.12(a)(x)(A), (C) any prepayment of revolving loans to the extent there is not an equivalent permanent reduction in commitments thereunder and (D) all payments of Indebtedness described in Section 2.07(b)(i)(B)(II) to the extent such payments reduce the repayment that would otherwise be required by Section 2.07(b)(i), plus

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(iv)    an amount equal to the aggregate net non-cash gain on Dispositions by the Borrower and the Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income and the net cash loss on Dispositions to the extent otherwise added to arrive at Consolidated Net Income, plus
(v)    [reserved], plus
(vi)    cash payments by the Borrower and the Restricted Subsidiaries actually made during such period to the extent financed with Internally Generated Cash in respect of any purchase price holdbacks, earn-out obligations, long-term liabilities of the Borrower and the Restricted Subsidiaries (other than Indebtedness) to the extent such payments are not expensed during such period or are not deducted in calculating Consolidated Net Income for such period (and so long as there has not been any reduction in respect of such payments in arriving at Consolidated Net Income for such fiscal year), plus
(vii)    without duplication of amounts deducted pursuant to clauses (viii) and (xi) below in prior periods and any amounts deducted pursuant to Section 2.07(b)(i)(B), the amount of Permitted Investments, including Acquisition Transactions (in each case, including costs and expenses related thereto), actually paid in cash during such period pursuant to Section 7.02) to the extent that such Permitted Investments were financed with Internally Generated Cash, plus
(viii)    without duplication of amounts deducted pursuant to Section 2.07(b)(i)(B), the amount of Restricted Payments actually paid in cash during such period pursuant to Section 7.06(h)(i) – (iii) to the extent such Restricted Payments were financed with Internally Generated Cash, plus
(ix)    the aggregate amount of expenditures actually made by the Borrower and its Restricted Subsidiaries to the extent financed with the proceeds of Internally Generated Cash during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such fiscal year or are not deducted in calculating Consolidated Net Income (and so long as there has not been any reduction in respect of such expenditures in arriving at Consolidated Net Income for such period), plus
(x)    to the extent not deducted in calculating Consolidated Net Income for such period, the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by Holdings, the Borrower and the Restricted Subsidiaries during such period that are made in connection with any prepayment of any principal of Indebtedness to the extent such prepayment of principal reduced Excess Cash Flow pursuant to clause (b)(iii) above or reduced the mandatory prepayment required by Section 2.07(b)(i), plus
(xi)    without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate consideration required to be paid in cash by the Borrower or any Restricted Subsidiary during the immediately following fiscal year pursuant to binding contracts, commitments, or binding purchase orders entered into prior to or during such period relating to Permitted Acquisitions (or Investments similar to those made for Permitted Acquisitions), Capital Expenditures or acquisitions of intellectual property to be consummated; provided that, to the extent the aggregate amount actually utilized to finance such Permitted Acquisitions (or Investments similar to those made for Permitted

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Acquisitions), Capital Expenditures or acquisitions of intellectual property during any period is less than the consideration that reduced Excess Cash Flow for the prior period, the amount of such shortfall shall be added to the calculation of Excess Cash Flow for such period, plus
(xii)    the amount of cash taxes (including penalties and interest) paid or tax reserves set aside or payable (without duplication) in such period, to the extent they exceed the amount of tax expense deducted in calculating Consolidated Net Income for such period, plus
(xiii)    cash expenditures in respect of Hedge Agreements during such period to the extent not deducted in calculating Consolidated Net Income; plus
(xiv)    any amount related to items that were added to or not deducted from Net Income in calculating Consolidated Net Income or were added to or not deducted from Consolidated Net Income, in each case to the extent such items represented a cash payment which had not reduced Excess Cash Flow upon the accrual thereof in a prior Test Period, or an accrual for a cash payment, by the Borrower and its Restricted Subsidiaries or did not represent cash received by the Borrower and its Restricted Subsidiaries, in each case on a consolidated basis during such Test Period;
provided that, at the option of the Borrower, any item that meets the criteria of any sub-clause of this clause (b) after the end of the applicable period and prior to the applicable date of calculation of Excess Cash Flow for such period may, at the Borrower’s option, be included in the applicable period, but not in any calculation pursuant to this clause (b) for the subsequent calculation period if such election is made.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exchange Rate” means, on any date with respect to any currency, the rate at which such currency may be exchanged into any other currency, as set forth at approximately 11:00 a.m., London time, on such date on the applicable Reuters page for such currency. In the event that such rate does not appear on any Reuters page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying the exchange rates as may be selected by the Administrative Agent, or, in the event no such service is selected, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m., local time, on such date for the purchase of the relevant currency for delivery two (2) Business Days later; provided that, if at the time of any such determination, for any reason no such spot rate is being quoted, the Administrative Agent, after consultation with the Borrower, may use any reasonable method that it deems appropriate to determine such rate, and such determination shall be presumed correct absent manifest error.
“Excluded Asset” means,
(a)    any asset (including, to the extent applicable, any Equipment or Inventory owned by a Loan Party that is subject to a Permitted Lien) together with any rights or interests therein, or any lease, license, franchise, charter, authorization, contract or agreement to which any Loan Party is a party, together with any rights or interest thereunder, in each case, if and to the extent security interests therein (A) are prohibited by or in violation of any applicable Law, (B) require any governmental (including regulatory) consent, approval, license or authorization that has not been obtained or consent of a third party that is not a Loan Party or Subsidiary thereof that has not been obtained pursuant to any contract or agreement binding on such asset at the time of its acquisition

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and not entered into in contemplation of such acquisition or the requirements under the Loan Documents, or (C) are prohibited by or in violation of a term, provision or condition of any lease, license, franchise, charter, authorization, contract or agreement to which such Loan Party is a party, except, in the case of each of the foregoing clauses (A), (B), and (C), to the extent that such prohibition or restriction would be rendered ineffective under the applicable anti-assignment provisions of the UCC; provided, however, that, notwithstanding the foregoing, the Article 9 Collateral (as defined in the Security Agreement) shall include (and the applicable Lien shall attach), at such time as the contractual or legal prohibition shall no longer be applicable and to the extent severable, shall attach to any portion of such asset, lease, license, franchise, charter, authorization, contract or agreement not subject to the prohibitions specified in clauses (A), (B), or (C) above; provided, further, that the Excluded Assets referred to in this clause (a) shall not include any Proceeds of any such asset, lease, license, franchise, charter, authorization, contract or agreement (except to the extent such Proceeds constitute Excluded Assets);
(b)    the Excluded Equity Interests and any assets of any Excluded Subsidiary;
(c)    any “intent-to-use” application for a Trademark (as defined in the Security Agreement) prior to the filing and acceptance of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, to the extent that, and during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law (it being understood that upon such filing and acceptance, such intent-to-use application shall be automatically subject to the security interest granted herein and deemed to be included in the Collateral);
(d)    (A) any leasehold or subleasehold interest (including any ground lease interest) in real property, (B) any fee interest in owned real property other than Material Real Property, (C) [reserved], (D) [reserved] and (E) any fixtures affixed to any real property to the extent such real property does not constitute Material Real Property;
(e)    (i) as extracted collateral, (ii) timber to be cut, (iii) farm products, (iv) manufactured homes and (v) healthcare insurance receivables;
(f)    any particular asset, if the pledge thereof or the security interest therein could reasonably be expected to result in adverse tax consequences to Holdings (or Holdings’ regarded direct or indirect owner or owners, if Holdings is a disregarded entity or partnership for U.S. federal income tax purposes), the Borrower or any of its Restricted Subsidiaries (taken as a whole) as reasonably determined in good faith by the Borrower;
(g)    any asset with respect to which the Borrower and the Administrative Agent have mutually determined that the costs of obtaining, perfecting or maintaining a Security Interest or pledge shall be excessive in view of the fair market value of such asset and/or the benefits to be obtained by the Secured Parties therefrom;
(h)    Margin Stock;
(i)    except to the extent perfected by the filing of a UCC-1 financing statement in the jurisdiction of organization (or other location of a Loan Party under Section 9-307 of the UCC) of the applicable Loan Party, motor vehicles, aircraft and other assets subject to certificates of title or ownership (including, without limitation, aircraft, airframes, aircraft engines or helicopters, or any equipment or other assets constituting a part thereof and rolling stock);

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(j)    [reserved]; and
(k)    property and assets owned by an Excluded Subsidiary or any Person that is not a Loan Party;
(l)    Securitization Operating Assets securing a securitization financing (including a Qualified Securitization Financing) permitted hereunder, including assets that may be temporarily held by a Loan Party (whether or not on a commingled basis) for the benefit of, or in trust for, a special purpose entity, a Securitization Subsidiary or a finance party in respect of a securitization (including a Qualified Securitization Financing) permitted hereunder whether pursuant to a servicing arrangement or otherwise;
(m)    Permitted Priority Assets, unless the Borrower (in its sole discretion) notifies the Collateral Agent in writing that such assets or property are not Excluded Assets; and
(n)    all Commercial Tort Claims where the amount of damages reasonably expected to be realized by the applicable Loan Party in such Commercial Tort Claim (as determined by the Borrower in good faith) is not in excess of the Commercial Tort Claim Threshold Amount;
provided that if and when any property shall cease to be an Excluded Asset, a Lien on and security interest in such property shall be deemed granted therein and the provisions of this Agreement shall apply to such property, including the Proceeds of any General Intangible, Instrument, license, property right, permit or any other contract or agreement (except to the extent such Proceeds are Excluded Assets). Notwithstanding anything to the contrary, the Proceeds of, or in respect of, any Excluded Assets shall constitute Article 9 Collateral (except to the extent such Proceeds are an Excluded Asset).
“Excluded Equity Interests” has the meaning specified in the Security Agreement.
“Excluded Subsidiary” means:
(a)    any Subsidiary that is not a wholly owned Subsidiary of a Loan Party;
(b)    any Foreign Subsidiary;
(c)    any Domestic Subsidiary that is a direct or indirect Subsidiary of a Foreign Subsidiary;
(d)    any Subsidiary that is prohibited or restricted by applicable Law from providing a Guaranty or by a binding contractual obligation existing on the Closing Date or at the time of the acquisition of such Subsidiary (and not incurred in contemplation of such acquisition) from providing a Guaranty (provided that such contractual obligation is not entered into by the Borrower or its Subsidiaries for the purpose of qualifying as an “Excluded Subsidiary” under this definition) or if such Guaranty would require governmental (including regulatory) or third party (other than Holdings, the Borrower or a Subsidiary) consent, approval, license or authorization, unless such consent, approval, license or authorization has been obtained;
(e)    any special purpose securitization vehicle (or similar entity) including any Securitization Subsidiary created pursuant to a transaction permitted under this Agreement;
(f)    any Subsidiary that is a not-for-profit organization;

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(g)    any Captive Insurance Subsidiary;
(h)    any other Subsidiary with respect to which, as reasonably determined by the Borrower and the Administrative Agent, each acting in good faith, the cost or other consequences (including adverse tax consequences) of providing the Guaranty shall be excessive in view of the benefits to be obtained by the Lenders therefrom;
(i)    any other Subsidiary to the extent the provision of a guaranty by such Subsidiary could reasonably be expected to result in a material adverse tax consequence to Holdings (or Holdings’ direct or indirect regarded owner or owners, if Holdings is a disregarded entity or partnership for U.S. federal income tax purposes), the Borrower or any of its Restricted Subsidiaries (taken as a whole) as reasonably determined by the Borrower in good faith in consultation with the Administrative Agent, including with respect to any FSHCO;
(j)    any Unrestricted Subsidiary;
(k)    any Immaterial Subsidiary;
(l)    any Broker-Dealer Subsidiary; and
(m)    any Subsidiary that is an “investment company” (or would be an “investment company” if it were a Guarantor) under the Investment Company Act of 1940, as amended;
provided that the Borrower, in its sole discretion (or in the case of any Foreign Subsidiary, with the consent of the Administrative Agent not to be unreasonably withheld), may cause any Restricted Subsidiary that qualifies as an Excluded Subsidiary under clauses (a) through (m) above to become a Guarantor in accordance with the definition thereof (subject to completion of any requested “know your customer” and similar requirements of the Administrative Agent) and thereafter such Subsidiary shall not constitute an “Excluded Subsidiary” (unless and until the Borrower elects, in its sole discretion, to designate such Persons as an Excluded Subsidiary).
“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to any keepwell, support or other agreement for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes excluded in accordance with the first sentence of this definition.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes

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imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 3.07) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.01, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(f) or Section 3.01(h) and (d) any Taxes imposed under FATCA.
“Existing Earnouts and Unfunded Holdbacks” shall mean those earnouts and unfunded holdbacks of the Company or the Acquired Business existing on the Closing Date.
“Existing Indebtedness” has the meaning specified in the preliminary statements to this Agreement.
“Existing Indebtedness Documents” means (i) that certain Credit and Security Agreement, dated as of January 10, 2022, by and among Marsh, Berry & Company, LLC, MarshBerry Holding Company, LLC, the other guarantors from time to time party thereto, Fortress Credit Corp, as the administrative agent and collateral agent, and the lenders from time to time party thereto (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time) and (ii) that certain Loan Agreement, dated as of February 16, 2023, between MarshBerry Global LLC and The Huntington National Bank, as lender (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time).
“Extended Commitments” means, collectively, Extended Revolving Commitments and Extended Term Commitments.
“Extended Loans” means, collectively, Extended Revolving Loans and Extended Term Loans.
“Extended Revolving Commitments” means the Revolving Commitments held by an Extending Lender.
“Extended Revolving Loans” means the Revolving Loans made pursuant to Extended Revolving Commitments.
“Extended Term Commitments” means the Term Loan Commitments held by an Extending Lender.
“Extended Term Loans” means the Term Loans made pursuant to Extended Term Commitments.
“Extending Lender” means each Lender accepting an Extension Offer.
“Extension” has the meaning specified in Section 2.18(a).
“Extension Amendment” has the meaning specified in Section 2.18(b).
“Extension Offer” has the meaning specified in Section 2.18(a).
“Facility” means the Term Loans made by the Lenders to the Borrower pursuant to Section 2.01(a) (including the Initial Term Loans and the Delayed Draw Term Loans, it being understood that funded Delayed Draw Term Loans and Initial Term Loans shall comprise the same Facility), the Revolving Loans, the Swing Line Loans, any Extended Term Loans, any Extended Revolving Commitments and Extended Revolving Loans, any Incremental Term Loans, any Incremental Revolving Loans, any Refinancing Term Loans or any Refinancing Revolving Loans, as the context may require.

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“fair market value” means, with respect to any asset or property, the price that could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction as determined in good faith by the management or the Board of Directors of the Borrower or as otherwise set forth in Section 1.02(g).
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreements, treaties or conventions (together with any law implementing such agreements, treaties or conventions) entered into in connection with the implementation of the foregoing.
“FCPA” means the United States Foreign Corrupt Practices Act of 1977, as amended or modified from time to time.
“Federal Funds Rate” means, for any day, the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate for any day is less than zero, the Federal Funds Rate for such day will be deemed to be zero.
“Fee Letter” means that certain Fee Letter, dated as of September 9, 2025, by and among the Borrower and the Commitment Parties.
“First Lien Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Secured Net Debt under this Agreement and any Pari Passu Lien Debt outstanding as of the last day of such Test Period to (b) Consolidated Adjusted EBITDA of Holdings for such Test Period, all calculated for Holdings, the Borrower and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP.
“Fitch” means Fitch Ratings, Inc., and any successor thereto.
“Fixed Incremental Amount” means, as of the date of measurement, the sum of:
(a)    the greater of (i) $128,000,000 and (ii) 100% of TTM Consolidated Adjusted EBITDA; plus
(b)    the aggregate principal amount of any prepayments, redemptions and repurchases of other Indebtedness that is secured on a pari passu basis to the Initial Term Loans and/or Initial Revolving Facility, in each case, except to the extent such prepayments were funded with the proceeds of Funded Debt (and in the case of any revolving commitments, as long as and to the extent there is a permanent reduction in such commitments); plus
(c)    the then-available General Debt Basket; minus
(d)    without duplication of any amounts incurred in reliance on this definition, the aggregate amount of Incremental Facilities and Incremental Equivalent Debt and any commitments in respect thereof incurred and then outstanding in reliance on the Fixed Incremental Amount (after giving effect to any reallocation).

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“Flood Insurance Certificate” means with respect to each Mortgaged Property, a completed “Life-of- Loan” Federal Emergency Management Agency Standard Flood Hazard Determination.
“Flood Insurance Requirements” means the Administrative Agent has received evidence indicating whether the improvements or any part thereof on any real property required to be subject to a Lien in favor of the Administrative Agent are or will be located within a “Special Flood Hazard Area” as designated on maps prepared by the Federal Emergency Management Agency, and, if so, a flood notification form signed by the Borrower and evidence that a flood insurance policy or policies are in place for such improvements on the property and contents or other Collateral, as applicable, all in form, substance and amount satisfactory to the Administrative Agent in consultation with the Lenders and at a minimum in compliance with applicable Flood Laws.
“Flood Laws” means the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973, the National Flood Insurance Reform Act of 1994, the Biggert-Waters Flood Insurance Act of 2012, as such statutes may be amended or re-codified from time to time, any substitutions, any regulations promulgated under such Flood Laws, and all other legal requirements relating to flood insurance.
“Foreign Casualty Event” has the meaning specified in Section 2.07(b)(vi)(A).
“Foreign Disposition” has the meaning specified in Section 2.07(b)(vi)(A).
“Foreign Lender” has the meaning specified in Section 3.01(b).
“Foreign Plan” means any material employee benefit plan, program or agreement maintained or contributed to by, or entered into with, Holdings or any Restricted Subsidiary of Holdings with respect to employees employed outside the United States (other than benefit plans, programs or agreements that are mandated by applicable Laws).
“Foreign Subsidiary” means any direct or indirect Subsidiary of the Borrower that is not a Domestic Subsidiary.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to the Issuing Banks, such Defaulting Lender’s Pro Rata Share of the outstanding Letters of Credit Obligations other than such Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and with respect to the Swing Line Lender, such Defaulting Lender’s Pro Rata Share of the outstanding Obligations with respect to Swing Line Loans extended by the Swing Line Lender other than such Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.
“FSHCO” means an entity substantially all the assets of which consist of equity interests (or equity and debt) of one or more CFCs.
“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course (including any Person that temporarily warehouses loans).
“Funded Debt” means all Indebtedness of Holdings, the Borrower and the Restricted Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year

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from such date that is renewable or extendable, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including Indebtedness in respect of the Loans.
“GAAP” means generally accepted accounting principles in the United States, as in effect from time to time.
“General Asset Sale Basket” has the meaning specified in Section 7.05(j).
“General Debt Basket” has the meaning specified in Section 7.03(y).
“General Intangible” means “general intangibles” as such term is defined in Article 9 of the UCC and shall in any event include all choses in action and causes of action and all other intangible personal property of every kind and nature (other than Accounts (as defined in the Security Agreement)) now owned or hereafter acquired by the Borrower or any other Loan Party, as the case may be, including corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Hedge Agreements and other agreements), rights to the payment of Money, rights to the payment of insurance claims, rights to the payment of proceeds, goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to the Borrower or any other Loan Party.
“Global Intercompany Note” means a promissory note substantially in the form of Exhibit H executed by Holdings, the Borrower and each Restricted Subsidiary.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Grant Event” means the occurrence of any of the following:
(a)    the formation or acquisition by a Loan Party of a new wholly owned Restricted Subsidiary (other than an Excluded Subsidiary);
(b)    the designation in accordance with Section 6.13 of a wholly owned Subsidiary (other than an Excluded Subsidiary) of any Loan Party as a Restricted Subsidiary;
(c)    any Person (other than an Excluded Subsidiary) becoming a wholly owned Restricted Subsidiary of a Loan Party; or
(d)    any wholly owned Restricted Subsidiary of a Loan Party ceasing to be an Excluded Subsidiary.
“Granting Lender” has the meaning specified in Section 11.07(g).
“Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase

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or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien (other than a Permitted Lien) on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include Permitted Liens, endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Guarantors” means Holdings, the Borrower (other than its own primary Obligations) and each Restricted Subsidiary that executed a counterpart to the Guaranty (or a joinder thereto) on the Closing Date or thereafter pursuant to Section 6.11, in each case, other than any Excluded Subsidiaries. In no event will any Excluded Subsidiary be a Guarantor hereunder.
“Guaranty” means (a) the guaranty made by Holdings and the other Guarantors in favor of the Administrative Agent on behalf of the Secured Parties substantially in the form of Exhibit E and (b) each other guaranty and guaranty supplement delivered pursuant to Section 6.11.
“Guaranty Release Event” has the meaning specified in Section 10.11(a)(iii).
“Guaranty Supplement” means the “First Lien Guarantee Supplement” as defined in the Guaranty.
“Hazardous Materials” means any material, substance, chemical, pollutant, contaminant or waste that is regulated or subject to standards of conduct, or that may give rise to liability, under any Environmental Law, including (i) petroleum or any fraction thereof, (ii) radioactive materials, (iii) asbestos or asbestos- containing materials, (iv) polychlorinated biphenyls and (v) perfluoroalkyl and polyfluoroalkyl substances.
“Hedge Agreement” means any agreement with respect to (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any

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other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Hedge Bank” means any Person that is (or becomes) an Agent, a Lender or a Lead Arranger or an Affiliate of any of the foregoing (even if such Person ceases to be a Lender or such Person’s Affiliate ceased to be an Agent, a Lender or a Lead Arranger).
“HMT” means His Majesty’s Treasury of the United Kingdom.
“Holdings” has the meaning specified in the introductory paragraph to this Agreement, together with its successors and assigns permitted hereunder.
“IPO Co.” means (a) Lincoln International, Inc. or (b) a C-corporation created in contemplation of a Qualifying IPO, and which IPO Co. shall become the direct or indirect parent or managing member of Holdings and/or the Borrower.
“Immaterial Subsidiary” means any Restricted Subsidiary of the Borrower other than a Material Subsidiary.
“Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount or deferred financing fees, the payment of interest or dividends in the form of additional Indebtedness or in the form of Equity Interests, as applicable, the accretion of original issue discount, deferred financing fees or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies.
“Incremental Amendment” has the meaning specified in Section 2.16(e).
“Incremental Amount” has the meaning specified in Section 2.16(c).
“Incremental Equivalent Debt” means Indebtedness; provided that at the time of incurrence thereof:
(a)    the aggregate principal amount of all Incremental Equivalent Debt on any date such Indebtedness is incurred (or commitments with respect thereto are made) (in each case assuming such Incremental Equivalent Debt and commitments in respect thereof are fully drawn) shall not, together with any Incremental Revolving Facilities and/or Incremental Term Facilities (including commitments in respect thereof) then outstanding, exceed the Incremental Amount;
(b)    (i) the scheduled final maturity date of any Incremental Equivalent Debt (A) that is Pari Passu Lien Debt will be no earlier than the scheduled final maturity date for the Initial Term Loans and (B) that is Junior Lien Debt or Indebtedness that is not secured by a Lien shall be no earlier than the date that is ninety one (91) days following the scheduled final maturity date for the Initial Term Loans and will be subject to an intercreditor agreement reasonably satisfactory to the Borrower, Administrative Agent and Required Lenders; provided that this clause (b)(i) shall not apply to the incurrence of any Incremental Equivalent Debt pursuant to the Inside Maturity Exception; and (ii) the Weighted Average Life to Maturity of any Incremental Equivalent Debt (other than a revolving facility) will be no shorter than the remaining Weighted Average Life to Maturity of the Initial Term Loans; provided that this clause (b)(ii) shall not apply to the incurrence of any Incremental Equivalent Debt pursuant to the Inside Maturity Exception;

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(c)    any mandatory prepayment of Incremental Equivalent Debt (other than Incremental Equivalent Debt that is a revolving facility) (i) that comprise Pari Passu Lien Debt may participate on a pro rata basis or a less than pro rata basis (but not on a greater than pro rata basis) in any mandatory repayments of the Initial Term Loans pursuant to Section 2.07(b), it being agreed
(A) any repayment of such Incremental Equivalent Debt at maturity shall be permitted and (B) any greater than pro rata repayment of such Incremental Equivalent Debt shall be permitted with the proceeds of a refinancing thereof permitted hereunder; provided that this clause (c)(i) shall not apply to the incurrence of any Incremental Equivalent Debt pursuant to the Inside Maturity Exception; and (ii) that comprises Junior Lien Debt or Indebtedness that is not secured by a Lien may not participate in any mandatory repayments of the Initial Term Loans pursuant to Section 2.07(b), unless such mandatory prepayments are first made or offered to the Initial Term Loans and are otherwise permitted under the applicable Intercreditor Agreement; provided that this clause (c)(ii) shall not apply to the incurrence of any Incremental Equivalent Debt pursuant to the Inside Maturity Exception;
(d)    (i) to the extent secured by a Lien on property or assets of Holdings or any Restricted Subsidiary, any Incremental Equivalent Debt shall not be secured by any Lien on any property or asset of such Person that does not also secure the Initial Term Loans and Revolving Loans, as applicable (except (1) customary cash collateral in favor of an agent, letter of credit issuer or similar “fronting” lender, (2) Liens on assets applicable only to periods after the Latest Maturity Date of the Initial Term Loans or the Initial Revolving Facility, as applicable, at the time of incurrence and (3) any Liens on property or assets to the extent that a Lien on such property or asset is also added for the benefit of the Lenders under the Initial Term Loans and Revolving Loans, as applicable for so long as such Liens secure such Incremental Equivalent Debt); and (ii) to the extent guaranteed by Holdings or any Restricted Subsidiary, any such Incremental Equivalent Debt shall not be guaranteed by any such Person that is not a Loan Party (except (1) for guarantees by such Persons that are applicable only to periods after the Latest Maturity Date of the Initial Term Loans or the Initial Revolving Facility, as applicable, at the time of incurrence and (2) any such Person guaranteeing such Incremental Equivalent Debt or Incremental Revolving Facilities, as applicable, that also guarantees the Initial Term Loans and Revolving Loans, as applicable for so long as such Person guarantees such Incremental Equivalent Debt);
(e)    any Incremental Equivalent Debt in the form of term loans that is Pari Passu Lien Debt shall be subject to the provisions of Section 2.16(g)(vi) and (h) as if such Incremental Equivalent Debt was an Incremental Term Loan (and for the avoidance of doubt, subject to the same exclusions); and
(f)    the covenants and events of default and other terms and conditions applicable to Incremental Equivalent Debt, taken as a whole, shall not be materially more restrictive to Holdings, the Borrower and its Restricted Subsidiaries than those applicable to the Initial Term Loans (as determined in good faith by the Borrower and the Administrative Agent) (except to the extent such terms apply only after the then Latest Maturity Date or such covenants or other terms apply equally for the benefit of the Initial Term Lenders (and such terms shall be, subject to the consent of the Administrative Agent, incorporated into the Loan Documents for the benefit of all existing Lenders pursuant to an amendment executed by the Borrower and the Administrative Agent without further consent from any other party hereto)).
Incremental Equivalent Debt (i) may rank either pari passu or junior in right of payment with the Initial Facilities and (ii) for the avoidance of doubt, may either be unsecured or secured by Liens on the Collateral that are pari passu with Liens that secure any of the Facilities or by Liens on the Collateral that are junior in priority to Liens that secure any of the Facilities. Incremental Equivalent Debt will be deemed to include

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any Registered Equivalent Notes issued in exchange therefor. Any Incremental Equivalent Debt in the form of (x) Pari Passu Lien Debt shall require the lenders or representative of such lenders thereunder to execute an Equal Priority Intercreditor Agreement and (y) Junior Lien Debt shall require the lenders or representative of such lenders thereunder to execute a Junior Lien Intercreditor Agreement.
“Incremental Facility” has the meaning specified in Section 2.16(a).
“Incremental Loans” has the meaning specified in Section 2.16(a).
“Incremental Revolving Facilities” has the meaning specified in Section 2.16(a).
“Incremental Revolving Facility Lender” has the meaning specified in Section 2.16(i).
“Incremental Revolving Loans” has the meaning specified in Section 2.16(a).
“Incremental Term Facilities” has the meaning specified in Section 2.16(a).
“Incremental Term Loan Commitment” means the commitment of a Lender to make or otherwise fund an Incremental Term Loan and “Incremental Term Loan Commitments” means such commitments of all Lenders in the aggregate.
“Incremental Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Incremental Term Loans of such Lenders; provided, at any time prior to the making of the Incremental Term Loans, the Incremental Term Loan Exposure of any Lender shall be equal to such Lender’s Incremental Term Loan Commitment.
“Incremental Term Loans” has the meaning specified in Section 2.16(a).
“Indebtedness” means, with respect to any Person, without duplication,
(a)    (i) any indebtedness (including principal or premium) of such Person in respect of borrowed money; (ii) any indebtedness evidenced by bonds, notes, debentures, loan agreements or similar instruments; (iii) letters of credit and banker’s acceptances (or, without double counting, reimbursement agreements in respect thereof); (iv) Capitalized Lease Obligations; and (v) the balance deferred and unpaid of the purchase price of any property and earn outs, purchase price holdbacks or similar obligations, in each case, for this clause (v), to the extent the same would be required to be shown as a liability on the balance sheet of such Person prepared in accordance with GAAP;
(b)    (i) to the extent not otherwise included, any Guarantee by such Person of the obligations of the type referred to in clause (a) of another Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business and (ii) to the extent not otherwise included, the obligations of the type referred to in clause (a) of another Person secured by a Lien (other than a Permitted Lien) on any property owned by such Person, whether or not such obligations are assumed by such Person and whether or not such obligations would appear upon the balance sheet of such Person; provided that the amount of such Indebtedness for purposes of this clause (ii) will be the lesser of the fair market value of such property at such date of determination and the amount of Indebtedness so secured;

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(c)    net obligations of such Person under any Hedge Agreement to the extent such obligations would appear as a net liability on a balance sheet of such Person (other than in the footnotes) prepared in accordance with GAAP; and
(d)    all obligations of such Person in respect of its Disqualified Equity Interests;
provided that, notwithstanding the foregoing, Indebtedness will be deemed not to include indebtedness, guarantees or obligations that are (1) contingent obligations incurred in the ordinary course of business unless and until such obligations are non-contingent, (2) trade payables and commercial guarantees or arrangements related or incidental to the business of the Loan Parties and the Restricted Subsidiaries incurred in the ordinary course of business, (3) [reserved], (4) solely for purposes of calculating “Consolidated Total Debt”, earn outs, purchase price holdbacks or similar obligations to the extent not overdue by more than thirty (30) days, (5) intercompany liabilities among Loan Parties arising in the ordinary course of business, (6) [reserved], (7) Indebtedness of any direct or indirect Parent Entity appearing on the balance sheet of such Person solely by reason of push down accounting under GAAP and (8) deferred payments in the ordinary course of business. The amount of any net obligation under any Hedge Agreement on any date shall be deemed to be the Swap Termination Value thereof as of such date.
“Indemnified Liabilities” has the meaning specified in Section 11.05.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in the foregoing clause (a), Other Taxes.
“Indemnitees” has the meaning specified in Section 11.05.
“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing that is, in the good faith judgment of the Borrower, qualified to perform the task for which it has been engaged and that is independent of the Borrower and its Affiliates.
“Information” has the meaning specified in Section 11.08.
“Initial Facilities” means the Initial Term Loans and the aggregate amount of the Revolving Commitments as of the Closing Date.
“Initial Revolving Borrowing” means one or more borrowings of Revolving Loans on the Closing Date used to finance working capital, refinance and/or backstop or cash collateralize any existing letters of credit, surety bonds, bank guarantees and similar instruments of the Loan Parties.
“Initial Term Borrowing” means a borrowing consisting of simultaneous Initial Term Loans of the same Type and, in the case of Benchmark Loans, having the same Interest Period made by each of the Initial Term Lenders pursuant to Section 2.01(a) in each case, on the Closing Date.
“Initial Term Commitment” means, as to each Initial Term Lender, its obligation to make Initial Term Loans to the Borrower pursuant to Section 2.01(a) in an aggregate principal amount not to exceed the amount set forth opposite such Initial Term Lender’s name on Schedule 2.01 under the caption “Initial Term Commitment” as such amount may be adjusted from time to time in accordance with this Agreement. The initial aggregate amount of the Initial Term Commitments is $250,000,000.

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“Initial Term Lender” means (a) at any time on or prior to the Closing Date, any Lender that has an Initial Term Commitment at such time and (b) at any time after the Closing Date, any Lender that holds Initial Term Loans at such time.
“Initial Term Loans” has the meaning specified in Section 2.01(a).
“Inside Maturity Exception” means Indebtedness consisting of the following: (a) Indebtedness in an aggregate original principal amount not to exceed the greater of (i) $45,000,000 and (ii) 35% of TTM Consolidated Adjusted EBITDA as of the applicable date of determination and (b) Customary Bridge Facilities that are intended to be converted into, or refinanced with, Indebtedness that otherwise meets the requirements applicable to Incremental Term Facilities, provided that any loans, notes, securities or other indebtedness which is exchanged for or otherwise replaces such bridge loans shall be subject to the requirements of the applicable clause in which this term is used.
“Instrument” has the meaning specified in the UCC.
“Intellectual Property” has the meaning specified in the Security Agreement.
“Intellectual Property Security Agreements” has the meaning specified in the Security Agreement.
“Intercreditor Agreements” means any Junior Lien Intercreditor Agreement, any Equal Priority Intercreditor Agreement and any other intercreditor agreement governing lien priority, in each case that may be approved by the Required Lenders or executed by the Collateral Agent from time to time.
“Interest Payment Date” means,
(a)    as to any Benchmark Loan, the last day of each Interest Period applicable to such Benchmark Loan and the applicable Maturity Date; provided that if any Interest Period for a Benchmark Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates,
(b)    as to any Base Rate Loan, the last Business Day of each fiscal quarter and the applicable Maturity Date,
(c)    with respect to any Swing Line Loan, the day that such Loan is required to be repaid and the applicable Maturity Date,
(d)    with respect to any RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and the applicable Maturity Date, and
(e)    to the extent necessary to create a fungible tranche of Term Loans, at the election of the Borrower, the date of the incurrence of any Incremental Term Loans.
“Interest Period” means, as to each Benchmark Loan, the period commencing on the date such Benchmark Loan is disbursed or converted to or continued as a Benchmark Loan and ending on the date one, three or six months thereafter, as selected by the Borrower in its Committed Loan Notice; provided that:
(a)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another

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calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;
(b)    any Interest Period (other than an Interest Period having a duration of less than one month) that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(c)    no Interest Period shall extend beyond the applicable Maturity Date.
“Internally Generated Cash” means cash of Holdings, the Borrower and the Restricted Subsidiaries not constituting (a) proceeds of the issuance of (or contributions or distributions in respect of) Equity Interests or any Person, (b) proceeds of the incurrence of Indebtedness, or (c) proceeds of Dispositions outside the ordinary course of business.
“Inventory” has the meaning specified in the UCC.
“Investment” means, as to any Person, (a) the purchase or other acquisition by such Person (including by merger or otherwise) of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person or (c) the purchase or other acquisition (in one transaction or a series of transactions, including by merger or otherwise) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of another Person; provided that intercompany advances between and among the Borrower and its Restricted Subsidiaries relating to their cash management, tax and accounting operations in the ordinary course of business shall not constitute an Investment.
“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other nationally recognized statistical rating agency selected by the Borrower.
“IRS” means Internal Revenue Service of the United States.
“Issuing Bank” means Antares Capital LP, as an Issuing Bank hereunder, together with its permitted successors and assigns in such capacity, and any other Revolving Lender that agrees to become an Issuing Bank from time to time. Any Issuing Bank may cause Letters of Credit to be issued by an Affiliate of such Issuing Bank or by another financial institution designated by such Issuing Bank, and all Letters of Credit issued by any such Affiliate or any such designated financial institution shall be treated as being issued by such Issuing Bank for all purposes under the Loan Documents. At any time there is more than one Issuing Bank, all singular references to the Issuing Bank shall mean any Issuing Bank, either Issuing Bank, each Issuing Bank, the Issuing Bank that has issued the applicable Letter of Credit, or both (or all) Issuing Banks, as the context may require.
“Issuing Bank Sublimit” means, initially, with respect to Antares Capital LP, $2,500,000. Any Issuing Bank may agree, in its sole discretion, to increase its Issuing Bank Sublimit under this definition (with prompt written notice to the Administrative Agent), subject to the aggregate Letter of Credit Usage not exceeding the Letter of Credit Sublimit.
“Joint Bookrunners” means Antares Capital LP and Bain.

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“Joint Venture” means any joint venture or similar arrangement (in each case, regardless of legal formation), including, but not limited to, collaboration agreements, profit sharing arrangements or other contractual arrangements.
“Joint Venture Investments” means Investments in any Joint Venture in an aggregate outstanding amount not to exceed at any time the greater of (a) $45,000,000 and (b) 35% of TTM Consolidated Adjusted EBITDA.
“Judgment Currency” has the meaning specified in Section 2.20(b).
“Junior Debt Repayment” has the meaning specified in Section 7.12(a).
“Junior Financing” means any Material Indebtedness that is (a) contractually subordinated in right of payment to the Obligations expressly by its terms, (b) Junior Lien Debt, or (c) Indebtedness that is not secured by a Lien, other than Indebtedness between or among the Loan Parties.
“Junior Financing Documentation” means any documentation governing any Junior Financing, Material Indebtedness that is Junior Lien Debt or Material Indebtedness that is unsecured.
“Junior Lien Debt” means any Indebtedness that is secured by Liens on all or any portion of the Collateral that are contractually (or otherwise) junior in priority to the Lien on such Collateral that secure the Obligations. For the avoidance of doubt, “Junior Lien Debt” excludes the Initial Term Loans, the Revolving Loans (if any) and the Revolving Commitments, in each case, as of the Closing Date and includes Obligations that are secured by a Lien that is junior in priority to Liens securing Pari Passu Lien Debt. A Debt Representative acting on behalf of the holders of Junior Lien Debt shall become party to, or otherwise subject to the provisions of a Junior Lien Intercreditor Agreement.
“Junior Lien Intercreditor Agreement” means an intercreditor agreement, substantially in the form attached hereto as Exhibit K-1 or, if requested by the Borrower or any provider of Junior Lien Debt, another intercreditor agreement that effects lien subordination on customary terms or terms that are reasonably satisfactory to the Required Lenders, the Collateral Agent and the Borrower. Upon the request of the Borrower, the Administrative Agent and the Collateral Agent will execute and deliver such other intercreditor agreement with one or more Debt Representatives for Junior Lien Debt.
“L/C Fee” has the meaning specified in Section 2.11(b)(ii).
“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, including the latest maturity or expiration date of any Incremental Loan, any Refinancing Term Loan, any Refinancing Revolving Loan, any Extended Term Loan or any Extended Revolving Commitment, in each case as extended in accordance with this Agreement from time to time.
“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, laws (including the common law), ordinances, codes and administrative or judicial precedents or authorities and executive orders, including the binding interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.
“LCT Election” has the meaning specified in Section 1.08(f).

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“LCT Test Date” has the meaning specified in Section 1.08(f).
“Lead Arrangers” means Antares Capital LP and Bain.
“Lender” has the meaning specified in the introductory paragraph to this Agreement (and, for the avoidance of doubt, includes each Revolving Lender and each Term Loan Lender), and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a “Lender”. Each Additional Lender shall be a Lender to the extent any such Person has executed and delivered a Refinancing Amendment or an Incremental Amendment, as the case may be, and to the extent such Refinancing Amendment or Incremental Amendment shall have become effective in accordance with the terms hereof and thereof, and each Extending Lender shall continue to be a Lender. As of the Closing Date, Schedule 2.01 sets forth the name of each Lender. Unless the context otherwise requires, the term “Lenders” includes the Issuing Banks and the Swing Line Lender.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.
“Letter of Credit” means a letter of credit issued or to be issued by any Issuing Bank pursuant to this Agreement, which letter of credit shall be (a) a standby letter of credit or (b) solely to the extent agreed by the applicable Issuing Bank in its sole discretion, a commercial, documentary or “trade” letter of credit, letter of guarantee, bank guarantee, bankers’ acceptance, performance bond, surety bond or other similar instrument.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable Issuing Bank.
“Letter of Credit Disbursement” means any payment made by an Issuing Bank pursuant to a Letter of Credit.
“Letter of Credit Documents” means, as to any Letter of Credit, each Letter of Credit Application and any other document, agreement and instrument entered into by the applicable Issuing Bank and the Borrower or in favor of such Issuing Bank and relating to such Letter of Credit.
“Letter of Credit Obligations” means, at any time, the aggregate of all liabilities at such time of any Loan Party to each Issuing Bank with respect to Letters of Credit, whether or not any such liability is contingent, including, without duplication, the sum of (a) the Reimbursement Obligations at such time and (b) the maximum aggregate amount which is, or at any time thereafter may become, available for drawing under all Letters of Credit then outstanding.
“Letter-of-credit rights” has the meaning specified in the UCC.
“Letter of Credit Sublimit” means the lesser of (a) the greater of (1) $2,500,000 and (2) such higher amount as the Borrower, the Revolving Lenders and the applicable Issuing Bank(s) may from time to time agree (with prompt written notice to the Administrative Agent) and (b) the aggregate Revolving Commitments.
“Letter of Credit Usage” means, as of any date of determination, the sum of (a) the maximum aggregate amount which is, or at any time thereafter may become, available for drawing under all Letters of Credit then outstanding and (b) the aggregate amount of all Reimbursement Obligations outstanding at such time.

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The Letter of Credit Usage of any Revolving Lender at any time shall be its Pro Rata Share of the aggregate Letter of Credit Usage at such time.
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing); provided that in no event shall an operating lease or an agreement to sell in and of itself be deemed or give rise to a Lien.
“Lien Release Event” has the meaning specified in Section 10.11(a)(i).
“Limited Condition Transaction” means any Acquisition Transaction or Investment (a) that is not conditioned on the availability of, or on obtaining, third party financing, (b) that requires the payment of any fee, liquidated damages or other amount, or an indemnity, claim or other liability, as a result of third party financing not being available or having been obtained or (c) that the Borrower or a Restricted Subsidiary is obligated to consummate pursuant to a Contractual Obligation; provided that, in the event the consummation of any such Acquisition Transaction or Investment shall not have occurred within one hundred and twenty (120) days following the signing of the applicable contractual commitment (or such longer period as the Administrative Agent may agree in its sole discretion), such Acquisition Transaction or Investment shall no longer constitute a Limited Condition Transaction for any purpose.
“LILP LPA” means the Third Amended and Restated Limited Partnership Agreement, dated as of April 27, 2022 (as amended by the Amendment No. 1 to Third Amended and Restated Limited Partnership Agreement, dated as of January 1, 2025, and as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time), by and among Lincoln International, LP, a Delaware limited partnership, LI GP, Inc. a Delaware corporation, as the general partner, and the limited partners from time to time party thereto.
“Loan” means a Term Loan, a Revolving Loan and a Swing Line Loan made by a Lender to the Borrower under a Loan Document.
“Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, (c) any Refinancing Amendment, Incremental Amendment or Extension Amendment, (d) the Guaranty, (e) the Collateral Documents, (f) the Global Intercompany Note, (g) any Letter of Credit Agreement (as defined in Section 2.04(b)) and (h) the Fee Letter.
“Loan Parties” means, collectively, the Borrower and the Guarantors; provided that prior to consummation of the Acquisition, neither of the Acquired Businesses nor any of their Subsidiaries shall be Loan Parties.
“Management Stockholders” means (a) any Company Person who is an investor in Holdings or a Parent Entity as of the Closing Date, (b) family members of any of the individuals identified in the foregoing clause (a), (c) trusts, partnerships or limited liability companies for the benefit of any of the individuals identified in the foregoing clause (a) or (b), and (d) heirs, executors, estates, successors and legal representatives of the individuals identified in the foregoing clause (a) or (b).
“Margin Stock” has the meaning set forth in Regulation U of the Board of Governors of the United States Federal Reserve System, or any successor thereto.
“Market Capitalization” means an amount equal to (a) the sum of (i) the total number of issued and outstanding shares of common stock of IPO Co. on the date of the initial public offering of the shares of

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common stock of IPO Co., plus (ii) the total number of shares of common stock of IPO Co. that are actually issued, if any, upon exercise of the “overallotment option” granted to the underwriters of such initial public offering, multiplied by (b) the initial public offering price of such shares of common stock.
“Master Agreement” has the meaning specified in the definition of “Hedge Agreement”.
“Material Adverse Effect” means a materially adverse effect on (a) the business, operations, assets, liabilities (actual or contingent) or financial condition of the Borrower and its Restricted Subsidiaries, taken as a whole, (b) the ability of the Loan Parties (taken as a whole) to perform their respective payment obligations under the Loan Documents and (c) the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party or the rights and remedies of the Administrative Agent and the Lenders thereunder.
“Material Domestic Subsidiary” means, as of the Closing Date and thereafter at any date of determination, each of the Borrower’s Domestic Subsidiaries that are Restricted Subsidiaries (together with such Domestic Subsidiary’s Restricted Subsidiaries),
(a)    whose total assets at the last day of the most recent Test Period (when taken together with the total assets of the Restricted Subsidiaries of such Domestic Subsidiary at the last day of the most recent Test Period) were greater than, 5.0% of the consolidated total assets of the Borrower and the Restricted Subsidiaries as of the last day of such Test Period, determined on a Pro Forma Basis, or
(b)    whose revenues for such Test Period (when taken together with the revenues of the Restricted Subsidiaries of such Domestic Subsidiary for such Test Period) were greater than, 5.0% of the consolidated revenues of the Borrower and the Restricted Subsidiaries for such Test Period, determined on a Pro Forma Basis;
provided that if, at any time and from time to time, Domestic Subsidiaries that are not Guarantors solely because they do not meet the thresholds set forth in clause (a) or (b) above comprise in the aggregate and on a Pro Forma Basis, taken together with Foreign Subsidiaries that are not Material Foreign Subsidiaries,
(i)    more than (when taken together with the total assets of the Restricted Subsidiaries of such Domestic Subsidiaries at the last day of the most recent Test Period) 10.0% of the total consolidated assets of the Borrower and the Restricted Subsidiaries as of the end of the most recently ended Test Period, and
(ii)    more than (when taken together with the revenues of the Restricted Subsidiaries of such Domestic Subsidiaries for such Test Period) 10.0% of the consolidated revenues of the Borrower and the Restricted Subsidiaries for such Test Period (or, in each case, on any date when re-designated as an Excluded Subsidiary pursuant to the definition of “Excluded Subsidiary”), then the Borrower shall, not later than thirty (30) days after the date by which financial statements for such Test Period were required to be delivered pursuant to this Agreement or on the date of such redesignation, as applicable (or, in each case, such longer period as the Administrative Agent may agree in its sole discretion), (1) designate in writing to the Administrative Agent one or more of such Domestic Subsidiaries as “Material Domestic Subsidiaries” to the extent required such that the foregoing conditions (i) and (ii) cease to be true and (2) comply with the provisions of Section 6.11 with respect to any such Subsidiaries so designated as Material Domestic Subsidiaries.

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“Material Foreign Subsidiary” means, as of the Closing Date and thereafter at any date of determination, each of the Borrower’s Foreign Subsidiaries that are Restricted Subsidiaries (together with such Foreign Subsidiary’s Restricted Subsidiaries),
(a)    whose total assets at the last day of the most recent Test Period (when taken together with the total assets of the Restricted Subsidiaries of such Foreign Subsidiary at the last day of the most recent Test Period) were greater than, 5.0% of the consolidated total assets of the Borrower and the Restricted Subsidiaries as of the last day of such Test Period, determined on a Pro Forma Basis, or
(b)    whose revenues for such Test Period (when taken together with the revenues of the Restricted Subsidiaries of such Foreign Subsidiary for such Test Period) were greater than, 5.0% of the consolidated revenues of the Borrower and the Restricted Subsidiaries for such Test Period, determined on a Pro Forma Basis;
provided that if, at any time and from time to time, Foreign Subsidiaries that are not Material Foreign Subsidiaries comprise in the aggregate and on a Pro Forma Basis, taken together with Domestic Subsidiaries that are not Material Domestic Subsidiaries,
(i)    more than (when taken together with the total assets of the Restricted Subsidiaries of such Foreign Subsidiaries at the last day of the most recent Test Period) 10.0% of the total consolidated assets of the Borrower and the Restricted Subsidiaries as of the end of the most recently ended Test Period, and
(ii)    more than (when taken together with the revenues of the Restricted Subsidiaries of such Foreign Subsidiaries for such Test Period) 10.0% of the consolidated revenues of the Borrower and the Restricted Subsidiaries for such Test Period, then the Borrower shall, not later than thirty (30) days after the date by which financial statements for such Test Period were required to be delivered pursuant to this Agreement or on the date of such re-designation (or, in each case, such longer period as the Administrative Agent may agree in its sole discretion), designate in writing to the Administrative Agent one or more of such Foreign Subsidiaries as “Material Foreign Subsidiaries” to the extent required such that the foregoing conditions (i) and (ii) cease to be true.
“Material Indebtedness” means, as of any date, Indebtedness for borrowed money (other than the Initial Term Loans, Revolving Loans, and Letters of Credit) on such date in an aggregate principal amount exceeding the Threshold Amount.
“Material Intellectual Property” means Intellectual Property owned by Holdings, the Borrower or any of the other Restricted Subsidiaries that is material to the business of Holdings, the Borrower and the Loan Parties and the Restricted Subsidiaries, taken as a whole.
“Material Real Property” means any real property located in the United States owned in fee by a Loan Party (or owned by any Person required to become a Loan Party hereunder) with a fair market value in excess of $5,000,000; provided, that (for the avoidance of doubt) in no event shall any Excluded Asset constitute Material Real Property.
“Material Subsidiary” means any Material Domestic Subsidiary or any Material Foreign Subsidiary.
“Maturity Date” means:

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(a)    with respect to the Initial Term Loans and Delayed Draw Term Loans that have not been extended pursuant to Section 2.18, the date that is the earlier of (i) seven years after the Closing Date and (ii) the date such Term Loans are declared due and payable pursuant to Section 9.02;
(b)    with respect to the Revolving Facility, the date that is the earlier of (i) seven years after the Closing Date and (ii) the date Revolving Loans are declared due and payable pursuant to Section 9.02;
(c)    with respect to any tranche of Extended Term Loans and/or Extended Revolving Commitments, the earlier of (i) the final maturity date as specified in the applicable Extension Amendment and (ii) the date such tranche of Extended Term Loans and/or Extended Revolving Commitments are terminated and/or declared due and payable pursuant to Section 9.02;
(d)    with respect to any Refinancing Term Loans or Refinancing Revolving Loans, the earlier of (i) the final maturity date as specified in the applicable Refinancing Amendment and
(ii) the date such Refinancing Term Loans or Refinancing Revolving Loans are declared due and payable pursuant to Section 9.02; and
(e)    with respect to any Incremental Term Loans, the earlier of (i) the final maturity date as specified in the applicable Incremental Amendment and (ii) the date such Incremental Term Loans are declared due and payable pursuant to Section 9.02;
provided, in each case, that if such day is not a Business Day, the applicable Maturity Date shall be the Business Day immediately preceding such day.
“Maximum Rate” has the meaning specified in Section 11.10.
“Minimum ECF Sweep” has the meaning specified in Section 2.07(b)(i).
“Minority Investment” means any Person other than a Subsidiary in which the Borrower or any Restricted Subsidiary owns any Equity Interests.
“Money” has the meaning specified in the UCC.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Mortgage Policy” and/or “Mortgage Policies” means an American Land Title Association Lender’s Extended Coverage title insurance policy or the equivalent or other equivalent form available in the applicable jurisdiction covering such interest in the Mortgaged Property in an amount equal to the fair market value of such Mortgaged Property (or such lesser amount as shall be specified by the Collateral Agent) insuring the first priority Lien of each such Mortgage as a valid Lien on the property described therein, free of exceptions to title (other than Permitted Liens) issued by a nationally recognized title insurance company, together with such reasonable and customary endorsements to the extent applicable to the Mortgaged Property, as the Collateral Agent may reasonably request to the extent available at commercially reasonable rates in the applicable jurisdiction.
“Mortgaged Properties” means the parcels of real property identified on Schedule 5.08 and any other Material Real Property on which Mortgages are required pursuant to Section 6.11(b).

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“Mortgages” means, collectively, the deeds of trust, trust deeds, hypothecs and mortgages in respect of Mortgaged Properties made by the Loan Parties in favor or for the benefit of the Collateral Agent for the benefit of the Secured Parties in form and substance reasonably satisfactory to the Borrower and the Administrative Agent.
“Multiemployer Plan” means any multiemployer plan as defined in Section 4001(a)(3) of ERISA and subject to Title IV of ERISA, to which any Loan Party or any of their respective ERISA Affiliates makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
“Net Capital” means “net capital” as that term is defined in the Net Capital Rule.
“Net Capital Rule” mean Rule 15c3-1 promulgated under the Exchange Act, including any successor rule under the Exchange Act relating to net capital requirements of broker-dealers.
“Net Cash Proceeds” means, with respect to:
(a)    the Disposition of any asset by Holdings, the Borrower or any Restricted Subsidiary or any Casualty Event, the excess, if any, of:
(i)    the sum of cash and Cash Equivalents received in connection with such Disposition or Casualty Event (including any cash and Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and, with respect to any Casualty Event, any insurance proceeds or condemnation awards in respect of such Casualty Event actually received by or paid to or for the account of Holdings, the Borrower or any of the Restricted Subsidiaries), over
(ii)    the sum of,
(i)    the principal amount, premium or penalty, if any, interest, breakage costs and other amounts on any (1) Indebtedness that is secured by the asset subject to such Disposition or Casualty Event and required to be repaid in connection with such Disposition or Casualty Event (other than Indebtedness under the Loan Documents, Pari Passu Lien Debt or Junior Lien Debt) and (2) Indebtedness that was secured by a Lien on the assets that were the subject of such Disposition that was senior (by operation of law or otherwise) to the Liens created by the Collateral Documents,
(ii)    the out-of-pocket fees and expenses (including out-of-pocket attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and re-cording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees) actually incurred by the Borrower or such Restricted Subsidiary in connection with such Disposition or Casualty Event and restoration costs following a Casualty Event and out-of-pocket costs incurred in connection with such Disposition,
(iii)    taxes or distributions made pursuant to Section 7.06(h)(i) or Section 7.06(h)(iii) paid or reasonably estimated to be payable in connection therewith (including taxes imposed on the distribution or repatriation of any such

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Net Cash Proceeds to the extent such distribution or repatriation is anticipated by the Borrower in good faith to be actually made),
(iv)    in the case of any Disposition or Casualty Event by a non-wholly owned Restricted Subsidiary, the pro rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (iv)) attributable to minority interests and not available for distribution to or for the account of Holdings, the Borrower or a wholly owned Restricted Subsidiary as a result thereof,
(v)    (i) any cash escrow arrangements (until released from escrow to Holdings, the Borrower or any of its Restricted Subsidiaries) and (ii) any reserve for adjustment in respect of (1) the sale price of such asset or assets established in accordance with GAAP and (2) any liabilities associated with such asset or assets and retained by Holdings, the Borrower or any Restricted Subsidiary after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, it being understood that “Net Cash Proceeds” shall include the amount of any reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in this clause (v); and
(vi)    any cash costs associated with unwinding any related Hedge Agreements in connection with such transaction; and
(b)    the sale, incurrence or issuance of any Indebtedness by Holdings, the Borrower or any Restricted Subsidiary, the excess, if any, of:
(i)    the sum of the cash and Cash Equivalents received in connection with such incurrence or issuance over
(ii)    taxes paid or reasonably estimated to be payable as a result thereof, fees (including investment banking fees, attorneys’ fees, accountants’ fees, underwriting fees and discounts), commissions, costs (including fees, discounts and issuance costs) and other out-of-pocket expenses and other customary expenses, incurred by Holdings, the Borrower or such Restricted Subsidiary in connection with such sale, incurrence or issuance.
“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP (determined, for the avoidance of doubt, on an unconsolidated basis) and before any reduction in respect of preferred stock dividends.
“Non-Consenting Lender” has the meaning specified in Section 3.07 .
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Non-Loan Party” means any Restricted Subsidiary of the Borrower that is not a Loan Party.
“Non-Restricted Subsidiary” means any Subsidiary of the Company that is not a Subsidiary of Holdings.
“Non-Restricted Subsidiary Investment Cap” has the meaning specified in Section 7.02.

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“Not Otherwise Applied” means, with reference to the amount of any Permitted Equity Issuances that is proposed to be used in determining the permissibility of a transaction under a covenant contained in the Loan Documents (including pursuant to one or more exceptions or “baskets” applicable to such covenant), that such amount was not previously applied in determining the permissibility of a transaction under another covenant, basket or exception contained in the Loan Documents (including, for the avoidance of doubt, any use of such amount to increase the Available Amount) where the permissibility of such transaction under such other covenant, basket or exception was contingent on the receipt or availability of such amount, it being agreed that the incurrence of secured debt shall be deemed one use transaction for purposes of this definition.
“Note” means each of the Term Loan Notes, the Delayed Draw Term Loan Notes and the Revolving Loan Notes and the Swing Line Notes.
“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Rate in effect on such day(or for any day that is not a Business Day, for the immediately preceding Business Day); provided, that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.
“Obligations” means all (a) advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, fees and expenses that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, fees and expenses are allowed claims in such proceeding, (b) obligations of any Loan Party or Restricted Subsidiary arising under any Secured Hedge Agreement and (c) Cash Management Obligations; provided that “Obligations” shall exclude any Excluded Swap Obligations. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents (and any of their Subsidiaries to the extent they have obligations under the Loan Documents) include the obligation (including guarantee obligations) to pay principal, interest, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Loan Party and to provide Cash Collateral under any Loan Document.
“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.
“OID” means original issue discount.
“Organization Documents” means,
(a)    with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction);

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(b)    with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); and
(c)    with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Applicable ECF Indebtedness” has the meaning specified in Section 2.07(b)(i).
“Other Applicable Indebtedness” has the meaning specified in Section 2.07(b)(ii)(B).
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.07).
“Parent Entity” means any Person of which the Borrower is a Subsidiary.
“Pari Passu Lien Debt” means any Indebtedness that is secured by Liens on all or any portion of the Collateral that are pari passu in priority with the Liens on all or any portion of the Collateral that secure the Obligations. For the avoidance of doubt, “Pari Passu Lien Debt” includes the Initial Term Loans, the Delayed Draw Term Loans (if any), the Revolving Loans (if any) and the Revolving Commitments, and excludes Obligations that are unsecured or secured by a Lien that is junior in priority to Liens on the Collateral securing Pari Passu Lien Debt. A Debt Representative acting on behalf of the holders of Pari Passu Lien Debt shall become party to, or otherwise subject to the provisions of an Equal Priority Intercreditor Agreement or the Collateral Documents securing the Initial Term Loans.
“Participant” has the meaning specified in Section 11.07(d).
“Participant Register” has the meaning specified in Section 11.07(e).
“Participation” has the meaning specified in Section 11.07(d).
“Partner” means any natural person that is a future, current or former partner of the Company. “
Payment” has the meaning specified in Section 10.16.
“Payment Notice” has the meaning specified in Section 10.16.
“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

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“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party or any of their respective ERISA Affiliates or to which any Loan Party or any of their respective ERISA Affiliates contributes or has an obligation to contribute or with respect to which any Loan Party or any of their respective ERISA Affiliates has any liability, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made, or has had an obligation to make, contributions at any time in the preceding five plan years.
“Permitted Acquisition” means (i) the Acquisition and (ii) unlimited acquisitions of all or substantially all the property, assets or business of another Person, or assets constituting a business unit, line of business or division of, any Person, or of a majority of the outstanding Equity Interests of any Person, in each case, to the extent such Persons become (or such assets become assets of) Restricted Subsidiaries after the Closing Date; provided that with respect to any Permitted Acquisition made in reliance on this clause (ii), (a) no Specified Event of Default shall have occurred and be continuing and (b) with respect to each such purchase or other acquisition, all actions required to be taken with respect to any such newly created or acquired Subsidiary (including each Subsidiary thereof that constitutes a Restricted Subsidiary) or assets in order to satisfy the requirements set forth in Section 6.11 to the extent applicable shall have been taken (or shall be taken), to the extent required by such section (or arrangements for the taking of such actions after the consummation of the Permitted Acquisition shall have been made) (unless such newly created or acquired Subsidiary constitutes an Excluded Subsidiary or is designated as an Unrestricted Subsidiary); provided further, that Permitted Acquisitions of any Person after the Closing Date that on the date of such Permitted Acquisition is not a Loan Party and is not required to become a Loan Party pursuant to Section 6.11 and assets that do not constitute Collateral shall not exceed at any time outstanding the greater of (i) $65,000,000 and (ii) 50% of TTM Consolidated Adjusted EBITDA.
“Permitted Equity Issuance” means any,
(a)    public or private sale or issuance of any Qualified Equity Interests of the Borrower or any Parent Entity, including pursuant to a Qualifying IPO but excluding any Specified Equity Contribution;
(b)    contribution to the equity capital of the Borrower or any other Loan Party (other than (i) a Specified Equity Contribution or (ii) in exchange for Disqualified Equity Interests);
(c)    sale or issuance of Indebtedness of Holdings, the Borrower or a Restricted Subsidiary (other than intercompany Indebtedness) to the extent converted into or exchanged for Qualified Equity Interests of Holdings, the Borrower or a Restricted Subsidiary;
provided that the amount of any Permitted Equity Issuance will be the amount of cash and Cash Equivalents received by the Borrower from any Person other than a Restricted Subsidiary in connection with such sale, issuance or contribution.
“Permitted Holders” means any of:
(a)    (i) Robert Bruce Barr, (ii) Lawrence James Lawson III, (iii) Robert Todd Brown and (iv) Eric Malchow;
(b)    [reserved];
(c)    any group (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) of which the Persons described in clause (a) above are controlling members; provided that without

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giving effect to the existence of such group or any other group, the Persons described in clause (a) above, collectively, beneficially own (as defined in Rules 13(d) and 14(d) of the Exchange Act) Equity Interests representing at least a majority of the aggregate ordinary voting power represented by the issued and outstanding Equity Interest of the Company (or any Successor Holdings, if applicable) then held by such group; and
(d)    any Parent Entity, as long as no Person beneficially owns (as defined in Rules 13d- 3 and 13d-5 under the Exchange Act), directly or indirectly, a majority of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of such entity other than (i) one or more Permitted Holders described in clauses (a)and/or (c) of this definition and/or (ii) one or more other direct or indirect parent entities that meet the criteria specified in this clause (d).
“Permitted Investment” means (a) any Permitted Acquisition and/or (b) any other Investment or acquisition permitted under Section 7.02.
“Permitted Junior Secured Refinancing Debt” means any Credit Agreement Refinancing Indebtedness that is Junior Lien Debt.
“Permitted Lien” means any Lien not prohibited by Section 7.01.
“Permitted Pari Passu Secured Refinancing Debt” means any Credit Agreement Refinancing Indebtedness that is Pari Passu Lien Debt.
“Permitted Priority Assets” means property or assets described in, or that secured by a Lien permitted by Section 7.01(d), Section 7.01(l), Section 7.01(m)(i), Section 7.01(o), Section 7.01(p), Section 7.01(q), Section 7.01(r), Section 7.01(s), or Section 7.01(z) and other Liens, property or assets otherwise approved by the Required Lenders.
“Permitted Ratio Debt” means Indebtedness of the Borrower or any Restricted Subsidiary; provided that, at the time of incurrence thereto, immediately after giving effect to the issuance, incurrence, or assumption of such Indebtedness (or, to the extent permitted under Section 1.08(f), the time commitments with respect thereto are first made assuming such commitments are fully drawn):
(i)    in the case of any Pari Passu Lien Debt, the First Lien Net Leverage Ratio for the applicable Test Period is equal to or less than 3.50 to 1.00;
(ii)    in the case of any Junior Lien Debt, the Secured Net Leverage Ratio for the applicable Test Period is equal to or less than 3.50 to 1.00, or
(iii)    in the case of any Indebtedness that is not secured by a Lien or secured by assets not constituting Collateral, the Total Net Leverage Ratio for the applicable Test Period is equal to or less than 3.50 to 1.00, in each case, after giving Pro Forma Effect to the incurrence of such Indebtedness and the use of proceeds thereof and measured as of and for the Test Period immediately preceding the issuance, incurrence or assumption of such Indebtedness.
Permitted Ratio Debt shall be subject to the provisions of Section 2.16(g) and Permitted Ratio Debt in the form of term loans that is Pari Passu Lien Debt shall be subject to the provisions of Section 2.16(h), in each case, as if such Permitted Ratio Debt was an Incremental Term Loan (and for the avoidance of doubt, subject to the same exclusions); provided, that the aggregate outstanding principal amount of all Permitted

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Ratio Debt incurred by Non-Loan Parties, together with all Indebtedness outstanding under Section 7.03(g), shall not at any time exceed the greater of (A) $65,000,000 and (B) 50% of TTM Consolidated Adjusted EBITDA.
Permitted Ratio Debt (i) may rank either pari passu or junior in right of payment with the Initial Facilities and (ii) for the avoidance of doubt, may be Pari Passu Lien Debt, Junior Lien Debt or unsecured Indebtedness. Permitted Ratio Debt will be deemed to include any Registered Equivalent Notes issued in exchange therefor.
“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, replacement, renewal or extension of any Indebtedness of such Person; provided that,
(a)    the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, replaced, renewed or extended except by an amount equal to unpaid accrued interest and premium (including tender premiums) thereon, plus OID and upfront fees plus other fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, replacement, renewal or extension and by an amount equal to any existing commitments unutilized thereunder;
(b)    other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to (i) Section 7.03(c) as it relates to intercompany Indebtedness solely among Loan Parties, Attributable Indebtedness relating to any transaction, Capitalized Leases and similar Indebtedness and Indebtedness arising from the conversion of obligations of the Borrower or any Restricted Subsidiary under or pursuant to any “synthetic lease” transactions to Indebtedness of the Borrower or such Restricted Subsidiary or (ii) Section 7.03(d), such modification, refinancing, refunding, replacement, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, replaced, renewed or extended;
(c)    other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(d), at the time thereof, no Event of Default shall have occurred and be continuing and with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(d), no Specified Event of Default shall have occurred and be continuing;
(d)    such Indebtedness shall not be incurred or guaranteed by any Loan Party or Restricted Subsidiary other than a Loan Party or Restricted Subsidiary that was an obligor of the Indebtedness being exchanged, extended, renewed, replaced or refinanced and no additional Loan Parties or Restricted Subsidiaries shall become liable for such Indebtedness;
(e)    if such Indebtedness being modified, refinanced, refunded, replaced, renewed, or extended is Junior Financing or Junior Lien Debt:
(i)    to the extent such Indebtedness being modified, refinanced, refunded, replaced, renewed, or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, replacement, renewal, or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, replaced, renewed or extended;

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(ii)    to the extent such Indebtedness being modified, refinanced, refunded, replaced, renewed, or extended is unsecured, such modification, refinancing, refunding, replacement, renewal or extension is either (A) unsecured or (B) secured only by Permitted Liens permitted to be incurred at such time (provided that such incurrence will thereafter count in the calculation of any remaining basket capacity thereunder, while such Indebtedness remains outstanding);
(iii)    to the extent such Indebtedness being modified, refinanced, refunded, replaced, renewed, or extended is secured by Liens, (A) such modification, refinancing, refunding, replacement, renewal or extension is either (1) unsecured or (2) secured only by Permitted Liens on the same assets securing such Indebtedness being modified, refinanced, refunded, replaced, renewed, or extended, provided that if such Indebtedness is Pari Passu Lien Debt or Junior Lien Debt, a Debt Representative acting on behalf of the holders of such Indebtedness has become party to, or is otherwise subject to the provisions of (1) if such Indebtedness is Pari Passu Lien Debt, an Equal Priority Intercreditor Agreement or (2) if such Indebtedness is Junior Lien Debt, a Junior Lien Intercreditor Agreement and (B) to the extent that such Liens are subordinated to the Liens securing the Obligations, such modification, refinancing, refunding, replacement, renewal or extension is secured by Liens that are subordinated to the Liens securing the Obligations on terms at least as favorable to the Lenders as those contained in the documentation (including any intercreditor or similar agreements) governing the Indebtedness being modified, refinanced, replaced, refunded, replaced, renewed or extended; and
(iv)    such modification, refinancing, refunding, replacement, renewal or extension is incurred by the Person who is the obligor of the Indebtedness being modified, refinanced, refunded, replaced, renewed or extended and no additional obligors become liable for such Indebtedness;
(f)    if such Indebtedness is secured by assets of Holdings, the Borrower or any Restricted Subsidiary:
(i)    such Indebtedness shall not be secured by Liens on any assets of Holdings, the Borrower or any Restricted Subsidiary that are not also subject to, or would be required to be subject to pursuant to the Loan Documents, a Lien securing the Obligations (except (1) Liens on property or assets applicable only to periods after the Latest Maturity Date at the time of incurrence, and (2) any Liens on property or assets to the extent that a Lien on such property or asset is also added for the benefit of the Lenders); and
(ii)    if such Indebtedness is Pari Passu Lien Debt or Junior Lien Debt, a Debt Representative acting on behalf of the holders of such Indebtedness has become party to, or is otherwise subject to the provisions of (A) if such Indebtedness is Pari Passu Lien Debt, an Equal Priority Intercreditor Agreement or (B) if such Indebtedness is Junior Lien Debt, a Junior Lien Intercreditor Agreement; and
(g)    in the case of any Permitted Refinancing in respect of any Permitted Pari Passu Secured Refinancing Debt or any Permitted Junior Secured Refinancing Debt, in each case, such Permitted Refinancing is secured by Liens on Collateral of Loan Parties that are subject to an Equal Priority Intercreditor Agreement or Junior Lien Intercreditor Agreement, as applicable.
Permitted Refinancing will be deemed to include any Registered Equivalent Notes issued in exchange therefor.

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“Permitted Reorganization” means any transaction,
(a)    undertaken to effect a corporate reorganization (or similar transaction or event) for operational or efficiency purposes,
(b)    undertaken in connection with and reasonably required for consummating a Qualifying IPO, or
(c)    related to tax planning or tax reorganization,
in each case, as determined in good faith by the Borrower and entered into after the Closing Date; provided that, (i) no Event of Default is continuing immediately prior to such transaction and immediately after giving effect thereto and (ii) the Borrower has determined in good faith that, after giving effect to such transaction, the security interests of the Lenders in the Collateral (taken as a whole) and the Guarantees of the Obligations (taken as a whole), in each case, would not be materially impaired as a result thereof, and such transaction would not otherwise be materially adverse to the Lenders.
“Permitted Tax Distributions” means,
(a)    for any taxable period ending prior to any Qualifying IPO and after the Closing Date for which Borrower is treated as a partnership (or disregarded as an entity separate from a partnership) that is not wholly-owned by a corporation for U.S. federal income tax purposes, distributions to the direct and indirect equity owners of the Borrower in an aggregate amount not to exceed the aggregate amounts required to be distributed as tax distributions pursuant to Section 5.3 of the LILP LPA ;
(b)    for any taxable period (or portion thereof) ending after any Qualifying IPO for which the Borrower is treated as a partnership (or disregarded as an entity separate from a partnership) that is not wholly-owned by a corporation for U.S. federal income tax purposes, distributions in an aggregate amount for such taxable period not to exceed the product of (1) the taxable income of the Borrower and its Subsidiaries for such taxable period (determined without regard to any adjustments pursuant to Section 734 or 743 of the Code) that is allocated to the direct and indirect equity holders of the Borrower and (2) the highest combined marginal U.S. federal, state and/or local income tax rate (taking into account the character of the taxable income in question (e.g., long term capital gain, qualified dividend income, etc.)) applicable to any direct or indirect equity holder of the Borrower (as estimated by the Borrower in good faith); provided that, to the extent a direct or indirect equity holder of the Borrower would be entitled to receive less than its pro rata share (in accordance with relative economic ownership of the Borrower) of the amounts of tax distributions otherwise distributable by the Borrower pursuant to this clause (B) on any given date, the amounts of Permitted Tax Distributions otherwise permitted pursuant to this clause (B) shall be increased to ensure that the direct and indirect equity holders of the Borrower shall receive an amount pursuant to this clause (B) so that all tax distributions by the Borrower are made to its direct and indirect equity holders pro rata in accordance with relative economic ownership; or
(c)    for any taxable year ending after the Closing Date for which (i) the Borrower is treated as a corporation that is a member of a consolidated, combined, unitary or similar income tax group for U.S. federal or applicable foreign, state and/or local income tax purposes (a “Tax Group”) of which a direct or indirect parent company of the Borrower is the common parent or (ii) the Borrower is a pass-through or disregarded entity for U.S. federal or applicable foreign, state or local income tax purposes that is wholly-owned (directly or indirectly) by one or more corporations for U.S. federal income tax purposes, distributions to fund the portion of the U.S. federal, foreign,

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state and/or local income taxes of such Tax Group or such corporation(s) (as applicable) for such taxable period that is attributable to the taxable income of the Borrower and/or the applicable Subsidiaries.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Platform” has the meaning specified in Section 6.02.
“Pledged Debt” has the meaning specified in the Security Agreement. “Pledged Equity” has the meaning specified in the Security Agreement.
“Post-Closing Loan Parties” means the Acquired Business and its subsidiaries (other than Excluded Subsidiaries).
“Prepayment Date” has the meaning specified in Section 2.07(b)(vii).
“Prepayment Notice” means a written notice made pursuant to Section 2.07(a)(i) substantially in the form of Exhibit J (or otherwise reasonably satisfactory to the Borrower and the Administrative Agent).
“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“Private-Side Information” means any information with respect to Holdings and its Subsidiaries that is not Public-Side Information.
“Pro Forma Basis” and “Pro Forma Effect” mean, with respect to compliance with any test or covenant or calculation hereunder, the determination or calculation of such test, covenant or ratio (including in connection with Specified Transactions), (x) after giving pro forma effect to the occurrence of each Specified Transaction identified by the Borrower or otherwise occurring in the same transaction or series of related transactions, with such pro forma calculations and adjustments calculated in good faith by a Responsible Officer in accordance with Section 1.08; it being agreed that such pro forma adjustments may include, subject to any applicable caps in the definition of Consolidated Adjusted EBITDA, the amount of cost savings, operating expense reductions, and cost synergies, projected by the Borrower in good faith to be realized as a result of such Specified Transaction and other actions taken no later than 12 months from the date of consummation of such Specified Transaction (calculated as though amounts had been realized on the first day of the applicable Test Period and as if any such cost savings, operating expense reductions and cost synergies were realized during the entirety of such period) in connection with or relating to such Specified Transaction (net of the amount of actual benefits realized during such period from such actions); provided that (a) such cost savings, operating expense reductions, and cost synergies are reasonably identifiable and quantifiable in the good faith judgment of the Borrower and (b) no amounts shall be included pursuant to such adjustments to the extent (i) less than zero or (ii) duplicative of any amounts that are otherwise included in calculating Consolidated Adjusted EBITDA, whether through a pro forma adjustment or otherwise and (y) unless otherwise expressly required hereunder, determined by reference to the financial statements for the Test Period ended on or most recently prior to such calculation.

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In addition to the foregoing, and notwithstanding anything in this Agreement to the contrary, to the extent any Indebtedness is incurred or assumed in connection with any transaction permitted hereunder, any pro forma determination of the First Lien Net Leverage Ratio, Secured Net Leverage Ratio or Total Net Leverage Ratio or compliance with the financial covenants required to be made under this Agreement in connection with such transaction shall be made without including the proceeds of such incurred or assumed Indebtedness for cash netting purposes.
“Pro Rata Share” means,
(a)    with respect to all payments, computations and other matters relating to the Term Loans of a given Class of any Lender at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Term Loan Exposure of such Class of such Lender at such time and the denominator of which is the aggregate Term Loan Exposure of such Class of all Lenders at such time;
(b)    with respect to all payments, computations and other matters relating to the Incremental Term Loans of any Lender at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Incremental Term Loan Exposure of such Lender at such time and the denominator of which is the aggregate Incremental Term Loan Exposure of all Lenders at such time; and
(c)    (i) with respect to all payments, computations and other matters relating to the Revolving Commitment of any Lender at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the unused Revolving Commitment of that Lender and the denominator of which is the aggregate unused Revolving Commitments of all Lenders at such time and (ii) with respect to all payments, computations and other matters relating to the Revolving Loans of any Lender and any Letters of Credit issued or participations purchased therein by any Lender or any participation in any Swing Line Loans purchased by any Lender at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Revolving Exposure of that Lender and the denominator of which is the aggregate Revolving Exposure of all Lenders at such time.
“Proceeds” has the meaning specified in the UCC.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Company Costs” means costs relating to compliance with the Sarbanes-Oxley Act of 2002, as amended, and other expenses arising out of or incidental to Holdings’ status (or any relevant Parent Entity’s status) as a reporting company, including costs, fees and expenses (including legal, accounting and other professional fees) relating to compliance with provisions of the Securities Act and the Exchange Act, the rules of securities exchange companies with listed equity securities, directors’ compensation, fees and expense reimbursement, shareholder meetings and reports to shareholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees, and listing fees.
“Public Lenders” means Lenders that do not wish to receive Private-Side Information.
“Public-Side Information” means (a) at any time prior to a Parent Entity or Holdings or any of their respective Subsidiaries becoming the issuer of any Traded Securities, information that Holdings determines (i) would be required by applicable Law to be publicly disclosed in connection with an issuance by such Parent Entity or Holdings or any of their respective Subsidiaries of its debt or equity securities pursuant to

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a registered public offering made at such time or (ii) not material to make an investment decision with respect to securities of such Parent Entity or Holdings or any of their respective Subsidiaries (for purposes of United States federal, state or other applicable securities laws), and (b) at any time on or after such Parent Entity or Holdings or any of their respective Subsidiaries becoming the issuer of any Traded Securities, information that does not constitute material non-public information (within the meaning of United States federal, state or other applicable securities laws) with respect to such Parent Entity or Holdings or any of their respective Subsidiaries or any of their respective securities.
“Put/Call Agreement” means the Put/Call Agreement, dated as of September 9, 2025, by and among Lincoln International, LP, a Delaware limited partnership, MarshBerry Holdco, Inc., an Ohio corporation, and MarshBerry Holdco II, LLC, an Ohio limited liability company.
“Put/Call Arrangements” has the meaning specified in Section 7.06(l).
“Put/Call Notes” means the unsecured notes issued pursuant to the Put/Call Arrangements.
“Put/Call Shared Cap” has the meaning specified in Section 7.06(l).
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning specified in Section 11.26(a).
“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests. “
Qualified Professional Asset Manager” has the meaning specified in Section 10.15(c).
“Qualified Securitization Financing” means any Securitization Financing that meets the following conditions:
(a)    such Qualified Securitization Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Borrower and any applicable Securitization Subsidiary, as determined by the Borrower in good faith;
(b)    all sales, transfers and/or contributions of Securitization Operating Assets are made at fair market value; and
(c)    the financing terms, covenants, termination events and other provisions thereof, including any Standard Securitization Undertakings, shall be customary market terms for financings of that type, as determined by the Borrower in good faith.
“Qualifying IPO” means
(a)    the issuance by Holdings or any Parent Entity of its common Equity Interests in an underwritten primary public offering or direct listing, other than a public offering pursuant to a registration statement on Form S-8, pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering);

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(b)    any transaction or series of related transactions, following consummation of which Holdings or any Parent Entity is either subject to the periodic reporting obligations of the Exchange Act, or has a class or series of Equity Interests publicly traded on a recognized securities exchange, in each case, if following such transaction or series of transactions, any class or series of Equity Interests of such Person is listed on a national securities exchange; or
(c)    the (i) issuance and sale by IPO Co., Holdings or any Parent Entity of its common Equity Interests (and the contribution of all or any portion of the proceeds of such issuance to the Borrower in the form of cash common equity) in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement (whether alone or in connection with a secondary public offering) filed with the U.S. Securities and Exchange Commission (or any Governmental Authority succeeding to any of its principal functions) in accordance with the Securities Act and such Equity Interests of IPO Co., Holdings or such Parent Entity are listed on a nationally-recognized stock exchange in the United States of America and (ii) any transactions or actions taken in connection with and reasonably related to consummating such a public offering (including the execution, delivery and performance of customary documentation (and amendments to existing documentation) governing the relations between the IPO Co., Holdings, Borrower or any Parent Entity, their respective Subsidiaries, and the direct or indirect members of Holdings, including any redemption and exchange agreements, tax sharing arrangements or tax receivable agreements entered into in connection therewith on customary terms for similar transactions).
“Ratio Amount” means an aggregate principal amount that, after giving Pro Forma Effect to the incurrence thereof, would not result in:
(a)    with respect to an Incremental Facility or Incremental Equivalent Debt to be incurred as Pari Passu Lien Debt, the First Lien Net Leverage Ratio for the applicable Test Period being greater than 3.50 to 1.00;
(b)    with respect to any Incremental Facility or Incremental Equivalent Debt to be incurred as Junior Lien Debt, the Secured Net Leverage Ratio for the applicable Test Period being greater than 3.50 to 1.00; or
(c)    with respect to any Incremental Facility or Incremental Equivalent Debt that is not secured by a Lien or secured by assets not constituting Collateral, the Total Net Leverage Ratio for the applicable Test Period being greater than 3.50 to 1.00.
“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable.
“Reference Date” has the meaning specified in the definition of “Available Amount”.
“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two (2) U.S. Government Securities Business Days preceding the date of such setting, (2) following a Benchmark Transition Event and a Benchmark Replacement Date with respect to the Term SOFR Rate, if such Benchmark is Daily Simple SOFR, then four (4) U.S. Government Securities Business Days prior to such setting or (3) if such Benchmark is none of the Term SOFR Rate or Daily Simple SOFR, the time determined by the Administrative Agent in its reasonable discretion.
“Refinanced Debt” has the meaning assigned to such term in the definition of “Credit Agreement Refinancing Indebtedness”.

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“Refinanced Loans” has the meaning specified in Section 11.01.
“Refinancing Amendment” means an amendment to this Agreement executed by each of (a) the Borrower and Holdings, (b) the Administrative Agent and (c) each Additional Lender and Lender that agrees to provide any portion of the Credit Agreement Refinancing Indebtedness being incurred pursuant thereto, in accordance with Section 2.17.
“Refinancing Commitments” means any Refinancing Term Commitments or Refinancing Revolving Commitments.
“Refinancing Facility Closing Date” has the meaning specified in Section 2.17(e).
“Refinancing Loans” means any Refinancing Term Loans or Refinancing Revolving Loans.
“Refinancing Revolving Commitments” means one or more Classes of Revolving Loan commitments hereunder that result from a Refinancing Amendment.
“Refinancing Revolving Loans” means one or more Classes of Revolving Loans that result from a Refinancing Amendment.
“Refinancing Term Commitments” means one or more Classes of Term Loan commitments hereunder that result from a Refinancing Amendment.
“Refinancing Term Loans” means one or more Classes of Term Loans that result from a Refinancing Amendment.
“Register” has the meaning specified in Section 11.07(c).
“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act, substantially identical notes (having the same Guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.
“Regulated Entity” means (a) any swap dealer registered with the U.S. Commodity Futures Trading Commission or security-based swap dealer registered with the U.S. Securities and Exchange Commission, as applicable; or (b) any commercial bank with a consolidated combined capital and surplus of at least $5,000,000,000 that is (i) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation; (ii) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913; (iii) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Board under 12 C.F.R. part 211; (iv) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (iii); or (v) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction.
“Reimbursement Obligations” means, at any time, the aggregate amount of Letter of Credit Disbursements that have not been reimbursed by the Borrower (or refinanced with the proceeds of a Loan) in accordance with Section 2.04.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and representatives of such Person and of such Person’s Affiliates.

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“Release Actions” has the meaning specified in Section 10.11(b).
“Release Certificate” has the meaning specified in Section 10.11(b).
“Release/Subordination Event” has the meaning specified in Section 10.11(a)(ii).
“Relevant Four Fiscal Quarter Period” means, with respect to any requested Specified Equity Contribution, any four-fiscal quarter period ending on (and including) the fiscal quarter in which Consolidated Adjusted EBITDA will be increased as a result of such Specified Equity Contribution.
“Relevant Rate” means (i) with respect to any Benchmark Borrowing, the Adjusted Term SOFR, and (ii) with respect to any RFR Borrowing, Adjusted Daily Simple SOFR, as applicable.
“Replacement Loans” has the meaning specified in Section 11.01.
“Reportable Event” means, with respect to any Pension Plan, any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the thirty-day notice period has been waived.
“Required Delayed Draw Lenders” means, as of any date of determination, Lenders having or holding more than 50% of the aggregate unfunded Delayed Draw Commitments then outstanding; provided that the aggregate unfunded Delayed Draw Commitments of or held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Delayed Draw Lenders.
“Required Facility Lenders” means, with respect to any Facility (other than the Revolving Loans) on any date of determination, Lenders having or holding more than 50% of the sum of (a) the aggregate principal amount of outstanding Loans under such Facility and (b) the aggregate unused Commitments under such Facility; provided that (i) the portion of outstanding Loans and the unused Commitments of such Facility, as applicable, held or deemed held by any Defaulting Lender or Disqualified Lender subject to Section 11.27 shall be excluded for purposes of making a determination of Required Facility Lenders and (ii) if at any time there are two (2) or more Lenders under such Facility that are not Affiliates or Approved Funds of one another, “Required Facility Lenders” shall include at least two (2) Lenders under such Facility that are not Affiliates or Approved Funds of one another.
“Required Lenders” means, as of any date of determination, Lenders having or holding more than 50% of the sum of the (a) the aggregate Term Loan Exposure of all Lenders and (b) the aggregate Revolving Exposure and Revolving Commitments of all Lenders; provided that (i) the aggregate Term Loan Exposure and Revolving Exposure and Revolving Commitment of or held by any Defaulting Lender or Disqualified Lender subject to Section 11.27 shall be excluded for purposes of making a determination of Required Lenders, (ii) any determination of Required Lenders shall be subject to the limitations set forth in Section 2.16(c) with respect to unfunded commitments under Incremental Facilities and (iii) if at any time there are two (2) or more Lenders that are not Affiliates or Approved Funds of one another, “Required Lenders” shall include at least two (2) Lenders that are not Affiliates or Approved Funds of one another; provided further that, in the case of clause (i) above, the Revolving Exposure of any Lender that is a Swing Line Lender shall be deemed to exclude any amount of its Swing Line Exposure in excess of its Pro Rata Share of all outstanding Swing Line Loans, adjusted to give effect to any reallocation under Section 2.19 of the Swing Line Exposures of Defaulting Lenders in effect at such time, and the unfunded Revolving Commitment of such Lender shall be determined on the basis of its Revolving Exposure excluding such excess amount.
“Required Revolving Lenders” means, as of any date of determination, Lenders having or holding more than 50% of the aggregate Revolving Exposure and Revolving Commitments of all Lenders; provided that

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(i) Revolving Exposure of or held by any Defaulting Lender or Disqualified Lender subject to Section 11.27 shall be excluded for purposes of making a determination of Required Revolving Lenders and (ii) if at any time there are two (2) or more Lenders under the Revolving Facility that are not Affiliates or Approved Funds of one another, “Required Revolving Lenders” shall include at least two (2) Lenders under the Revolving Facility that are not Affiliates or Approved Funds of one another; provided further that the Revolving Exposure of any Lender that is a Swing Line Lender shall be deemed to exclude any amount of its Swing Line Exposure in excess of its Pro Rata Share of all outstanding Swing Line Loans, adjusted to give effect to any reallocation under Section 2.19 of the Swing Line Exposures of Defaulting Lenders in effect at such time, and the unfunded Revolving Commitment of such Lender shall be determined on the basis of its Revolving Exposure excluding such excess amount.
“Repricing Event” means (a) the incurrence by the Borrower or any other Loan Party of any term loan facility that is Pari Passu Lien Debt (including any new or additional Initial Term Loans, whether incurred directly or by way of the conversion of the Initial Term Loans into a new tranche of replacement Initial Term Loans) (i) having an All-In Yield that is less than the all-in yield for the Initial Term Loans, and (ii) the proceeds of which are used to prepay (or, in the case of a conversion, deemed to prepay or replace), in whole or in part, the outstanding principal of the Initial Term Loans; or (b) any effective reduction in the all-in yield applicable to the Initial Term Loans pursuant to an amendment; provided that a Repricing Event shall not include any event described in clause (a) or (b) above that (i) is not consummated for the primary purpose of lowering the all-in yield applicable to the Initial Term Loans (as determined in good faith by the Borrower), or (ii) that is consummated in connection with any of the following transactions: a Change of Control, a Qualifying IPO, an Acquisition, a Restricted Payment and a Disposition. For the avoidance of doubt, (A) any reduction in margin or fees pursuant to a bona fide leveraged-based or other applicable “step-down” that may, from time to time, be applicable to a Facility shall not constitute a Repricing Event and (B) any voluntary assignment of Loans to a Loan Party or restricted subsidiary in accordance with the terms hereof shall not constitute a Repricing Event.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means the executive chairman, chief executive officer, president, senior vice president, senior vice president (finance), vice president, chief financial officer, treasurer, manager of treasury activities or assistant treasurer or other similar officer or Person performing similar functions of a Loan Party and, as to any document delivered on the Closing Date, any secretary or assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. Unless otherwise specified, all references herein to a “Responsible Officer” shall refer to a Responsible Officer of the Borrower. To the extent requested by the Administrative Agent for “know your customer” and similar requirements applicable to such Agent, the applicable Loan Party shall promptly deliver a properly executed and countersigned incumbency certificate for any Responsible Officer.
“Restricted” means, when referring to cash or Cash Equivalents of Holdings, the Borrower or any of the Restricted Subsidiaries, that such cash or Cash Equivalents appear (or would be required to appear) as “restricted” on a consolidated balance sheet of Holdings, the Borrower or such Restricted Subsidiary, unless such appearance is related to a restriction in favor of, the Administrative Agent, the Collateral Agent or any Lender.

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“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of Holdings, the Borrower or any of the Restricted Subsidiaries or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in Holdings, the Borrower or any Restricted Subsidiary or any option, warrant or other right to acquire any such Equity Interests in Holdings, the Borrower or any Restricted Subsidiary.
“Restricted Subsidiary” means any Subsidiary of the Borrower other than an Unrestricted Subsidiary.
“Reuters” means, as applicable, Thomson Reuters Corp, Refinitiv, or any successor thereto.
“RFR” means, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Daily Simple SOFR (excluding, for the avoidance of doubt, any Base Rate Loan or Borrowing).
“Revaluation Date” means (a) with respect to any Loan denominated in any Alternative Currency, each of the following: (i) the date of the Borrowing of such Loan and (ii) (A) with respect to any Benchmark Loan, each date of a conversion into or continuation of such Loan pursuant to the terms of this Agreement and (B) with respect to any Benchmark Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month); (b) with respect to any Letter of Credit denominated in an Alternative Currency, each of the following: (i) the date on which such Letter of Credit is issued, (ii) the first Business Day of each calendar month and (iii) the date of any amendment of such Letter of Credit that has the effect of increasing the face amount thereof; and (c) any additional date as the Administrative Agent may determine at any time when an Event of Default exists.
“Revolving Commitment” means the commitment of a Lender to make or otherwise fund any Revolving Loan and to acquire participations in Letters of Credit and Swing Line Loans hereunder and “Revolving Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Revolving Commitment, if any, is set forth on Section 2.01 under the caption “Revolving Commitment” or in the applicable Assignment and Assumption, subject to any increase, adjustment or reduction pursuant to the terms and conditions hereof including Section 2.16. The aggregate amount of the Revolving Commitments as of the Closing Date is $5,000,000.
“Revolving Commitment Period” means the period from and including the Closing Date to but excluding the Revolving Commitment Termination Date.
“Revolving Commitment Termination Date” means with respect to Revolving Commitments that have not been extended pursuant to Section 2.18, the date that is the earliest to occur of (a) the Maturity Date for the Revolving Loans, and (b) the date the Revolving Commitments, are permanently reduced to zero in accordance with this Agreement.
“Revolving Exposure” means, with respect to any Lender as of any date of determination, the sum of the aggregate outstanding principal amount of such Lender’s Revolving Loans and its Letter of Credit Usage and its Swing Line Exposure at such time.
“Revolving Facility” means the Facility comprised of the Revolving Commitments, Revolving Loans, Swing Line Loans and Letters of Credit.
“Revolving Lender” means a Lender having a Revolving Commitment or other Revolving Exposure.

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“Revolving Loan Note” means a promissory note in the form of Exhibit B-2.
“Revolving Loans” has the meaning specified in Section 2.02(a).
“S&P” means Standard & Poor’s, a division of S&P Global Inc., and any successor thereto.
“Sale Leaseback Transaction” means a sale leaseback transaction with respect to all or any portion of any real property, equipment or capital assets owned by a Loan Party or other property customarily included in such transactions.
“Same Day Funds” means disbursements and payments in immediately available funds.
“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any comprehensive or territory-wide Sanctions (at the time of this Agreement, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, and North Korea, and prior to July 1, 2025, Syria).
“Sanctioned Person” means, at any time, any Person that is the subject or target of any Sanctions, including any Person that is (a) listed in any Sanctions-related list of designated Persons maintained by the U.S. government, (including by OFAC, or the U.S. Department of State), or by the United Nations Security Council, the European Union, any European Union member state, or the United Kingdom (including HM’s Treasury), (b) operating, organized or resident in a Sanctioned Country, or (c) where relevant under applicable Sanctions, 50% or more owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b) (as ownership and control may be defined and/or established in and/or by any applicable laws, rules, regulations, or orders).
“Sanctions” means all economic or financial sanctions, trade embargoes or similar restrictions imposed, administered or enforced from time to time by (a) the U.S. government (including those administered by OFAC or the U.S. Department of State), or (b) the United Nations Security Council, the European Union, any European Union member state or the United Kingdom (including HM’s Treasury).
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Secured Hedge Agreement” means any Hedge Agreement that is entered into by and between any Loan Party or a Restricted Subsidiary, on the one hand, and any Hedge Bank.
“Secured Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Secured Net Debt outstanding as of the last day of such Test Period to (b) Consolidated Adjusted EBITDA of Holdings for such Test Period, all calculated for Holdings, the Borrower and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP.
“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders, each Issuing Bank, each Swing Line Lender, each Hedge Bank under each Secured Hedge Agreement, each Cash Management Bank, the Supplemental Administrative Agent and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 10.05 and Section 10.12.
“Securities Act” means the U.S. Securities Act of 1933, as amended.
“Securitization Assets” means any Securitization Receivable Assets and any Securitization Operating Assets.

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“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Securitization Subsidiary in connection with any Qualified Securitization Financing.
“Securitization Financing” means any transaction or series of transactions that may be entered into by the Borrower or any of its Restricted Subsidiaries pursuant to which the Borrower or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to a Securitization Subsidiary (in the case of a transfer by the Borrower or any of its Restricted Subsidiaries) or (b) any other Person (in the case of a transfer by a Securitization Subsidiary in the context of a receivables financing), or may grant a security interest or Lien in, any Securitization Operating Assets of the Borrower or any of its Restricted Subsidiaries, and any assets related thereto, including all collateral securing such Securitization Operating Assets, all contracts and all guarantees or other obligations in respect of such Securitization Operating Assets and proceeds of such Securitization Operating Assets.
“Securitization Operating Assets” means contract rights, physical assets (including vehicles or real estate and other assets identified by the Borrower) and the proceeds thereof and any Securitization Receivable Assets that may be related thereto which the Borrower has determined in good faith are required to be transferred, or in respect of which security interests are required to be granted, in connection with securitizations of operating assets or revenue streams relating thereto. Notwithstanding the foregoing, in no event shall any Material Intellectual Property of Holdings, the Borrower or any Restricted Subsidiary constitute Securitization Operating Assets.
“Securitization Receivable Assets” means, any accounts receivable, royalty or other revenue streams, other rights to payment (including with respect to rights of payment pursuant to the terms of Joint Ventures), all collateral securing such accounts receivable, royalty or other revenue streams or rights to payment, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, royalty or other revenue streams or rights to payment, all proceeds of such accounts receivable, royalty or other revenue streams or rights to payment and other assets (including contract rights) which the Borrower has determined are required to be transferred or in respect of which security interests are required to be granted in connection with securitizations of accounts receivable, royalty or other revenue streams or rights to payment and which are sold, transferred or otherwise conveyed by the Borrower or a Restricted Subsidiary to a Securitization Subsidiary or to a financing institution, in each case, in connection with a Qualified Securitization Financing.
“Securitization Repurchase Obligation” means any customary obligation of a seller or transferor of Securitization Operating Assets in a Qualified Securitization Financing to repurchase (or provide an indemnity in lieu thereof) Securitization Operating Assets arising as a result of a breach of a Standard Securitization Undertaking, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.
“Securitization Subsidiary” means a wholly-owned Restricted Subsidiary of the Borrower that is a special purpose, bankruptcy remote vehicle that engages in no activities other than in connection with the financing of Securitization Operating Assets of the Borrower or its Restricted Subsidiaries; and
(a)    no portion of the Indebtedness or any other obligation (contingent or otherwise) of which (i) is guaranteed by Holdings, the Borrower or any other Restricted Subsidiary, other than another Securitization Subsidiary (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates Holdings, the Borrower or any Restricted Subsidiary or any of their respective assets, other than another Securitization Subsidiary or its assets, in any way other than pursuant to Standard

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Securitization Undertakings or (iii) subjects any property or asset of Holdings, the Borrower or any Restricted Subsidiary, other than another Securitization Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;
(b)    with which none of Holdings, the Borrower or any Restricted Subsidiary, other than another Securitization Subsidiary, has any material contract, agreement, arrangement or understanding other than on terms which the Borrower reasonably believes to be no less favorable to Holdings, the Borrower or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Borrower; and
(c)    to which none of Holdings, the Borrower or any Restricted Subsidiary, other than another Securitization Subsidiary, has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.
it being agreed that a Securitization Asset consisting of an obligation of or to any Affiliate of a Loan Party shall not result in non-compliance with any of the foregoing provisions.
“Security Agreement” means, collectively, the Security Agreement executed by the Loan Parties, substantially in the form of Exhibit F, together with each Security Agreement Supplement executed and delivered pursuant to Section 6.11.
“Security Agreement Supplement” has the meaning specified in the Security Agreement.
“Similar Business” means any business whose revenues are derived from (a) business or activities conducted by the Borrower and the Restricted Subsidiaries on the Closing Date or (b) any business that is a natural outgrowth or reasonable extension, development or expansion of any such business or any business similar, reasonably related, incidental, complementary or ancillary to any of the foregoing.
“SOFR” means a rate per annum equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the assets of such Person, on a consolidated basis with its Restricted Subsidiaries, exceeds its debts and liabilities, subordinated, contingent or otherwise, on a consolidated basis, (b) the present fair saleable value of the property of such Person, on a consolidated basis with its Restricted Subsidiaries, is greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, on a consolidated basis, as such debts and other liabilities become absolute and matured, (c) such Person, on a consolidated basis with its Restricted Subsidiaries, is able to pay its debts and liabilities, subordinated, contingent or otherwise, on a consolidated basis, as such liabilities become absolute and matured and (d) such Person, on a consolidated basis with its Restricted Subsidiaries, is not engaged in, and is not about to engage in, business for which it has unreasonably small capital. The amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.

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“SPC” has the meaning specified in Section 11.07(g).
“Specified Event of Default” means an Event of Default pursuant to Section 9.01(a) or an Event of Default pursuant to Section 9.01(f) of the Borrower.
“Specified Representations” means those representations and warranties made by Holdings and the other Loan Parties in Section 5.01(a) (with respect to organizational existence only), Section 5.01(b)(ii), Section 5.02(a), Section 5.02(b)(i), Section 5.02(b)(iii), Section 5.04, Section 5.13, Section 5.16, Section 5.17(a)(ii)(x), Section 5.17(d) and Section 5.18.
“Specified Transaction” means any of the following identified by the Borrower to the extent permitted hereunder: (a) transaction or series of related transactions, including Investments and Acquisition Transactions, that results in a Person becoming a Restricted Subsidiary, (b) any designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary, (c) any restructuring, transaction or series of related transactions, including Dispositions, that results in a Restricted Subsidiary ceasing to be a Subsidiary of the Borrower, (d) any restructuring, acquisition or disposition of assets constituting a business unit, line of business or division of another Person or a facility, in each case, whether by merger, consolidation, amalgamation or otherwise, (e) any incurrence or repayment of Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes), (f) any Permitted Equity Issuance and (g) any Permitted Reorganization.
“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance of Affiliates entered into by the Borrower or any Restricted Subsidiary of the Borrower that the Borrower has determined are customary or required in a Securitization Financing.
“Subsidiary” means, with respect to any Person, at any date, any corporation, partnership, limited liability company or other entity of which (a) securities or other ownership interests representing more than 50% of the Equity Interests or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held, or (b) that is, as of such date, otherwise Controlled, by such Person and/or one or more subsidiaries of such Person. Unless otherwise indicated in this Agreement, all references to Subsidiaries will mean Subsidiaries of the Borrower.
“Subsidiary Guarantor” means, at any time, any Restricted Subsidiary (other than any Excluded Subsidiary) that, at such time, is a party to the Guaranty and the Security Agreement.
“Successor Borrower” has the meaning specified in Section 7.04(e).
“Successor Holdings” means any successor to Holdings pursuant to Section 7.04(g)(ii) or 7.13(b)(ii), as applicable, together with such Person’s subsequent successors and assigns permitted hereunder.
“Supplemental Administrative Agent” and “Supplemental Administrative Agents” have the meanings specified in Section 10.12(a).
“Supported QFC” has the meaning specified in Section 11.26(a).
“Swap Obligations” means with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

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“Swap Termination Value” means, in respect of any one or more Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Agreements, (a) for any date on or after the date such Hedge Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedge Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedge Agreements (which may include a Lender or any Affiliate of a Lender).
“Swing Line Exposure” means, at any time, the aggregate principal amount of all Swing Line Loans outstanding at such time. The Swing Line Exposure of any Lender at any time shall be the sum of (a) its Pro Rata Share of the aggregate principal amount of all Swing Line Loans outstanding at such time (excluding, in the case of any Lender that is a Swing Line Lender, Swing Line Loans made by such Lender in its capacity as a Swing Line Lender that are outstanding at such time to the extent that the other Lenders shall not have funded their participations in such Swing Line Loans), adjusted to give effect to any reallocation under Section 2.19 of the Swing Line Exposure of Defaulting Lenders in effect at such time, and (b) in the case of any Lender that is a Swing Line Lender, the aggregate principal amount of all Swing Line Loans made by such Lender as a Swing Line Lender outstanding at such time, less the amount of participations funded by the other Lenders in such Swing Line Loans.
“Swing Line Lender” means a Revolving Lender after the Closing Date that agrees to issue a Swing Line Loan in writing in its sole discretion; provided that there is no Swing Line Lender as of the Closing Date.
“Swing Line Loan” means the swing line loan made by the Swing Line Lender to the Borrower pursuant to Section 2.03.
“Swing Line Loan Request” means a Swing Line Loan Request substantially in the form of Exhibit A-4, or such other form as approved by the Administrative Agent.
“Swing Line Note” means a promissory note in the form of Exhibit B-3, as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.
“Swing Line Sublimit” means the lesser of (a) the greater of (1) $2,500,000 and (2) such higher amount as the Borrower and the Swing Line Lender may from time to time agree (with written notice to the Administrative Agent) and (b) the aggregate Revolving Commitments.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Loan” means the Initial Term Loans, Delayed Draw Term Loans, Incremental Term Loans, Extended Term Loans, Refinancing Term Loans, Replacement Loans and Additional Credit Facilities, to the extent not otherwise indicated and as the context may require.
“Term Loan Commitment” means, as to each Lender, its obligation to make a Term Loan to the Borrower hereunder (including any Initial Term Loan Commitment and Delayed Draw Commitment), expressed as an amount representing the maximum principal amount of the Term Loans to be made by such Lender under this Agreement, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) reduced or increased from time to time pursuant to (i) assignments by or to such Lender pursuant to an Assignment and Assumption, (ii) a Refinancing Amendment or (iii) an Extension and (c) increased from time to time pursuant to an Incremental Amendment.

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“Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Term Loans of such Lender; provided, at any time prior to the making of a Term Loan, the Term Loan Exposure of any Lender with respect to such Term Loan shall be equal to such Lender’s Term Loan Commitment with respect to such Term Loan, and, with regard to any Incremental Amendment at any time prior to the making of the applicable Incremental Term Loans thereunder, the Term Loan Exposure of any Lender with respect to such Incremental Term Facility shall be equal to such Lender’s Incremental Term Loan Commitment thereunder.
“Term Loan Lender” means a Lender having a Term Loan Commitment or other Term Loan Exposure.
“Term Loan Note” means a promissory note of the Borrower payable to any Lender or its registered assigns, in substantially the form of Exhibit B-1 hereto, evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from the Term Loans made by such Lender.
“Term SOFR” means,
(a)    for any calculation with respect to any Borrowing of Benchmark Loans with respect to which interest is determined with reference to the Term SOFR, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day, the Term SOFR Reference Rate for the applicable Interest Period has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such Interest Period as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such Interest Period was published by the Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than three U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and
(b)    for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate SOFR Determination Day.
“Term SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).
“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term SOFR Borrowing and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the

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Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.
“Termination Conditions” means, collectively, (a) the payment in full in cash of the Obligations (other than contingent indemnification obligations as to which no claim has been asserted), (b) the termination of the Commitments and the termination or expiration with no pending drawings of all Letters of Credit under this Agreement (unless such Letters of Credit have been backstopped or Cash Collateralized in an amount equal to 103% (or 105% in the case of any Revolving Exposure denominated in a currency other than Dollars) of the maximum drawable amount of any such Letter of Credit or otherwise in an amount and/or in a manner reasonably acceptable to the Administrative Agent and the Issuing Banks) and (c) the termination of the Obligations under the Secured Hedge Agreement and the Cash Management Obligations or entering into other arrangements satisfactory to the Secured Parties counterparties thereto.
“Test Period” in effect at any time means either (a) the most recent period of four consecutive fiscal quarters of Holdings ended on or prior to such time (taken as one accounting period) in respect of which financial statements have been (or are required to have been) delivered pursuant to Section 6.01(a) or Section 6.01(b), or (b) until the first date after the Closing Date on which such financial statements have been delivered (or if the Borrower otherwise elects) the most recent period of four consecutive fiscal quarters of Holdings ended on or prior to such time (taken as one accounting period) in respect of which financial statements are available (which may be internal financial statements). A Test Period may be designated by reference to the last day thereof (i.e. the ‘December 31st Test Period’ of a particular year refers to the period of four consecutive fiscal quarters of the Borrower ended on December 31st of such year), and a Test Period shall be deemed to end on the last day thereof.
“Threshold Amount” means the greater of (a) $40,000,000 and (b) 30% of TTM Consolidated Adjusted EBITDA.
“Total Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Net Debt as of the last day of such Test Period to (b) Consolidated Adjusted EBITDA of Holdings for such Test Period, all calculated for Holdings, the Borrower and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP.
“Total Utilization of Revolving Commitments” means, as of any date of determination, the aggregate Revolving Exposure of all the Lenders at such time.
“Trade Date” means the date on which the applicable Lender entered into a binding agreement to sell and assign or participate all or a portion of its rights and/or obligations under this Agreement.
“Traded Securities” means any debt or equity securities issued pursuant to a public offering or Rule 144A offering.
“Transaction Expenses” means any fees or expenses incurred or paid by Holdings or any of its Restricted Subsidiaries in connection with the Transactions, this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby, including any amortization thereof in any period.

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“Transactions” means, collectively, the funding of the Initial Term Loans, the initial availability of the Delayed Draw Commitments and the Revolving Commitments and the funding of any Revolving Loan and Delayed Draw Term Loan on the Closing Date, the consummation of the Acquisition, including payment of the cash portion of the purchase price pursuant to the terms of the Acquisition Agreement, the Closing Date Refinancing, and the payment of the Transaction Expenses.
“TTM Consolidated Adjusted EBITDA” means, as of any date of determination, the Consolidated Adjusted EBITDA of Holdings, the Borrower and the Restricted Subsidiaries for the most recent Test Period ended on or immediately prior to such date of determination.
“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Benchmark Loan or RFR Loan or, in the case of Loans denominated in an Alternative Currency, its characters as a Loan bearing interest by reference to the other benchmark rates to be agreed with the Lenders of the applicable Class upon such currency becoming any Alternative Currency.
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if by reason of mandatory provisions of law, perfection, or the effect of perfection or non- perfection or the priority of a security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or priority or availability of such remedy, as the case may be.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the Benchmark Replacement Adjustment with respect thereto.
“Undisclosed Administration” means, in relation to a Lender or its direct or indirect parent company, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian, or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or such parent company is subject to home jurisdiction supervision, if applicable law requires that such appointment not be disclosed.
“Unfunded Holdbacks” means, with respect to any Permitted Investment, all purchase price holdbacks (not deposited in an escrow account) and similar consideration, whether or not contingent, that is not due and payable to the sellers (or similar counterparty or beneficiary) in such Permitted Investment transaction as of the date of consummation thereof, but instead is (or may become) due and payable only after such date of consummation.
“United States” and “U.S.” mean the United States of America.
“Unrestricted Lender” means any Regulated Entity, any Revolving Lender, any Lead Arranger or any of their respective Affiliates.

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“Unrestricted Subsidiary” means any Subsidiary of the Borrower designated by the Board of Directors of the Borrower as an Unrestricted Subsidiary pursuant to Section 6.13 subsequent to the date hereof and each Subsidiary of such Subsidiary, in each case, until such Person ceases to be an Unrestricted Subsidiary of the Borrower in accordance with Section 6.13 or ceases to be a Subsidiary of the Borrower; provided that in no event may any Loan Party directly or indirectly be a Subsidiary of an Unrestricted Subsidiary.
“U.S. Government Securities Business Day” has the meaning specified in the definition of “Business Day”.
“U.S. Special Resolution Regimes” has the meaning specified in Section 11.26(a).
“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Public Law No. 107-56 (signed into law October 26, 2001)), as amended or modified from time to time.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:
(a)    the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by
(b)    the then outstanding principal amount of such Indebtedness;
provided that (i) for purposes of determining the Weighted Average Life to Maturity of (A) any Refinanced Debt, (B) any Indebtedness that is being modified, refinanced, refunded, renewed, replaced or extended, or (C) any Term Loans for purposes of incurring any other Indebtedness (in any such case, the “Applicable Indebtedness”), the effects of any amortization payments or other prepayments made on such Applicable Indebtedness (including the effect of any prepayment on remaining scheduled amortization) prior to the date of the applicable modification, refinancing, refunding, renewal, replacement, extension or incurrence shall be disregarded, (ii) for the purpose of calculating Weighted Average Life to Maturity of any revolving loans, such loans shall be deemed to have been borrowed on the first date such revolving loans are available to be drawn and remain outstanding without being prepaid or repaid until the maturity date applicable to such revolving loans, and (iii) any adjustment to the rate of amortization of any Class of Term Loans that is made in accordance with the proviso to Section 2.09(a)(i) (including any such adjustment that is implemented in any Incremental Amendment, Extension Amendment or Refinancing Amendment) and any comparable adjustment made with respect to any other term Indebtedness outstanding from time to time shall, in each case, be disregarded for purposes of determining the Weighted Average Life to Maturity of such Class of Term Loans or such other term Indebtedness as compared to any other Class of Term Loans or any other term Indebtedness then outstanding.
“wholly owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (a) director’s qualifying shares and (b) nominal shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.

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“Withdrawal Liability” means the liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such term is defined in Part I of Subtitle E of Title IV of ERISA.
“Withholding Agent” means the Borrower, any Guarantor or the Administrative Agent.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
SECTION 1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)    Singular and Plural. The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
(b)    Certain Words, Phrases and References. (i) The words “herein”, “hereto”, “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof; (ii) references in this Agreement to an Exhibit, Schedule, Article, Section, clause or sub-clause refer (A) to the appropriate Exhibit or Schedule to, or Article, Section, clause or sub-clause in this Agreement or (B) to the extent such references are not present in this Agreement, to the Loan Document in which such reference appears; (iii) the term “including” is by way of example and not limitation; (iv) the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form; (v) [reserved]; (vi) [reserved]; (vii) the term “continuing” means, with respect to a Default or Event of Default, that it has not been cured or waived in accordance with Section 11.01; (viii) the phrase “in good faith” when used with respect to a determination made by a Loan Party shall mean that such determination was made in the prudent exercise of its commercial judgment; (ix) the term “cash” and “currency” shall, in each case, include all fiat and other currencies; (x) the phrases “ordinary course of business” and “consistent with past practice” shall each mean an action that is taken by the Borrower or a Restricted Subsidiary (or an officer, director or employee of such Person) that is consistent with the manner in which the businesses of the Borrower or a Restricted Subsidiary has previously been operated or the manner in which the directors or officers of the Borrower or a Restricted Subsidiary have previously exercised their business judgement or would expect to exercise their business judgment, including in connection with events that are unusual or infrequent in nature, in each case, as determined by the Borrower in good faith; (xi) the phrase “all or substantially all” or any similar phrase when used with reference to any asset, Person, property or obligation (or group of assets, Persons, property or obligations) means all of such asset, Person, property or obligation (or all assets, Persons, properties or obligations in such group, as applicable), excluding not more than a de minimis amount of such asset(s), Person(s), property(ies) or obligation(s), as applicable and in each case, as determined in good faith by the Borrower; (xii) “indebtedness in respect of borrowed money”, “indebtedness for borrowed money” and similar phrases shall mean debt in respect of which the primary obligor thereof was entitled to a payment (or entitled to direct a payment) of cash or Cash Equivalents on the date of borrowing thereof by the applicable obligee thereof, and it shall exclude all obligations in respect

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of leases, purchase price of any property, Guarantees, Hedge Agreements, Equity Interests and other items that are not Indebtedness; and (xiii) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including”.
(c)    Section Headings. Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
(d)    [Reserved].
(e)    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws) (a “Division”), if (a) any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person pursuant to a permitted Disposition, and (b) any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
(f)    [Reserved].
(g)    Investments in Unrestricted Subsidiaries. Notwithstanding anything in the Loan Documents to the contrary, (x) the Borrower and the other Loan Parties shall be permitted to make Investments in Unrestricted Subsidiaries (including Investments that are deemed to be made in connection with the designation of an Unrestricted Subsidiary) only pursuant to Section 7.02(f), and no other provision of the Loan Documents shall permit such Investments or designations to be made, (y) any direct or indirect transfer of any assets from any Loan Party or any Restricted Subsidiary to any Unrestricted Subsidiary (whether through one or more Investments, designations of Restricted Subsidiaries, Dispositions, exclusive licenses, Restricted Payments, mergers, amalgamations, consolidations or otherwise) shall be treated as, and deemed to be, an Investment in an Unrestricted Subsidiary that must be made in reliance on, and that is subject to the cap set forth in, Section 7.02(f) and (z) other than with respect to any re-designation of an Unrestricted Subsidiary as a Restricted Subsidiary (which shall rebuild the basket set forth above by an amount not to exceed the original amount of the Investment (if any) in the applicable Unrestricted Subsidiary made on or after the Closing Date), there shall be no rebuilding of such baskets for Investments in Unrestricted Subsidiaries to the extent utilized for such purposes other than with cash returns on such Investments or other transfers (excluding any proceeds of debt or any sales of equity interests) and any such Investment may not be divided and/or reclassified to any other category of Investment or other transaction structure permitted under Article VII. For the purpose of determining the amount of any Investment in Unrestricted Subsidiaries that are outstanding at any time, there shall be no reduction in the amount of any such Investment except to the extent such reduction is a result of the returns and distributions with respect to such investment to the Borrower or any Restricted Subsidiaries from Internally Generated Cash of Unrestricted Subsidiaries.
SECTION 1.03 Accounting Terms; Accounting Periods; Unrestricted Subsidiaries; Determination of Fair Market Value. All accounting terms, financial terms, components of such terms or financial calculations (including any pro forma calculations) not specifically or completely defined herein shall be construed in conformity with GAAP to the extent GAAP defines such term or a component of such term or governs such calculation. To the extent GAAP does not define any such term or a component of any such term or such calculation, such term or calculation shall be interpreted or calculated by the Borrower in good faith. The inclusion of an explanatory or emphasis of matter paragraph shall not result in an audit opinion being qualified. For purposes of calculating any consolidated amounts necessary to determine compliance

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by any Person and, if applicable, its Restricted Subsidiaries with any ratio or other financial covenant in this Agreement, Unrestricted Subsidiaries shall be excluded. Unless the context indicates otherwise, any reference to a “fiscal year” shall refer to a fiscal year of the Borrower ending December 31, and any reference to a “fiscal quarter” shall refer to a fiscal quarter of the Borrower ending March 31, June 30, September 30 or December 31. All determinations of fair market value under a Loan Document shall be made by the Borrower in good faith and, if such determination is either (a) consistent with a valuation or opinion of an Independent Financial Advisor, (b) pursuant to an officer’s certificate or resolutions of the Board of Directors setting out such fair market value as determined by such Officer or such Board of Directors in good faith or (c) fully disclosed in writing (in reasonable detail) to the Administrative Agent and the Lenders, and neither the Administrative Agent nor the Required Lenders have objected to such determination in writing within ten (10) Business Days of such disclosure, then such determination shall be conclusive for all purposes under the Loan Documents or related to the Obligations.
SECTION 1.04 Rounding. Any financial ratios required to be satisfied in order for a specific action to be permitted under this Agreement or any other Loan Document shall be calculated by dividing the appropriate component by the other component, carrying the result to one decimal place more than the number of decimal places by which such ratio is expressed herein (the “Applicable Decimal Place”) and rounding the result up or down to the Applicable Decimal Place.
SECTION 1.05 References to Agreements, Laws, Etc. Unless otherwise expressly provided herein,(a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.
SECTION 1.06 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable).
SECTION 1.07 [Reserved].
SECTION 1.08 Pro Forma Calculations; GAAP; Limited Condition Transactions; Basket and Ratio Compliance.
(a)    Ratios to be Calculated on a Pro Forma Basis. Notwithstanding anything to the contrary herein,
(i)    for all purposes under the Loan Documents, the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio and the Total Net Leverage Ratio, and
(ii)    for purposes of identifying “Material Domestic Subsidiaries” and “Material Foreign Subsidiaries”, total assets, consolidated total assets and revenue, shall be calculated and measured in the manner prescribed by this Section 1.08; provided that notwithstanding anything to the contrary in clauses (b), (b), or (d) of this Section 1.08, when calculating the First Lien Net Leverage Ratio for purposes of Section 2.07(b)(i), the events described in this Section 1.08 that occurred subsequent to the end of the applicable Test Period shall not be given pro forma effect.
(b)    Pro Forma Calculations. When calculating the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio, the Total Net Leverage Ratio, and any other applicable financial ratio identified from time to time by the Borrower for any purpose, and when calculating total assets, consolidated total assets,

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and revenue for purposes of identifying “Material Domestic Subsidiaries” and “Material Foreign Subsidiaries”, Specified Transactions identified by the Borrower or other events as required by the terms hereof, as applicable that have been made or consummated or that have occurred (i) during the applicable Test Period or (ii) subsequent to such Test Period and prior to or simultaneously with any event for which the calculation of any such ratio is made or the date of such measurement shall be calculated on a Pro Forma Basis assuming that all such Specified Transactions and other events (and any increase or decrease in Consolidated Adjusted EBITDA (including component financial definitions used therein), total assets, consolidated total assets and revenue attributable to any Specified Transaction) had occurred on the first day of the applicable Test Period. If, since the beginning of any applicable Test Period, any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Borrower or any of its Restricted Subsidiaries since the beginning of such Test Period shall have consummated any Specified Transaction or any Specified Transaction shall have occurred with respect to it, in each case identified by the Borrower, or other events as required by the terms hereof, as applicable, that would have required adjustment pursuant to this Section 1.08, then for the purposes set forth above, the determination of the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio, the Total Net Leverage Ratio, total assets, consolidated total assets and revenue shall be calculated to give pro forma effect thereto in accordance with this Section 1.08.
(c)    [Reserved].
(d)    Incurrences and Repayments of Indebtedness. Subject to the provisions set forth in Section 1.08(e), in the event that the Borrower or any Restricted Subsidiary incurs (including by assumption or guarantees) or repays (including by redemption, repayment, retirement or extinguishment) any Indebtedness included in the calculations of the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio and the Total Net Leverage Ratio, as the case may be (in each case, other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes),(i) during the applicable Test Period or (ii) subsequent to the end of the applicable Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio and the Total Net Leverage Ratio shall be calculated giving pro forma effect to such incurrence or repayment of Indebtedness, to the extent required, as if the same had occurred on the last day of the applicable Test Period with respect to leverage ratios.
(e)    Ratio Basket Compliance. Notwithstanding anything in this Agreement or any Loan Document to the contrary,
(i)    with respect to any single covenant, the Borrower may rely on more than one basket or exception under such covenant (including both ratio-based and non-ratio based baskets and exceptions, and including partial reliance on different baskets that, collectively, permit the entire proposed transaction under such covenant) at the time of any proposed transaction, and the Borrower may, in its sole discretion, otherwise upon written notice to the Administrative Agent at such time Borrower delivers a Compliance Certificate divide, classify or reclassify such transaction (or any portion thereof) in any manner that complies with the available baskets and exceptions under such covenant at such later time;
(ii)    unless the Borrower elects otherwise, if a Loan Party or any Restricted Subsidiary, in connection with any transaction or series of such related transactions,
(A)    incurs Indebtedness, creates Liens, makes Dispositions, makes Investments, designates any Subsidiary as restricted or unrestricted, repays Indebtedness, makes a Restricted Payment, consummates any transaction or takes (or refrains from taking) any action, under, as permitted by, or in reliance on a provision of a Loan Document

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that requires compliance with a financial ratio or any other measurement of financial or operational performance (a “ratio-based basket”), and
(B)    incurs Indebtedness, creates Liens, makes Dispositions, makes Investments, designates any Subsidiary as restricted or unrestricted, repays Indebtedness, makes a Restricted Payment, consummates any transaction or takes (or refrains from taking) any action, under, as permitted by, or in reliance on a provision of a Loan Document that is not a ratio-based basket (a “non ratio-based basket”), in each case, on the same date as the events in clause (A) above for the same transaction or series of related transactions, then, notwithstanding anything to the contrary in the Loan Documents, with respect to any calculation of a financial ratio or other measurement of financial or operational performance determined on a Pro Forma Basis, such financial ratio or other measurement of financial or operational performance will be calculated without regard to any other action for the applicable transaction or series of related transactions taken in reliance upon a non-ratio-based basket;
(iii)    if in connection with an LCT Election the Borrower or its Restricted Subsidiaries enters into any revolving, delayed draw or other committed debt facility (other than (x) an Incremental Revolving Facility or (y) an Incremental Term Loan Facility that constitutes an incremental delayed draw term loan facility, the calculation regarding whether such incurrence is permitted shall be tested at the time of funding), notwithstanding anything to the contrary in the Loan Documents, the Borrower may elect to determine compliance of such debt facility (including the incurrence of Indebtedness and Liens from time to time in connection therewith) with this Agreement and each other Loan Document on the date Indebtedness under such facility is incurred or on the date commitments with respect thereto are first received, assuming the full amount of such facility is incurred (and any applicable Liens are granted) on such date, in which case such committed amount may thereafter be borrowed or reborrowed, in whole or in part, from time to time, without further compliance with the Loan Documents, in lieu of determining such compliance on any subsequent date (including any date on which Indebtedness is incurred pursuant to such facility or the date an LCT Election is made in connection with such facility); provided that, in each case, any future calculation of any such ratio based basket shall only include amounts borrowed and outstanding as of such date of determination; and
(iv)    if Holdings, the Borrower or any Restricted Subsidiary incurs Indebtedness under a ratio-based basket, such ratio-based basket (together with any other ratio-based basket utilized in connection therewith, including in respect of other Indebtedness, Liens, Dispositions, Investments, Restricted Payments or payments in respect of Junior Financing) will be calculated excluding the cash proceeds of such Indebtedness for netting purposes (i.e., such cash proceeds shall not reduce the Borrower’s Consolidated Net Debt or Consolidated Secured Net Debt pursuant to clause (b) of the definition of such terms), provided that the actual application of such proceeds may reduce Indebtedness for purposes of determining compliance with any applicable ratio to the extent such Indebtedness is actually repaid.
For example, if the Borrower incurs Indebtedness under the Fixed Incremental Amount on the same date that it incurs Indebtedness under the Ratio Amount in the same or a series of related transactions, then the First Lien Net Leverage Ratio and any other applicable ratio will be calculated with respect to such incurrence under the Ratio Amount without regard to any incurrence of Indebtedness under the Fixed Incremental Amount. Unless the Borrower elects otherwise, each Incremental Facility (or Incremental Equivalent Debt) shall be deemed incurred first under the Ratio Amount to the extent permitted (and calculated prior to giving effect to any substantially simultaneous incurrence of any Indebtedness based on

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a basket or exception that is not based on a financial ratio, including under the Fixed Incremental Amount), with any balance incurred under the Fixed Incremental Amount. For purposes of determining compliance with Section 2.16, in the event that any Incremental Facility or Incremental Equivalent Debt (or any portion thereof) meets the criteria of Ratio Amount or Fixed Incremental Amount, the Borrower may, in its sole discretion, at the time of incurrence, divide, classify or reclassify, or at any later time upon the written election of the Borrower at any time it delivers a Compliance Certificate required to be delivered pursuant to Section 6.02(a), divide, classify or reclassify (as if incurred at such time), such Indebtedness (or any portion thereof) in any manner that complies with Section 2.16.
(f)    Limited Condition Transactions. Notwithstanding anything in this Agreement or any Loan Document to the contrary, when,
(i)    calculating any applicable ratio in connection with the incurrence of Indebtedness, the creation of Liens, the making of any Disposition, the making of an Investment, the making of a Restricted Payment, the designation of a Subsidiary as a Restricted Subsidiary, the repayment of Indebtedness or for any other purpose;
(ii)    determining the accuracy of any representation or warranty (other than with respect to Specified Representations, which must be true and correct in all material respects (without duplication of materiality qualifiers) on the closing date of such Limited Condition Transaction (but taking into account any earlier date specified therein)); or
(iii)    determining whether any Default or Event of Default has occurred, is continuing or would result from any action (including the consummation of a Limited Condition Transaction);
in each case of clauses (i) through (iii), in connection with a Limited Condition Transaction, the date of determination of such ratio, the accuracy of such representation or warranty (but taking into account any earlier date specified therein), whether any Default or Event of Default has occurred, is continuing or would result therefrom, or such compliance, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), shall be deemed to be either (A) the date a definitive agreement for such Limited Condition Transaction is entered into or, if applicable, the date with respect which the Borrower or a Restricted Subsidiary otherwise becomes obligated to consummate such Limited Condition Transaction (it being agreed that such date shall also be the relevant date to test the permissibility of any transactions to be incurred in connection with or pursuant to such Limited Condition Transaction) or (B) the date with respect to which notice is or is required to be delivered in connection with such Limited Condition Transaction or any other such transaction (such applicable date, the “LCT Test Date”); provided, however, that notwithstanding the foregoing and/or any LCT Election, (x) no Specified Event of Default shall be continuing immediately prior to or after giving effect to the consummation of any Limited Condition Transaction on the date of such consummation and (y) if all or substantially all of the proceeds of an Incremental Facility, Incremental Equivalent Debt or Permitted Ratio Debt will be used to finance a Permitted Acquisition or other Investment permitted hereunder, the applicable financial conditions therefor (include the testing of any Ratio Amount or other financial ratio) shall be tested on a Pro Forma Basis as of the date on which the applicable agreements governing such Limited Condition Transaction is executed and effective. If, on a Pro Forma Basis after giving effect to such Limited Condition Transaction and such other transactions contemplated at such time to be entered into or consummated in connection therewith (including any incurrence of any Indebtedness and the use of proceeds thereof and calculated as if such Limited Condition Transaction or such other transactions had occurred at the beginning of the most recent Test Period ending prior to the LCT Test Date for which financial statements are available), the Borrower could have consummated the Limited Condition Transaction and the other transactions to be entered into in connection therewith on the relevant LCT Test Date in compliance with the Loan Documents and without such transactions resulting in a Default or Event

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of Default, such transactions shall be permitted to be consummated on any subsequent date. For the avoidance of doubt, if any of such ratios, representations and warranties, absence of defaults, satisfaction of conditions precedent or other provisions are exceeded or breached as a result of fluctuations in such ratio (including due to fluctuations in Consolidated Adjusted EBITDA), a change in facts and circumstances or other provisions at or prior to the consummation of the relevant Limited Condition Transaction, such ratios, representations and warranties, absence of defaults, satisfaction of conditions precedent and other provisions will not be deemed to have been exceeded, breached, or otherwise failed as a result of such fluctuations or changed circumstances solely for purposes of determining whether the Limited Condition Transaction is permitted hereunder. If the Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio or basket availability with respect to any other transaction or otherwise on or following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or (if applicable) the date that the definitive agreement for such Limited Condition Transaction is terminated or expires (without consummation of such Limited Condition Transaction), any such ratio or basket shall be calculated on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated. Notwithstanding the foregoing, no LCT Election may be made in respect of the conditions set forth in Section 4.02 (other than in the case of Incremental Term Loans substantially all of the proceeds of which will be used to finance a Limited Condition Transaction).
(g)    [Reserved].
(h)    Maturities of Bridge Facilities. For purposes of determining the maturity date of any Indebtedness, bridge loans that are subject to customary conditions (as determined by the Borrower in good faith, including conditions requiring no payment or bankruptcy event of default) that would either automatically be extended as, converted into or required to be exchanged for, permanent refinancing shall be deemed to have the maturity date as so extended, converted or exchanged (unless such condition has not been satisfied).
(i)    Escrow Closings. Any Indebtedness permitted to be incurred hereunder (including any Incremental Facilities) may be incurred, at the option of the Borrower, by a newly created and newly designated Unrestricted Subsidiary (an “Unrestricted Escrow Subsidiary”) with no assets other than the cash proceeds of such incurred Indebtedness plus, subject to compliance to Section 7.02, any cash and Cash Equivalents contributed to such Unrestricted Escrow Subsidiary (including to be used as a deposit of interest expenses and fees, additional cash collateral or for other purposes), which Unrestricted Escrow Subsidiary will then promptly with the incurrence of such Indebtedness merge with and into the Borrower or any of the Restricted Subsidiaries with the Borrower or such Restricted Subsidiary surviving the merger and assuming all obligations of the Unrestricted Escrow Subsidiary to the extent otherwise permitted hereunder. So long as such Indebtedness would have been permitted to be incurred directly by the Borrower or any Restricted Subsidiary upon the incurrence of such Indebtedness by the Unrestricted Escrow Subsidiary, or, with respect to any Indebtedness incurred in connection with a Limited Condition Transaction, at the option of the Borrower, at the time the LCT Election is made, the creation, designation and re-designation of the Unrestricted Escrow Subsidiary and the merger of the Unrestricted Escrow Subsidiary into the Borrower or any Restricted Subsidiary shall not be subject to any additional condition, including any condition that no Default or Event of Default shall have occurred and be continuing at such time.
(j)    Interest Rates; Benchmark Notification. The interest rate on a Loan may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 3.03(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission,

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performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other Person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
SECTION 1.09 [Reserved]
SECTION 1.10 Currency Equivalents Generally.
(a)    Except as otherwise provided in Section 2.07 with respect to any mandatory prepayment of Revolving Loans, no Default or Event of Default shall be deemed to have occurred under a Loan Document solely as a result of changes in rates of currency exchange occurring after the time any applicable action (including any incurrence of a Lien or Indebtedness or the making of an Investment) so long as such action (including any incurrence of a Lien or Indebtedness or the making of an Investment) was permitted hereunder when made. The Administrative Agent or the Issuing Bank, as applicable, shall determine the Dollar Amount of Borrowings or Letter of Credit extensions denominated in Alternative Currencies. Such Dollar Amount shall become effective as of such Revaluation Date and shall be the Dollar Amount of such amounts until the next Revaluation Date to occur. Except for purposes of financial statements delivered by the Borrower hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any Alternative Currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Amount as so determined by the Administrative Agent or the Issuing Bank, as applicable.
(b)    Except as otherwise provided in Section 2.07 with respect to any mandatory prepayment of Revolving Loans, for purposes of determining compliance with Sections 7.01, 7.02 and 7.03 with respect to any amount of Lien, Indebtedness or Investment in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of currency exchange occurring after the time such Lien, Indebtedness or Investment is incurred (so long as such Indebtedness or Investment, at the time incurred, made or acquired, was permitted hereunder).
(c)    For purposes of this Agreement and the other Loan Documents, where the permissibility of a transaction or determinations of required actions or circumstances depend upon compliance with, or are determined by reference to, amounts stated in Dollars, any requisite currency translation (i) with respect to Loans or Commitments, shall be based on the Exchange Rate and (ii) with respect to any other amounts, shall be based on the rate of exchange between the applicable currency and Dollars as reasonably determined by the Borrower, in each case in effect on the Business Day immediately preceding the date of such transaction or determination (subject to clauses (d) and (e) below) and shall not be affected by subsequent fluctuations in exchange rates.

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(d)    For purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness, the Dollar Amount of Indebtedness denominated in a foreign currency shall be calculated based on the Exchange Rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt (or, in the case of an LCT Election, on the date of the applicable LCT Test Date); provided that, if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable Dollar- denominated restriction to be exceeded if calculated at the Exchange Rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Indebtedness so refinanced does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding the foregoing, the principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the Exchange Rate that is in effect on the date of such refinancing.
(e)    For purposes of determining the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio and the Total Net Leverage Ratio, including Consolidated Adjusted EBITDA when calculating such ratios, all amounts denominated in a currency other than Dollars will be converted to Dollars for any purpose (including testing the any financial maintenance covenant) at the effective rate of exchange in respect thereof reflected in the consolidated financial statements of Holdings for the applicable Test Period for which such measurement is being made, and will reflect the currency translation effects, determined in accordance with GAAP, of Hedge Agreements permitted hereunder for currency exchange risks with respect to the applicable currency in effect on the date of determination of the Dollar equivalent of such Indebtedness.
SECTION 1.11 Co-Borrowers. Notwithstanding anything herein or in any other Loan Document to the contrary, the Borrower may, with the prior written consent of each Lender under the applicable Facility, cause any Loan Party on or after the Closing Date to become a borrower under a Facility (each such Loan Party, a “Co-Borrower”, and, together with the Borrower, the “Co-Borrowers”) on a joint and several basis (such date, the “Co-Borrower Effective Date”); provided that such Loan Party shall (i) execute a joinder to this Agreement in form and substance reasonably satisfactory to the Administrative Agent assuming all obligations of a Co-Borrower hereunder, (ii) provide to the Lenders all documentation and other information required by United States regulatory authorities under applicable “know your customer” and Anti-Money Laundering Laws, including without limitation Title III of the USA Patriot Act, that shall be reasonably requested by the Administrative Agent in writing, (iii) provide to the Lenders, if such Loan Party qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification and (iv) be a domestic Subsidiary Guarantor wholly owned by the Borrower. The Lenders hereby irrevocably authorize the Administrative Agent to enter into any amendment to this Agreement or to any other Loan Document as may be necessary or appropriate in order to establish any additional Borrower pursuant to this Section 1.11 and such technical amendments, and other customary amendments with respect to provisions of this Agreement relating to taxes for borrowers, in each case as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection therewith.
Upon the later of execution and delivery of a joinder to this Agreement by a Co-Borrower and the countersignature of the Administrative Agent thereto (which countersignature shall constitute an agreement that the requirements of clauses (ii) and (iii) above have been satisfied), each Co-Borrower agrees that it is jointly and severally liable for the obligations of each other Co-Borrower hereunder with respect to any Class of Loans on an individual tranche basis, including with respect to the payment of principal of and interest on all Loans on an individual tranche basis, the payment of amounts owing in respect of Letters of Credit and the payment of fees and indemnities and reimbursement of costs and expenses. Each Co- Borrower is accepting joint and several liability hereunder in consideration of the financial accommodations to be provided by the Administrative Agent, the Collateral Agent and the Lenders under this Agreement,

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for the mutual benefit, directly and indirectly, of each of the Co-Borrowers and in consideration of the undertakings of each of the Co-Borrowers to accept joint and several liability for the obligations of each of them. Each Co-Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, as a co- debtor, joint and several liability with each other Co-Borrower, with respect to the payment and performance of all of the Obligations, it being the intention of the parties hereto that all Obligations shall be the joint and several obligations of all of the Co-Borrowers without preferences or distinction among them. If and to the extent that any of the Co-Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of such Obligations in accordance with the terms thereof, then in each such event each other Borrower will make such payment with respect to, or perform, such Obligations. Each Co-Borrower further agrees that the Borrower will be such Co-Borrower’s agent for administrative, mechanical, and notice provisions in this Agreement and any other Loan Document and the Lenders and the Administrative Agent hereby agree that each Co-Borrower will have the same rights under the Loan Documents as if it is the Borrower and for any other purposes under the provisions of this Agreement, including the affirmative and negative covenants, each such Co-Borrower will be treated as a Restricted Subsidiary that is a Subsidiary Guarantor.
SECTION 1.12 Cashless Rollovers. Notwithstanding anything herein or in any other Loan Document to the contrary, to the extent that any Lender extends the maturity date of, or refinances, refunds, replaces, renews or extends, any of its then existing Loans with any other Indebtedness (including loans incurred under any other Facility) in a manner permitted hereunder, to the extent such refinancing, Indebtedness, replacement, renewal or extension is effected by means of a “cashless roll” by such Lender (a “Cashless Rollover”), such refinancing, refunding, replacement, renewal or extension shall be deemed to comply with any requirement hereunder or any other Loan Document that there be a payment be made “in Dollars”, “in immediately available funds”, “in Cash” or any other similar requirement and shall be permitted by the Loan Documents provided only that such other Indebtedness (including any loans incurred under any other Facility) is permitted to be incurred by the Loan Documents.
SECTION 1.13 Material Intellectual Property. Notwithstanding anything herein or in any Loan Documents to the contrary, (a) neither the Borrower nor any other Loan Party may transfer (including by way of exclusive license or Restricted Payment), contribute, make an Investment of or Dispose of any Material Intellectual Property or exclusive licenses in or to any Material Intellectual Property or any other assets that are material to the business of Holdings, the Borrower and the Loan Parties and the Restricted Subsidiaries, taken as a whole, in any such case, to any Affiliate of the Borrower that is not a Loan Party, and (b) neither Holdings, nor the Borrower nor any Restricted Subsidiary may transfer (including by way of exclusive license or Restricted Payment), contribute, make an Investment of or Dispose of any Material Intellectual Property or exclusive licenses in or to any Material Intellectual Property or any other assets that are material to the business of Holdings, the Borrower and the Loan Parties and the Restricted Subsidiaries, taken as a whole, in any such case, to any Unrestricted Subsidiary.
ARTICLE II.
THE COMMITMENTS AND BORROWINGS
SECTION 2.01 Term Loans.
(a)    Term Loan Commitments.
(i)    Subject only to the conditions set forth in Section 4.01, each Initial Term Lender severally agrees to make a single loan denominated in Dollars (the “Initial Term Loans”; provided that any Delayed Draw Term Loans that are funded hereunder shall also be deemed to constitute Initial Term Loans following such funding) to the Borrower on the Closing Date in an amount equal to such Initial Term Lender’s Initial Term Commitment. The Initial Term Borrowing shall consist

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of Initial Term Loans made simultaneously by the Initial Term Lenders in accordance with their respective Initial Term Commitments.
(ii)    Subject only to conditions set forth in Section 4.01 in the case of any Borrowing of Delayed Draw Term Loans on the Closing Date, and thereafter subject to the terms and conditions set forth in Section 4.03 in the case of any Borrowing of Delayed Draw Term Loans from time to time after the Closing Date during the Delayed Draw Commitment Period, each Lender with a Delayed Draw Commitment severally agrees to make to the Borrower on the applicable Delayed Draw Closing Date a Term Loan denominated in Dollars in an aggregate amount requested by the Borrower but not exceeding such Lender’s unfunded Delayed Draw Commitment as of such date immediately prior to giving effect to such Borrowing (the “Delayed Draw Term Loans”); provided that the aggregate principal amount of all such Borrowings of Delayed Draw Term Loans shall not exceed the aggregate amount of the Delayed Draw Commitments as of the Closing Date. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed.
(iii)    Initial Term Loans and Delayed Draw Term Loans may be Base Rate Loans or SOFR Loans, as further provided herein; provided that Delayed Draw Term Loans will initially be of the same Type and will have the same Interest Period as the Term Loans outstanding immediately prior to the Borrowing of such Delayed Draw Term Loans. The Initial Term Loans and Delayed Draw Term Loans will, to the extent practicable, be treated as the same “fungible” class for U.S. federal income tax purposes and will have the same CUSIP.
(b)    Borrowing Mechanics for Term Loans.
(i)    Subject to Section 4.01(a)(i), Section 4.02(c), Section 4.03(e) and Section 2.16(a), each Borrowing of Term Loans shall be made upon the Borrower’s notice to the Administrative Agent, which may only be given in writing by delivery of a Committed Loan Notice. Each such Committed Loan Notice shall be irrevocable and must be received by the Administrative Agent not later than (A) 1:00 p.m. three (3) U.S. Government Securities Business Days prior to the requested date of any Borrowing of Benchmark Loans and (B) 12:00 noon one (1) Business Day prior to the requested date of any Borrowing of Base Rate Loans; provided however that any such notice delivered in connection with the initial Borrowing of Term Loans on the Closing Date may be received by such later time and date as agreed by the Administrative Agent.
(ii)    Each notice by the Borrower pursuant to this Section 2.01(b) must be delivered to the Administrative Agent in the form of a Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower or through an Approved Borrower Portal if arrangements for doing so have been approved by the Administrative Agent; provided that, if such Committed Loan Notice is submitted through an Approved Borrower Portal, the foregoing signature requirement may be waived at the sole discretion of the Administrative Agent. The Delayed Draw Term Loans shall be available in Borrowings of not less than $1,000,000 (or such lower amounts as the Administrative Agent may agree) or, if less, the unfunded Delayed Draw Commitments then outstanding (and in any event, without any limitation on the number of draws). Each Committed Loan Notice shall specify (A) that the Borrower is requesting a Borrowing of a Term Loan, (B) the requested date of the Borrowing (which shall be a Business Day), (C) the Type of Term Loans to be borrowed, (D) the principal amount of Term Loans to be borrowed, and (E) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Term Loan in a Committed Loan Notice, then the applicable Term Loans shall be made as Base Rate Loans. If the Borrower requests a Borrowing of Benchmark Loans in any such

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Committed Loan Notice, but fails to specify an Interest Period, for such Benchmark Loans, the Borrower will be deemed to have specified an Interest Period of one month.
(iii)    Borrowings of more than one Type may be outstanding at the same time; provided that the total number of Interest Periods for Benchmark Loans outstanding under this Agreement at any time shall comply with Section 2.10(g).
(iv)    Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each applicable Lender of the amount of its Pro Rata Share of the applicable tranche of Term Loans. In the case of each Borrowing, each Appropriate Lender shall make the amount of its Term Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than 1:00 p.m., on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions to such Borrowing, the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (A) crediting the account of the Borrower on the books of the Administrative Agent with the amount of such funds or (B) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided that, to the extent the Borrower directs the Administrative Agent or the Lenders to remit the proceeds of any Loans hereunder to a Person other than the Borrower, in each such case, the Borrower hereby acknowledges and agrees that (x) all Loans constitute direct obligations of the Borrower, (y) all Loans are made for the account of the Borrower and (z) the deposit of the proceeds of the Loans as so provided directly benefits the Borrower. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Article III shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.
(v)    The failure of any Lender to make the Term Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Term Loan on the date of such Borrowing, but the Commitments of the Lenders are several and no Lender shall be responsible for the failure of any other Lender to make the Term Loan to be made by such other Lender on the date of any Borrowing.
SECTION 2.02 Revolving Loans.
(a)    Revolving Loan Commitment. During the Revolving Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make revolving loans to the Borrower from time to time on any Business Day in Dollars (“Revolving Loans”) in an aggregate amount up to but not exceeding such Lender’s Revolving Commitment; provided that after giving effect to the making of any Revolving Loans (after giving effect to any application of proceeds of such Borrowing pursuant to Section 2.02(b)) in no event shall (i) the Total Utilization of Revolving Commitments exceed the Revolving Commitments then in effect or (ii) any Lender’s Revolving Exposure exceed such Lender’s Revolving Commitment. Amounts borrowed pursuant to this Section 2.02(a) may be repaid and reborrowed during the Revolving Commitment Period. Each Lender’s Revolving Commitment shall expire on the Revolving Commitment Termination Date, and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Facility shall be paid in full no later than such date.
(b)    Borrowing Mechanics for Revolving Loans.

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(i)    Subject only to Section 4.01 in the case of Borrowings of Revolving Loans on the Closing Date and Section 4.02 and the other terms and conditions set forth herein in the case of each other Borrowing of Revolving Loans, each Borrowing of Revolving Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may only be given in writing by delivery of a Committed Loan Notice (each request for a Swing Line Loan Borrowing shall be made in accordance with Section 2.03). Each such Committed Loan Notice must be received by the Administrative Agent not later than (A) 1:00 p.m. three (3) U.S. Government Securities Business Days prior to the requested date of any Borrowing of Benchmark Loans, and (B) 1:00 p.m. on the requested date of any Borrowing of Base Rate Loans. Each notice by the Borrower pursuant to this Section 2.02(b) must be delivered to the Administrative Agent in the form of a Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower or through an Approved Borrower Portal if arrangements for doing so have been approved by the Administrative Agent; provided that, if such Committed Loan Notice is submitted through an Approved Borrower Portal, the foregoing signature requirement may be waived at the sole discretion of the Administrative Agent. Each Borrowing of Benchmark Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof in the case of Benchmark Loans. Each Borrowing of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice shall specify (1) the requested date of the Borrowing (which shall be a Business Day), (2) the principal amount of Revolving Loans to be borrowed, (3) the Type of Revolving Loans to be borrowed and (4) if applicable, the duration of the Interest Period with respect thereto. Each Swing Line Loan shall be denominated in Dollars and constitute a Base Rate Loan. If the Borrower fails to specify a Type of Revolving Loan in a Committed Loan Notice, then in the case of Revolving Loans, the applicable Revolving Loans shall be made as Base Rate Loans. If the Borrower requests a Borrowing of Benchmark Loans in any such Committed Loan Notice, but fails to specify an Interest Period for such Benchmark Loans, the Borrower will be deemed to have specified an Interest Period of one month.
(ii)    Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each applicable Lender of the amount of its Pro Rata Share of the applicable Revolving Loans. In the case of each Borrowing, each Appropriate Lender shall make the amount of its Revolving Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than 1:00 p.m., on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (or if such Borrowing is on the Closing Date, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (A) crediting the account of the Borrower on the books of the Administrative Agent with the amount of such funds or (B) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided however, that if, on the date the Committed Loan Notice with respect to such Borrowing is given by the Borrower, there are Swing Line Loans outstanding or Reimbursement Obligations outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such Reimbursement Obligations, second, to the payment in full of any such Swing Line Loans and third, to the Borrower as provided above; provided further that, to the extent the Borrower directs the Administrative Agent or the Lenders to remit the proceeds of any Loans hereunder to a Person other than the Borrower, in each such case, the Borrower hereby acknowledges and agrees that (x) all Loans constitute direct obligations of the Borrower, (y) all Loans are made for the account of the Borrower and (z) the deposit of the proceeds of the Loans as so provided directly benefits the Borrower. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Article III shall apply to such Affiliate to the same extent as

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to such Lender); provided, that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.
(iii)    The failure of any Lender to make the Revolving Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Revolving Loan on the date of such Borrowing, but the Commitments of the Lenders are several and no Lender shall be responsible for the failure of any other Lender to make the Revolving Loan to be made by such other Lender on the date of any Borrowing.
SECTION 2.03 Swing Line Loans.
(a)    Subject to the terms and conditions set forth herein, from time to time during the Revolving Commitment Period, the Swing Line Lender may agree, but shall have no obligation, to make Swing Line Loans in Dollars to the Borrower, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swing Line Loans exceeding the Swing Line Sublimit, (ii) the Swing Line Lender’s Revolving Exposure exceeding its Revolving Commitment, or (iii) the Total Utilization of Revolving Commitments exceeding the aggregate Revolving Commitments; provided that the Swing Line Lender shall not be required to make a Swing Line Loan to refinance an outstanding Swing Line Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swing Line Loans. To request a Swing Line Loan, the Borrower shall submit a written notice to the Administrative Agent of such request by fax or through any electronic system or an Approved Borrower Portal, in each case, if arrangements for doing so have been approved by the Administrative Agent, not later than 12:00 noon on the day of a proposed Swing Line Loan. Each such notice shall be in a form approved by the Administrative Agent, shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swing Line Loan. The Administrative Agent will promptly advise the Swing Line Lender of any such notice received from the Borrower. The Swing Line Lender shall make each Swing Line Loan available to the Borrower, to the extent the Swing Line Lender elects to make such Swing Line Loan, by means of a credit to the account specified by the Borrower in the applicable request (or, in the case of a Swing Line Loan made to finance the reimbursement of a Letter of Credit Disbursement as provided in Section 2.04(e), by remittance to the applicable Issuing Bank, and in the case of repayment of another Loan or fees or expenses as provided by Section 2.14, by remittance to the Administrative Agent to be distributed to the applicable Lenders) by 2:00 p.m. on the requested date of such Swing Line Loan.
(b)    The Swing Line Lender may by written notice given to the Administrative Agent require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swing Line Loans outstanding. Such notice shall specify the aggregate amount of Swing Line Loans in which the Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender’s Pro Rata Share of such Swing Line Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, promptly upon receipt of such notice from the Administrative Agent (and in any event, if such notice is received by 11:00 a.m. on a Business Day, no later than 4:00 p.m. on such Business Day, and if received after 11:00 a.m., “on a Business Day” shall mean no later than 9:00 a.m., New York City time on the immediately succeeding Business Day), to pay to the Administrative Agent in dollars, for the account of the Swing Line Lender, such Lender’s Pro Rata Share of such Swing Line Loan or Loans. Each Revolving Lender acknowledges and agrees that its obligations to acquire participations in Swing Line Loans pursuant to this paragraph and to make payments in respect of such acquired participations are absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer in dollars of

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immediately available funds, in the same manner as provided in Section 2.02 with respect to Revolving Loans made by such Lender (and Section 2.02 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Swing Line Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swing Line Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swing Line Loan shall be made to the Administrative Agent and not to the Swing Line Lender. Any amounts received by the Swing Line Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swing Line Loan after receipt by the Swing Line Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swing Line Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swing Line Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swing Line Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.
(c)    The Swing Line Lender may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Swing Line Lender and the successor Swing Line Lender. The Administrative Agent shall notify the Revolving Lenders of any such replacement of the Swing Line Lender. At the time any such replacement shall become effective, the Borrower shall pay all unpaid interest accrued for the account of the replaced Swing Line Lender pursuant to Section 2.10. From and after the effective date of any such replacement, (x) the successor Swing Line Lender shall have all the rights and obligations of the replaced Swing Line Lender under this Agreement with respect to Swing Line Loans made thereafter and (y) references herein to the term “Swing Line Lender” shall be deemed to refer to such successor or to any previous Swing Line Lender, or to such successor and all previous Swing Line Lenders, as the context shall require. After the replacement of the Swing Line Lender hereunder, the replaced Swing Line Lender shall remain a party hereto and shall continue to have all the rights and obligations of a Swing Line Lender under this Agreement with respect to Swing Line Loans made by it prior to its replacement, but shall not be required to make additional Swing Line Loans.
(d)    Subject to the appointment and acceptance of a successor Swing Line Lender, the Swing Line Lender may resign as Swing Line Lender at any time upon thirty (30) days’ prior written notice to the Administrative Agent, the Borrower and the Revolving Lenders, in which case, the Swing Line Lender shall be replaced in accordance with Section 2.03(c) above.
(e)    Payments Directly to Swing Line Lender. Except as otherwise expressly provided herein, the Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.
SECTION 2.04 Issuance of Letters of Credit and Purchase of Participations Therein.
(a)    General. Subject to the terms and conditions set forth herein, the Borrower may request any Issuing Bank to issue, and any Issuing Bank may agree to issue, Letters of Credit denominated in dollars, or such other currency subject to the terms set forth in Section 1.09, with the Borrower as the applicant thereof for the support of its or its Subsidiaries’ obligations, in a form reasonably acceptable to the applicable Issuing Bank, at any time and from time to time during the Availability Period.
(b)    Notice of Issuance, Amendment, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or fax (or transmit through any electronic system or an Approved Borrower Portal, in each case, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable

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Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment or extension, but in any event no less than three (3) Business Days) a written notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended or extended, and specifying the date of issuance, amendment or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the currency of such Letter of Credit, the name and address of the beneficiary thereof, and such other information as shall be necessary to prepare, amend or extend such Letter of Credit. In addition, as a condition to any such Letter of Credit issuance, the Borrower shall have entered into a continuing agreement (or other letter of credit agreement) for the issuance of letters of credit and/or shall submit a letter of credit application, in each case, as required by the applicable Issuing Bank and using such Issuing Bank’s standard form (each, a “Letter of Credit Agreement”). In the event of any conflict between the terms and conditions of this Agreement and the terms and conditions of any Letter of Credit Agreement, the terms and conditions of this Agreement shall control. If the applicable Issuing Bank agrees to issue, amend or extend any Letter of Credit, such Letter of Credit shall be issued, amended or extended only if (and upon issuance, amendment or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment or extension (i) the aggregate Letter of Credit Usage shall not exceed the Letter of Credit Sublimit, (ii) no Lender’s Revolving Exposure shall exceed its Revolving Commitment and (iii) the Total Usage of Revolving Commitments shall not exceed the aggregate Revolving Commitments. Notwithstanding the foregoing or anything to the contrary contained herein, no Issuing Bank shall be obligated to issue or modify any Letter of Credit if, immediately after giving effect thereto, the outstanding Letter of Credit Usage in respect of all Letters of Credit issued by such Person and its Affiliates would exceed such Issuing Bank’s Issuing Bank Sublimit. Without limiting the foregoing and without affecting the limitations contained herein, it is understood and agreed that the Borrower may from time to time request that an Issuing Bank issue Letters of Credit in excess of its individual Issuing Bank Sublimit in effect at the time of such request, and each Issuing Bank agrees to consider any such request in good faith. Any Letter of Credit so issued by an Issuing Bank in excess of its individual Issuing Bank Sublimit then in effect shall nonetheless constitute a Letter of Credit for all purposes of this Agreement, and shall not affect the Issuing Bank Sublimit of any other Issuing Bank, subject to the limitations set forth in clauses (i) through (iii) of this Section 2.04(b). No Issuing Bank shall be under any obligation to issue, amend or extend any Letter of Credit if:
(i)    any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing, amending or extending such Letter of Credit, or request that the Issuing Bank refrain from issuing, amending or extending such Letter of Credit, or any applicable Law relating to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, the issuance, amendment or extension of letters of credit generally or such Letter of Credit in particular, or any such order, judgment, decree, Law, request or directive shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital or liquidity requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense that was not applicable on the Closing Date and that the Issuing Bank in good faith deems material to it; or
(ii)    the issuance, amendment or extension of such Letter of Credit would violate one or more policies of the Issuing Bank applicable to letters of credit generally.
(c)    Expiration Date. Each Letter of Credit shall expire (or be subject to termination or non- extension by notice from the applicable Issuing Bank to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any extension of the expiration thereof, including, without limitation, any automatic extension

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provision, one year after such extension) and (ii) the date that is five (5) Business Days prior to the Maturity Date for the Revolving Facility; provided that any Letter of Credit may provide for the extension thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (ii) above).
(d)    Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount or extending the term thereof) and without any further action on the part of the applicable Issuing Bank or the Revolving Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Pro Rata Share of the aggregate amount available to be drawn under such Letter of Credit in the same currency of such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Lender’s Pro Rata Share of each Letter of Credit Disbursement made by each Issuing Bank in the currency of such Letter of Credit Disbursement and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason, including after the Maturity Date for the Revolving Facility. Each Revolving Lender acknowledges and agrees that its obligations to acquire participations pursuant to this paragraph in respect of Letters of Credit and to make payments in respect of such acquired participations are absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
(e)    Reimbursement. If any Issuing Bank shall make any Letter of Credit Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such Letter of Credit Disbursement by paying to the Administrative Agent an amount equal to such Letter of Credit Disbursement not later than 12:00 noon on (i) the Business Day that the Borrower receives notice of such Letter of Credit Disbursement, if such notice is received prior to 9:00 a.m. on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is received after 10:00 a.m. on the day of receipt; provided that, if such Letter of Credit Disbursement is greater than or equal to $1,000,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.02 or 2.04 that such payment be financed with a Base Rate Revolving Borrowing or a Swing Line Loan in an equivalent amount of such Letter of Credit Disbursement and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Revolving Borrowing or Swing Line Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable Letter of Credit Disbursement, the payment then due from the Borrower in respect thereof, and such Lender’s Pro Rata Share thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Pro Rata Share of the payment then due from the Borrower, in the applicable currency and in the same manner as provided in Section 2.02 with respect to Loans made by such Lender (and Section 2.02 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank, as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any Letter of Credit Disbursement (other than the funding of Revolving Loans or a Swing Line Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such Letter of Credit Disbursement.

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(f)    Obligations Absolute. The Borrower’s obligation to reimburse Letter of Credit Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement or this Agreement, or any term or provision therein or herein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) any payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. None of the Administrative Agent, the Revolving Lenders or any Issuing Bank, or any of their respective Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit, or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, document, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of any Issuing Bank; provided that the foregoing shall not be construed to excuse an Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as finally determined by a non appealable judgment of a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(g)    Disbursement Procedures. The Issuing Bank for any Letter of Credit shall, within the time allowed by applicable law or the specific terms of such Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly after such examination notify the Administrative Agent and the Borrower by telephone (confirmed by fax or through electronic systems) of such demand for payment and whether the Issuing Bank has made or will make a Letter of Credit Disbursement thereunder; provided that such notice need not be given prior to payment by any Issuing Bank and any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the applicable Issuing Bank and the Revolving Lenders with respect to any such Letter of Credit Disbursement.
(h)    Interim Interest. If the Issuing Bank shall make any Letter of Credit Disbursement, then, unless the Borrower shall reimburse such Letter of Credit Disbursement in full on the date such Letter of Credit Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such Letter of Credit Disbursement is made to but excluding the date that the Borrower reimburses such Letter of Credit Disbursement, at the rate per annum then applicable to Base Rate Revolving Loans and such interest shall be due and payable on the date when such reimbursement is due; provided that, if the Borrower fails to reimburse such Letter of Credit Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.09(c) shall apply. Interest accrued pursuant to this paragraph shall be for the

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account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.
(i)    Replacement and Resignation of the Issuing Bank. Any Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Revolving Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.10. From and after the effective date of any such replacement, (x) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (y) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit then outstanding and issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit or extend or otherwise amend any existing Letter of Credit.
(i)    Issuing Bank at any time upon thirty (30) days’ prior written notice to the Administrative Agent, the Borrower and the Revolving Lenders, in which case, such resigning Issuing Bank shall be replaced in accordance with Section 2.04(i)(i) above.
(j)    Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with Letter of Credit Usage representing greater than 50% of the aggregate Letter of Credit Usage) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders (the “LC Collateral Account”), an amount in cash in dollars equal to 103% of the amount of the Letter of Credit Usage as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to Holdings or the Borrower described in Section 9.01(f). The Borrower also shall deposit cash collateral in accordance with this paragraph as and to the extent otherwise required under this Agreement. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Obligations. In addition, and without limiting the foregoing or paragraph (c) of this Section, if any Letter of Credit Usage remains outstanding after the expiration date specified in said paragraph (c), the Borrower shall immediately deposit into the LC Collateral Account an amount in cash equal to 103% of such Letter of Credit Usage as of such date plus any accrued and unpaid interest thereon. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the LC Collateral Account and the Borrower hereby grants the Administrative Agent a security interest in the LC Collateral Account and all moneys or other assets on deposit therein or credited thereto. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for Letter of Credit Disbursements for which it has not been reimbursed, together with related fees, costs, and customary processing charges, and, to the extent not so applied, shall be held for the satisfaction of the Reimbursement Obligations of the Borrower for the Letter of Credit Usage at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with Letter of

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Credit Usage representing greater than 50% of the aggregate Letter of Credit Usage), be applied to satisfy other Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after all such Events of Default have been cured or waived as confirmed in writing by the Administrative Agent.
(k)    Issuing Bank Reports to the Administrative Agent. In the event Antares Capital LP is not the only Issuing Bank, and unless otherwise agreed by the Administrative Agent, each Issuing Bank other than Antares Capital LP shall, in addition to its notification obligations set forth elsewhere in this Section, report in writing to the Administrative Agent (i) periodic activity (for such period or recurrent periods as shall be requested by the Administrative Agent) in respect of Letters of Credit issued by such Issuing Bank, including all issuances, extensions and amendments, all expirations and cancelations and all disbursements and reimbursements, (ii) reasonably prior to the time that such Issuing Bank issues, amends or extends any Letter of Credit, the date of such issuance, amendment or extension, and the stated amount of the Letters of Credit issued, amended or extended by it and outstanding after giving effect to such issuance, amendment or extension (and whether the amounts thereof shall have changed), (iii) on each Business Day on which such Issuing Bank makes any Letter of Credit Disbursement, the date and amount of such Letter of Credit Disbursement, (iv) on any Business Day on which the Borrower fails to reimburse an Letter of Credit Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount of such Letter of Credit Disbursement, and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank.
(l)    Letters of Credit Issued for Account of Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder supports any obligations of, or is for the account of, a Subsidiary, or states that a Subsidiary is the “account party,” “applicant,” “customer,” “instructing party,” or the like of or for such Letter of Credit, and without derogating from any rights of the applicable Issuing Bank (whether arising by contract, at law, in equity or otherwise) against such Subsidiary in respect of such Letter of Credit, the Borrower (i) shall reimburse, indemnify and compensate the applicable Issuing Bank hereunder for such Letter of Credit (including to reimburse any and all drawings thereunder) as if such Letter of Credit had been issued solely for the account of the Borrower and (ii) irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit. The Borrower hereby acknowledges that the issuance of such Letters of Credit for its Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.
(m)    Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit available to be drawn at such time; provided that with respect to any Letter of Credit that, by its terms, provides for one or more automatic increases in the available amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time) or Rule 3.13 or Rule 3.14 of the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time) or similar terms in the governing rules or laws or of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrower and each Lender shall remain in full force and effect until the Issuing Banks

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and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.
SECTION 2.05 Conversion/Continuation.
(a)    Each conversion of Loans from one Type to another, and each continuation of Benchmark Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may only be given in writing by delivery of a Conversion/Continuation Notice. Each such Conversion/Continuation Notice must be received by the Administrative Agent not later than 12:00 p.m. on the requested date of any conversion of Benchmark Loans to Base Rate Loans and not later than 1:00 p.m. three (3) U.S. Government Securities Business Days prior to the requested date of continuation of any Benchmark Loans or any conversion of Base Rate Loans to Benchmark Loans. Each notice by the Borrower pursuant to this Section 2.05(a) must be delivered to the Administrative Agent in the form of a Conversion/Continuation Notice, appropriately completed and signed by a Responsible Officer of the Borrower or through an Approved Borrower Portal if arrangements for doing so have been approved by the Administrative Agent; provided that, if such Conversion/Continuation Notice is submitted through an Approved Borrower Portal, the foregoing signature requirement may be waived at the sole discretion of the Administrative Agent. Each conversion to or continuation of Benchmark Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Conversion/Continuation Notice shall specify (i) whether the Borrower is requesting a conversion of Loans from one Type to the other, or a continuation of Benchmark Loans, (ii) the requested date of the conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be converted or continued, (iv) the Class of Loans to be converted or continued, (v) the Type of Loans to which such existing Loans are to be converted, if applicable, and (vi) if applicable, the duration of the Interest Period with respect thereto. If with respect to any Benchmark Loans, the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be converted to Base Rate Loans. Any such automatic conversion or continuation pursuant to the immediately preceding sentence shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Benchmark Loans. If the Borrower requests a conversion to, or continuation of Benchmark Loans in any such Conversion/Continuation Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.
(b)    Notwithstanding the foregoing, prior to a Benchmark Transition Event and Benchmark Replacement Date with respect to the Term SOFR Reference Rate, in no event shall the Borrower be permitted to request an RFR Loan pursuant to this Agreement (it being understood and agreed that Adjusted Daily Simple SOFR shall only apply to the extent provided in Sections 3.03(a) and 3.03(f)).
(c)    Except as otherwise provided herein, a Benchmark Loan may be continued or converted only on the last day of an Interest Period for such Benchmark Loan. Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent or the Required Lenders may require by notice to the Borrower that no (i) Loans denominated in Dollars may be converted to or continued as Benchmark Loans and (ii) unless repaid, (A) each Benchmark Loan shall be converted to a Base Rate Loan at the end of the Interest Period applicable thereto and (B) each RFR Borrowing shall be converted to a Base Rate Borrowing immediately.
(d)    Notwithstanding any contrary provision herein, this Section shall not be construed to permit the Borrower to (i) elect an Interest Period for Benchmark Loans if the Interest Period requested with respect thereto would end after the Maturity Date applicable to such Class of Borrowings, (ii) convert any Borrowing to a Borrowing of a Type not available under the Class of Commitments pursuant to which such Borrowing was made or (iii) prior to a Benchmark Transition Event and Benchmark Replacement Date with respect to the Term SOFR, elect Adjusted Daily Simple SOFR pursuant to this Section 2.05 (it

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being understood and agreed that Adjusted Daily Simple SOFR shall only apply to the extent provided in Sections 3.03(a) and 3.03(f)).
(e)    This Section shall not apply to Swing Line Borrowings, which may not be converted or continued.
SECTION 2.06 Availability.
(a)    Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s Pro Rata Share of such Borrowing, the Administrative Agent may assume that such Lender has made such Pro Rata Share available to the Administrative Agent on the date of such Borrowing, and the Administrative Agent may, in reliance upon (among other things) such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available, then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, each of such Lender and the Borrower severally agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (a) in the case of the Borrower, the interest rate applicable at the time to the applicable Loans comprising such Borrowing and (b) in the case of such Lender, the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation plus any administrative, processing, or similar fees customarily charged by the Administrative Agent in accordance with the foregoing. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.06 shall be conclusive in the absence of manifest error. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s applicable Loan included in such Borrowing; provided, that any interest received from the Borrower by the Administrative Agent during the period beginning when Administrative Agent funded the Borrowing until such Lender pays such amount shall be solely for the account of the Administrative Agent. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent. A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.06 shall be conclusive, absent manifest error.
(b)    [Reserved]
SECTION 2.07 Prepayments.
(a)    Optional.
(i)    The Borrower may, upon notice to the Administrative Agent in the form of a Prepayment Notice (and, in the case of prepayment of a Swing Line Loan, the Swing Line Lender) by fax or through any electronic system or an Approved Borrower Portal, in each case, if arrangements for doing so have been approved by the Administrative Agent (and, in the case of a prepayment of a Swing Line Loan, the Swing Line Lender), at any time or from time to time, voluntarily prepay the Loans in whole or in part without premium or penalty, subject to clause (D) below; provided that:
(A)    such Prepayment Notice must be received by the Administrative Agent (1) not later than 1:00 p.m. three (3) U.S. Government Securities Business Days prior to any

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date of prepayment of Benchmark Loans, (2) not later than 1:00 p.m. one (1) Business Day prior to any date of prepayment of Base Rate Loans, (3) not later than 1:00 p.m. one (1) Business Day prior to any date of prepayment of Swing Line Loans and (4) not later than 1:00 p.m. five (5) U.S. Government Securities Business Days prior to any date of prepayment of RFR Loans;
(B)    any prepayment of Benchmark Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof or, if less, the entire principal amount thereof then outstanding;
(C)    any prepayment of Base Rate Loans or RFR Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof or, if less, the entire principal amount thereof then outstanding; and
(D)    any such prepayment of Initial Term Loans or Delayed Draw Term Loans made on or prior to the date that is twelve (12) months after the Closing Date shall be accompanied by the payment of the fee described in Section 2.11(f), if applicable.
Each Prepayment Notice shall specify the date (which shall be a Business Day) and amount of such prepayment and the Class(es) and Type(s) of Loans to be prepaid, and the payment amount specified in each Prepayment Notice shall be due and payable on the date specified therein. The Administrative Agent will promptly notify each Appropriate Lender of its receipt of a Prepayment Notice and of the amount of such Lender’s Pro Rata Share of such prepayment; provided, that “non-consenting” Lenders may be repaid on a non-pro rata basis in connection with an Extension Offer or a Refinancing Amendment. Any prepayment of Loans shall be subject to Section 2.07(c). Revolving Loans, Incremental Revolving Loans and Swing Line Loans prepaid pursuant to this subsection (a) may be reborrowed, subject to the terms and conditions of this Agreement.
(ii)    Notwithstanding anything to the contrary contained in this Agreement, the Borrower may rescind, in whole or in part, any notice of prepayment under Section 2.07(a)(i), if such prepayment would have resulted from a refinancing of all or a portion of the applicable Facility which refinancing shall not be consummated or shall otherwise be delayed.
(iii)    The amount of any voluntary prepayment of Term Loans of any Class shall be applied to scheduled principal payments due with respect to such Term Loans following such prepayment (including any amortization payments) in a manner determined by the Borrower and notified to the Administrative Agent, and absent notice of such determination being given to the Administrative Agent, in direct order of maturity of such principal payments. The amount of any voluntary prepayment Revolving Loans or Swing Line Loans shall be applied ratably to the Loans included in such prepaid Borrowing.
(iv)    Notwithstanding anything in any Loan Document to the contrary (including Section 2.15) as an alternative to any ability to make an assignment that may be permitted by the Loan Documents, the Borrower may voluntarily prepay Term Loans of one or more Classes below par on a non-pro rata basis in accordance with the auction procedures set forth on Exhibit L to the extent such auction is offered on market terms to all of the Lenders of the affected Classes in accordance with their Pro Rata Shares.
(b)    Mandatory.

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(i)    Excess Cash Flow. Commencing with the first full fiscal year ending after the Closing Date, within five (5) Business Days after financial statements have been delivered or are required to be delivered pursuant to Section 6.01(a) and the related Compliance Certificate has been delivered or is required to be delivered pursuant to Section 6.02(a), in each case, commencing with the first full fiscal year of Holdings ending after the Closing Date, the Borrower shall, subject to Section 2.07(b)(v) and Section 2.07(b)(vi), prepay an aggregate principal amount of Initial Term Loans and any other Term Loans (unless such prepayment is not required pursuant to the terms of such other Term Loans) equal to,
(A)    the ECF Prepayment Percentage of Excess Cash Flow, if any, for the fiscal year covered by such financial statements, minus
(B)    the sum of,
(I)    all voluntary prepayments of Term Loans and other Pari Passu Lien Debt (including (a) cash payments “yank-a-bank” and similar provisions (to the extent the applicable debt is retired) and (b) prepayments of Loans held by Disqualified Lenders) to the extent not funded with the proceeds of any Funded Debt (other than revolver draws) of a Loan Party;
(II)    all voluntary payments and prepayments of Revolving Loans and any other revolving facility that is secured on a pari passu lien basis to the Revolving Facility, in each case to the extent accompanied by a corresponding permanent reduction in commitments and made with Internally Generated Cash and not funded with the proceeds of any Funded Debt (other than revolver draws) of a Loan Party;
(III)    without duplication of any amounts used to reduce Excess Cash Flow, the amount of Permitted Investments and Capital Expenditures (in each case, including costs and expenses related thereto), made by the Borrower or any Restricted Subsidiary during such period with Internally Generated Cash;
(IV)    the aggregate consideration required to be paid in cash by the Borrower or any Restricted Subsidiary during the immediately following fiscal year pursuant to binding contracts, commitments, or binding purchase orders entered into prior to or during such period relating to Permitted Acquisitions (or Permitted Investments similar to those made for Permitted Acquisitions), Capital Expenditures or acquisitions of intellectual property to be consummated, in each case, to the extent not funded with the proceeds of any Funded Debt (other than revolver draws) of a Loan Party; provided that, to the extent the aggregate amount actually utilized to finance such Permitted Acquisitions (or Permitted Investments similar to those made for Permitted Acquisitions), Capital Expenditures or acquisitions of intellectual property during any period is less than the consideration that reduced Excess Cash Flow for the prior period, the amount of such shortfall shall be added to the calculation of Excess Cash Flow for such period; and
(V)    without duplication of any amounts used to reduce Excess Cash Flow, the amount of (a) retention payments, (b) payments of any earn-outs and (c) Restricted Payments pursuant to Section 7.06(h)(i) – (iii) actually paid during such period;

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in each case, (I) during such fiscal year or, at the election of the Borrower, following the end of such fiscal year and prior to the date of such payment (provided that, with respect to any such amount following the end of such fiscal year, such amount is not included in any calculation of Excess Cash Flow or otherwise pursuant to this Section 2.07(b)(i) for the subsequent fiscal year) and (II) to the extent not included in any determination of Excess Cash Flow for any fiscal year; provided that,
A.    no such payment shall be required if such amount is equal to or less than the greater of $20,000,000 and 15% of TTM Consolidated Adjusted EBITDA (the “Minimum ECF Sweep”) and only amounts in excess of such minimum will be subject to the repayment provisions of this Section 2.07(b)(i);
B.    if such payment is less than the Minimum ECF Sweep, the amount by which such payment is less than the Minimum ECF Sweep shall be carried forward to the succeeding fiscal year to be deducted from the amount required to be prepaid pursuant to this Section 2.07(b)(i);
C.    if at the time that any such prepayment would be required, the Borrower is required to repay or repurchase or to offer to repurchase or repay Pari Passu Lien Debt pursuant to the terms of the documentation governing such Indebtedness with all or a portion of such Excess Cash Flow (such Pari Passu Lien Debt required to be repaid or repurchased or to be offered to be so repaid or repurchased, “Other Applicable ECF Indebtedness”), then the Borrower may apply such Excess Cash Flow on a pro rata basis to the prepayment of the Term Loans and to the repayment or re-purchase of Other Applicable ECF Indebtedness, and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.07(b)(i) shall be reduced accordingly (for purposes of this proviso pro rata basis shall be determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other Applicable ECF Indebtedness at such time, with it being agreed that the portion of Excess Cash Flow allocated to the Other Applicable ECF Indebtedness shall not exceed the amount of such Excess Cash Flow required to be allocated to the Other Applicable ECF Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such net proceeds shall be allocated to the Term Loans in accordance with the terms hereof); provided that, to the extent any holder of Other Applicable ECF Indebtedness declines any such prepayment of such Other Applicable ECF Indebtedness, such declined amount shall be use to pay the Term Loans in accordance with this Section 2.07(b)(i).
(ii)    Asset Sales; Casualty Events. If Holdings, the Borrower or any other Loan Party,
(A)    Disposes of any property or assets pursuant to the General Asset Sale Basket, or
(B)    any Casualty Event occurs with respect to property or assets, which, in either case, results in the receipt by Holdings, the Borrower or such other Loan Party of Net Cash Proceeds, the Borrower shall prepay on or prior to the date which is five (5) Business Days after the date of the receipt of such Net Cash Proceeds, subject to Section 2.07(b)(v) and Section 2.07(b)(vi), an aggregate principal amount of Initial Term Loans and any other Term Loans (unless such prepayment is not required pursuant to the terms of such other Term Loans) equal to 100% of such Net Cash Proceeds realized or received; provided that no such payment shall be required if such amount is equal to or less than the greater

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of $20,000,000 and 15% of TTM Consolidated Adjusted EBITDA per fiscal year and only amounts in excess of such minimum will be subject to the repayment provisions of this Section 2.07(b)(ii) and any amounts of such annual threshold not applied in any fiscal year shall be carried forward to the next succeeding fiscal year (provided that the annual threshold amount for a given year shall be used prior to any rollover amount from a prior year); provided, further that if at the time that any such prepayment would be required, the Borrower is required to repay or repurchase or to offer to repurchase or repay Pari Passu Lien Debt pursuant to the terms of the documentation governing such Indebtedness with the proceeds of such Disposition or Casualty Event (such Pari Passu Lien Debt required to be repaid or repurchased or to be offered to be so repaid or repurchased, “Other Applicable Indebtedness”), then the Borrower may apply such Net Cash Proceeds on a pro rata basis to the prepayment of the Term Loans and to the repayment or repurchase of Other Applicable Indebtedness, and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.07(b)(ii) shall be reduced accordingly (for purposes of this proviso pro rata basis shall be determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other Applicable Indebtedness at such time, with it being agreed that the portion of such net proceeds allocated to the Other Applicable Indebtedness shall not exceed the amount of such net proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such net proceeds shall be allocated to the Term Loans in accordance with the terms hereof); provided further that, to the extent any holder of Other Applicable Indebtedness declines any such prepayment of such Other Applicable Indebtedness, such declined amount shall be used to pay the Term Loans in accordance with this Section 2.07(b)(ii); provided, further that no prepayment shall be required pursuant to this Section 2.07(b)(ii) with respect to such portion of such Net Cash Proceeds that the Borrower intends to or may reinvest in accordance with this Section 2.07(b)(ii).
If any Net Cash Proceeds realized or received in any Disposition or any Casualty Event is subject to the application of the foregoing provisions of this Section 2.07(b)(ii), at the option of the Borrower, so long as no Event of Default shall have occurred and be continuing, the Borrower may (in lieu of making a prepayment pursuant to the foregoing provisions) elect to reinvest (directly, or through one or more of its Restricted Subsidiaries) an amount equal to all or any portion of such Net Cash Proceeds in assets (other than Excluded Assets) used or useful for the business of the Borrower and its Restricted Subsidiaries within eighteen months following receipt of such Net Cash Proceeds or if the Borrower or any of the Restricted Subsidiaries enters into a legally binding commitment to reinvest such Net Cash Proceeds as provided above, within eighteen months following receipt of such Net Cash Proceeds, no later than one hundred and eighty (180) days after the end of such eighteen month period; provided that if any portion of such amount is not so reinvested by such dates, subject to Section 2.07(b)(v) and Section 2.07(b)(vi), an amount equal to 100% of any such Net Cash Proceeds shall be applied within five (5) Business Days after such dates to the prepayment of the Term Loans and Other Applicable Indebtedness as set forth above.
(iii)    Indebtedness. If any of Holdings, the Borrower or any Restricted Subsidiary incurs or issues any Indebtedness that is not expressly permitted to be incurred or issued pursuant to Section 7.03, the Borrower shall prepay an aggregate principal amount of Initial Term Loans and any other Term Loans (unless such prepayment is not required pursuant to the terms of such other Term Loans) equal to 100% of all Net Cash Proceeds received therefrom on or prior to the date which is three (3) Business Days after the receipt of such Net Cash Proceeds; provided that the proceeds of any Refinancing Loans shall be applied as required under Section 2.17.
(iv)    Revolving Loan Repayments. In the event that the Total Utilization of Revolving Commitments shall at any time exceed the Revolving Commitments then in effect, the Borrower shall first, prepay the Swing Line Loans, second, prepay Revolving Loans and third, deposit cash collateral in the LC Collateral Account in an aggregate amount equal to such excess, in accordance with Section 2.04(j), in each case, in such amounts necessary so that the Total Utilization of the Revolving Commitments does not exceed the aggregate Revolving Commitments.

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(v)    Application of Payments. (A) Except as may otherwise be set forth in any Refinancing Amendment, Extension Amendment or any Incremental Amendment, each prepayment of Term Loans pursuant to Section 2.07(b)(i), (ii) or (iii) shall be applied ratably to each Class of Term Loans then outstanding, (B) with respect to each Class of Loans (other than Revolving Loans or Swing Line Loans), each prepayment pursuant to clauses (i) through (iii) of this Section 2.07(b) shall be applied as directed by the Borrower or absent such direction, applied pro rata to all remaining scheduled installments of principal of such Class of Loans, and (C) each such prepayment shall be paid to the Lenders in accordance with their respective Pro Rata Shares of such prepayment.
(vi)    Foreign and Tax Considerations. Notwithstanding any other provisions of this Section 2.07(b),
(A)    to the extent that any or all of the Net Cash Proceeds of any Disposition by a Foreign Subsidiary giving rise to a prepayment event pursuant to Section 2.07(b)(ii) (a “Foreign Disposition”), the Net Cash Proceeds of any Casualty Event from a Foreign Subsidiary (a “Foreign Casualty Event”) or Excess Cash Flow of a Foreign Subsidiary are prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.07(b) but may be retained by the applicable Foreign Subsidiary so long as the applicable local law will not permit repatriation to the United States; provided that the Loan Parties hereby agree to cause the applicable Foreign Subsidiary to promptly take all commercially reasonable actions (as determined in the Borrower’s reasonable business judgment) that are reasonably required by the applicable law to permit such repatriation to a Loan Party, and once a repatriation of any of such affected Net Cash Proceeds is permitted in such year under the applicable law, an amount equal to such Net Cash Proceeds will be promptly (and in any event not later than five (5) Business Days after such repatriation is permitted) applied pursuant to Section 2.07(b) above, and
(B)    to the extent that the Borrower has reasonably determined in good faith that repatriation to the United States of any or all of the Net Cash Proceeds of any Foreign Disposition or any Foreign Casualty Event or any or all of the Excess Cash Flow of a Foreign Subsidiary could be reasonably expected to have material adverse tax consequences (relative to the relevant Foreign Disposition, Foreign Casualty Event or Excess Cash Flow and taking into account any foreign tax credit or benefit actually realized in connection with such repatriation) with respect to such Net Cash Proceeds or Excess Cash Flow, the portion of such Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided herein and may instead be retained by the applicable Foreign Subsidiary, in each case, until such time as it may repatriate such amount without incurring such material adverse tax consequences (at which time an amount equal to such Net Cash Proceeds shall be promptly applied to repay the Term Loans in accordance with this Section 2.07(b)).
(vii)    The Borrower shall give notice to the Administrative Agent of any mandatory prepayment of the Loans pursuant to Section 2.07(b) by 11:00 a.m. at least three (3) Business Days (or such shorter period as reasonably agreed by the Administrative Agent) prior to the date on which such payment is due. Such notice shall state that the Borrower is offering to make or will make such mandatory prepayment on or before the date specified in Section 2.07(b), as the case may be (each, a “Prepayment Date”). Once given, such notice shall be irrevocable (provided that the Borrower may rescind any notice of prepayment if such prepayment would have resulted from

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a refinancing of all or any portion of the applicable Facility or been made in connection with a Disposition, which refinancing or Disposition shall not be consummated or shall otherwise be delayed) and all amounts subject to such notice shall be due and payable on the Prepayment Date (except as otherwise provided in Section 2.07(b)(vi) and in the last sentence of this Section 2.07(b)(vii)). Upon receipt by the Administrative Agent of such notice, the Administrative Agent shall immediately give notice to each Lender of the prepayment, the Prepayment Date and of such Lender’s Pro Rata Share of the prepayment. Each Lender may elect (in its sole discretion) to decline all (but not less than all) of its Pro Rata Share of any mandatory prepayment pursuant to Sections 2.07(b)(i) and 2.07 (b)(ii) by giving notice of such election in writing to the Administrative Agent by 11:00 a.m., on the date that is one (1) Business Day after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment. If a Lender fails to deliver a notice of election declining receipt of its Pro Rata Share of such mandatory prepayment to the Administrative Agent within the time frame specified above, any such failure will be deemed to constitute an acceptance of such Lender’s Pro Rata Share of the total amount of such mandatory prepayment of Term Loans. Upon receipt by the Administrative Agent of such notice, the Administrative Agent shall immediately notify the Borrower of such election. Any amount so declined by any Lender shall be retained by the Borrower and the Restricted Subsidiaries and/or applied by the Borrower or any of the Restricted Subsidiaries in any manner not inconsistent with the terms of this Agreement.
(c)    Interest, Funding Losses, Etc. All prepayments under this Section 2.07 shall be accompanied by all accrued interest thereon, together with, in the case of any such prepayment of a Benchmark Loan on a date prior to the last day of an Interest Period therefor, any amounts owing in respect of such Benchmark Loan pursuant to Section 3.05.
(d)    Application of Prepayment Amounts. In the event that the obligation of the Borrower to prepay the Loans shall arise pursuant to Section 2.07(b),
(i)    first, the Borrower shall prepay the outstanding principal amount of the Term Loans in the amount of such prepayment obligation within the applicable time periods specified in Section 2.07(b), with such prepayment to be applied in the manner set forth in Section 2.07(b)(v);
(ii)    next to the extent of any excess remaining after the prepayment as provided in the clause(s) above, the Borrower shall prepay the outstanding principal amount of the Swing Line Loans, without a corresponding permanent reduction to the Revolving Commitments;
(iii)    next, to the extent of any excess remaining after the prepayment as provided in the clause(s) above, the Borrower shall prepay the outstanding principal amount of the Revolving Loans, without a corresponding permanent reduction to the Revolving Commitments, and
(iv)    next, to the extent of any excess remaining after application as provided in the clauses above, the Borrower shall pay any outstanding Reimbursement Obligations, and thereafter the Borrower shall Cash Collateralize the Letter of Credit Usage pursuant to Section 2.04(j).
Each payment or prepayment pursuant to the provisions of Section 2.07(b) shall be applied ratably among the Lenders of each Class holding the Loans being prepaid, in proportion to the principal amount held by each, and shall be applied as among the Term Loans or the Revolving Loans, as the case may be, being prepaid, (A) first, to prepay all Base Rate Loans and (B) second, to the extent of any excess remaining after application as provided in clause (A) above, to prepay all Benchmark Loans (and as among Benchmark Loans, (1) first to prepay those Benchmark Loans, if any, having Interest Periods ending on the date of such prepayment, and (2) thereafter, to the extent of any excess remaining after application as provided in clause

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(1) above, to prepay any Benchmark Loans in the order of the expiration dates of the Interest Periods applicable thereto); provided that, each Term Loan Lender will have the right to reject its pro rata share of any mandatory prepayment relating to excess cash flow or asset sales in accordance with clause (b)(vii) above, in which case amounts so rejected will be retained by the Borrower (with no obligation to repay such loans in the future).
SECTION 2.08 Termination or Reduction of Commitments.
(a)    Optional. The Borrower may, upon prior written notice to the Administrative Agent, terminate the unused Commitments of any Class, or from time to time permanently reduce the unused Commitments of any Class, in each case without premium or penalty; provided that (i) any such notice shall be received by the Administrative Agent three (3) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $1,000,000 or any whole multiple of $500,000 in excess thereof or, if less, the entire amount thereof and (iii) the Borrower shall not terminate or reduce (A) the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.07, the Total Utilization of Revolving Commitments would exceed the total Revolving Commitments or the Revolving Exposure of any Lender would exceed its Revolving Commitment or (B) the Letter of Credit Sublimit if, after giving effect thereto, (1) the Letter of Credit Usage would exceed the Letter of Credit Sublimit or (2) the Letter of Credit Usage with respect to Letters of Credit issued by an applicable Issuing Bank would exceed the amount of such Issuing Bank’s Issuing Bank Sublimit or (C) the Swing Line Sublimit, if after giving effect to any concurrent payment of Swing Line Loans in accordance with Section 2.07, the Total Utilization of Revolving Commitments with respect to Swing Line Loans would exceed the Swing Line Sublimit. Any reduction of unused Commitments of any Class shall be permanent and shall be effected on a pro rata basis. Notwithstanding the foregoing, the Borrower may rescind or postpone any notice of termination of the Commitments if such termination would have resulted from a refinancing of all or a portion of the applicable Facility, which refinancing shall not be consummated or otherwise shall be delayed.
(b)    Mandatory.
(i)    The Initial Term Loan Commitment of each Lender shall be automatically and permanently reduced to $0 upon the making of such Lender’s Initial Term Loans on the Closing Date pursuant to Section 2.01(a). The Delayed Draw Commitment of each Lender shall be automatically and permanently reduced (x) by the aggregate principal amount of Delayed Draw Term Loans made from time to time by such Lender pursuant to Section 2.01(a) and (y) to $0 upon the Delayed Draw Commitment Termination Date. The Revolving Commitments shall terminate on the Revolving Commitment Termination Date.
(ii)    If after giving effect to any reduction or termination of Revolving Commitments under this Section 2.08, the Letter of Credit Sublimit exceeds the amount of the Revolving Commitments at such time, the Letter of Credit Sublimit shall be automatically reduced by the amount of such excess or the Swing Line Sublimit exceeds the amount of the Revolving Commitments at such time, the Swing Line Sublimit, as the case may be, shall be automatically reduced by the amount of such excess.
(c)    Effect of Termination or Reduction. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Pro Rata Share of Commitments of such Class.
SECTION 2.09 Repayment of Loans.

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(a)    Initial Term Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Initial Term Lenders:
(i)    on the last Business Day of each fiscal quarter (commencing with the first full fiscal quarter ending after the Closing Date) an aggregate principal amount equal to 0.25% of the aggregate principal amount of all Initial Term Loans funded on the Closing Date (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.07); provided that at the election of the Borrower (A) this clause (i) may be amended, as it relates to any Delayed Draw Term Loans or any Incremental Term Loans, to increase the amortization with respect thereto in connection with the Borrowing of any Delayed Draw Term Loans and/or the Borrowing of any Incremental Term Loans that constitute Pari Passu Lien Debt if and to the extent necessary so that such Delayed Draw Term Loans and/or Incremental Term Loans and the applicable existing Term Loans form the same Class of Term Loans and to the extent possible, a “fungible” tranche, in each case, without the consent of any other party hereto, and (B) such amendments shall not decrease any amortization payment to any Lender that would have otherwise been payable to such Lender prior thereto; and
(ii)    to the extent Delayed Draw Term Loans are funded, (A) on the last Business Day of each fiscal quarter commencing, in the case of any Borrowing of Delayed Draw Term Loans, with the later of the end of the fiscal quarter in which such Delayed Draw Term Loans were borrowed (unless such funding occurs on the same day on which an amortization payment with respect to the Initial Term Loans is due, in which case such funding of Delayed Draw Term Loans shall be deemed to occur after such payment, and amortization of such Delayed Draw Term Loans funded on such day will commence at the end of the next succeeding quarter) an aggregate principal amount equal to 0.25% of the aggregate principal amount thereof funded on the applicable Delayed Draw Closing Date and (B) on the Maturity Date of the Delayed Draw Term Loans, the aggregate principal amount of all such Delayed Draw Term Loans outstanding on such date; provided that (1) this Section 2.09(a)(ii) may be amended to modify the amortization with respect to any Delayed Draw Term Loans that comprise part of the same Class as the Initial Term Loans to the extent necessary (including for tax purposes) so that such Delayed Draw Term Loans and the existing Initial Term Loans form the same Class of Term Loans and a “fungible” tranche, in each case, without the consent of any party hereto and (2) such amendments pursuant to the preceding subclause (1) shall not decrease any amortization payment to any Lender that would have otherwise been payable to such Lender prior thereto; and
(iii)    on the Maturity Date of the Initial Term Loans and any Delayed Draw Term Loans, the aggregate principal amount of all such Term Loans outstanding on such date.
Each repayment of a Term Loan shall be applied ratably to the Loans included in the repaid Term Loans. Repayments of Term Loans shall be accompanied by accrued interest on the amounts repaid.
(b)    The Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders the outstanding principal amount of the Revolving Loans on the Revolving Commitment Termination Date.
(c)    The Borrower shall repay to the Swing Line Lender each outstanding Swing Line Loan made by the Swing Line Lender to the Borrower on the earlier to occur of (i) the date that is five (5) Business Days after such Swing Line Loan is made and (ii) the Maturity Date of the Revolving Loans; provided, on each date that a Revolving Loan is made, the Borrower shall repay all Swing Line Loans then outstanding. At any time there shall exist a Defaulting Lender that is a Revolving Lender, within three (3) Business Days of the request of the Swing Line Lender, the Borrower shall repay the outstanding Swing Line Loans made

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by the Swing Line Lender to the Borrower in an amount sufficient to eliminate any Fronting Exposure in respect of the Swing Line Loans.
SECTION 2.10 Interest.
(a)    Subject to the provisions of Section 2.10(b),
(i)    each Benchmark Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Applicable Benchmark (i.e. for the Initial Term Loans and Revolving Loans on the Closing Date Adjusted Term SOFR) for such Interest Period plus the Applicable Rate;
(ii)    each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate;
(iii)    each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and
(iv)    each RFR Loan shall bear interest at a rate per annum equal to the Adjusted Daily Simple SOFR plus the Applicable Rate.
(b)    If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(c)    If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders (or, after the occurrence of an Event of Default under Section 9.01(a) or Section 9.01(f), automatically and without further action by the Administrative Agent or any Lender) such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(d)    Accrued and unpaid interest on the principal amount of all outstanding past due Obligations (including interest on past due interest) shall be due and payable upon demand (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent or any Lender).
(e)    Interest on each Loan shall be due and payable (i) with respect to Base Rate Loans, in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein and, in the case of Revolving Loans and Swing Line Loans, upon termination of the Revolving Commitments and (ii) with respect to Benchmark Loans, at the end of each Interest Period, and, in any event, every three months, in the event of any conversion of any Benchmark Loan prior to the end of the current Interest Period therefor on the effective date of such conversion, and at such other times as may be specified herein and, in the case of Revolving Loans, upon termination of the Revolving Commitments. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding, under any Debtor Relief Law.

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(f)    The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for any Benchmark Loans upon determination of such interest rate. All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Base Rate only at times when the Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. Any determination of the applicable Base Rate, Adjusted Term SOFR, Term SOFR, Adjusted Daily Simple SOFR or Daily Simple SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
(g)    After giving effect to all Borrowings of all Classes, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than ten Interest Periods and RFR Borrowings in effect unless otherwise agreed between the Borrower and the Administrative Agent.
SECTION 2.11 Fees.
(a)    The Borrower shall pay to the Agents such fees as shall have been separately agreed upon in writing (including pursuant to the Fee Letter and any other fee letter executed with the Agents or any Affiliates thereof in connection with the Facilities) in the amounts and at the times so specified. Such fees shall be fully earned when due and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrower and the applicable Agent).
(b)    The Borrower agrees to pay to Lenders having Revolving Exposure:
(i)    commitment fees for the period from and including the Closing Date to and including the Revolving Commitment Termination Date, which shall accrue at the Applicable Commitment Fee Rate on the daily amount of the undrawn portion of the Revolving Commitment of such Lender during the period from and including the Closing Date to but excluding the date on which the Lenders’ Revolving Commitments terminate; it being understood that the Letter of Credit Usage of a Lender shall be included and the Swing Line Exposure of a Lender shall be excluded in the drawn portion of the Revolving Commitment of such Lender for purposes of calculating the commitment fee; and
(ii)    letter of credit participation fees with respect to all Letters of Credit (the “L/C Fee”), which shall accrue on the daily maximum stated amount then available to be drawn under such Letter of Credit at the same Applicable Rate used to determine the interest rate applicable to Revolving Loans that are Benchmark Loans, during the period from and including the Closing Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any Letter of Credit Usage.
All fees referred to in this Section 2.11(b) shall be paid to the Administrative Agent at the Administrative Agent’s Office and upon receipt, the Administrative Agent shall promptly distribute to each Lender its Pro Rata Share thereof.
(c)    The Borrower agrees to pay directly to each applicable Issuing Bank, for its own account, the following fees:
(i)    a fronting fee equal to 0.125% per annum times on the daily maximum stated amount then available to be drawn under each outstanding Letter of Credit issuing by such Issuing

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Bank, during the period from and including the Closing Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any Letter of Credit Usage; and
(ii)    such documentary and processing charges for any issuance, amendment, transfer or payment of a Letter of Credit as are in accordance with such Issuing Bank’s standard schedule for such charges and as in effect at the time of such issuance, amendment, transfer or payment, as the case may be, which fees, costs and charges shall be payable to such Issuing Bank within three (3) Business Days after its demand therefor and are nonrefundable.
(d)    All fees referred to in Section 2.11(b) and Section 2.11(c)(i) shall be payable quarterly in arrears on the date that is fifteen (15) days after the end of each calendar quarter of each year during the Revolving Commitment Period, commencing with the first calendar quarter ending after the Closing Date, and on the Revolving Commitment Termination Date; provided that any such fees accruing after the Revolving Commitment Termination Date shall be payable on demand.
(e)    The Borrower agrees to pay to the Administrative Agent for its own account the fees payable in the amounts and at the times separately agreed upon as set forth in the Fee Letter.
(f)    At the time of the effectiveness of any Repricing Event that is consummated during the period commencing on the Closing Date and ending on the day immediately prior to the date that is twelve (12) months after the Closing Date, the Borrower agrees to pay to the Administrative Agent, for the ratable account of each Lender with Initial Term Loans that are either repaid, converted or subjected to a pricing reduction in connection with such Repricing Event (including each Lender that withholds its consent to such Repricing Event and is replaced as a Non-Consenting Lender under Section 3.07), a fee in an amount equal to 1.00% multiplied by the aggregate principal amount of Initial Term Loans (including Delayed Draw Term Loans to the extent funded) that are subject to such Repricing Event. Such fees shall be earned, due and payable upon the date of the effectiveness of such Repricing Event.
(g)    The Borrower shall pay to the Administrative Agent, for the ratable account of the Lenders having unfunded and outstanding Delayed Draw Commitments a fee (the “Unused DDTL Commitment Fee”) during the Delayed Draw Commitment Period, calculated in an amount equal to:
(i)    the average daily balance of the unfunded and outstanding Delayed Draw Commitments, multiplied by
(ii)    (A) 0.50% per annum for the period from the Closing Date through and including the first anniversary of the Closing Date, (b) 1.00% per annum for the period from the first anniversary of the Closing Date through and including the last day of the Delayed Draw Commitment Period.
Subject to the following sentence, such fee shall accrue on unfunded and outstanding Delayed Draw Commitments from and including the last day on which the Unused DDTL Commitment Fee was paid (or if no such payment date has occurred, from and including the Closing Date) and shall be due and payable quarterly in arrears on the last Business Day of each fiscal quarter ending prior to the Delayed Draw Commitment Termination Date, commencing with the last Business Day of the first full fiscal quarter ending after the Closing Date, and shall be payable on the Delayed Draw Commitment Termination Date. The Unused DDTL Commitment Fee also shall be due and payable on each Delayed Draw Closing Date solely to the extent of the Delayed Draw Commitments funded as Delayed Draw Term Loans on such Delayed Draw Closing Date (and such payment shall not affect the accrual of the Unused DDTL Commitment Fee or timing of payment thereof on the remaining unfunded and outstanding Delayed Draw

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Commitments pursuant to the foregoing sentence). The Unused DDTL Commitment Fee provided in this Section 2.11(g) shall accrue at all times from and after the Closing Date to but excluding the Delayed Draw Commitment Termination Date.
SECTION 2.12 Computation of Interest and Fees. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day and last day of each period but excluding the date on which the Revolving Commitments terminate). All L/C Fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
SECTION 2.13 Evidence of Indebtedness.
(a)    The Borrowings made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of Treasury Regulation Section 5f.103-1(c), as non- fiduciary agent for the Borrower, in each case in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Borrowings made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
(b)    Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender or its registered assigns, which shall evidence the relevant Class of such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.
(c)    Entries made in good faith by the Administrative Agent in the Register pursuant to Section 2.13(a), and by each Lender in its account or accounts pursuant to Section 2.13(a), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement and the other Loan Documents.
SECTION 2.14 Payments Generally.
(a)    All payments to be made by the Borrower shall be made on the date when due, in immediately available funds without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office for payment and in Same Day Funds not later than 1:00 p.m. on the date specified herein, except payments to be made directly to an Issuing Bank or Swing Line Lender as expressly provided herein and except that payments pursuant to Article III and Sections 11.04 and 11.05 shall be made directly to the Persons entitled thereto. All such payments shall be deemed to have been made for all purposes upon receipt by the Administrative Agent subject to the final sentence of this paragraph. The Administrative Agent will promptly distribute to each Appropriate Lender its Pro

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Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office; provided that the proceeds of any borrowing of Revolving Loans to finance the reimbursement of a drawn Letter of Credit as provided in Section 2.04 shall be remitted by the Administrative Agent to the applicable Issuing Bank. All payments received by the Administrative Agent after 1:00 p.m. shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. All payments hereunder shall be made in dollars unless otherwise expressly provided herein.
(b)    If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(c)    Unless the Borrower has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder for the account of any Lender or any Issuing Bank, as applicable, that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to such Lender or such Issuing Bank. If and to the extent that such payment was not in fact made to the Administrative Agent in Same Day Funds, then such Lender or such Issuing Bank, as applicable, shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender or such Issuing Bank in Same Day Funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender or such Issuing Bank, as applicable, to the date such amount is repaid to the Administrative Agent in Same Day Funds at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(d)    If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Section 1.13, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the Borrowing set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(e)    The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit, to fund participations in Swing Line Loans and to make payments pursuant to Section 10.07 are several and not joint. The failure of any Lender to make any Loan on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.
(f)    Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
(g)    Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in Section 9.03. If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each

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of the Lenders in accordance with such Lender’s Pro Rata Share of such of the outstanding Loans or other Obligations then owing to such Lender.
(h)    If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.03, Section 2.04, Section 2.06, Section 2.15 or Section 10.07, then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent or the Issuing Banks or the Swing Line Lender, as applicable, to satisfy such Lender’s obligations to such Persons until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.
SECTION 2.15 Sharing of Payments, Etc. If, other than as expressly provided elsewhere herein, any Lender shall obtain payment in respect of any principal of or interest on account of the Loans of a particular Class made by it (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them and/or such sub-participations in the participations Letter of Credit Disbursements held by them and/or such sub-participations in the participations in Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 11.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each relevant Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The provisions of this paragraph shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement as in effect from time to time (including Permitted Debt Exchanges, or pursuant to Section 2.07(a)(iv) and Section 11.07), (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant permitted hereunder or (C) [reserved]. The Borrower consents to the foregoing and agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by applicable Law, exercise all its rights of payment (including the right of setoff, but subject to Section 11.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.15 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.15 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.
SECTION 2.16 Incremental Borrowings.
(a)    Notice. At any time and from time to time, on one or more occasions, the Borrower may by notice to the Administrative Agent, (i) increase the aggregate principal amount of any outstanding tranche of Term Loans or add one or more additional tranches of term loans under the Loan Documents

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(the “Incremental Term Facilities” and the term loans made thereunder, the “Incremental Term Loans”, and commitments to make Incremental Term Loans, “Incremental Term Commitments”) or (ii) increase the aggregate principal amount of Revolving Commitments (the “Incremental Revolving Facilities” and the revolving loans and other extensions of credit made thereunder, the “Incremental Revolving Loans” and such additional Revolving Commitments, “Incremental Revolving Commitments”; each such increase or tranche pursuant to clauses (i) and (ii), an “Incremental Facility” and the loans or other extensions of credit made thereunder, the “Incremental Loans”).
(b)    Ranking. Incremental Term Facilities (i) may rank either pari passu or junior in right of payment with the Initial Facilities, and (ii) may either be unsecured, secured by a Permitted Lien on the Collateral (including by Liens on the Collateral that are pari passu with Liens that secure any of the Facilities, or by Liens on the Collateral that are junior in priority to Liens that secure any of the Facilities) or secured by Liens on assets not constituting Collateral. The terms of Incremental Revolving Facilities and Incremental Revolving Loans shall be identical to the terms of the then existing Revolving Commitments and Revolving Loans (and, for the avoidance of doubt, evidenced by this Agreement) and shall be combined as a single ratable tranche with the then existing Revolving Commitments and Revolving Loans. Any Incremental Term Facility in the form of (x) Pari Passu Lien Debt shall require the lenders or representative of such lenders thereunder to execute an Equal Priority Intercreditor Agreement and (y) Junior Lien Debt shall require the lenders or representative of such lenders thereunder to execute a Junior Lien Intercreditor Agreement.
(c)    Size and Currency. After giving effect thereto (and assuming that all Incremental Revolving Commitments and Incremental Term Commitments included in the applicable Incremental Facility are fully drawn), the sum of the total of the Incremental Revolving Commitments, Incremental Term Loan Commitments and Incremental Term Loans incurred during the term of this Agreement, together with the aggregate principal amount of Incremental Equivalent Debt (including commitments in respect thereof) outstanding on such date, will not exceed, an amount equal to,
(i)    the Fixed Incremental Amount, plus
(ii)    the Ratio Amount
(as of any date of measurement, the sum of the Fixed Incremental Amount and the Ratio Amount on such date, the “Incremental Amount”); provided that, in the case of any Indebtedness under any Incremental Facility in the form of delayed draw term loans, the aggregate principal amount of such facilities actually drawn on any subsequent date on which such Indebtedness is actually funded may not exceed the then- available Incremental Amount as of such date. Calculation of the Incremental Amount shall be made on Pro Forma Basis and evidenced by a certificate from a Responsible Officer of the Borrower demonstrating such calculation in reasonable detail. Calculation of the Incremental Amount shall be made on Pro Forma Basis and evidenced by a certificate from a Responsible Officer of the Borrower demonstrating such calculation in reasonable detail. In the case of any Incremental Term Facility that constitutes a delayed draw term loan facility, (i) the calculation regarding whether such incurrence is permitted shall be tested at the time of funding of such Incremental Term Facility and (ii) unfunded commitments thereunder shall be disregarded under the relevant voting provisions. Each Incremental Facility is being incurred pursuant to clauses (i) or (ii) above or a combination of such clauses. Each Incremental Facility will be in an integral multiple of $1,000,000 and in an aggregate principal amount that is not less than $5,000,000 (or such lesser minimum amount approved by the Administrative Agent in its reasonable discretion); provided that such amount may be less than such minimum amount or integral multiple amount if such amount represents all the remaining availability under the Incremental Amount at such time. Any Incremental Facility may be denominated in Dollars or in any Alternative Currency (and in the case of any Alternative Currency, the Dollar Amount thereof as of the date of incurrence (or, in the case of an LCT Election, as of the applicable

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LCT Test Date) shall be controlling for purposes of determining compliance with the Incremental Amount, and the minimum amount and integral multiples shall be a Dollar Amount of $5,000,000 or $1,000,000, respectively (or, in each case, such lesser minimum amount approved by the Administrative Agent in its reasonable discretion)).
(d)    Incremental Lenders. Incremental Facilities may be provided by any existing Lender (it being understood that no existing Lender shall have an obligation to make, or provide commitments with respect to, an Incremental Loan) (provided that each Lender participating in an Incremental Revolving Facility shall be subject to the approvals of the Administrative Agent, the Swing Line Lender and/or the Issuing Banks to the extent provided in the proviso to the penultimate sentence of this paragraph) or by any Additional Lender. While existing Lenders may (but are not obligated to unless invited to and so elect) participate in any syndication of an Incremental Facility and may (but are not obligated to unless invited to and so elect) become lenders with respect thereto, the existing Lenders will not have any right to participate in any syndication of, and will not have any right of first refusal or other right to provide all or any portion of, any Incremental Facility or Incremental Loan except to the extent the Borrower and the arrangers thereof, if any, in their discretion, chose to invite or include any such existing Lender (which may or may not apply to all existing Lenders and may or may not be pro rata among existing Lenders). Final allocations in respect of Incremental Facilities will be made by the Borrower together with the arrangers thereof, if any, in their discretion, on the terms permitted by this Section 2.16; provided that, notwithstanding any of the foregoing, the lenders providing the Incremental Facilities (including any Lender or Additional Lender) will be reasonably acceptable to (i) the Borrower, (ii) the Administrative Agent and (iii) solely with respect to any Incremental Revolving Facility, each Issuing Bank and the Swing Line Lender (except that, in the case of clauses (ii) and (iii), only to the extent such Person otherwise would have a consent right to an assignment of such loans or commitments to such lender, such consent not to be unreasonably withheld, conditioned or delayed).
(e)    Incremental Facility Amendments; Use of Proceeds. Each Incremental Facility will become effective pursuant to an amendment (each, an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower and each Person providing such Incremental Facility and the Administrative Agent. Incremental Amendments may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary, advisable or appropriate, in the reasonable opinion of the Borrower and the Administrative Agent (as mutually agreed), to effect the provisions of this Section 2.16 and, to the extent practicable, to make an Incremental Loan fungible (including for tax purposes) with other Loans (subject to the limitations under sub-clause (g) of this Section). Without limiting the foregoing, an Incremental Amendment may (i) extend or add “call protection” to any existing tranche of Term Loans and (ii) amend the schedule of amortization payments relating to any existing tranche of Term Loans, including amendments to Section 2.09(a) (provided that any such amendment shall not decrease any amortization payment to any Lender that would have otherwise been payable to such Lender prior to the effectiveness of the applicable Incremental Amendment), in the case of each clause (i) and (ii), so that such Incremental Term Loans and the applicable existing Term Loans form the same Class of Term Loans. Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Amendment, this Agreement and the other Loan Documents, as applicable, will be amended to the extent necessary to reflect the existence and terms of the Incremental Facility and the Incremental Term Loans evidenced thereby. Incremental Amendments may be amended with the consent of only the Borrower, the Administrative Agent and each Person providing such Incremental Facility to include terms that could have originally been included in such Incremental Amendment. This Section 2.16 shall supersede any provisions in Section 11.01 to the contrary. The Borrower may use the proceeds of the Incremental Loans for any purpose not prohibited by this Agreement.

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(f)    Conditions. The availability of Incremental Facilities under this Agreement will be subject solely to the following conditions, subject, for the avoidance of doubt, to Section 1.08, measured on the date of the initial borrowing under such Incremental Facility:
(i)    no Event of Default shall have occurred and be continuing or would result therefrom;
(ii)    [reserved]; and
(iii)    the representations and warranties in the Loan Documents will be true and correct in all material respects (except for representations and warranties that are already qualified by materiality, which representations and warranties will be true and correct in all respects and with respect to any representation or warranty that explicitly relates to an earlier date, shall be true and correct as of such date) immediately prior to, and immediately after giving effect to, the incurrence of such Incremental Facility.
(g)    Terms. Each Incremental Amendment will set forth the amount and terms of the relevant Incremental Facility. The terms of Incremental Revolving Facilities and Incremental Revolving Loans shall be identical to the terms of the then existing Revolving Commitments and Revolving Loans (and, for the avoidance of doubt, evidenced by this Agreement) and shall be combined as a single ratable tranche with the then existing Revolving Commitments and Revolving Loans. The terms of each Incremental Term Facility will be as agreed between the Borrower and the Persons providing such Incremental Facility; provided that, at the time of incurrence thereof (including, for the avoidance of doubt, at the time of entry into any Incremental Amendment providing for a delayed draw Incremental Term Facility):
(i)    the scheduled final maturity date of any Incremental Term Facility (A) that is Pari Passu Lien Debt will be no earlier than the scheduled final maturity date for the Initial Term Loans and (B) that is Junior Lien Debt or Indebtedness that is not secured by a Lien shall be no earlier than the date that is ninety one (91) days following the scheduled final maturity date for the Initial Term Loans and will be subject to an Intercreditor Agreement; provided that this clause (i) shall not apply to the incurrence of any Incremental Term Loans pursuant to the Inside Maturity Exception;
(ii)    the Weighted Average Life to Maturity of any Incremental Term Facility will be no shorter than the remaining Weighted Average Life to Maturity of the Initial Term Loans; provided that this clause shall not apply to the incurrence of any Incremental Term Loans pursuant to the Inside Maturity Exception;
(iii)    any mandatory prepayment of Incremental Term Loans (i) that comprise Pari Passu Lien Debt may participate on a pro rata basis or a less than pro rata basis (but not on a greater than pro rata basis) in any mandatory repayments of the Initial Term Loans pursuant to Section 2.07(b), other than (A) any repayment of such Incremental Term Loans at maturity and (B) any greater than pro rata repayment of such Incremental Term Loans with the proceeds of a permitted refinancing thereof, including with Credit Agreement Refinancing Indebtedness and (ii) that comprise Junior Lien Debt or Indebtedness that is not secured by a Lien may not be made unless, to the extent a corresponding mandatory prepayment is required hereunder with respect to Initial Term Loans, such mandatory prepayments are first made or offered to the Initial Term Loans and are otherwise permitted under the applicable Intercreditor Agreement; provided that this clause (iii) shall not apply to the incurrence of any Incremental Term Loans pursuant to the Inside Maturity Exception;

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(iv)    (A) to the extent secured by a Lien on property or assets of Holdings or any Restricted Subsidiary, any such Incremental Facility shall not be secured by any Lien on any property or asset of such Person that does not also secure the Initial Term Loans and Revolving Loans, as applicable (except (1) customary cash collateral in favor of an agent, letter of credit issuer or similar “fronting” lender and (2) any Liens on assets to the extent that a Lien on such asset is also added for the benefit of the Initial Term Loans and the Revolving Loans, as applicable for so long as such Liens secure such Incremental Facility) and (B) to the extent guaranteed by Holdings or any Restricted Subsidiary, any such Incremental Facility shall not be guaranteed by any such Person that is not a Loan Party (except any such Person guaranteeing such Incremental Term Facilities or Incremental Revolving Facilities, as applicable, that also guarantees the Initial Term Loans and Revolving Loans, as applicable for so long as such Person guarantees such Incremental Facility); (this clause (iv), the “Additional Debt Guarantee and Collateral Requirements”);
(v)    [reserved]; and
(vi)    except as otherwise set forth herein, the covenants and events of default and other terms and conditions applicable to Incremental Term Facilities shall not be materially more restrictive to Holdings, the Borrower and its Restricted Subsidiaries than those applicable to the Initial Term Loans (except to the extent such terms apply only after the then Latest Maturity Date or such covenants or other terms apply equally for the benefit of the Initial Term Lenders) (and such terms shall be, subject to the consent of the Administrative Agent, incorporated into the Loan Documents for the benefit of all existing Lenders pursuant to an amendment executed by the Borrower and the Administrative Agent without further consent from any other party hereto).
(h)    Pricing. The interest rate, fees, OID and other economic terms applicable to Incremental Term Loans will be as determined by the Borrower and the Persons providing such Incremental Term Loans; provided that, in the event that the All-In Yield applicable to any Incremental Term Loans that are secured on a pari passu basis with the Initial Term Loans (and, to the extent funded, the Delayed Draw Term Loans) exceeds the All-In Yield (taking into account the leverage-based pricing grid herein and any comparable leverage-based pricing grid applicable to such Incremental Term Loans) for the Initial Term Loans or the Delayed Draw Term Loans, as applicable, by more than 50 basis points, then the interest rate margin for the Initial Term Loans and the Delayed Draw Term Loans, as applicable, shall be increased to the extent necessary so that the All-In Yield for the Initial Term Loans and the Delayed Draw Term Loans, as applicable, is equal to the All-In Yield for such Incremental Term Loans minus 50 basis points.
(i)    Adjustments to Revolving Loans. Upon each increase in the Revolving Commitments pursuant to this Section 2.16,
(i)    each Revolving Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each lender providing a portion of such increase (each, an “Incremental Revolving Facility Lender”), and each such Incremental Revolving Facility Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Lender’s participations hereunder in outstanding Letters of Credit and outstanding Swing Line Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding participations hereunder in Letters of Credit and participations hereunder in Swing Line Loans held by each Revolving Lender will equal the percentage of the aggregate Revolving Commitments of all Lenders represented by such Revolving Lender’s Revolving Commitments; and
(ii)    if, on the date of such increase, there are any Revolving Loans outstanding, such Revolving Loans shall on or prior to the effectiveness of such Incremental Revolving Facility be

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prepaid from the proceeds of Incremental Revolving Loans made hereunder (reflecting such increase in Revolving Commitments), which prepayment shall be accompanied by accrued interest on the Revolving Loans being prepaid and any costs incurred by any Revolving Lender in accordance with Section 3.05.
(j)    The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to this Section 2.16.
(k)    In connection with any Incremental Facility pursuant to this Section 2.16, any new lending institution becoming a party hereto shall (i) execute such documents and agreements as the Administrative Agent may reasonably request and (ii) provide to the Administrative Agent, its name, address, tax identification number and/or such other information as shall be necessary for the Administrative Agent to comply with “know your customer” and anti-money laundering rules and regulations, including without limitation, the USA PATRIOT Act.
SECTION 2.17 Refinancing Amendments.
(a)    Refinancing Loans. The Borrower may obtain, from any Lender or any Additional Lender, Credit Agreement Refinancing Indebtedness in respect of all or any portion of the Term Loans or all (but not a portion of) the Revolving Facility, in the form of Refinancing Loans or Refinancing Commitments made pursuant to a Refinancing Amendment; provided that, Liens securing Refinancing Loans may only encumber the Collateral and otherwise must be permitted by Section 7.01.
(b)    Refinancing Amendments. The effectiveness of any Refinancing Amendment will be subject only to the satisfaction on the date thereof of the following conditions, together with any other conditions set forth in the Refinancing Amendment. The Borrower will promptly notify the Administrative Agent (which will promptly notify each Lender) as to the effectiveness of each Refinancing Amendment. Upon effectiveness of any Refinancing Amendment, this Agreement will be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Refinancing Loans incurred pursuant thereto (including any amendments necessary to treat the Term Loans or Revolving Loans subject thereto as Refinancing Term Loans or Refinancing Revolving Loans, respectively).
(i)    subject to clause (iii) below, each Refinancing Commitment shall be in an aggregate principal amount that is not less than $5,000,000 (provided that such amount may be less than $5,000,000 if such amount is equal to (x) the entire outstanding principal amount of Refinanced Debt that is in the form of Term Loans or (y) the entire outstanding principal amount of Refinanced Debt (or commitments with respect thereto) that is in the form of Revolving Commitments);
(ii)    the Refinancing Loans made in respect of any existing Class of TermLoans shall be added to (and form part of) each Borrowing of outstanding Term Loans under the respective Class so incurred on a pro rata basis (based on the principal amount of each Borrowing) so that each Lender under such Class will participate proportionately in each then outstanding Borrowing of Term Loans under such Class in accordance with its Pro Rata Share;
(iii)    the Refinancing Commitments in respect of any Revolving Commitments shall be in an amount equal to 100% of the Revolving Commitments in effect immediately prior to the effectiveness of such Refinancing Amendment;

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(iv)    after giving effect to such Refinancing Commitments on a Pro Forma Basis, (A) the representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct in all material respects (or in all respects in the case of any representation or warranty qualified by materiality or Material Adverse Effect) with the same effect as though made on and as of the date of incurrence of such Refinancing Commitments (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects (or in all respects in the case of any representation or warranty qualified by materiality or Material Adverse Effect) only as of such specified date), and (B) no Event of Default shall have occurred and be continuing or would result therefrom;
(v)    to the extent reasonably requested by the Administrative Agent, the receipt by the Administrative Agent of (A) (I) customary officer’s certificates and board resolutions and (II) customary opinions of counsel to the Loan Parties, in each case, consistent with those delivered on the Closing Date (other than changes to legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent) and (B) supplemental or reaffirmation agreements and/or such amendments to the Loan Documents as may be reasonably requested by the Administrative Agent (including Mortgage amendments, if applicable) in order to ensure that any Refinancing Commitments are provided with the benefit of the applicable Loan Documents; and
(vi)    the Refinancing Loans and Refinancing Commitments, in each case, shall be evidenced by this Agreement, shall satisfy the conditions set forth in the definition of Credit Agreement Refinanced Indebtedness and shall rank pari passu in right of payment with the Revolving Loans, Revolving Commitments and Initial Term Loans (or any extension or refinancing thereof evidenced by this Agreement).
The Borrower will promptly notify the Administrative Agent (which will promptly notify each Lender) as to the effectiveness of each Refinancing Amendment. Upon effectiveness of any Refinancing Amendment, this Agreement will be deemed amended to the extent (but only to the extent) necessary (as determined by the Administrative Agent and the Borrower) to reflect the existence and terms of the Refinancing Loans incurred pursuant thereto (including any amendments necessary to treat the Term Loans or Revolving Loans subject thereto as Refinancing Term Loans or Refinancing Revolving Loans, respectively).
(c)    Required Consents. Any Refinancing Amendment may, without the consent of any Person other than the Borrower, the Administrative Agent and the Persons providing the applicable Refinancing Loans, effect such amendments to this Agreement and the other Loan Documents as may be necessary, advisable or appropriate, in the reasonable opinion of the Borrower, the Administrative Agent and such Persons, to effect the provisions of this Section 2.17. This Section 2.17 supersedes any provisions in Section 2.15 or Section 11.01 to the contrary.
(d)    Providers of Refinancing Loans. Refinancing Loans may be provided by any existing Lender (it being understood that no existing Lender shall have an obligation to make all or any portion of any Refinancing Loan) or by any Additional Lender, in each case, that is reasonably acceptable to (i) the Borrower, (ii) the Administrative Agent and (iii) solely with respect to any Refinancing Revolving Loans, each Issuing Bank (except that, in the case of clauses (ii) and (iii), only to the extent such Person otherwise would have a consent right to an assignment of such loans or commitments to such lender, such consent not to be unreasonably withheld, conditioned or delayed).
(e)    Upon the effectiveness of any refinancing of Loans or Commitments pursuant to this Section 2.17 (with respect to any Refinancing Loans or Refinancing Commitments, the “Refinancing Facility Closing Date”) on which Refinancing Commitments of the Revolving Commitments are effected

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through the establishment of a new Class of Revolving Commitments pursuant to this Section 2.17, (i) if, on such date, there are any Revolving Loans under any Class of Revolving Commitments then outstanding, such Revolving Loans shall be prepaid from the proceeds of a new Borrowing of the Refinancing Loans under such new Class of Refinancing Commitments in such amounts as shall be necessary in order that, after giving effect to such Borrowing and all such related prepayments, all Revolving Loans under all Revolving Commitments then existing (including such Refinancing Commitments) will be held by all Revolving Lenders (including Lenders providing such Refinancing Commitments) ratably in accordance with their respective Pro Rata Share (after giving effect to the establishment of such Refinancing Commitments), (ii) there shall be an automatic adjustment to the participations hereunder in Letters of Credit held by each Revolving Lender so that each Revolving Lender shares ratably in such participations in accordance with their respective Pro Rata Share (after giving effect to the establishment of such Refinancing Commitments), (iii) each Refinancing Commitment shall be deemed for all purposes a Revolving Commitment and each Loan made thereunder shall be deemed, for all purposes, a Revolving Loan and (iv) each Lender providing such Refinancing Commitment shall become a Revolving Lender. Upon any Refinancing Facility Closing Date on which Refinancing Commitments are effected through the increase to any existing Class of Revolving Commitments pursuant to this Section 2.17, if, on the date of such increase, there are any Revolving Loans outstanding, each of the Revolving Lenders shall be deemed to assign to each of the Lenders providing such Refinancing Commitments, and each of the Lenders providing such Refinancing Commitments shall purchase from each of the Revolving Lenders, at par, such interests in the Revolving Loans outstanding on such Refinancing Facility Closing Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans will be held by all Revolving Lenders (including the Lenders providing such Refinancing Commitments) in accordance with their respective Pro Rata Share after giving effect to the addition of such Refinancing Commitments. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to this Section 2.17.
SECTION 2.18 Extensions of Loans.
(a)    Extension Offers. Pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Lenders holding Loans and/or Commitments of a particular Class with a like Maturity Date, the Borrower may extend such Maturity Date of such Loans and/or Commitments pursuant to the terms set forth in an Extension Offer (each, an “Extension”). Each Extension Offer will specify the minimum amount of Loans and/or Commitments with respect to which an Extension Offer may be accepted, which will be an integral multiple of $1,000,000 and an aggregate principal amount that is not less than $5,000,000, or, if less, (i) the aggregate principal amount of such Class of Loans outstanding or (ii) such lesser minimum amount as is approved by the Administrative Agent, such consent not to be unreasonably withheld, conditioned or delayed. Extension Offers will be made on a pro rata basis to all Lenders holding Loans and/or Commitments of a particular Class with a like Maturity Date and be identical as offered to each Lender under such applicable Class (including as to the proposed interest rates and fees payable, but excluding any arrangement, structuring, underwriting, ticking, consent, and amendment or other similar fees payable in connection therewith that are not generally shared with the relevant Lenders). If the aggregate outstanding principal amount of such Loans (calculated on the face amount thereof) and/or Commitments in respect of which Lenders have accepted an Extension Offer exceeds the maximum aggregate principal amount of Loans and/or Commitments offered to be extended pursuant to such Extension Offer, then the Loans and/or Commitments of such Lenders will be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Extension Offer. Extension Offers may contain one or more conditions to their effectiveness as determined by the Borrower, including a condition that a minimum amount of Loans and/or Commitments of any or all applicable tranches be tendered.

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(b)    Extension Amendments. The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to the terms and conditions of this Agreement and the other Loan Documents (an “Extension Amendment”) as may be necessary, advisable or appropriate in order to establish new tranches in respect of Extended Loans and Extended Commitments reflect the terms and conditions of such new tranches and such amendments as permitted by clause (c) below as may be necessary, advisable or appropriate in the reasonable opinion of the Borrower and the Administrative Agent mutually in connection with the establishment of such new tranches of Loans. This Section 2.18 shall supersede any provisions in Section 2.15 or Section 11.01 to the contrary. Except as otherwise set forth in an Extension Offer, there will be no conditions to the effectiveness of an Extension Amendment. Extensions will not constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement.
(c)    Terms of Extension Offers and Extension Amendments. The terms of any Extended Loans and Extended Commitments will be set forth in an Extension Offer and as agreed between the Borrower and the Extending Lenders accepting such Extension Offer and shall be identical to the Term Loans under the Class of Loans subject to such Extension Offer; provided that:
(i)    the final maturity date of such Extended Loans and Extended Commitments will be no earlier than the Latest Maturity Date applicable to the Loans and/or Commitments subject to such Extension Offer;
(ii)    the Weighted Average Life to Maturity of any Extended Loans that are Term Loans will be no shorter than the remaining Weighted Average Life to Maturity of the Term Loans subject to such Extension Offer;
(iii)    (A) pricing, fees, optional prepayment or redemption terms shall be determined in good faith by the Borrower and the interest margins and floors with respect to the Extended Loans may be higher or lower than the interest margins and floors for the existing Class of Term Loans subject to such Extension Offer and/or (B) additional fees or premiums may be payable to the Lenders providing such Extended Loans in addition to or in lieu of any increased margins and floors contemplated by the preceding clause (A), in each case, to the extent provided in the applicable Extension Amendment; and
(iv)    any Extended Loans that are Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any corresponding mandatory repayments or prepayments of Term Loans other than any repayment of such Extended Loans at maturity or with the proceeds of Credit Agreement Refinancing Indebtedness.
Any Extended Loans will be evidenced by this Agreement and constitute a separate tranche of Term Loans and/or Revolving Loans from the Term Loans and/or Revolving Loans held by Lenders that did not accept the applicable Extension Offer.
(d)    Extension of Revolving Commitments. In the case of any Extension of Revolving Commitments and/or Revolving Loans, the following shall apply:
(i)    all borrowings and all prepayments of Revolving Loans shall continue to be made on a ratable basis among all Revolving Lenders, based on the relative amounts of their Revolving Commitments, until the repayment of the Revolving Loans attributable to the non-extended Revolving Commitments on the relevant Maturity Date;
(ii)    the allocation of the participation exposure with respect to any then-existing or subsequently issued or made Letter of Credit or Swing Line Loan as between the Revolving

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Commitments of such new tranche and the remaining Revolving Commitments shall be made on a ratable basis in accordance with the relative amounts thereof until the Maturity Date relating to such non-extended Revolving Commitments has occurred;
(iii)    no termination of extended Revolving Commitments and no repayment of extended Revolving Loans accompanied by a corresponding permanent reduction in extended Revolving Commitments shall be permitted unless such termination or repayment (and corresponding reduction) is accompanied by at least a pro rata termination or permanent repayment (and corresponding pro rata permanent reduction), as applicable, of each other tranche of Revolving Loans and Revolving Commitments (or each other tranche of Revolving Commitments and Revolving Loans shall have otherwise been terminated and repaid in full);
(iv)    the Maturity Date with respect to the Revolving Commitments may not be extended without the prior written consent of each Issuing Bank and the Swing Line Lender;
(v)    the terms of the Extended Commitments shall be identical to the Revolving Commitments and Revolving Loans under the existing Class subject to such Extension Offer; provided, however, that (A) the Extended Commitments and Extended Loans shall be evidenced by this Agreement, (B) (x) the interest margins and floors with respect to the Extended Commitments and Extended Loans may be higher or lower than the interest margins and floors for the applicable existing Revolving Commitments and/or (y) additional fees and premiums may be payable to the Lenders providing such Extended Commitments and Extended Loans in addition to or in lieu of any increased margins and floors contemplated by the preceding clause (y), (C) the commitment fee rate with respect to the Extended Commitments may be higher or lower than the commitment fee rate for the existing Revolving Commitments and (D) the final maturity date of such Extended Loans and Extended Commitments will be no earlier than the Latest Maturity Date applicable to the Loans and/or Commitments subject to such Extension Offer; and
(vi)    at no time shall there be more than two different tranches of Revolving Commitments.
If the Total Utilization of Revolving Commitments exceeds the Revolving Commitment as a result of the occurrence of the Maturity Date with respect to any tranche of Revolving Commitments while an extended tranche of Revolving Commitments remains outstanding, the Borrower shall make such payments as are necessary in order to eliminate such excess on such Maturity Date.
(e)    Required Consents. No consent of any Lender or any other Person will be required to effectuate any Extension, other than the consent of the Administrative Agent (such consent not to be unreasonably withheld, delayed or conditioned), the Borrower, and the applicable Extending Lender and solely to the extent required by Section 2.18(d)(iv), each Issuing Bank and the Swing Line Lender. The transactions contemplated by this Section 2.18 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Loans on such terms as may be set forth in the relevant Extension Offer) will not require the consent of any other Lender or any other Person, and the requirements of any provision of this Agreement or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.18 will not apply to any of the transactions effected pursuant to this Section 2.18.
SECTION 2.19 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

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(a)    commitment fees shall cease to accrue on the unfunded Revolving Commitment of such Defaulting Lender pursuant to Section 2.11(b);
(b)    any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 9.03 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.09 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, if such Defaulting Lender is a Revolving Lender, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Bank or Swing Line Lender hereunder; third, if such Defaulting Lender is a Revolving Lender, to cash collateralize the Fronting Exposure with respect to such Defaulting Lender in accordance with this Section; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) if such Defaulting Lender is a Revolving Lender, cash collateralize the future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with this Section; sixth, to the payment of any amounts owing to the Lenders of the applicable Class and, if such Defaulting Lender is a Revolving Lender, the Issuing Bank or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any such Lender, the Issuing Bank or Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or Letter of Credit Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and Letter of Credit Disbursements owed to, all Non-Defaulting Lenders of the applicable Class or Classes on a pro rata basis prior to being applied to the payment of any Loans of, or Letter of Credit Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in the Borrower’s obligations corresponding to such Defaulting Lender’s Fronting Exposure and Swing Line Loans are held by the Lenders of the applicable Class or Classes pro rata in accordance with the applicable Commitments without giving effect to clause (d) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto;
(c)    such Defaulting Lender shall not have the right to vote on any issue on which voting is required (other than to the extent expressly provided in Section 11.01) and the Revolving Commitment and Revolving Exposure and, if applicable, the other Commitments and Loans of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder or under any other Loan Document; provided that, except as otherwise provided in Section 11.01, this clause (c) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender directly affected thereby;

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(d)    if such Defaulting Lender is a Revolving Lender and any Swing Line Exposure or Fronting Exposure exists at the time such Revolving Lender becomes a Defaulting Lender then:
(i)    all or any part of the Swing Line Exposure and Fronting Exposure of such Defaulting Lender (other than, in the case of a Defaulting Lender that is a Swing Line Lender, the portion of such Swing Line Exposure referred to in clause (b) of the definition of such term) shall be reallocated among the Non-Defaulting Lenders that are Revolving Lenders in accordance with their respective Pro Rata Share but only to the extent that such reallocation does not, as to any such Non-Defaulting Lender, cause such Non-Defaulting Lender’s Revolving Exposure to exceed its Revolving Commitment;
(ii)    if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one (1) Business Day following notice by the Administrative Agent (x) first, prepay such Swing Line Exposure and (y) second, cash collateralize, for the benefit of the Issuing Bank, the Borrower’s obligations corresponding to such Defaulting Lender’s Fronting Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.04(j) for so long as such Fronting Exposure is outstanding;
(iii)    if the Borrower cash collateralizes any portion of such Defaulting Lender’s Fronting Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.11(b) with respect to such Defaulting Lender’s Fronting Exposure during the period such Defaulting Lender’s Fronting Exposure is cash collateralized;
(iv)    if the Fronting Exposure of the Non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Sections 2.11(b) shall be adjusted in accordance with such Non-Defaulting Lenders’ Pro Rata Shares; and
(v)    if all or any portion of such Defaulting Lender’s Fronting Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Bank or any other Lender hereunder, all letter of credit fees payable under Section 2.11(b) with respect to such Defaulting Lender’s Fronting Exposure shall be payable to the Issuing Bank until and to the extent that such Fronting Exposure is reallocated and/or cash collateralized.
(e)    If such Defaulting Lender is a Revolving Lender, then for so long as such Lender is a Defaulting Lender, the Swing Line Lender shall not be required to fund any Swing Line Loan and the Issuing Bank shall not be required to issue, amend, renew, extend or increase any Letter of Credit, unless it is satisfied that the related exposure and such Defaulting Lender’s then outstanding Fronting Exposure will be 100% covered by the Revolving Commitments of the Non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.19(d), and Swing Line Exposure related to any such newly made Swing Line Loan or Fronting Exposure related to any newly issued or increased Letter of Credit shall be allocated among Non-Defaulting Lenders in a manner consistent with Section 2.19(d)(i) (and such Defaulting Lender shall not participate therein).
(f)    If (i) a Bankruptcy Event or a Bail-In Action with respect to the parent of any Revolving Lender shall occur following the date hereof and for so long as such event shall continue or (ii) the Swing Line Lender or the Issuing Bank has a good faith belief that any Revolving Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swing Line Lender shall not be required to fund any Swing Line Loan and the Issuing Bank shall not be

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required to issue, amend or increase any Letter of Credit, unless the Swing Line Lender or the Issuing Bank, as the case may be, shall have entered into arrangements with the Borrower or such Lender, satisfactory to the Swing Line Lender or the Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder.
(g)    In the event that each of the Administrative Agent, the Borrower and, if the applicable Defaulting Lender is a Revolving Lender, the Swing Line Lender and the Issuing Bank agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then, if such Defaulting Lender is a Revolving Lender, the Swing Line Exposure and Fronting Exposure of the Revolving Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment and on the date of such readjustment such Lender shall purchase at par such of the Loans of the other Lenders (other than Swing Line Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Pro Rata Share.
SECTION 2.20 Judgment Currency.
(a)    If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto (and by its acceptance of its appointment in such capacity, each Lead Arranger) agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures in the relevant jurisdiction, the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.
(b)    The obligations of the Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Borrower as a separate obligation and notwithstanding any such judgment, agrees to indemnify the Applicable Creditor against such loss. The obligations of the Borrower contained in this Section shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.
SECTION 2.21 Returned Payments. If, after receipt of any payment which is applied to the payment of all or any part of the Obligations (including a payment effected through exercise of a right of setoff), the Administrative Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion), then to the extent of such recovery the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Administrative Agent or such Lender. The provisions of this Section 2.21 shall be and remain effective notwithstanding any contrary action which may have been taken by the Administrative Agent or any Lender in reliance upon such payment or application of proceeds. The provisions of this Section 2.21 shall survive the termination of this Agreement.
SECTION 2.22 Cash Management Services and Hedge Agreements. Each Lender or Affiliate thereof providing Cash Management Services for, or having Hedge Agreements with, any Loan Party or any Restricted Subsidiary shall deliver to the Administrative Agent, promptly after entering into such Cash

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Management Services or Swap Agreements, written notice setting forth the aggregate amount of all Cash Management Obligations and Hedge Agreement obligations of such Loan Party or Subsidiary to such Lender or Affiliate (whether matured or unmatured, absolute or contingent). In furtherance of that requirement, each such Lender or Affiliate thereof shall furnish the Administrative Agent, from time to time after a significant change therein or upon a request therefor, a summary of the amounts due or to become due in respect of such Cash Management Obligations and Hedge Agreement obligations. The most recent information provided to the Administrative Agent shall be used in determining which tier of the waterfall, contained in Section 9.03, such Cash Management Obligations and/or Hedge Agreement obligations will be placed. For the avoidance of doubt, so long as Antares or its Affiliate is the Administrative Agent, neither Antares nor any of its Affiliates providing Cash Management Services for, or having Hedge Agreements with, any Loan Party or any Subsidiary of a Loan Party shall be required to provide any notice described in this Section 2.22 in respect of such Cash Management Services or Hedge Agreements.
ARTICLE III.
TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY
SECTION 3.01 Taxes.
(a)    Defined Terms. For purposes of this Section 3.01, the term “Lender” includes any Issuing Bank and the term “Applicable Law” includes FATCA.
(b)    Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by such Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)    Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d)    Indemnification by the Loan Parties. Without duplication of amounts compensated for under the other provisions of this Section 3.01, the Loan Parties shall indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that if the Loan Party reasonably believes that such Taxes were not correctly or legally asserted, the Administrative Agent or Lender, as applicable, will use reasonable efforts to cooperate with the Loan Party to obtain a refund of such Taxes (which shall be repaid to the Loan Party in accordance with Section 3.01(i)) so long as such efforts would not, in the sole determination of the Administrative Agent or such Lender, result in any additional costs or expenses not reimbursed by the Loan Party or be otherwise materially disadvantageous to it; provided further, that the Loan Parties shall not be required to indemnify any Recipient pursuant to

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this Section 3.01(d) in respect of any penalties or interest incurred more than three hundred sixty five (365) days prior to the date that the Administrative Agent or such other Recipient notifies the Loan Parties of such Indemnified Taxes (and any reasonable expenses arising therefrom or with respect thereto) and of the applicable Recipient’s intention to claim compensation therefor. A certificate as to the amount of such payment or liability delivered to the Loan Party by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that no Loan Party has already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.07(e) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).
(f)    Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 3.01, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(g)    Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Loan Parties and the Administrative Agent, at the time or times reasonably requested by any Loan Party or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (g)(i)(A), (i)(B) and (i)(D) of this Section) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(i)    Without limiting the generality of the foregoing,
(A)    any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the

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Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(I)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (I) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (II) with respect to any other applicable payments under any Loan Document, IRS Form W- 8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(II)    executed copies of IRS Form W-8ECI;
(III)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (I) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (II) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or
(IV)    to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Loan Parties or the Administrative Agent to determine the withholding or deduction required to be made; and

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(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such other time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Loan Parties and the Administrative Agent in writing of its legal inability to do so.
(h)    Delivery. On or before the date the Administrative Agent (or any successor or supplemental agent) becomes a party to this Agreement and from time to time upon the reasonable request of the Borrower, the Administrative Agent (or such successor or supplemental agent) shall deliver to the Borrower either (i) a duly executed IRS Form W-9 or (ii) (A) with respect to payments received for its own account, an IRS Form W-8ECI and (B) with respect to payments received on account of any Lender, (I) a U.S. branch withholding certificate on an IRS Form W-8IMY evidencing its agreement with the Borrower to be treated as a U.S. Person for U.S. federal withholding purposes or (II) an IRS Form W-8IMY certifying that it is a qualified intermediary that assumes primary withholding responsibility under Chapters 3 and 4 and primary Form 1099 reporting and backup withholding responsibility for payments to such account, in each case, with the effect that the Loan Parties may make payments to the Administrative Agent (or such successor or supplemental agent, as applicable), without any deduction or withholding of any Taxes imposed by the United States. At any time thereafter, the Administrative Agent shall provide updated documentation (or a successor form thereto) when any documentation previously delivered has expired or become obsolete or invalid. Notwithstanding anything to the contrary in this Section 3.01(h), the Administrative Agent shall not be required to deliver any documentation that the Administrative Agent is not legally entitled to deliver as a result of a change in applicable law after the date of this Agreement.
(i)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.01 (including by the payment of additional amounts pursuant to this Section 3.01), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.01with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (i) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with

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respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(j)    Reasonable Efforts. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.01(b) with respect to such Lender, it will, if requested by the Borrower in writing, use reasonable efforts to mitigate the effect of any such event, including by designating another Lending Office for any Loan affected by such event and by completing and delivering or filing any Tax- related forms that such Lender is legally able to deliver and that would reduce or eliminate any amount of Taxes required to be deducted or withheld or paid by the Loan Parties.
(k)    Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
SECTION 3.02 [Reserved]
SECTION 3.03 Alternate Rate of Interest
(a)    Subject to clauses (b), (c), (d), (e) and (f) of this Section 3.03, if:
(i)    the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) (A) prior to the commencement of any Interest Period for a Benchmark Borrowing that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR (including, without limitation, because the Term SOFR Reference Rate is not available or published on a current basis), for such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple SOFR for an RFR Loan; or
(ii)    the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Benchmark Borrowing, the Adjusted Term SOFR for the applicable Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or Loan) included in such Borrowing for such Interest Period, or (B) at any time, the applicable Adjusted Daily Simple SOFR for an RFR Loan will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing;
then the Administrative Agent shall give notice thereof to the Borrower and the Lenders through any electronic system as provided in Section 11.02 as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Conversion/Continuation Notice in accordance with the terms of Section 2.05 or a new Committed Loan Notice in accordance with the terms of Section 2.01 or 2.02, as applicable, any Conversion/Continuation Notice that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Benchmark Borrowing and any Committed Loan Notice that requests a Benchmark Borrowing shall instead be deemed to be an Conversion/Continuation Notice or a Committed Loan Notice, as applicable, for (1) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 3.03(a)(i) or (ii) above or (2) a Base Rate Borrowing if the Adjusted Daily Simple SOFR also is the subject of Section 3.03(a)(i) or (ii) above. Furthermore, if any Benchmark Loan or RFR Loan is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 3.03(a) with

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respect to a Relevant Rate applicable to such Benchmark Loan or RFR Loan, then until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Conversion/Continuation Notice in accordance with the terms of Section 2.05 or a new Committed Loan Notice in accordance with the terms of Section 2.01 or 2.02, as applicable, (1) any Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 3.03(a)(i) or (ii) above or (y) a Base Rate Loan if the Adjusted Daily Simple SOFR also is the subject of Section 3.03(a)(i) or (ii) above, on such day, and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute, a Base Rate Loan.
(b)    Notwithstanding anything to the contrary herein or in any other Loan Document (and any Hedge Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 3.03), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark (including any related adjustments) for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.
(c)    Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(d)    The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3.03(e) and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.03, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non- occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.03.
(e)    Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by

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the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(f)    Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to any Relevant Rate, in the case of a Benchmark Borrowing, the Borrower may revoke any request for a Benchmark Borrowing of, conversion to or continuation of Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to (A) solely with respect to any such request for a Benchmark Borrowing, an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (B) a Base Rate Borrowing if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate. Furthermore, if any Benchmark Loan or RFR Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement is implemented pursuant to this Section 3.03, (1) any Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (y) a Base Rate Loan if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event, on such day and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute, a Base Rate Loan.
SECTION 3.04 Increased Cost and Reduced Return; Capital Adequacy; Reserves on Benchmark Loans.
(a)    Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender, any Issuing Bank or the Swing Line Lender;
(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and(C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on any Lender, any Issuing Bank or the Swing Line Lender or the London interbank market any other condition, cost or expense affecting this Agreement, any Letter of Credit, any participation in a Letter of Credit or Benchmark Loans made by such Lender or any Issuing Bank or the Swing Line Lender (other than with respect to Taxes) that is not otherwise accounted for in the determination of the Benchmark or this clause (a);

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and the result of any of the foregoing shall be to increase the cost to such Lender, such Issuing Bank or the Swing Line Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender, such Issuing Bank or such other Lender of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit, or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank (whether of principal, interest or any other amount)) then, from time to time within ten (10) days after demand by such Lender or such Issuing Bank setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent) (provided that such calculation will not in an way require disclosure of confidential or price-sensitive information or any other information the disclosure of which is prohibited by law), the Borrower will pay to such Lender or such Issuing Bank such additional amount or amounts as will compensate such Lender or such Issuing Bank for such additional costs incurred or reduction suffered. No Lender, Issuing Bank or Swing Line Lender shall request that the Borrower pay any additional amount pursuant to this Section 3.04(a) unless it is making similar requests to other borrowers similarly situated and affected by such Change in Law pursuant to provisions substantially similar to this Section 3.04 and from whom such Lender, Issuing Bank or Swing Line Lender is entitled to seek similar amounts.
(b)    Capital Requirements. If any Lender or any Issuing Bank reasonably determines that any Change in Law affecting such Lender or such Issuing Bank or any Lending Office of such Lender or such Issuing Bank or such Lender’s or Issuing Bank’s holding company, if any, regarding liquidity or capital requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or such Issuing Bank or the Loans made by or Letters of Credit issued by it to a level below that which such Lender or such Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to liquidity or capital adequacy), then from time to time upon demand of such Lender or such Issuing Bank setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent) (provided that such calculation will not in an way require disclosure of confidential or price-sensitive information or any other information the disclosure of which is prohibited by law), the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender, such Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered.
(c)    Certificates for Reimbursement. A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or their respective holding companies, as the case may be, as specified in subsection (a) or (b) of this Section 3.04 and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(d)    Delay in Requests. Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to the foregoing provisions of this Section 3.04 for any increased costs incurred or reductions suffered more than one hundred and eighty (180) days prior to the date that such Lender or such Issuing Bank notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof).

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SECTION 3.05 Funding Losses. Upon written demand of any Lender (with a copy to the Administrative Agent) from time to time, which demand shall set forth in reasonable detail the basis for requesting such amount (provided that such calculation will not in an way require disclosure of confidential or price-sensitive information or any other information the disclosure of which is prohibited by law), the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost, liability or expense (excluding loss of anticipated profits or margin) actually incurred by it as a result of:
(a)    any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day prior to the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(b)    any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or
(c)    any assignment of a Benchmark Loan on a day prior to the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 3.07; including any loss or expense (excluding loss of anticipated profits or margin) actually incurred by reason of the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.
SECTION 3.06 Matters Applicable to All Requests for Compensation.
(a)    Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use commercially reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or Section 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any economic, legal or regulatory respect.
SECTION 3.07 Replacement of Lenders Under Certain Circumstances. If (i) any Lender requests compensation under Section 3.04, (ii) the Borrower is required to pay any Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and such Lender has declined or is unable to designate a different Lending Office in accordance with Section 3.06(a), (iii) any Lender is a Non-Consenting Lender, (iv) [reserved], (v) any Lender shall become a Defaulting Lender; or (vi) [reserved], then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.07), all of its interests, rights and obligations under this Agreement and the related Loan Documents (other than its existing rights to payments pursuant to Section 3.01 or Section 3.04) to one or more Eligible Assignees that shall assume such obligations (any of which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(a)    the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 11.07(b)(iv);

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(b)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Letters of Credit and Swing Line Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts payable under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
(c)    such Lender being replaced pursuant to this Section 3.07 shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s Commitment and outstanding Loans and participations in Letters of Credit or Swing Line Loans, and (ii) deliver any Notes evidencing such Loans to the Borrower or Administrative Agent (or a lost or destroyed note indemnity in lieu thereof); provided that the failure of any such Lender to execute an Assignment and Assumption or deliver such Notes shall not render such sale and purchase (and the corresponding assignment) invalid and such assignment shall be recorded in the Register and the Notes shall be deemed to be canceled upon such failure;
(d)    the Eligible Assignee shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender;
(e)    in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;
(f)    in the case of any such assignment resulting from a Lender being a Non-Consenting Lender, the Eligible Assignee shall consent, at the time of such assignment, to each matter in respect of which such Lender being replaced was a Non-Consenting Lender; and
(g)    such assignment does not conflict with Applicable Laws.
Notwithstanding anything to the contrary contained above, (a) any Lender that acts as an Issuing Bank may not be replaced hereunder at any time that it has any Letter of Credit outstanding hereunder unless arrangements reasonably satisfactory to such Issuing Bank have been made with respect to each such outstanding Letter of Credit (it being agreed that the furnishing of a backstop standby letter of credit in an amount equal to 103% (or 105% in the case of any Revolving Exposure denominated in a currency other than Dollars) of the face amount of such outstanding Letters of Credit issued by such Issuing Bank or the depositing of cash collateral into a cash collateral account in an amount equal to 103% (or 105% in the case of any Revolving Exposure denominated in a currency other than Dollars) of the face amount of such outstanding Letters of Credit issued by such Issuing Bank shall be deemed to be reasonably satisfactory to such Issuing Bank) and (b) the Lender that acts as the Administrative Agent (or any of its Affiliates) may not be replaced hereunder without the express consent of the Borrower in its sole discretion.
In the event that (i) the Borrower or the Administrative Agent has requested that the Lenders consent to a departure or waiver of any provisions of the Loan Documents or agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of each Lender, all affected Lenders and (iii) the Required Lenders, have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender”.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

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SECTION 3.08 Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder and resignation of the Administrative Agent or the Collateral Agent.
ARTICLE IV.
CONDITIONS PRECEDENT TO BORROWINGS
SECTION 4.01 Conditions to Initial Borrowing.
The obligation of each Lender to extend credit to the Borrower and of each Issuing Bank to issue Letters of Credit hereunder on the Closing Date is subject only to the satisfaction, or waiver by the Lenders, of each of the following conditions precedent, except as otherwise agreed between the Borrower and the Lenders and in each case subject to the Certain Funds Provisions:
(a)    The Administrative Agent’s receipt of the following, each of which may be originals, facsimiles or copies in .pdf format, unless otherwise specified:
(i)    a Committed Loan Notice, duly executed by the Borrower delivered as set forth in Section 2.01(b), which (if delivered prior to the Closing Date) shall be deemed to be conditioned on the consummation of the Transactions;
(ii)    this Agreement, duly executed by Holdings and the Borrower;
(iii)    the Guaranty, duly executed by the Guarantors;
(iv)    the Security Agreement, duly executed by the Loan Parties;
(v)    original certificated securities, if any, representing Pledged Equity issued by the Borrower, accompanied by undated stock powers or other applicable transfer powers executed in blank;
(vi)    (A) certificates of good standing from the secretary of state or other applicable office of the state of organization or formation of the Borrower, Holdings and each other Loan Party and (B) an officer’s certificate containing (x) certification of Organization Documents, (y) appropriate authorizing resolutions or other applicable action of the Borrower, Holdings and each other Loan Party and (z) an incumbency certificate and/or other certificate of Responsible Officers of the Borrower, Holdings and each other Loan Party, evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officers in connection with this Agreement and the other Loan Documents to which it is a party or is to be a party on the Closing Date;
(vii)    an opinion from Latham & Watkins LLP as special counsel to the Loan Parties, with respect to certain matters of New York law, Illinois law and Delaware law;
(viii)    an opinion from Gordon Rees Scully Mansukhani as special counsel to the Loan Parties, with respect to certain matters of Ohio law; and
(ix)    a certificate from the chief financial officer or other officer with equivalent duties of Holdings as to the Solvency (after giving effect to the Transactions on the Closing Date) of Holdings, the Borrower and their Restricted Subsidiaries (on a consolidated basis), substantially in the form attached hereto as Exhibit I.

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(b)    All fees and expenses required to be paid hereunder on the Closing Date (and all fees and expenses required to be paid under the Commitment Letter and Fee Letter on the Closing Date) to the extent invoiced in reasonable detail at least two (2) Business Days prior to the Closing Date (except as otherwise reasonably agreed to by the Borrower) and required to be paid on the Closing Date shall have been paid, it being agreed that such fees and expenses may be paid with the proceeds of the initial funding of one or more Facilities.
(c)    The Administrative Agent’s receipt of a certificate of a Responsible Officer of the Borrower confirming that,
(i)    either the Acquisition (i) has been consummated or (ii) will be consummated in accordance with the terms of the Acquisition Agreement substantially concurrently with the initial Borrowing (or, in the case of the Revolving Facility and the Delayed Draw Facility, the initial availability of the Revolving Commitments and the Delayed Draw Commitments, respectively) under the Facilities; and
(ii)    since its execution, the Acquisition Agreement has not been amended, supplemented, waived or modified pursuant to its terms in a manner that is, when taken as a whole, materially adverse to the Lenders, in their respective capacities as such, without the consent of the Lead Arrangers (such consent not to be unreasonably withheld, conditioned or delayed); provided that each Lead Arranger shall be deemed to have consented to such amendment, supplement, waiver or modification unless it shall object in writing thereto within three (3) business days of receiving written notice from the Borrower of such amendment, waiver or modification; provided further,
(A)    an amendment, supplement, waiver or modification of the Acquisition Agreement that has the effect of reducing the purchase price thereunder, will, in each case, be deemed not to be materially adverse to the interests of the Lenders and any such reduction to the cash portion of the purchase price will be allocated to reduce the Initial Term Loans on a dollar-for-dollar basis;
(B)    an amendment, supplement, waiver or modification of the Acquisition Agreement that has the effect of increasing the purchase price thereunder will be deemed not to be materially adverse to the Lenders if such increase is not funded with indebtedness for borrowed money incurred on the Closing Date (other than permitted Borrowings under the Revolving Facility on the Closing Date);
(C)    an amendment, supplement, waiver or modification of the Acquisition Agreement to a provision requiring that the Acquisition not be consummated prior to a particular date or prior to consummation of a period of time, notwithstanding the satisfaction of conditions to the consummation of the Acquisition set forth therein will be deemed not to be materially adverse to the Lenders;
(D)    any change to the definition of “Company Material Adverse Effect” (as defined in the Acquisition Agreement) will be deemed to be materially adverse to the Commitment Parties and will require the prior written consent of the Lead Arrangers (such consent not to be unreasonably withheld, conditioned or delayed); provided that each Lead Arranger shall be deemed to have consented to such amendment, supplement, waiver or modification unless it shall object in writing thereto within three (3) business days of receiving written notice from the Borrower of such amendment, waiver or modification prior to its effectiveness; and

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(iii)    prior to, or substantially concurrently with, the initial Borrowings under the Facilities on the Closing Date, the Closing Date Refinancing either has been consummated or will be consummated.
(d)    The Acquisition Agreement Representations and the Specified Representations shall be accurate in all material respects (or, if already qualified by materiality, in all respects) on and as of the Closing Date; provided that, a failure of an Acquisition Agreement Representation to be accurate will not result in a failure of a condition precedent under this Section 4.01, unless such failure results in a failure of a condition precedent to Borrower’s (or any of its Affiliates’) obligation to consummate the Acquisition pursuant to the terms of the Acquisition Agreement or such failure gives the Borrower (or any of its Affiliates) the right (taking into account any notice and cure provisions) to terminate its obligation to consummate the Acquisition pursuant to the terms of the Acquisition Agreement pursuant to the terms of the Acquisition Agreement; provided further that to the extent that the Specified Representations specifically refer to an earlier date, they shall be accurate in all material respects (or, if already qualified by materiality, in all respects) as of such earlier date.
(e)    Since the date of the Acquisition Agreement, there shall not have been any Company Material Adverse Effect (as defined in the Acquisition Agreement) that would result in the failure of a condition precedent to the Borrower’s obligation to consummate the Acquisition under the Acquisition Agreement or that would give the Borrower the right (taking into account any notice and cure provisions) to terminate its obligations pursuant to the terms of the Acquisition Agreement.
(f)    The Lenders will have received at least three (3) Business Days (as defined in the Acquisition Agreement) prior to the Closing Date, (i) all outstanding documentation and other information about the Loan Parties required under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification, that in each case has been requested in writing at least ten (10) Business Days (as defined in the Acquisition Agreement) prior to the Acquisition Date.
Without limiting the generality of the provisions of the last paragraph of Section 10.06(b), for purposes of determining compliance with the conditions specified in this Section 4.01, each Agent and each Lender that has signed this Agreement or funded Loans hereunder shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required under this Section 4.01 to be consented to or approved by or acceptable or satisfactory to an Agent or a Lender, unless the Administrative Agent shall have received notice from such Agent or Lender prior to the proposed Closing Date specifying its objection thereto.
SECTION 4.02 Conditions to Certain Borrowings After the Closing Date. Except as set forth herein with respect to Incremental Loans, Credit Agreement Refinancing Indebtedness and Extensions (including Extended Commitments and Extended Loans), and subject to Section 1.08, the obligation of each Lender to honor a Committed Loan Notice, of each Issuing Bank to issue, amend, renew or extend any Letter of Credit and of the Swing Line Lender to make Swing Line Loans (other than Delayed Draw Term Loans, which shall be subject to Section 4.03 in lieu of this Section 4.02), in each case after the Closing Date, is subject to the following conditions precedent:
(a)    The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects on and as of the date of such Borrowing or issuance, amendment, renewal or extension of any Letter of Credit; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that any representation and

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warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.
(b)    As of the date of such Borrowing or the date of any issuance, amendment, renewal or extension of any Letter of Credit, no Default or Event of Default shall have occurred and be continuing on such date (immediately prior to giving effect to the extensions of credit requested to be made) or would result after giving effect to the extensions of credit requested to be made on such date.
(c)    The Administrative Agent shall have received a Committed Loan Notice in accordance with the requirements hereof and, if applicable, the applicable Issuing Bank shall have received a request for a Letter of Credit in accordance with the requirements hereof or the Swing Line Lender shall have received a request for a Swing Line Loan in accordance with the requirements hereof.
Subject to Section 1.08(f), each Committed Loan Notice (other than a Committed Loan Notice requesting only a conversion of Loans to another Type or a continuation of Benchmark Loans) and each request for a Letter of Credit or Swing Line Loan submitted by the Borrower shall be deemed to be a representation and warranty that the condition specified in Section 4.02(a) and (b) has been satisfied on and as of the date of the applicable Borrowing or issuance, amendment, renewal or extension of a Letter of Credit.
SECTION 4.03 Conditions to Borrowing of Delayed Draw Term Loans.
Subject to Section 1.08, the obligation of each Lender to honor a Committed Loan Notice with respect to a Borrowing of Delayed Draw Term Loans after the Closing Date is subject only to the satisfaction, or waiver by the Lenders, of each of the following conditions precedent, except as otherwise agreed between the Borrower and the Lenders:
(a)    all representations and warranties relating to Holdings, the Borrower, the target of the acquisition to which such Borrowing of Delayed Draw Term Loans relates (conformed as reasonably necessary for such acquisition) and its respective subsidiaries and their respective businesses shall be made on the date of such Borrowing; provided that (i) only the making and accuracy of the representations and warranties with respect to such target and its respective subsidiaries and their respective businesses made in the corresponding acquisition agreement to the extent the breach of such representations and warranties is materially adverse to the interests of the Lenders (in their capacities as such) and the Specified Representations will be a condition to the availability of the Delayed Draw Term Loans on the date of such Borrowing, (ii) a failure of any representation and warranty referred to in clause (a)(i) above to be accurate will not result in a failure of a condition set forth in Section 4.03, unless such failure resulted in a failure of a condition precedent to the Borrower’s (or any of its Affiliates’) obligation or the obligation of such target or any seller party to the corresponding acquisition agreement to consummate the contemplated acquisition pursuant to the terms of the corresponding acquisition agreement or such failure gave the Borrower (or any of its Affiliates) the right (taking into account any notice and cure provisions) to terminate its obligation to consummate the acquisition pursuant to the terms of the corresponding acquisition agreement, and (iii) the only representations and warranties made in connection with the transactions on the date of such Borrowing the inaccuracy of which could result in a Default or Event of Default are the Specified Representations;
(b)    as of the date of such Borrowing, no Event of Default shall have occurred and be continuing on such date (immediately prior to giving effect to the extensions of credit requested to be made) or would result after giving effect to the extensions of credit requested to be made on such date; and
(c)    after the incurrence of such Delayed Draw Term Loans on a Pro-Forma Basis and excluding the cash proceeds to the Borrower therefrom, the First Lien Net Leverage Ratio as of the Test Period most recently ended shall not exceed 3.50:1.00.

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(d)    The Administrative Agent shall have received a Committed Loan Notice in accordance with the requirements hereof, which may be conditioned upon the occurrence of any applicable Limited Condition Transaction or related transaction, as applicable.
(e)    The Borrower shall have paid or caused to be paid (or shall pay or cause to be paid substantially concurrently with such Borrowing of Delayed Draw Term Loans) all accrued and unpaid Unused DDTL Commitment Fees with respect to the Delayed Draw Commitments being funded in such Borrowing, together with any fees and expenses due upon such Borrowing.
Notwithstanding anything to the contrary set forth herein, the provisions of this Section 4.03 may be amended or waived as provided in Section 11.01(c)(vii). Subject to Section 1.08(f), each Committed Loan Notice for a Borrowing of Delayed Draw Term Loans submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in clause (a), (b) and (c) of this Section 4.03 have been satisfied on and as of the date of the applicable Borrowing.
ARTICLE V.
REPRESENTATIONS AND WARRANTIES
The Borrower represents and warrants each of the following to the Lenders, the Issuing Banks, the Administrative Agent and the Collateral Agent, in each case, to the extent and, unless otherwise specifically agreed by the Borrower, only on the dates required by Section 2.16 or Article IV, as applicable.
SECTION 5.01 Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each Restricted Subsidiary,
(a)    is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization (to the extent such concepts exist in such jurisdiction);
(b)    has all corporate or other organizational power and authority to (i) own its assets and carry on its business as currently conducted and (ii) in the case of the Loan Parties, execute, deliver and perform its obligations under the Loan Documents to which it is a party and consummate the Transactions;
(c)    is duly qualified and in good standing (to the extent such concepts exist in such jurisdiction) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification;
(d)    is in compliance with all applicable Laws; and
(e)    has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted;
except in each case referred to in clauses (c), (d) or (e), to the extent that failure to do so has not resulted in, or is not reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect.
SECTION 5.02 Authorization; No Contravention.
(a)    The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party has been duly authorized by all necessary corporate or other organizational action.
(b)    Neither the execution, delivery nor performance by each Loan Party of each Loan Document to which it is a party nor the consummation of the Transactions will,

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(i)    contravene the terms of any of its Organization Documents;
(ii)    result in any breach or contravention of, or the creation of any Lien (other than a Permitted Lien) upon any assets of such Loan Party or any Restricted Subsidiary, under (A) any Contractual Obligation relating to Material Indebtedness or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property is subject;
(iii)    violate any Applicable Law; or
(iv)    require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation relating to Material Indebtedness, except for such approvals or consents which will be obtained on or before the Closing Date;
except with respect to any breach, contravention or violation (but not creation of Liens) referred to in clauses (ii), (iii) and (iv), to the extent that such breach, contravention or violation has not resulted in, or is not reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect.
SECTION 5.03 Governmental Authorization. No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by any Loan Party of this Agreement or any other Loan Document, except for,
(a)    filings necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties;
(b)    the approvals, consents, exemptions, authorizations, actions, notices and filings that have been duly obtained, taken, given or made and are in full force and effect (except to the extent not required to be obtained, taken, given or made or in full force and effect pursuant to the Collateral Documents); and
(c)    those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make has not resulted in, or is not reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect.
SECTION 5.04 Binding Effect. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is party hereto and thereto. This Agreement and each other Loan Document constitutes a legal, valid and binding obligation of each Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity and principles of good faith and fair dealing.
SECTION 5.05 Financial Statements; No Material Adverse Effect.
(a)    To the knowledge of the Borrower, the Annual Financial Statements fairly present in all material respects the financial condition of the Acquired Business, as of the date thereof and its results of operations for the period covered thereby in accordance with GAAP (as in effect on the Closing Date (or the date of preparation)) consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein.

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(b)    Since the Closing Date, there has been no event or circumstance, either individually or in the aggregate, that has resulted in, or is reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect.
(c)    The forecasts of consolidated balance sheets and statements of comprehensive income (loss) of the Borrower and its Subsidiaries which have been furnished to the Administrative Agent prior to the Closing Date, when taken as a whole, have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time made and at the time the forecasts are delivered, it being understood that (i) no forecasts are to be viewed as facts, (ii) any forecasts are subject to significant uncertainties and contingencies, many of which are beyond the control of the Loan Parties or the Company, (iii) no assurance can be given that any particular forecasts will be realized and (iv) actual results may differ and such differences may be material.
SECTION 5.06 Litigation. Except as set forth in Schedule 5.06, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of the Restricted Subsidiaries that (i) has resulted in, or is reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve any Loan Document or the Transactions.
SECTION 5.07 Labor Matters. Except as set forth on Schedule 5.07 or except as has not resulted in, or is not reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect: (a) there are no strikes or other labor disputes against any of the Borrower or the Restricted Subsidiaries pending or, to the knowledge of the Borrower, threatened, and (b) payment made based on hours worked to employees of the Borrower or a Restricted Subsidiary are not being made by the Borrower or a Restricted Subsidiary (as applicable) in material violation of the Fair Labor Standards Act or any other Applicable Laws dealing with wage and hour matters.
SECTION 5.08 Ownership of Property; Liens. Each Loan Party and each Restricted Subsidiary has, good and valid record title in fee simple to, or valid leasehold interests in, or easements or other limited property interests in, all real property necessary in the ordinary conduct of its business, free and clear of all Liens except for Permitted Liens and except where the failure to have such title or other interest has not resulted in, or is not reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect. As of the Closing Date, Schedule 5.08 sets forth all Material Real Property.
SECTION 5.09 Environmental Matters.
(a)    Except as has not resulted in, or would not reasonably be expected to result in a Material Adverse Effect, (i) the Loan Parties and the Restricted Subsidiaries and have been in compliance with all applicable Environmental Laws (including having obtained all Environmental Permits for the operation of the business or property of the Loan Parties and the Restricted Subsidiaries as presently conducted) and (ii) none of the Loan Parties or any of the Restricted Subsidiaries is subject to any pending, or to the knowledge of the Loan Parties, threatened Environmental Claim or other Environmental Liability.
(b)    None of the Loan Parties or any of the Restricted Subsidiaries has received any written notice of any Environmental Claim or Environmental Liability that has resulted in, or would reasonably be expected to result, in any Environmental Liability that would have a Material Adverse Effect.
(c)    None of the Loan Parties or any of the Restricted Subsidiaries has, released, treated, transported or disposed of Hazardous Materials at or from any currently or formerly owned or leased real estate or facility relating to its business or, to the knowledge of the Loan Parties or arising out of the conduct of the Loan Parties or any of the Restricted Subsidiaries, in each case in a manner that has resulted in, or

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would reasonably be expected to result in, any Environmental Liability that would have a Material Adverse Effect.
SECTION 5.10 Taxes. The Borrower and the Restricted Subsidiaries have, filed all federal, state and other tax returns and reports required to be filed, and have paid all federal, state and other Taxes levied or imposed upon them or their properties, income or assets otherwise due and payable, except (a) Taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or (b) to the extent that the failure to do so has not resulted in, or is not reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect.
SECTION 5.11 ERISA Compliance.
(a)    Except, as set forth in Schedule 5.11(a) or, with respect to each of the below clauses of this Section 5.11(a), as has not resulted in, or is not reasonably expected, individually or in the aggregate, to result in Material Adverse Effect,
(i)    no ERISA Event has occurred in the past five years or is reasonably expected to occur;
(ii)    neither the Borrower, nor any Subsidiary Guarantor nor any of their respective ERISA Affiliates has engaged in a transaction in the past five years that is subject to Sections 4069 or 4212(c) of ERISA; and
(iii)    neither the Borrower, nor any Subsidiary Guarantor nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is insolvent (within the meaning of Section 4245 of ERISA) or has been determined to be in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA) and, to the knowledge of the Borrower, no such Multiemployer Plan is expected to be insolvent or in endangered or critical status.
SECTION 5.12 Subsidiaries. As of the Closing Date, all of the outstanding Equity Interests in the Borrower and each Restricted Subsidiary have been validly issued and are fully paid and (if applicable) non-assessable, and all Equity Interests owned by Holdings (in the Borrower), and by the Borrower or any Subsidiary Guarantor in any of their respective direct Restricted Subsidiaries are owned free and clear of all Liens (other than Permitted Liens) securing Indebtedness of any Person. As of the Closing Date, Schedule 5.12 (i) sets forth the name and jurisdiction of each Subsidiary, (ii) sets forth the ownership interest of Holdings, the Borrower and each Subsidiary in each Subsidiary, including the percentage of such ownership and (iii) identifies each Subsidiary that is a Subsidiary the Equity Interests of which are required to be pledged on the Closing Date pursuant to the Collateral Documents.
SECTION 5.13 Margin Regulations; Investment Company Act.
(a)    (i) As of the Closing Date, none of the Collateral is Margin Stock, (ii) no Loan Party is engaged principally or as one of its important activities, in the business of purchasing or carrying Margin Stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying Margin Stock, and (iii) no proceeds of any Borrowings or issuance of, or drawings under, any Letter of Credit will be used for any purpose that violates Regulation U. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than twenty- five percent (25%) of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a consolidated basis) subject to the provisions of Section 7.01 or Section 7.05 or subject to

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any restriction contained in any agreement or instrument between the Borrower or any of its Subsidiaries and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 9.01(e) will be margin stock.
(b)    Neither the Borrower nor any Guarantor is required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
SECTION 5.14 Disclosure. As of the Closing Date, to the knowledge of the Borrower, none of the written information and written data heretofore or contemporaneously furnished by or on behalf of any Loan Party to any Agent or any Lender on or prior to the Closing Date in connection with the Transactions and the negotiation of this Agreement or delivered hereunder or any other Loan Document on or prior to the Closing Date, when taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make such written information and written data taken as a whole, in the light of the circumstances under which it was delivered, not materially misleading (after giving effect to all modifications and supplements to such written information and written data, in each case, furnished after the date on which such written information or such written data was originally delivered and prior to the Closing Date); it being understood that for purposes of this Section 5.14, such written information and written data shall not include projections, pro forma financial information, financial estimates, forecasts or other forward-looking information or information of a general economic or general industry nature. As of the Closing Date, to the best knowledge of the Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the Closing Date to any Lender in connection with this Agreement is true and correct in all respects.
SECTION 5.15 Intellectual Property; Licenses, Etc. The Borrower and the Restricted Subsidiaries own or have a valid right to use all the intellectual property necessary for the operation of their respective businesses as currently conducted, except where the failure to have any such rights, has not resulted in, or is not reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect; provided, however, that the foregoing shall not be a representation or warranty with respect to infringement, misappropriation or other violation of any intellectual property rights of any other Person. To the knowledge of the Borrower, the operation of the respective businesses of the Borrower and the Restricted Subsidiaries as currently conducted does not infringe upon, misappropriate or violate any intellectual property rights held by any Person except for such infringements, misappropriations or violations that have not resulted in, or are not reasonably expected, individually or in the aggregate, to result in, a Material Adverse Effect. No claim or litigation regarding any Intellectual Property owned by the Borrower or any of the Restricted Subsidiaries is pending or, to the knowledge of the Borrower, threatened in writing against the Borrower or any Restricted Subsidiary, that, has resulted in, or is reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect.
SECTION 5.16 Solvency. On the Closing Date after giving effect to the Transactions, Holdings, the Borrower and its Subsidiaries, on a consolidated basis, are Solvent.
SECTION 5.17 USA PATRIOT Act, FCPA and OFAC.
(a)    To the extent applicable, each of the Loan Parties and the Subsidiaries is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto and (ii) (x) the USA PATRIOT Act and (y) other similar anti-money laundering rules and regulations.
(b)    Each of the Loan Parties and the Subsidiaries, and their respective officers, directors and employees, and to the Borrower’s knowledge, their respective agents and representatives, (in each case

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acting in their capacity as such) have, in the past five years, conducted their businesses in compliance in all material respects with the FCPA, the UK Bribery Act 2010, as amended, and other applicable anti- corruption legislation in other jurisdictions. The Borrower will not directly, or to its knowledge indirectly, use the proceeds of the Loans or use the Letters of Credit in violation of the FCPA, the UK Bribery Act 2010, as amended, or other applicable anti-corruption legislation in other jurisdictions.
(c)    None of the Loan Parties or any of the Subsidiaries, or any of their respective directors, officers, or employees, or to the knowledge of the Borrower, any of their respective agents, or representatives, is a Sanctioned Person.
SECTION 5.18 Collateral Documents. Except as otherwise contemplated hereby or under any other Loan Documents, the provisions of the Collateral Documents, together with such filings and other actions required to be taken hereby or by the applicable Collateral Documents or contemplated by the Collateral Documents (including the delivery to Collateral Agent of any Pledged Debt and any Pledged Equity required to be delivered pursuant to the applicable Collateral Documents), are effective to create in favor of the Collateral Agent for the benefit of the Secured Parties a legal, valid and enforceable perfected Lien (subject to Permitted Liens) on all right, title and interest of Holdings, the Borrower and the applicable Subsidiary Guarantors, respectively, in the Collateral described therein.
SECTION 5.19 Use of Proceeds. The Borrower has used the proceeds of the Loans (including the Swing Line Loans) and used the Letters of Credit issued hereunder only in compliance (and not in contravention of) Applicable Laws and each Loan Document.
SECTION 5.20 Insurance. Schedule 5.20 sets forth a description of all insurance maintained by or on behalf of the Borrowers and their Restricted Subsidiaries as of the Closing Date. As of the Closing Date, all premiums in respect of such insurance have been paid. The Borrower maintains, and have caused each Restricted Subsidiary to maintain, with financially sound and reputable insurance companies, insurance on all their real and personal property in such amounts, subject to such deductibles and self-insurance retentions and covering such properties and risks as are adequate and customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.
SECTION 5.21 Anti-Corruption Laws and Sanctions. Each Loan Party has implemented and maintains in effect policies and procedures reasonably designed to promote compliance by such Loan Party, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions. Each Loan Party, its Subsidiaries and their respective officers and directors, and, to the knowledge of such Loan Party, its employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that could reasonably be expected to result in any Loan Party being designated as a Sanctioned Person. None of (a) any Loan Party, any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of any such Loan Party or Subsidiary, any agent of such Loan Party or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds, Transaction or other transaction contemplated by this Agreement or the other Loan Documents will violate Anti-Corruption Laws or applicable Sanctions.
SECTION 5.22 Affected Financial Institution. No Loan Party is an Affected Financial Institution.
ARTICLE VI.
AFFIRMATIVE COVENANTS
So long as the Termination Conditions have not been satisfied, Holdings (except in the case of the covenants set forth in Section 6.01, Section 6.02 and Section 6.03) and the Borrower shall and shall cause

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each Restricted Subsidiary to (except in the case of the covenants set forth in Section 6.01, Section 6.02 and Section 6.03) and each Unrestricted Subsidiary (solely in the case of Sections 6.08(c) and 6.08(d)):
SECTION 6.01 Financial Statements. Deliver to the Administrative Agent for prompt further distribution by the Administrative Agent to each Lender (other than a Disqualified Lender subject to Section 11.27) each of the following:
(a)    Annual Financial Statements. Commencing with the first fiscal year ending after the Closing Date, within one hundred and twenty (120) days after the end of each fiscal year of Holdings (or, in the case of the first fiscal year ending after the Closing Date, one hundred and fifty (150) days after the end of such fiscal year), which periods may be extended by the Administrative Agent in its sole discretion, (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of comprehensive income (loss), stockholders’ equity and cash flows for such fiscal year together with related notes thereto, setting forth in each case in comparative form the figures for the previous fiscal year (if ending after the Closing Date), prepared in accordance with GAAP, audited and accompanied by a report and opinion of the Company’s auditor on the Closing Date or any other accounting firm of nationally or regionally recognized standing or another accounting firm reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any qualification as to the Company’s ability to continue as a “going concern”, other than any such qualification resulting from or relating to (A) any potential inability to satisfy a financial maintenance covenant, (B) an upcoming maturity date under this Agreement or any other Indebtedness or (C) activities, operations, financial results or liabilities of any person other than Holdings and the Restricted Subsidiaries; and (ii) unaudited annual financial statements of Holdings and the Restricted Subsidiaries, together with a reconciliation statement which shall include the financial information of the Loan Parties.
(b)    Quarterly Financial Statements. Commencing with the first full fiscal quarter ended after the Closing Date, within sixty (60) days after the end of each fiscal quarter of each fiscal year of Holdings (or in the case of (A) the first four such fiscal quarters for which quarterly financial statements are required to be provided or (B) after a material accounting change has occurred, as determined by the Borrower in good faith, in each case within seventy five (75) days of the end of each such fiscal quarter), which periods may be extended by the Administrative Agent in its sole discretion, (i) a consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal quarter, (ii) the related consolidated statements of comprehensive income (loss) for such fiscal quarter and for the portion of the fiscal year then ended and (iii) the related consolidated statement of cash flows for the portion of the fiscal year then ended, setting forth, in each case of clauses (i), (ii) and (iii), in comparative form, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, in each case if ended after the Closing Date, certified by a Responsible Officer of Holdings as fairly presenting in all material respects the financial condition, results of operations and cash flows Holdings and its Subsidiaries in material compliance with GAAP, subject to year-end adjustments and the absence of footnotes. Delivery of such quarterly financial statements containing a level of detail materially consistent with those prepared immediately prior to the Closing Date shall be deemed to satisfy this Section 6.01(b).
(c)    Budget; Projections. Prior to a Qualifying IPO, no later than the date financial statements are required to be delivered pursuant to Section 6.01(a) (commencing with the first fiscal year ending December 31, 2026), a consolidating budget for the following fiscal year on an annual basis in form and substance consistent with the budget customarily prepared by management of Holdings for its internal use.
(d)    Unrestricted Subsidiaries. Simultaneously with the delivery of each set of consolidated financial statements referred to in Section 6.01(a) and Section 6.01(b), the related consolidating financial

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statements information (which need not be audited) reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements.
SECTION 6.02 Certificates; Other Information. Deliver to the Administrative Agent for further distribution by the Administrative Agent to each Lender each of the following:
(a)    Compliance Certificate. On the date the financial statements referred to in Section 6.01(a) and Section 6.01(b) (other than any fiscal quarter that is the last fiscal quarter of a fiscal year) have been delivered or are required to have been delivered, a duly completed Compliance Certificate.
(b)    [Reserved].
(c)    Information Regarding Collateral. The Borrower agrees to notify the Collateral Agent (within sixty (60) calendar days after the occurrence of such event or such later date as the Collateral Agent may agree in its sole discretion) of any change,
(i)    in the legal name of any Person required to be a Loan Party;
(ii)    in the identity or type of organization of any Person required to be a Loan Party;
(iii)    in the jurisdiction of organization of any Person required to be a Loan Party; or
(iv)    in the location (within the meaning of Section 9-307 of the UCC) of any Person (to the extent not a “registered organization” (as defined in Section 9-102 of the UCC)) required to be a Loan Party.
(d)    [Reserved].
(e)    Other Information. Such additional information as may be reasonably requested by the Administrative Agent or any Lender through the Administrative Agent for purposes of compliance by the Administrative Agent or such Lender with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation.
Documents required to be delivered pursuant to Section 6.01 or Section 6.02 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents to the Approved Borrower Portal or (ii) on which such documents are posted on the Borrower’s behalf on Merrill Datasite One, Syndtrak or another similar electronic system or relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent, the “Platform”); provided that (A) upon written request by the Administrative Agent, the Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent, (B) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents and (C) no document will be posted on the Platform without the Borrower’s prior consent. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.
The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Lead Arrangers will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on the Platform and

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(b)    certain of the Lenders may have personnel who do not wish to receive any information with respect to the Borrower or its Subsidiaries, or the respective securities of any of the foregoing, that is not Public-Side Information, and who may be engaged in investment and other market-related activities with respect to such Person’s securities. The Borrower hereby agrees that (i) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof (and by doing so shall be deemed to have represented that such information contains only Public-Side Information); (ii) by marking Borrower Materials “PUBLIC”, the Borrower shall be deemed to have authorized the Administrative Agent, the Lead Arrangers and the Lenders to treat such Borrower Materials as containing only Public-Side Information (provided however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.08); (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public-Side Information”; and (iv) the Administrative Agent and/or the Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public-Side Information”.
For the avoidance of doubt, the foregoing shall be subject to the provisions of Section 11.08.
SECTION 6.03 Notices. Promptly, and in any event no later than five (5) Business Days after a Responsible Officer obtains knowledge thereof, notify the Administrative Agent for further notification by the Administrative Agent to each Lender of:
(a)    (i) the occurrence of any Default or (ii) the occurrence of any Event of Default;
(b)    (i) any dispute, litigation, investigation or proceeding involving the Borrower or any Restricted Subsidiary or (ii) the filing or commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Restricted Subsidiary, including any Environmental Claims or in respect of Intellectual Property, or (iii) the occurrence of any Environmental Liability, or (iv) the occurrence of any ERISA Event that, in any such case referred to in clause (i) through (iv), has resulted, or would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect;
(c)    any other development that results in, or would reasonably be expected to result in a Material Adverse Effect;
(d)    any other material events and information in the event reasonably requested by the Administrative Agent or any of the Lenders; and
(e)    promptly upon Administrative Agent’s reasonable request, any change in the information provided in the Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification.
Each notice pursuant to this Section 6.03 shall be accompanied by a written statement of a Responsible Officer of the Borrower setting forth a summary description of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. For the avoidance of doubt, the foregoing shall be subject to the provisions of Section 11.08.
SECTION 6.04 Payment of Certain Taxes. Pay, discharge or otherwise satisfy all federal, state and other Taxes levied or imposed upon it or upon its properties, income or assets otherwise due and payable, except (a) Taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or (b) to the extent that the

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failure to do so has not resulted, or is not reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect.
SECTION 6.05 Preservation of Existence, Etc.
(a)    Preserve, renew and maintain in full force and effect its legal existence and good standing under the Applicable Laws of the jurisdiction of its incorporation or organization, as applicable; and
(b)    take commercially reasonable action to obtain, preserve, renew and keep in full force and effect those of its rights (including with respect to Intellectual Property), licenses, permits, privileges, and franchises, that are material to the conduct of the business of the Loan Parties taken as a whole;
except in the case of clause (a) or (b), (i) in connection with a transaction permitted by the Loan Documents (including transactions permitted by Section 7.04 or Section 7.05), (ii) with respect to any Immaterial Subsidiary that is not a Loan Party, or (iii) to the extent that failure to do so has not resulted in, or is not reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect.
SECTION 6.06 Maintenance of Properties. Maintain, preserve and protect all of its material tangible properties and equipment used in the operation of its business in good working order, repair and condition (ordinary wear and tear excepted and casualty or condemnation excepted), except to the extent the failure to do so has not resulted in, or is not reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect.
SECTION 6.07 Maintenance of Insurance. Each Loan Party will, and will cause each other Restricted Subsidiary to, (a) maintain with financially sound and reputable carriers having a financial strength rating of at least A- by A.M. Best Company (i) insurance in such amounts (with no greater risk retention) and against such risks (including loss or damage by fire and loss in transit; theft, burglary, pilferage, larceny, embezzlement, and other criminal activities; business interruption; and general liability) and such other hazards, as is customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (ii) all insurance required pursuant to the Collateral Documents and (b) comply with the applicable Flood Insurance Requirements. The Borrower will furnish to the Lenders, upon request of the Administrative Agent, but no less frequently than annually, information in reasonable detail as to the insurance so maintained.
SECTION 6.08 Compliance with Laws. (a) Comply with the requirements of all Applicable Laws (including applicable Environmental Laws) applicable to it or to its business or property, except to the extent the failure to comply therewith would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; (b) take appropriate actions to respond to any Environmental Claim and mitigate any Environmental Liability except to the extent the failure to do so would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (c) comply in all material respects with the requirements of the USA PATRIOT Act, FCPA and OFAC; provided that the requirements set forth in this Section 6.08, as they pertain to compliance by any Foreign Subsidiary with the USA PATRIOT ACT, FCPA and OFAC are subject to and limited by any Applicable Law applicable to such Foreign Subsidiary in its relevant local jurisdiction, and (d) maintain in effect and enforce policies and procedures reasonably designed to promote compliance by such Loan Party, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
SECTION 6.09 Books and Records. Maintain proper books of record and account in which entries that are full, true and correct in all material respects shall be made of all material financial transactions and material matters involving the assets and business of the Borrower or such Restricted Subsidiary, as the case may be (it being understood and agreed that Foreign Subsidiaries may maintain individual books and

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records in conformity with generally accepted accounting principles in their respective countries of organization or operations and that such maintenance shall not constitute a breach of the representations, warranties or covenants hereunder), in each case, to the extent necessary to prepare the financial statements described in Section 6.01(a) and Section 6.01(b).
SECTION 6.10 Inspection Rights. Permit representatives of the Administrative Agent to visit and inspect any of its properties, to examine its financial and operating records, and make copies thereof or abstracts therefrom and to discuss its affairs, finances and accounts with its officers and independent public accountants (subject to such accountants’ policies and procedures), all at the reasonable expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided that (a) excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise rights under this Section 6.10 and the Administrative Agent shall not exercise such rights more often than two times during any calendar year absent the continuation of an Event of Default and only one such time shall be at the Borrower’s expense absent the continuation of an Event of Default, (b) when an Event of Default is continuing, the Administrative Agent or the Required Lenders (or any of their respective representatives) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice and (c) such obligations shall in all events be subject to the rights of lessees or sublessees and to any restrictions or limitations in any applicable lease, sublease, Contractual Obligation or other written occupancy arrangement to which any Loan Party or Restricted Subsidiary is bound. The Administrative Agent shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants. For the avoidance of doubt, the foregoing shall be subject to the provisions of Section 11.08.
SECTION 6.11 Covenant to Guarantee Obligations and Give Security.
(a)    Personal Property. Subject to any applicable limitation in any Loan Document (including Section 6.12), at the Borrower’s expense, take the following actions within sixty (60) days of the occurrence of any Grant Event (or such longer period as the Collateral Agent may agree in its sole discretion):
(i)    cause the Restricted Subsidiary subject of the Grant Event to execute and deliver the Guaranty (or a joinder thereto), which may be accomplished by executing a Guaranty Supplement;
(ii)    cause the Restricted Subsidiary subject of the Grant Event to execute and deliver the Security Agreement (or a supplement thereto), which may be accomplished by executing a Security Agreement Supplement;
(iii)    cause the Restricted Subsidiary subject of the Grant Event to execute and deliver any applicable Intellectual Property Security Agreements with respect to registered intellectual property that it owns and that constitutes Collateral;
(iv)    cause the Restricted Subsidiary subject of the Grant Event (and any Loan Party of which such Restricted Subsidiary is a direct Subsidiary) to (A) deliver any and all certificates representing its Equity Interests (to the extent certificated and, with respect to any such Person that is not a corporation if such Person has “opted into” Article 8 of the UCC) that constitute Collateral and are required to be delivered pursuant to the Security Agreement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank (or any other documents customary under local law), (B) execute and deliver a counterparty signature page to the Global Intercompany Note (or a joinder thereto), and (C) deliver all instruments evidencing Indebtedness held by such Restricted Subsidiary that constitute Collateral and are required to be delivered

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pursuant to the Security Agreement, endorsed in blank, to the Collateral Agent (or such other Person as may be contemplated by any applicable Intercreditor Agreement) and (D) if such Restricted Subsidiary is a Foreign Subsidiary, deliver such additional security documents and enter into additional collateral arrangements in the jurisdiction of such Foreign Subsidiary reasonably satisfactory to the Administrative Agent;
(v)    upon the reasonable request of the Administrative Agent, take and cause the Restricted Subsidiary the subject of the Grant Event and each direct or indirect parent of such Restricted Subsidiary that is required to become a Subsidiary Guarantor pursuant to this Agreement that directly holds Equity Interests in such Restricted Subsidiary to take such actions as may be necessary or customary in the reasonable opinion of the Administrative Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) perfected Liens (subject to Permitted Liens) in the Equity Interests of such Restricted Subsidiary and the personal property and fixtures of such Restricted Subsidiary to the extent required by the Loan Documents, enforceable against all third parties in accordance with their terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity (regardless of whether enforcement is sought in equity or at law); and
(vi)    upon request of the Administrative Agent deliver to the Administrative Agent a signed copy of a customary opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties as to such matters set forth in this Section 6.11(a) as the Administrative Agent may reasonably request;
provided that,
(A)    without limiting the obligations set forth above, the Administrative Agent and the Collateral Agent will consult in good faith with the Borrower to reduce any stamp, filing or similar taxes imposed as a result of the actions described in the foregoing provisions;
(B)    actions relating to Liens on real property are governed by Section 6.11(b) and not this Section 6.11(a).
(b)    Material Real Property.
(i)    Notice.
(A)    Within ninety (90) days (or such longer period as the Collateral Agent may agree in its reasonable discretion) after the occurrence of a Grant Event, the Borrower will furnish to the Collateral Agent a description of any Material Real Property (other than any Excluded Asset) owned by the Restricted Subsidiary subject of the Grant Event.
(B)    Within ninety (90) days (or such longer period as the Collateral Agent may agree in its reasonable discretion) after the acquisition of any Material Real Property by a Loan Party after the Closing Date, the Borrower will furnish to the Collateral Agent a description of such Material Real Property.
(ii)    Mortgages, etc. The Borrower will, or will cause the applicable Loan Party to, provide the Collateral Agent with a Mortgage with respect to Material Real Property that is the subject of a notice delivered pursuant to Section 6.11(b)(i), within ninety (90) days (or such longer period as the Administrative Agent may agree in its reasonable discretion) of the event that

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triggered the requirement to give such notice, provided, that the Administrative Agent shall not enter into any Mortgage after the Closing Date until (1) the date that is forty five (45) days after the Administrative Agent has delivered to the Lenders (which may be delivered electronically) the following documents in respect of such Material Real Property: (i) a completed Flood Insurance Certificate; (ii) if such Material Real Property is located in a “Special Flood Hazard Area”, all Flood Insurance Requirements or (2) the Administrative Agent shall have received written confirmation from each Lender that flood insurance due diligence and flood insurance compliance has been completed by such Lender (such written confirmation not to be unreasonably conditioned, withheld or delayed), together with:
(A)    evidence that counterparts of such Mortgage have been duly executed, acknowledged and delivered and are in a form suitable for filing or recording in all filing or recording offices that the Collateral Agent may deem reasonably necessary or desirable in order to create a valid and subsisting perfected Lien (subject to Permitted Liens) on such Material Real Property in favor of the Collateral Agent for the benefit of the Secured Parties and that all filing and recording taxes and fees have been paid or are otherwise provided for in a manner reasonably satisfactory to the Collateral Agent; provided that to the extent any Material Real Property to be subject to a Mortgage is located in a jurisdiction which imposes mortgage recording taxes, intangibles tax, documentary tax or similar recording fees or taxes, the relevant Mortgage shall not secure an amount in excess of the fair market value of such property subject thereto and, to the extent agreed by the Administrative Agent, shall not secure the Obligations in respect of Letters of Credit or the Revolving Facility in those states that impose a mortgage tax on paydowns or re-advances applicable thereto;
(B)    fully paid Mortgage Policies or agreed proformas in respect thereof together with such affidavits, certificates, and instruments of indemnification (including a so-called “gap” indemnification) as shall be required to induce the title insurance company to issue the Mortgage Policies and endorsements contemplated above and evidence of payment of title insurance premiums and expenses;
(C)    customary opinions, addressed solely to the Collateral Agent for the benefit of the Secured Parties, of local counsel for such Loan Party in the state in which such Material Real Property is located, with respect to the enforceability of the Mortgage and any related fixture filings;
(D)    an ALTA survey (or existing survey, ExpressMap or similar documentation together with a no change affidavit of such Mortgaged Property) sufficient for the title insurance company to remove the standard survey exception and issue survey related endorsements (if reasonably requested by the Administrative Agent); and
(E)    a Flood Insurance Certificate; and
(F)    such other customary mortgage instruments and deliveries reasonably required by any Agent or Lender in order to comply with the applicable Flood Insurance Requirements or internal policy requirements generally applicable to mortgages in favor of such Person in commercial lending transactions.
SECTION 6.12 Further Assurances. Subject to Section 6.11 and any applicable limitations in any Collateral Document, and in each case at the expense of the Borrower, promptly upon the reasonable request by the Administrative Agent or Collateral Agent (a) correct any material defect or error that may be

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discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral and (b) do, execute, acknowledge, deliver, record, re- record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent or Collateral Agent may reasonably request from time to time in order to carry out more effectively the purposes of the Collateral Documents.
Notwithstanding anything to the contrary in any Loan Document, neither Holdings, the Borrower, nor any Restricted Subsidiary will be required, nor will the Administrative Agent or the Collateral Agent be authorized, without the consent of the Borrower (which may be provided or withheld in its sole discretion),
(a)    [reserved],
(b)    to enter into any control agreement, lockbox or similar arrangement with respect to any deposit account, securities account, commodities account or other bank account, or otherwise take or perfect a security interest with control;
(c)    to take any action (i) outside of the United States with respect to any assets located or registered or applied for outside of the United States, (ii) in any non-U.S. jurisdiction or (iii) required by the laws of any non-U.S. jurisdiction to create, perfect or maintain any security interest or otherwise;
(d)    to obtain a Mortgage on real property that secures an amount in excess of the fair market value of such real property at the time such Mortgage is provided, if the property to be subject to such a Mortgage is located in a jurisdiction that imposes mortgage recording taxes, intangibles tax, documentary taxes or similar recording fees or taxes, and, to the extent agreed by the Administrative Agent, to obtain a Mortgage on any property securing Obligations in respect of letters of credit or a revolving credit facility if such property is located in a state or other jurisdiction that imposes a tax on pay-downs or re-advances applicable thereto; or
(e)    to take any action with respect to perfecting a Lien with respect to letters of credit, letter of credit rights, commercial tort claims, chattel paper or assets subject to a certificate of title or similar statute (in each case, other than the filing of customary “all asset” UCC-1 financing statements) or to deliver landlord lien waivers, estoppels, bailee letters or collateral access letters.
Further, so long as no Event of Default then exists, the Loan Parties shall not be required to perform any periodic collateral reporting, if any, with any frequency greater than once per fiscal year (provided that this clause shall not limit the obligation of the Loan Parties to comply with Section 6.02(c) or Section 6.11).
SECTION 6.13 Designation of Subsidiaries. The Borrower may at any time designate any Restricted Subsidiary as an Unrestricted Subsidiary or designate (or re-designate, as the case may be) any Unrestricted Subsidiary as a Restricted Subsidiary; provided that:
(a)    immediately before and after such designation (or re-designation), no Event of Default shall have occurred and be continuing or would result therefrom; and
(b)    the Investment resulting from the designation of such Restricted Subsidiary as an Unrestricted Subsidiary as described above is permitted by Section 7.02(f).
The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the fair market value as of such date of the Borrower’s or its Restricted Subsidiary’s (as applicable) Investment(s) to date therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the

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time of designation of any Indebtedness, Investments and Liens of such Subsidiary existing at such time. Upon a designation of any Unrestricted Subsidiary as a Restricted Subsidiary, the Borrower (or the applicable Restricted Subsidiary owning such designated Subsidiary) shall be deemed to continue to have a permanent investment in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Borrower’s or such Restricted Subsidiary’s investment in such Subsidiary at the time of such re-designation, less (y) the portion (proportionate to the Borrower’s or the applicable Restricted Subsidiary’s Equity Interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such designation. For all purposes hereunder, the designation of a Subsidiary as an Unrestricted Subsidiary shall be deemed to constitute a concurrent designation of any Subsidiary of such Subsidiary as an Unrestricted Subsidiary, subject in all cases to the conditions and requirements of this Section 6.13. No Restricted Subsidiary may be designated as an Unrestricted Subsidiary if it owns any Material Intellectual Property or holds any exclusive licenses in or to any Material Intellectual Property or owns any other assets that are material to the business of Holdings, the Borrower and the Loan Parties and the Restricted Subsidiaries, taken as a whole. No Unrestricted Subsidiary may hold any Indebtedness owing by, or directly or indirectly own any Equity Interests or assets of, or have a Lien on any assets of, Holdings, the Borrower or any Restricted Subsidiary. No Subsidiary may be designated as an Unrestricted Subsidiary if, after such designation, it would be a Restricted Subsidiary (or analogous concept) for the purpose of any Pari Passu Lien Debt, any Incremental Equivalent Debt or any Junior Lien Debt.
SECTION 6.14 Post-Closing Matters The Borrower will, and will cause each of its Restricted Subsidiaries to, take each of the actions set forth on Schedule 6.14 within the time period prescribed therefor on such schedule (as such time period may be extended by the Administrative Agent).
SECTION 6.15 Maintenance of Ratings. Use commercially reasonable efforts to maintain (a) a public corporate credit rating or public corporate family rating, as applicable, from any two of S&P, Moody’s and Fitch, in each case in respect of the Borrower (but not a specific rating), and (b) a public rating in respect of the Initial Term Loans from any two of S&P, Moody’s and Fitch (but not a specific rating).
SECTION 6.16 Use of Proceeds.
(a)    (i) The proceeds of the Initial Term Loans will be used on the Closing Date to finance, in part, the Transactions and (ii) the Initial Revolving Borrowing, if any, will be used on the Closing Date to finance working capital, refinance and/or backstop or cash collateralize letters of credit, surety bonds, bank guarantees and similar instruments.
(b)    Following the Closing Date, the proceeds of Revolving Loans after the Closing Date will be used for working capital and general corporate purposes of the Borrower and the Restricted Subsidiaries, including the financing of transactions that are not prohibited by the terms of this Agreement (including Permitted Investments); provided that aggregate principal amount of Revolving Loans incurred on the Closing Date will be limited to the Initial Revolving Borrowing.
(c)    Letters of Credit will be used by the Borrower for general corporate purposes of the Borrower and the Restricted Subsidiaries, including supporting transactions not prohibited by the Loan Documents.
(d)    The Borrower and its Subsidiaries shall not, directly or knowingly indirectly, use the proceeds of any Borrowing or Letter of Credit hereunder, or lend, contribute, or otherwise make available such proceeds to any subsidiary, joint venture partner, or other Person (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned

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Country, except to the extent permitted for a Person required to comply with Sanctions, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
(e)    The proceeds of Delayed Draw Term Loans will be used (i) to finance payments in connection with the Acquisition on the Closing Date, (ii) to finance other Permitted Investments (and Delayed Draw Term Loans may be drawn no more than five (5) Business Days prior to, or substantially simultaneously with, the consummation of a Permitted Investment), pay earnouts, holdbacks and retention payments (which may include Existing Earnouts and Unfunded Holdbacks, whether contingent or matured), (iii) to finance guarantee payments for new partners or employees, (iv) to pay fees and expenses with respect to the transactions in the foregoing clause (i) and (iii) and/or with respect to the related borrowing(s) of Delayed Draw Term Loans, and (v) to refinance Revolving Loans that were drawn to fund the items specified in the foregoing clauses (ii), (iii) and (iv) (such refinancing to be completed within one hundred and twenty (120) days after such Revolving Loans were drawn).
SECTION 6.17 Change in Nature of Business. The Borrower will, and will cause each of the Restricted Subsidiaries to, continue to only engage in lines of business that are substantially consistent with those lines of business conducted by the Borrower and the Restricted Subsidiaries on the Closing Date and lines of business that are reasonably similar, corollary, ancillary, incidental, synergistic, complementary or related thereto, in each case as determined by the Borrower in good faith.
SECTION 6.18 Company Specified Representations. On the Closing Date, upon the release of each Loan Document to be executed by the Post-Closing Loan Parties from escrow, each Post-Closing Loan Party will make the Company Specified Representations with respect to itself at such time; provided that if the Company Specified Representations specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date and any such representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.
SECTION 6.19 Changes in Fiscal Year. The Borrower will not change the fiscal year to end on a day other than December 31; provided that the Borrower may, upon written notice to the Administrative Agent, change its fiscal year to end on any other day reasonably acceptable to the Administrative Agent, in which case, the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.
SECTION 6.20 Anti-Cash Hoarding. As of the last day of each fiscal quarter, if the Broker-Dealer Subsidiaries shall hold cash in the aggregate amount in excess of the greater of (x) $100,000,000 and (y) the highest amount of Net Capital that the Broker-Dealer Subsidiaries are required at such time to maintain (including capital accounts necessary to maintain current reporting status) by any Governmental Authority or any self-regulatory organization (the “Anti-Cash Hoarding Threshold”), then the Borrower shall cause such amount in excess of the Anti-Cash Hoarding Threshold be swept to an account of the Loan Parties within forty five (45) days after the last day of such fiscal quarter.
ARTICLE VII.
NEGATIVE COVENANTS
So long as the Termination Conditions are not satisfied, the Borrower shall not (and, with respect to Section 7.13 only, Holdings shall not), nor shall the Borrower permit any Restricted Subsidiary to:
SECTION 7.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

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(a)    Liens securing obligations in respect of Indebtedness incurred pursuant to Section 7.03(a), including obligations under any Loan Document, Incremental Loans and Extended Loans;
(b)    Liens securing obligations in respect of certain non-exclusive licensing agreements in connection with the settlement, compromise or resolution of litigation, arbitration or other disputes related to Intellectual Property in the ordinary course of business;
(c)    Liens existing on the Closing Date (provided that such Liens are set forth on Schedule 7.01(c) if such Liens secured obligations in excess of $2,500,000 on the Closing Date) (other than Liens incurred under Section 7.01(a));
(d)    Liens securing obligations in respect of Indebtedness permitted under Section 7.03(d), including in respect of Attributable Indebtedness, Capitalized Lease Obligations, and Indebtedness financing the acquisition, construction, repair, replacement or improvement of fixed or capital assets; provided that (i) such Liens attach concurrently with or within two hundred and seventy (270) days after completion of the acquisition, construction, repair, replacement or improvement (as applicable) of the property subject to such Liens, (ii) the Indebtedness or other obligations secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iii) such Liens do not at any time extend to or cover any assets (except for additions and accessions to such assets, replacements and products thereof and customary security deposits) other than the assets subject to, or acquired, constructed, repaired, replaced or improved with the proceeds of such Indebtedness; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender or its affiliates;
(e)    [Reserved];
(f)    Liens securing Obligations in respect of any Hedge Agreement and other Indebtedness permitted by Section 7.03(f);
(g)    Liens on Excluded Assets in an aggregate outstanding principal amount not to exceed at any time the greater of (A) $13,000,000 and (B) 10% of TTM Consolidated Adjusted EBITDA;
(h)    Liens on Collateral securing obligations in respect of Permitted Pari Passu Secured Refinancing Debt or Permitted Junior Secured Refinancing Debt and any Permitted Refinancing of any of the foregoing incurred pursuant to Section 7.03(h);
(i)    Liens on Collateral securing obligations in respect of Incremental Equivalent Debt (with the lien priority permitted in such definition and other than to the extent such Indebtedness is only permitted to be incurred as unsecured Indebtedness) and other Indebtedness incurred pursuant to Section 7.03(i); provided that such Liens securing such other Indebtedness are permitted by Section 7.01(ll)(i);
(j)    Liens on Collateral securing obligations in respect of Permitted Ratio Debt (with the lien priority permitted in such definition and other than to the extent such Indebtedness is only permitted to be incurred as unsecured Indebtedness) and other Indebtedness permitted by Section 7.03(j); provided that such Liens securing such other Indebtedness are permitted by Section 7.01(ll)(i);
(k)    [reserved];
(l)    (i) Liens existing on property at the time of (and not in contemplation of) its acquisition or existing on the property of any Person or on Equity Interests of any Person, in each case, at the time such Person becomes (and not in contemplation of such Person becoming) a Restricted Subsidiary, in each case

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after the Closing Date; provided that (A) such Lien does not extend to or cover any other assets or property (other than (1) after-acquired property covered by any applicable grant clause, (2) property that is affixed or incorporated into the property covered by such Lien and (3) proceeds and products of assets covered by such Liens) and (B) the Indebtedness secured thereby is permitted under Section 7.03, (ii) Liens on any customary cash earnest money deposits made by the Borrower or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement relating to an Investment permitted hereunder and (iii) Liens incurred in connection with customary escrow arrangements or other agreements relating to an Acquisition Transaction or Investment permitted hereunder;
(m)    Liens (i) on customary cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 7.02 to be applied against the purchase price for such Investment or (ii) consisting of an agreement to Dispose of any property in a Disposition (so long as such Lien encumbers only the property subject to such Disposition), in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;
(n)    (i) pledges or deposits in the ordinary course of business in connection with workers’ compensation, health, disability or employee benefits, unemployment insurance and other social security laws or similar legislation or regulation or other insurance-related obligations (including in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto) and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to Holdings, the Borrower or any Restricted Subsidiaries;
(o)    (i) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto (but in no event more than one year’s premiums) and (ii) deposits and Liens on cash securing obligations to insurance companies with respect to insurable liabilities in the ordinary course of business;
(p)    Liens securing obligations arising from the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those required to comply with Environmental Laws) in the ordinary course of business;
(q)    Liens on Securitization Operating Assets in connection with a Qualified Securitization Financing;
(r)    Liens in respect of the cash collateralization of letters of credit;
(s)    Liens in the ordinary course of business (i) of a collection bank arising under Section 4- 208 or 4-210 of the UCC on the items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business and not for speculative purposes and (iii) in favor of a banking or other financial institution arising as a matter of law encumbering deposits or other funds maintained with a financial institution (including the right of setoff) and that are within the general parameters customary in the banking industry;
(t)    Liens securing Cash Management Obligations in the ordinary course of business and not prohibited by Section 7.03;

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(u)    Liens that are customary contractual rights of setoff (i) relating to the establishment of depository relations with banks or other deposit-taking financial institutions in the ordinary course of business (and, for the avoidance of doubt, not given in connection with the issuance of Indebtedness), (ii) relating to pooled deposit or sweep accounts of Holdings, the Borrower or any of the Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Holdings, the Borrower or any of its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any of the Restricted Subsidiaries in the ordinary course of business;
(v)    statutory or common law Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens, or other customary Liens (other than in respect of Indebtedness) in favor of landlords, so long as, in each case, such Liens arise in the ordinary course of business and secure amounts not overdue for a period of more than sixty (60) days or, if more than sixty (60) days overdue, are unfiled and no other action has been taken to enforce such Lien or that are being contested in good faith and by appropriate actions, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
(w)    any interest or title of a lessor, sublessor, licensor or sublicensor or secured by a lessor’s, sublessor’s, licensor’s or sublicensor’s interest under leases, subleases, licenses or sublicenses entered into by the Borrower or any of the Restricted Subsidiaries as lessee, sublessee, licensee, or sublicensee in the ordinary course of business (in each case, other than exclusive licenses or sublicenses of Material Intellectual Property);
(x)    ground leases in respect of real property on which facilities owned or leased by the Borrower or any of its Restricted Subsidiaries are located;
(y)    any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Borrower and the Restricted Subsidiaries;
(z)    customary deposits of cash with the owner or lessor of premises leased and operated by the Borrower or any of the Restricted Subsidiaries in the ordinary course of business to secure the performance of the Borrower’s or a Restricted Subsidiary’s obligations under the terms of the lease for such premises;
(aa) (i) Liens for taxes, assessments or governmental charges (A) that are not overdue for a period of more than thirty (30) days or (B) the failure to pay could not reasonably be expected to result in a Material Adverse Effect and that are being contested in good faith and by appropriate actions diligently conducted and for which appropriate reserves have been established in accordance with GAAP and (ii) Liens for property taxes on property the Borrower or its Restricted Subsidiaries has decided to abandon if the sole recourse for such tax, assessment or charge is to such property;
(bb) easements, rights-of-way, restrictions (including zoning restrictions and building code restrictions and plan agreements, development agreements and contract zoning agreements), encroachments, survey exceptions, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines and other similar purposes, reservations of rights, servitudes, protrusions and other similar encumbrances and title defects affecting real property that, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of the Borrower and its Restricted Subsidiaries, or the use of the property for its intended purpose;
(cc) Liens arising from judgments or orders for the payment of money not constituting an Event of Default under Section 9.01(g);

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(dd) leases, licenses, subleases or sublicenses granted to others in the ordinary course of business (or other agreement under which the Borrower or any Restricted Subsidiary has granted rights to end users to access and use the Borrower’s or any Restricted Subsidiary’s products, technologies, facilities or services) which do not interfere in any material respect with the business of the Borrower and its Restricted Subsidiaries (in each case other than exclusive licenses or sublicenses of Material Intellectual Property);
(ee) Liens (i) in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business and (ii) on specific items of inventory or other goods and proceeds thereof of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or such other goods in the ordinary course of business;
(ff) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or any of the Restricted Subsidiaries in the ordinary course of business to the extent such Liens encumber only the assets subject to such conditional sale, title retention, consignment or similar arrangements;
(gg) Liens imposed by law or incurred pursuant to customary reservations or retentions of title (including contractual Liens in favor of sellers and suppliers of goods) incurred in the ordinary course of business for sums not constituting borrowed money that are not overdue for a period of more than thirty
(30) days or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP (if so required);
(hh)    [reserved];
(ii)    [reserved];
(jj) Purported Liens evidenced by the filing of precautionary UCC financing statements or similar public filings in the ordinary course of business and not in connection with borrowed money;
(kk) the modification, replacement, renewal or extension of any Lien permitted by this Section 7.01; provided that (i) the Lien does not extend to any additional property other than (A) after- acquired property covered by any applicable grant clause prior to the time of such modification, replacement, renewal or extension, (B) property that is affixed or incorporated into the property covered by such Lien prior to the time of such modification, replacement, renewal or extension and (C) proceeds and products of assets covered by such Liens and (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is permitted by Section 7.03;
(ll)    Liens securing:
(i)    a Permitted Refinancing of Indebtedness; provided that:
(A)    such Indebtedness was permitted by Section 7.03 and was secured by a Permitted Lien;
(B)    such Permitted Refinancing is permitted by Section 7.03; and
(C)    the Lien does not extend to any additional property, other than (A) after- acquired property covered by any applicable grant clause prior to the time of such

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Permitted Refinancing, (B) property that is affixed or incorporated into the property covered by such Lien prior to the time of such Permitted Refinancing and (C) proceeds and products of assets covered by such Liens; and
(ii)    Guarantees of Indebtedness permitted by Section 7.03 to the extent that the underlying Indebtedness subject to such Guarantee is permitted to be secured by a Lien;
(mm)    Liens on Collateral securing Pari Passu Lien Debt and/or Junior Lien Debt; provided that:
(i) such Indebtedness is incurred pursuant to clause (i) and (ii) of the definition of “Permitted Ratio Debt”; and
(ii) such Liens (other than with respect to purchase money and similar obligations) are, in each case, subject to an Equal Priority Intercreditor Agreement or Junior Lien Intercreditor Agreement, as applicable; and
(nn) Liens securing Indebtedness or other obligations in an aggregate outstanding principal amount not to exceed at any time the greater of (A) $65,000,000 and (B) 50% of TTM Consolidated Adjusted EBITDA; provided that it is agreed that Liens incurred pursuant to this clause (nn) may be made pari passu with or junior to the Liens securing the Facilities under this Agreement to the extent subject to an Intercreditor Agreement.
For purposes of determining compliance with this Section 7.01, in the event that any Lien (or any portion thereof) meets the criteria of more than one of the categories set forth above, the Borrower may, in its sole discretion, at the time of incurrence, divide, classify or reclassify (as if incurred at such time), or otherwise upon written notice to the Administrative Agent at such time Borrower delivers a Compliance Certificate, divide, classify or reclassify, such Lien (or any portion thereof) in any manner that complies with this covenant on the date such Lien is incurred or such later time, as applicable; provided that all Liens securing Indebtedness under the Loan Documents will be deemed to have been incurred in reliance on the exception in Section 7.01(a), and shall not be permitted to be reclassified pursuant to this paragraph. With respect to any Liens securing Indebtedness that was permitted to be incurred hereunder on the date of such incurrence, any Lien securing the Increased Amount of such Indebtedness shall also be permitted hereunder after the date of such incurrence.
Any Lien incurred in compliance with this Section 7.01 after the Closing Date that is contractually secured on a pari passu basis with any of the Obligations will be subject to an Equal Priority Intercreditor Agreement, and any Lien incurred in compliance with this Section 7.01 on or after the Closing Date that is intended to be contractually secured on a junior basis will be subject to a Junior Lien Intercreditor Agreement.
SECTION 7.02 Investments. Make or hold any Investments, except:
(a)    Investments,
(i)    by the Borrower or any Restricted Subsidiary in the Borrower or any Restricted Subsidiary;
(ii)    by the Borrower or any Restricted Subsidiary in a Person, if substantially concurrently with such Investment and as a result of such Investment (A) such Person becomes a Restricted Subsidiary or (B) such Person is merged, consolidated or amalgamated with or into, or

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transfers or conveys substantially all of its assets to, or is liquidated into, the Borrower or a Restricted Subsidiary; and
(iii)    by the Borrower or any Restricted Subsidiary in any Non-Restricted Subsidiary;
provided that (x) the aggregate outstanding amount of all Investments pursuant to this Section 7.02(a) by a Loan Party in, to or for the benefit of any Non-Loan Party and any Non-Restricted Subsidiary shall not at any time exceed, taken together with all Permitted Acquisitions of Non-Loan Parties and assets that do not constitute Collateral, the greater of (i) $52,000,000 and (ii) 40% of TTM Consolidated Adjusted EBITDA, and (y) any loans or advances shall be unsecured and evidenced by the Global Intercompany Note;
(b)    Investments existing on the Closing Date (provided that such Investments are set forth on Schedule 7.02(b) if such Investments are in excess of $2,500,000 on the Closing Date); provided that the amount of any Investment permitted pursuant to this Section 7.02(b) is not increased from the amount of such Investment on the Closing Date except pursuant to the terms of such Investment as of the Closing Date or as otherwise permitted by another clause of this Section 7.02;
(c)    Permitted Acquisitions;
(d)    Investments (i) held by a Restricted Subsidiary acquired after the Closing Date or of a Person merged or consolidated with or into the Borrower or merged or consolidated with or into a Restricted Subsidiary (or committed to be made by any such Person) to the extent that, in each case, such Investments or any such commitments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation, (ii) [reserved] and (iii) held by Persons that become Restricted Subsidiaries after the Closing Date, including Investments by Unrestricted Subsidiaries made or acquired (or committed to be made or acquired), to the extent that, in each case, such Investments were not made or acquired (or committed to be made or acquired) in contemplation of, or in connection with, such Person becoming a Restricted Subsidiary or such designation as applicable;
(e)    Investments in Similar Businesses; provided that any Investments in Similar Businesses shall not exceed, together with any Joint Venture Investments made pursuant to Section 7.02(h), the greater of (i) $45,000,000 and (ii) 35% of TTM Consolidated Adjusted EBITDA;
(f)    Investments in Unrestricted Subsidiaries that do not exceed in the aggregate at any time outstanding the greater of (i) $13,000,000 and (ii) 10% of TTM Consolidated Adjusted EBITDA;
(g)    [reserved];
(h)    Joint Venture Investments; provided that any Joint Venture Investments shall not exceed, together with any Investments in Similar Businesses pursuant to Section 7.02(e), the greater of $45,000,000 and (ii) 35% of TTM Consolidated Adjusted EBITDA;
(i)    loans and advances to Holdings (or any Parent Entity) in lieu of, and not in excess of or in duplication of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof) Restricted Payments permitted to be made to Holdings (or such Parent Entity) in accordance with, and subject to the cap set forth in, Section 7.06(g);
(j)    loans or advances to any Company Person or Partner;

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(i)    for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes;
(ii)    in connection with such Person’s purchase of Qualified Equity Interests of Holdings (or any Parent Entity); provided that, to the extent such loans or advances are made in cash, the amount of such loans and advances used to acquire such Qualified Equity Interests shall be promptly contributed to Holdings in cash and the aggregate principal amount outstanding under this clause (j)(ii), taken together with clause (j)(iv), shall not at any time exceed the greater of (1) $26,000,000 and (2) 20% of TTM Consolidated Adjusted EBITDA;
(iii)    in the ordinary course of business for state tax payments;
(iv)    for any other purpose; provided that either (A) no cash or Cash Equivalents are advanced in connection with such Investment or (B) the aggregate principal amount outstanding under this clause (j)(iv)(B), taken together with clause (j)(ii), shall not at any time exceed the greater of (1) $26,000,000 and (2) 20% of TTM Consolidated Adjusted EBITDA;
(k)    Investments constituting Hedge Agreements permitted under Section 7.08;
(l)    promissory notes and other Investments received in connection with Dispositions permitted hereunder (other than Section 7.05(e)), in each case, to the extent not issued or entered into in contemplation of such Disposition;
(m)    Investments in cash or Cash Equivalents;
(n)    Investments consisting of customary extensions of trade credit or otherwise made in the ordinary course of business, including Investments consisting of endorsements for collection or deposit and trade arrangements with customers, vendors, suppliers, licensors and licensees in the ordinary course of business;
(o)    to the extent also constituting an Investment, Liens permitted under Section 7.01, Indebtedness (including Guarantees) permitted under Section 7.03, fundamental changes permitted under Section 7.04, and Dispositions permitted under Section 7.05 (in each case, other than by reference to this Section 7.02);
(p)    Investments (i) received in connection with the bankruptcy, workout, recapitalization or reorganization of, or in settlement of delinquent obligations of, or other disputes with, any other Person, (ii) received in connection with the foreclosure of any secured Investment or other transfer of title with respect to any secured Investment, (iii) in satisfaction of judgments against other Persons, (iv) as a result of the settlement, compromise or resolutions of litigation, arbitration or other disputes with Persons and (v) received in satisfaction or partial satisfaction of trade credit and other credit extended in the ordinary course of business, including to vendors and suppliers;
(q)    [reserved];
(r)    Investments consisting of purchases and acquisitions of inventory, supplies, material, services or equipment or the licensing, sublicensing or contribution of intellectual property, in each case, in the ordinary course of business or pursuant to joint marketing, collaboration or other similar arrangements with other Persons (in each case other than exclusive licenses or sublicenses of Material Intellectual Property);

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(s)    Investments made in connection with obtaining, maintaining or renewing client contracts and loans or advances made to distributors, vendors, suppliers, licensors and licensees in the ordinary course of business;
(t)    Guarantees of leases (other than Capitalized Leases) that do not constitute Indebtedness in the ordinary course of business;
(u)    Investments in connection with any Permitted Reorganization;
(v)    Investments consisting of contributions by the Borrower and/or any Restricted Subsidiary to the capital of any Broker-Deal Subsidiary to the extent such Investments are (A) required by applicable law or regulation or (B) reasonably determined by management, in accordance with past practice, to be appropriate to comply with capital or operating requirements for such Broker-Dealer Subsidiary;
(w)    [reserved];
(x)    Investments made within the period of time specified in the Acquisition Agreement required to effect the Transactions;
(y)    unfunded pension fund and other employee benefit plan obligations and liabilities to the extent that such obligations and/or liabilities, as applicable, are permitted to remain unfunded under applicable law and are incurred in the ordinary course of business;
(z)    [reserved];
(aa) Investments consisting of (i) minority Qualified Equity Interests in customers received as part of fee arrangements or other commercial arrangements in the ordinary course of business and/or (ii) the sale, transfer, licensing, sublicensing or contribution of any Material Intellectual Property on a non- exclusive basis, for bona fide operational restructuring, tax planning or other similar purposes, to any Restricted Subsidiary in the ordinary course of business;
(bb) the conversion to Qualified Equity Interests of any Indebtedness (other than any Obligations) owed by the Borrower or any other Loan Party;
(cc) (i) Investments of Securitization Operating Assets and Securitization Receivables Assets in a Securitization Subsidiary, and (ii) distributions or payments of Securitization Fees and purchases (or indemnity payments in lieu thereof) of Securitization Operating Assets pursuant to a Securitization Repurchase Obligation in connection with a Qualified Securitization Financing;
(dd)    [reserved];
(ee)    [reserved];
(ff) Investments; provided that (i) no Specified Event of Default shall have occurred and be continuing or would result therefrom and (ii) the First Lien Net Leverage Ratio (after giving Pro Forma Effect to the making of such Investment) for the Test Period immediately preceding the making of such Investment shall be less than or equal to 3.50 to 1.00;
(gg)    Investments that do not exceed in the aggregate at any time outstanding the sum of:

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(i)    the Available Amount measured immediately prior to the making of such Investment; and
(ii)    the greater of (x) $65,000,000 and (y) 50% of TTM Consolidated Adjusted EBITDA.
Notwithstanding anything to the contrary set forth above, the aggregate amount of Investments in Non-Restricted Subsidiaries incurred pursuant to this Section 7.02 shall not exceed the greater of (i) $96,000,000 and (ii) 75% of TTM Consolidated Adjusted EBITDA (the “Non-Restricted Subsidiary Investment Cap”).
If any Investment is made in any Person that is not a Restricted Subsidiary on the date of such Investment and such Person subsequently becomes a Restricted Subsidiary, such Investment shall thereupon be deemed to have been made pursuant to Section 7.02(a)(i) and to not have been made pursuant to any other clause set forth above.
For purposes of determining compliance with this Section 7.02, in the event that any Investment (or any portion thereof) meets the criteria of more than one of the categories set forth above, the Borrower may, in its sole discretion, at the time such Investment is made, divide, classify or reclassify, or otherwise upon written notice to the Administrative Agent at such time Borrower delivers a Compliance Certificate divide, classify or reclassify (as if incurred at such time), such Investment (or any portion thereof) in any manner that complies with this covenant on the date such Investment is made or such later time, as applicable.
The amount of any Investment at any time shall be the amount of cash and the fair market value of other property actually invested (measured at the time made), without adjustment for subsequent changes in the value of such Investment or write-downs or write-offs. To the extent any Investment in any Person is made in compliance with this Section 7.02 in reliance on a category above that is subject to a Dollar- denominated restriction on the making of Investments and, subsequently, such Person returns to the Borrower or any Restricted Subsidiary all or any portion of such Investment (in the form of a cash dividend, distribution, liquidation or otherwise, but excluding Indebtedness or other loans or advances), such return shall be deemed to be credited to the Dollar-denominated category against which the Investment is then charged. To the extent the category subject to a Dollar-denominated restriction is also subject to a percentage of TTM Consolidated Adjusted EBITDA restriction which, at the date of determination, produces a numerical restriction that is greater than such Dollar Amount, then such Dollar equivalent shall be deemed to be substituted in lieu of the corresponding Dollar Amount in the foregoing sentence for purposes of determining such credit.
For purposes of determining compliance with any Dollar-denominated (or percentage of TTM Consolidated Adjusted EBITDA, if greater) restriction on the making of Investments, the Dollar equivalent amount of the Investment denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Investment was made as reasonably determined by the Borrower in good faith and reflected on its balance sheet.
SECTION 7.03 Indebtedness. Create, incur or assume any Indebtedness, other than:
(a)    Indebtedness under the Loan Documents (including Incremental Loans and Extended Loans);
(b)    [reserved];

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(c)    Indebtedness existing on the Closing Date (provided that such Indebtedness is set forth on Schedule 7.03(c) if such Indebtedness is in excess of $2,500,000 on the Closing Date) and any Permitted Refinancing thereof, including any intercompany Indebtedness of Holdings, the Borrower or any Restricted Subsidiary outstanding on the Closing Date;
(d)    (i) (A) Attributable Indebtedness relating to any transaction, (B) Capitalized Leases and other Indebtedness financing the use, acquisition, construction, repair, replacement or improvement of fixed, real or capital assets, whether through the direct purchase of assets or the Equity Interests of any Person owning such assets, so long as such Indebtedness is incurred concurrently with, or within two- hundred and seventy (270) days after, the applicable acquisition, construction, repair, replacement or improvement and (C) Indebtedness arising from the conversion of obligations of the Borrower or any Restricted Subsidiary under or pursuant to any “synthetic lease” transactions to Indebtedness of the Borrower or such Restricted Subsidiary; provided that the aggregate principal amount of such Indebtedness at any one time outstanding incurred pursuant to this Section 7.03(d), together with any Permitted Refinancing thereof, shall not at any time exceed the greater of (i) $52,000,000 and (ii) 40% of TTM Consolidated Adjusted EBITDA;
(e)    Indebtedness of Holdings or any of the Restricted Subsidiaries owing to Holdings, the Borrower, any other Restricted Subsidiary or any Non-Restricted Subsidiary; provided that all such Indebtedness of any Loan Party owed to any Non-Loan Party shall be subject to the Global Intercompany Note; provided further, that all such Indebtedness of a Non-Loan Party owed to any Loan Party shall not exceed the greater of (i) $52,000,000 and (ii) 40% of TTM Consolidated Adjusted EBITDA;
(f)    Indebtedness in respect of (i) Obligations under Secured Hedge Agreements and (ii) Hedge Agreements designed to hedge against Holdings’, the Borrower’s or any Restricted Subsidiary’s exposure to interest rates, foreign exchange rates or commodities pricing risks, in each case of clauses (i) and (ii), not for speculative purposes and incurred in the ordinary course of business, and Guarantees thereof;
(g)    Indebtedness incurred by a Non-Loan Party so long as the aggregate principal amount of such Indebtedness at any time outstanding incurred pursuant to this Section 7.03(g), when taken together with any Permitted Ratio Debt incurred by a Non-Loan Party, in each case together with any Permitted Refinancing thereof, does not at any time exceed the greater of (A) $65,000,000 and (B) 50% of TTM Consolidated Adjusted EBITDA;
(h)    Credit Agreement Refinancing Indebtedness and any Permitted Refinancing thereof;
(i)    Incremental Equivalent Debt and any Permitted Refinancing thereof;
(j)    Permitted Ratio Debt and any Permitted Refinancing thereof;
(k)    Contribution Indebtedness and any Permitted Refinancing thereof;
(l)    Indebtedness,
(i)    of any Person that becomes a Restricted Subsidiary after the Closing Date (other than as a result of any designation of an Unrestricted Subsidiary as a Restricted Subsidiary) or assumed by a newly formed Restricted Subsidiary in connection with the purchase or other acquisition by such Restricted Subsidiary (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of another Person, in each case, pursuant to an Investment or other Acquisition Transaction permitted hereunder, which Indebtedness is (A) existing at the

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time such Person becomes a Restricted Subsidiary (or such acquisition is consummated), (B) not incurred in contemplation of such Person becoming a Restricted Subsidiary (or such acquisition) and (C) is non-recourse to (and is not assumed by any of) the Borrower, Holdings or any Restricted Subsidiary (other than such newly formed Restricted Subsidiary and any Subsidiary of such Person that is a Subsidiary on the date such Person becomes a Restricted Subsidiary after the Closing Date) and (D) is either (A) unsecured or (B) secured only by the assets of such Restricted Subsidiary by Liens permitted under Section 7.01;
(ii)    any Permitted Refinancing of the foregoing;
(m)    Indebtedness incurred in connection with a Permitted Acquisition, Acquisition Transaction or Investment expressly permitted hereunder or any Disposition, in each case to the extent constituting unsecured obligations in respect of purchase price (including earn-outs and seller notes) or other contingent acquisition consideration; provided that any seller notes incurred in reliance on this Section 7.03(m) shall be subordinated in right of payment to the Obligations on terms reasonably acceptable to the Administrative Agent, and the aggregate principal amount of such seller notes at any time outstanding, together with any Permitted Refinancing thereof, shall not exceed the greater of (i) $45,000,000 and (ii) 35% of TTM Consolidated Adjusted EBITDA;
(n)    Indebtedness representing deferred compensation to employees of the Borrower and its Subsidiaries incurred in the ordinary course of business;
(o)    [reserved];
(p)    unsecured Indebtedness to current or former officers, directors, managers, consultants, and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Qualified Equity Interests of Holdings (or any Parent Entity) permitted by Section 7.06(g);
(q)    Indebtedness in respect of letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments issued or created in the ordinary course of business, including such Indebtedness that is consistent with past practices in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims and letters of credit that are cash collateralized;
(r)    Indebtedness consisting of (i) the financing of insurance premiums not exceeding one year’s premiums or (ii) customary take-or-pay obligations contained in supply arrangements, in each case, incurred in the ordinary course of business;
(s)    obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Borrower or any of the Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case, in the ordinary course of business or consistent with past practices;
(t)    the Put/Call Notes, subject to the Put/Call Shared Cap;
(u)    (i) Indebtedness in respect of letters of credit issued for the account of the Borrower or any Restricted Subsidiary so long as (A) such Indebtedness is not secured by any Lien on Collateral other than Permitted Liens and (B) the aggregate face amount of such letters of credit does not at any time exceed the greater of (I) $13,000,000 and (II) 10% of TTM Consolidated Adjusted EBITDA, and (ii) Indebtedness in respect of letters of credit that are fully cash collateralized;

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(v)    (i) obligations in respect of Cash Management Obligations and (ii) other Indebtedness in respect of netting services, automatic clearinghouse arrangements, overdraft protections, employee credit card programs and other cash management and similar arrangements, in each case of clauses (i) and (ii), incurred in the ordinary course of business or consistent with past practices and any Guarantees thereof;
(w)    Guarantees in respect of Indebtedness of the Borrower or any of the Restricted Subsidiaries otherwise permitted hereunder; provided that (A) no Guarantee by any Restricted Subsidiary of any Junior Financing shall be permitted unless such Restricted Subsidiary shall have also provided a Guarantee of the Obligations substantially on the terms set forth in the Guaranty and (B) if the Indebtedness being Guaranteed is subordinated in right of payment to the Obligations, such Guarantee shall be subordinated to the Guaranty in right of payment on terms at least as favorable to the Lenders as those contained in the subordination terms with respect to such Indebtedness;
(x)    Indebtedness incurred on behalf of, or representing Guarantees of Indebtedness of, any Joint Ventures in an aggregate principal amount, together with any Permitted Refinancing thereof, at any time outstanding not to exceed the greater of (i) $40,000,000 and (ii) 30% of TTM Consolidated Adjusted EBITDA;
(y)    Indebtedness in an aggregate principal amount, together with any Permitted Refinancing thereof, at any time outstanding not to exceed the greater of (A) $65,000,000 and (B) 50% of TTM Consolidated Adjusted EBITDA (this clause (y), the “General Debt Basket”); and
(z)    all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (y) above.
For purposes of determining compliance with this Section 7.03,
(i)    in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the categories set forth above, the Borrower may, in its sole discretion, at the time of incurrence, divide, classify or reclassify, or otherwise upon written notice to the Administrative Agent at such time Borrower delivers a Compliance Certificate divide, classify or reclassify (as if incurred at such time), such item of Indebtedness (or any portion thereof) in any manner that complies with this covenant on the date such Indebtedness is incurred or such later time, as applicable; provided that all Indebtedness under the Loan Documents will be deemed to have been incurred in reliance on the exception in Section 7.03(a), and shall not be permitted to be reclassified pursuant to this paragraph;
(ii)    the Borrower is entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in this Section, subject to the proviso to the preceding clause (i);
(iii)    the principal amount of Indebtedness outstanding under any clause of this Section will be determined after giving effect to the application of proceeds of any such Indebtedness to refinance any such other Indebtedness on the date of incurrence thereof;
(iv)    [reserved];
(v)    for purposes of determining compliance with any Dollar-denominated (or percentage of TTM Consolidated Adjusted EBITDA, if greater) restriction on the incurrence of Indebtedness, the Dollar equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such

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Indebtedness was incurred, in the case of term debt, or first committed or first incurred (whichever yields the lower Dollar equivalent), in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable Dollar-denominated (or percentage of TTM Consolidated Adjusted EBITDA, if greater) restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated (or percentage of TTM Consolidated Adjusted EBITDA, if greater) restriction will be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced (plus unpaid accrued interest and premium (including tender premiums) thereon and underwriting discounts, defeasance costs, fees, commissions and expenses in connection therewith);
(vi)    the principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the principal amount thereof that would be shown on a balance sheet of the Borrower dated such date prepared in accordance with GAAP; and
(vii)    if any Indebtedness is incurred or issued, in reliance on a basket measured by reference to a percentage TTM Consolidated Adjusted EBITDA, and any refinancing thereof would cause the percentage of TTM Consolidated Adjusted EBITDA to be exceeded if calculated based on the TTM Consolidated Adjusted EBITDA on the date of such refinancing, such percentage of TTM Consolidated Adjusted EBITDA will not be deemed to be exceeded to the extent the principal amount of such newly incurred Indebtedness does not exceed the sum of (i) the principal amount of such Indebtedness being refinanced, extended, replaced, refunded, renewed or defeased, plus (ii) any accrued and unpaid interest on the Indebtedness being so refinanced, extended, replaced, refunded, renewed or defeased, plus (iii) the amount of any tender premium or penalty or premium required to be paid under the terms of the instrument or documents governing such refinanced Indebtedness and any defeasance costs and any fees and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with the issuance of such new Indebtedness or the extension, replacement, refunding, refinancing, renewal or defeasance of such refinanced Indebtedness.
SECTION 7.04 Fundamental Changes. Merge, dissolve, liquidate, or consolidate with or into another Person, or otherwise Dispose of all or substantially all of its assets, or all or substantially all of the Equity Interests of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), except that:
(a)    any Restricted Subsidiary may merge or consolidate with the Borrower (including a merger, the purpose of which is to reorganize the Borrower into a new jurisdiction); provided that:
(i)    the Borrower shall be the continuing or surviving Person; and
(ii)    such merger or consolidation does not result in the Borrower ceasing to be organized under the Laws of the United States, any state thereof or the District of Columbia; and
(b)    any Restricted Subsidiary of the Borrower may merge or consolidate with or into any other Restricted Subsidiary of the Borrower or liquidate or dissolve; provided, that (i) a Loan Party may not merge with or into a Non-Loan Party if the surviving entity is a Non-Loan Party and (ii) a wholly-owned Restricted Subsidiary may not merge into a non-wholly owned Restricted Subsidiary if the surviving entity is a non-wholly owned Restricted Subsidiary;

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(c)    any merger, the purpose of which is to reincorporate or reorganize a Restricted Subsidiary in another jurisdiction shall be permitted;
(d)    any Restricted Subsidiary of the Borrower may liquidate or dissolve or change its legal form; provided (i) no Event of Default shall result therefrom, (ii) the Borrower shall deliver written notice of any change in legal form of a Loan Party within thirty (30) days of such change (or such later date as agreed by the Administrative Agent), (iii) if such Restricted Subsidiary is a Loan Party, such Restricted Subsidiary shall transfer all or substantially all of its assets to another Loan Party prior to such liquidation or dissolution and (iv) the surviving Person (or the Person who receives the assets of such dissolving or liquidated Restricted Subsidiary) shall be a Restricted Subsidiary (or a Loan Party to the extent required by the immediately preceding clause (iii)) and the Disposition of such assets to such Restricted Subsidiary must be otherwise permitted under this Agreement;
(e)    so long as no Default exists or would result therefrom, the Borrower may merge or consolidate with any other Person; provided that:
(i)    the Borrower shall be the continuing or surviving corporation; or
(ii)    if the Person formed by or surviving any such merger or consolidation is not the Borrower (any such Person, the “Successor Borrower”);
(A)    the Successor Borrower shall be an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia;
(B)    the Successor Borrower shall expressly assume all the obligations of the Borrower under this Agreement and the other Loan Documents to which the Borrower is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent;
(C)    each Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Guaranty confirmed that its Guarantee of the Obligations shall apply to the Successor Borrower’s obligations under this Agreement;
(D)    each Loan Party, unless it is the other party to such merger or consolidation, shall have by a supplement to the Security Agreement confirmed that its obligations thereunder shall apply to the Successor Borrower’s obligations under this Agreement;
(E)    if requested by the Collateral Agent, each mortgagor of a Mortgaged Property, unless it is the other party to such merger or consolidation, shall have by an amendment to or restatement of the applicable Mortgage (or other instrument reasonably satisfactory to the Collateral Agent) confirmed that its obligations thereunder shall apply to the Successor Borrower’s obligations under this Agreement; and
(F)    the Borrower shall have delivered to the Administrative Agent an officer’s certificate and an opinion of counsel, each stating that such merger or consolidation and such supplement to this Agreement or any Collateral Document comply with this Agreement, and, with respect to such opinion of counsel only, including customary organization, due execution, no conflicts and enforceability opinions to the extent reasonably requested by the Administrative Agent;

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it being agreed that if the foregoing are satisfied, the Successor Borrower will succeed to, and be substituted for, the Borrower under this Agreement;
(f)    any Restricted Subsidiary may merge or consolidate with any other Person in order to effect an Investment, Acquisition Transaction or other transaction not prohibited by the Loan Documents;
(g)    any Restricted Subsidiary of the Borrower may conduct a Division that produces two or more surviving or resulting Persons; provided that,
(i)    if a Division is conducted by the Borrower, then each surviving or resulting Person shall constitute a “Borrower” for all purposes of the Loan Documents (unless the Administrative Agent otherwise consents in its reasonable discretion) and shall remain jointly and severally liable for all Obligations (other than Excluded Swap Obligations, where applicable) of the Borrower immediately prior to such Division and otherwise comply with Section 7.04(e);
(ii)    if a Division is conducted by Holdings, then all of the Equity Interests of the Borrower must be owned by only one Person that survives or results from such Division, and such Person owning such Equity Interests in the Borrower shall otherwise comply with Section 7.10(b), become a Guarantor and pledge 100% of the Equity Interests of the Borrower to the Collateral Agent; and
(iii)    if a Division is conducted by a Loan Party other than the Borrower or Holdings, then each surviving or resulting Person of such Division shall also be a Loan Party unless and to the extent any such surviving or resulting Loan Party is the subject of a Disposition permitted pursuant to Section 7.05 (other than Section 7.05(e) ) or otherwise would constitute an Excluded Subsidiary; provided further that such surviving or resulting Person not becoming a Loan Party and the assets and property of such surviving or resulting Person not becoming Collateral shall, in each case, be treated as an Investment and shall be permitted under this Section 7.04(g)(i)-(iii) solely to the extent permitted under Section 7.02;
(h)    as long as no Default exists or would result therefrom, a merger, dissolution, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 7.05 (other than Section 7.05(e)) ; and
(i)    the Transactions to occur on the Closing Date may be consummated on the Closing Date.
SECTION 7.05 Dispositions. Make any Disposition, except:
(a)    Dispositions of obsolete, damaged, worn out, used or surplus property (including for purposes of recycling), whether now owned or hereafter acquired and Dispositions of property of the Borrower and the Restricted Subsidiaries that is no longer used or useful in the conduct of the business or economically practicable or commercially desirable to maintain;
(b)    Dispositions of property in the ordinary course of business and consistent with past practice;
(c)    Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property; provided that to the extent the property being transferred constitutes Collateral such replacement property shall constitute Collateral;

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(d)    Dispositions of property to the Borrower or a Restricted Subsidiary; provided, that the aggregate fair market value of all assets subject to Dispositions pursuant to this Section 7.05(d) made by Loan Parties to Non-Loan Parties during the term of this Agreement shall not exceed the greater of (1) $52,000,000 and (2) 40% of TTM Consolidated Adjusted EBITDA;
(e)    to the extent constituting Dispositions, Investments permitted by Section 7.02 (other than clause (e) thereof), transactions permitted by Section 7.04 (other than clause (h) thereof) and Restricted Payments permitted by Section 7.06 (other than clause (d) thereof) and Permitted Liens (in each case, other than by reference to this Section 7.05);
(f)    Dispositions of property pursuant to Sale Leaseback Transactions; provided that (i) no Event of Default exists or would result therefrom (other than any such Disposition made pursuant to a legally binding commitment entered into at a time when no Event of Default exists) and (ii) such Disposition shall be for no less than the fair market value of such property at the time of such Disposition as determined by the Borrower in good faith;
(g)    Dispositions of cash and Cash Equivalents in the ordinary course of business; provided that such Disposition shall be for no less than the fair market value of such property at the time of such Disposition as determined by the Borrower in good faith;
(h)    leases, subleases, non-exclusive licenses or non-exclusive sublicenses, which do not materially interfere with the business of the Borrower and the Restricted Subsidiaries, taken as a whole; provided that such Disposition shall be for no less than the fair market value of such property at the time of such Disposition as determined by the Borrower in good faith;
(i)    Dispositions of property subject to Casualty Events upon receipt of the Net Cash Proceeds of such Casualty Event;
(j)    Dispositions; provided that:
(i)    at the time of such Disposition (other than any such Disposition made pursuant to a legally binding commitment entered into at a time when no Event of Default exists or would result therefrom), no Event of Default shall exist or would result from such Disposition;
(ii)    with respect to any Disposition pursuant to this clause (j) for a purchase price in excess of the greater of $20,000,000 and 15% of TTM Consolidated Adjusted EBITDA, the Borrower or any of the Restricted Subsidiaries shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents; provided however, that for the purposes of this clause (ii) each of the following shall be deemed to be cash;
(A)    [reserved];
(B)    any securities received by such Borrower or Restricted Subsidiary from such transferee that are converted by such Borrower or Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within one hundred and eighty (180) days following the closing of the applicable Disposition; and
(C)    any Designated Non-Cash Consideration received in respect of such Disposition having an aggregate fair market value as determined by the Borrower in good faith, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (C) that is at that time outstanding, not in excess of the greater of (I)

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$7,000,000 and (II) 5% of TTM Consolidated Adjusted EBITDA, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value;
(iii)    such Disposition shall be for no less than the fair market value of such property at the time of such Disposition; and
(iv)    this clause (j) shall not permit the Disposition of (A) Equity Interests in the Borrower or (B) Equity Interests in a Restricted Subsidiary unless all Equity Interests in such Restricted Subsidiary are sold
(this clause (j), the “General Asset Sale Basket”);
(k)    Dispositions of Investments in Joint Ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the Joint Venture parties set forth in joint venture arrangements and similar binding arrangements;
(l)    Dispositions or discounts of accounts receivable and related assets in connection with the collection or compromise thereof in the ordinary course of business;
(m)    [reserved];
(n)    Dispositions to the extent of any exchange of like property (excluding any boot thereon permitted by such provision) for use in any business conducted by the Borrower or any of the Restricted Subsidiaries to the extent allowable under Section 1031 of the Code (or comparable or successor provision);
(o)    Dispositions in connection with the unwinding of any Hedge Agreement in the ordinary course of business;
(p)    [reserved];
(q)    [reserved];
(r)    Disposition of Securitization Operating Assets in connection with a Qualified Securitization Financing;
(s)    the lapse, abandonment, or discontinuance of the use or maintenance of any Intellectual Property if determined by the Borrower or any Restricted Subsidiary in its reasonable business judgment that such lapse, abandonment or discontinuance (i) is desirable in the conduct of its business or the sale, transfer, licensing, sublicensing or contribution of any intellectual property, for bona fide operational, restructuring, tax planning or other similar purposes, to any Restricted Subsidiary and (ii) would not materially interfere with the business of the Borrower and the Restricted Subsidiaries;
(t)    Dispositions, terminations or non-renewals of leases or subleases or licensing or sublicensing agreements (i) the Disposition, termination or non-renewal of which will not materially interfere with the business of the Borrower and their Restricted Subsidiaries, (ii) which relate to closed facilities or the discontinuation of any product line to the extent such closing or discontinuation is permitted pursuant to the terms herein, or (iii) which are made in the ordinary course of business;

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(u)    Disposition of any property or asset with a fair market value (as determined by the Borrower in its reasonable judgment) not to exceed in the aggregate during any fiscal year of Holdings the greater of (i) $7,000,000 and (ii) 5% of TTM Consolidated Adjusted EBITDA; and
(v)    Disposition of assets acquired in a Permitted Acquisition or other Investment permitted hereunder that the Borrower reasonably determines will not be used or useful in the business of the Borrower and its Subsidiaries.
To the extent any Collateral is Disposed of as expressly permitted by this Section 7.05 to any Person other than a Loan Party, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and, if requested by the Administrative Agent, upon the certification by the Borrower that such Disposition is permitted by this Agreement, and without limiting the provisions of Section 10.11 the Administrative Agent shall be authorized to, and shall, take any actions reasonably requested by the Borrower in order to effect the foregoing (and the Lenders hereby authorize and direct the Administrative Agent to conclusively rely on any such certification by the Borrower in performing its obligations under this sentence).
Notwithstanding the foregoing, in no event may any Loan Party or Restricted Subsidiary make any Disposition of the Equity Interests in any Unrestricted Subsidiary (other than to a Loan Party so long as no Default then exists or would result therefrom).
SECTION 7.06 Restricted Payments. Make any Restricted Payment, except:
(a)    each Restricted Subsidiary may make Restricted Payments to the Borrower and to any other Restricted Subsidiaries (and, in the case of a Restricted Payment by a non-wholly owned Restricted Subsidiary, to the Borrower or any such other Restricted Subsidiaries and to each other owner of Equity Interests (other than Disqualified Equity Interests) of such Restricted Subsidiary ratably according to their relative ownership interests of the relevant class of Equity Interests);
(b)    the Borrower and each of the Restricted Subsidiaries may declare and make Restricted Payments payable in the form of Equity Interests (other than Disqualified Equity Interests not otherwise permitted to be incurred under Section 7.03) of such Person;
(c)    Restricted Payments made within the period of time specified in the Acquisition Agreement in connection with, or with proceeds received in connection with, the Transactions, including pursuant to any working capital or other purchase price adjustment included in the Acquisition Agreement;
(d)    to the extent constituting Restricted Payments, the Borrower and the Restricted Subsidiaries may enter into and consummate transactions expressly permitted by any provision of Section 7.02 (other than Section 7.02(o)), Section 7.04 (other than a merger or consolidation involving the Borrower) or Section 7.12 (other than Section 7.12(a)) (in each case other than by reference to this Section 7.06);
(e)    non-cash Restricted Payments deemed to occur upon or in connection with the exercise of stock options or warrants or similar rights if such Restricted Payments represent a portion of the exercise price of such options or warrants or similar rights or tax withholding obligations with respect thereto;
(f)    Restricted Payments by Holdings and any Restricted Subsidiaries to make payments of earnouts, retention payments, or other contingent acquisition consideration in connection with the Transactions or other permitted earnouts, seller notes, retention payments or other contingent acquisition consideration (it being understood that payments under any seller notes shall be subject to Section 7.12(a));

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(g)    the Borrower may pay (or make Restricted Payments to allow Holdings or any Parent Entity to pay) for the repurchase, retirement or other acquisition or retirement for value of Qualified Equity Interests of Holdings (or of any Parent Entity) held by any Management Stockholder, including pursuant to any employee or director equity plan, employee or director stock option or profits interest plan or any other employee or director benefit plan or any agreement (including any separation, stock subscription, shareholder or partnership agreement) with any employee, director, consultant or distributor of the Borrower (or of any Parent Entity) or any of its Subsidiaries; provided, the aggregate amount of Restricted Payments made pursuant to this Section 7.06(g) after the Closing Date, together with the aggregate outstanding amount of loans and advances made pursuant to Section 7.02(i) in lieu of Restricted Payments permitted by this clause (g), shall not exceed:
(i)    the greater of (a) $40,000,000 and (b) 30% of TTM Consolidated Adjusted EBITDA in any calendar year, with unused stated amounts under this clause (i) in any calendar year being carried over to the succeeding calendar years (it being understood and agree that the stated basket amount under this clause (i) for any calendar year shall be used before any rollover amount from any prior year may be used); plus
(ii)    an amount not to exceed the cash proceeds of key man life insurance policies received by the Borrower or the Restricted Subsidiaries after the Closing Date; plus
(iii)    to the extent contributed in cash to the common Equity Interests of the Borrower and Not Otherwise Applied, the proceeds from the sale of Qualified Equity Interests of Holdings or any Parent Entity, in each case, to a Person that is or becomes a Management Stockholder after the Closing Date; plus
(iv)    the amount of any cash bonuses or other compensation otherwise payable to any future, present or former Company Person that are foregone in return for the receipt of Qualified Equity Interests of Holdings or a Parent Entity, Borrower or any Restricted Subsidiary;
(h)    the Borrower may make Restricted Payments to Holdings or to any Parent Entity:
(i)    that are Permitted Tax Distributions;
(ii)    the proceeds of which will be used to pay (or make Restricted Payments to allow any Parent Entity to pay) operating costs and expenses (including, following the consummation of a Qualifying IPO, Public Company Costs) of Holdings or any Parent Entity incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties), which are reasonable and customary and incurred in the ordinary course of business, attributable to the ownership or operations of the Borrower and its Subsidiaries;
(iii)    the proceeds of which will be used to pay franchise Taxes and other fees, Taxes and expenses required to maintain its or Holdings’ (or any Parent Entity’s) corporate or legal existence;
(iv)    to finance any Investment made by Holdings that is permitted to be made pursuant to Section 7.02 (other than by reference to this Section 7.06); provided that (A) such Restricted Payment shall be made substantially concurrently with the consummation of such Investment and (B) Holdings and the Borrower shall, immediately following the consummation thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the Borrower or a Restricted Subsidiary (which shall be a Loan Party to the extent required by Section 7.02) or (2)

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the merger (to the extent permitted in Section 7.04) of the Person formed or acquired by the Borrower or a Restricted Subsidiary in order to consummate such Investment;
(v)    in connection with the execution, delivery and performance of customary documentation (and amendments to existing documentation) and transactions governing the relations between and among the equity owners of the Borrower, the Borrower and the IPO Co., including, without limitation, the execution, delivery and performance of an amended and restated limited liability company operating agreement and tax receivable agreement, in each case, on customary terms for similar “Up-C” transactions; and such other transactions incidental to the foregoing as the governing body of the Borrower shall determine, in its good faith judgment, to be necessary in order to effect a Qualifying IPO; and
(vi)    the proceeds of which will be used to pay customary salary, bonus and other benefits payable to officers and employees of Holdings or any Parent Entity to the extent such salaries, bonuses and other benefits are directly attributable to the ownership or operation of the Borrower and the Restricted Subsidiaries;
(i)    cash Restricted Payments made in connection with the payment of cash in lieu of fractional Qualified Equity Interests in connection with any dividend, split or combination thereof or any Permitted Acquisition or other transaction permitted by the Loan Documents;
(j)    the declaration and payment of dividends on the Borrower’s common stock following a Qualifying IPO of up to the greater of (x) 7.00% per annum of the net cash proceeds received by or contributed to the Borrower in or from such Qualifying IPO and (y) 7.00% of the Market Capitalization at the time of such Qualifying IPO;
(k)    Restricted Payments made for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of the Company in accordance with the LILP LPA and, other than with respect to any repurchase, acquisition or retirement in connection with death, disability or retirement, subject to no Specified Event of Default;
(l)    Restricted Payments made for payments required pursuant to the Put/Call Agreement and the put/call arrangements pursuant to the LILP LPA (collectively, the “Put/Call Arrangements”); provided that (i) no Specified Event of Default has occurred or is continuing or would result therefrom and (ii) any Restricted Payments made pursuant to this Section 7.06(l) shall not in the aggregate exceed $50,000,000 (the “Put/Call Shared Cap”);
(m)    payments or distributions of a Restricted Payment within sixty (60) days after the date of declaration thereof if at the date of declaration such Restricted Payment would have been permitted hereunder;
(n)    Restricted Payments (not consisting of cash or Cash Equivalents) made by any Securitization Subsidiary in lieu of fees or expenses (including by way of discount), in each case in connection with any Qualified Securitization Financing permitted under Section 7.03;
(o)    quarterly declaration and payment of dividends to Holdings to pay dividends on IPO Co.’s common stock following a Qualifying IPO of up to 2.00% per annum of the market capitalization of IPO Co. as of the last day of any fiscal quarter of IPO Co.;
(p)    (i) Restricted Payments to the extent that such Restricted Payment is made with or in exchange for, or constitutes a conversion into, Qualified Equity Interests of Holdings (or any Parent Entity),

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and (ii) redemptions in whole or in part of any of its Qualified Equity Interests for another class of its Equity Interests (other than Disqualified Equity Interests) or with proceeds from substantially concurrent equity contributions or issuances of new Qualified Equity Interests (other than Disqualified Equity Interests) to the extent Not Otherwise Applied;
(q)    Restricted Payments constituting or otherwise made solely for purposes of consummating any Permitted Reorganization; provided that if immediately after giving Pro Forma Effect to any such Permitted Reorganization and the transactions to be consummated in connection therewith, any distributed asset ceases to be owned by the Borrower or another Restricted Subsidiary (or any entity ceases to be a Restricted Subsidiary), the applicable portion of such Restricted Payment must be otherwise permitted under another provision of this Section 7.06 (and constitute utilization of such other Restricted Payment exception or capacity);
(r)    Restricted Payments; provided that the First Lien Net Leverage Ratio (after giving Pro Forma Effect to such Restricted Payment) for the Test Period immediately preceding the making of such Restricted Payment is no greater than 3.00 to 1.00; provided further that no Event of Default has occurred or is continuing or would result therefrom; and
(s)    the Borrower may make Restricted Payments (the proceeds of which may be utilized by Holdings to make additional Restricted Payments) in an aggregate amount during the term of the Agreement not to exceed the sum of,
(i)    the Available Amount measured immediately prior to the making of such Restricted Payment; provided, that solely with respect to such Restricted Payment funded in reliance on clause (b) of the definition of “Available Amount”,
(A)    no Event of Default shall have occurred and be continuing or would result therefrom; and
(B)    the First Lien Net Leverage Ratio (after giving Pro Forma Effect to the making of such Restricted Payment) for the Test Period immediately preceding the making of such Restricted Payment shall be less than or equal to 3.25 to 1.00; and
(ii)    so long as no Event of Default shall have occurred and be continuing or would result therefrom, an amount equal to the greater of (x) $32,000,000 and (y) 25% of TTM Consolidated Adjusted EBITDA.
The amount set forth in Section 7.06 (s)(ii) may, in lieu of Restricted Payments, be utilized by any Borrower or any Restricted Subsidiary to (i) make or hold any Investments without regard to Section 7.02 (except for the Non-Restricted Subsidiary Investment Cap) or (ii) prepay, repay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof, any Junior Financing without regard to Section 7.12(a).
The amount of any Restricted Payment at any time shall be the amount of cash and the fair market value of other property subject to the Restricted Payment at the time such Restricted Payment is made. For purposes of determining compliance with this Section 7.06, in the event that any Restricted Payment (or any portion thereof) meets the criteria of more than one of the categories set forth above, the Borrower may, in its sole discretion, at the time such Restricted Payment is made, divide, classify or reclassify, or otherwise upon written notice to the Administrative Agent at such time Borrower delivers a Compliance Certificate divide, classify, or reclassify (as if incurred at such time), such Restricted Payment (or any portion thereof)

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in any manner that complies with this covenant on the date such Restricted Payment is made or such later time, as applicable.
Notwithstanding the foregoing, in no event may any Loan Party or Restricted Subsidiary make any Restricted Payment of the Equity Interests in any Unrestricted Subsidiary other than to a Loan Party (so long as no Default then exists or would result therefrom).
SECTION 7.07 Negative Pledge. Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that prohibits any Loan Party or any Restricted Subsidiary (i) to pay dividends or distributions to (directly or indirectly), or to make or repay loans or advances to, any Loan Party or (ii) to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Lenders to secure the Obligations under the Loan Documents;
provided that the foregoing shall not apply to Contractual Obligations that:
(a)    exist on the Closing Date, including Contractual Obligations governing Indebtedness incurred on the Closing Date to finance the Transactions and any Permitted Refinancing thereof or other Contractual Obligations executed on the Closing Date in connection with the Transactions;
(b)    are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary (other than in connection with any designation of an Unrestricted Subsidiary as a Restricted Subsidiary) or are binding on a newly formed Restricted Subsidiary that purchases or acquires (in one transaction or a series of transactions) all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of another Person, so long as, in each case, such Contractual Obligations were not entered into in contemplation of such Person becoming a Restricted Subsidiary (or such purchase or acquisition);
(c)    [reserved];
(d)    are customary restrictions that arise in connection with (A) any Lien permitted by Section 7.01(d) and relate solely to the property subject to such Lien or (B) any Disposition permitted by Section 7.05 applicable pending such Disposition solely to the assets (including Equity Interests) subject to such Disposition;
(e)    are joint venture agreements and other similar agreements applicable to Joint Ventures and applicable solely to such Joint Venture;
(f)    are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 7.03(d) but solely to the extent any negative pledge relates to the property financed by or the subject of or that secures such Indebtedness and the proceeds and products thereof;
(g)    are restrictions in leases, subleases, licenses, sublicenses or agreements governing a Disposition of assets, trading, netting, operating, construction, service, supply, purchase, sale or other agreements entered into in the ordinary course of business and otherwise permitted hereunder, in each case, so long as such restrictions relate solely to the assets subject thereto;
(h)    comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Section 7.03(h), (i) or (j) to the extent that such restrictions apply only to the property or assets securing such Indebtedness;

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(i)    are customary provisions restricting subletting or assignment of any lease governing a leasehold interest entered into in the ordinary of business;
(j)    are customary provisions restricting assignment of any agreement entered into in the ordinary course of business;
(k)    are restrictions on cash or other deposits imposed by customers or trade counterparties under contracts entered into in the ordinary course of business;
(l)    arise in connection with cash or other deposits permitted under Section 7.01 and apply solely to such cash or other deposits subject to such arrangements;
(m)    [reserved];
(n)    apply by reason of any applicable Law, rule, regulation or order or are required by any Governmental Authority having jurisdiction over the Borrower or any Restricted Subsidiary;
(o)    [reserved];
(p)    Contractual Obligations entered into in the ordinary course of business that are subject to the applicable override provisions of the UCC;
(q)    customary provisions (including provisions limiting the Disposition, distribution or encumbrance of assets or property) included in sale leaseback agreements or other similar agreements but solely to the extent such provisions apply to the assets subject to such sale leaseback agreement or other similar agreement;
(r)    [reserved];
(s)    restrictions arising in any agreement relating to (i) any Cash Management Obligation to the extent such restrictions relate solely to the cash, bank accounts or other assets or activities subject to the applicable Cash Management Services, (ii) any treasury arrangements entered into in the ordinary course of business and (iii) any Hedge Agreement not prohibited by Section 7.08;
(t)    are restrictions on the granting of a security interest in Intellectual Property licensed by the Borrower or any Restricted Subsidiary from a third party and contained in licenses, sublicenses or cross- licenses by the Borrower or any Restricted Subsidiary of such Intellectual Property, which licenses, sublicenses and cross-licenses were entered into in the ordinary course of business; and
(u)    other restrictions or encumbrances imposed by any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of the contracts, instruments or obligations referred to in the preceding clauses of this Section; provided that no such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing is or causes the applicable restrictions or encumbrances to be, in the good faith determination of the Borrower, materially more restrictive with respect to such encumbrances and other restrictions, taken as a whole, than those in effect prior to the relevant amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.
SECTION 7.08 Hedge Agreements. Enter into any Hedge Agreement, except (a) Hedge Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Restricted Subsidiary has actual exposure (other than those in respect of Equity Interests of the

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Borrower or any Subsidiary), and (b) Hedge Agreements entered into in order to effectively cap, collar or exchange interest rates (from floating to fixed rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Restricted Subsidiary.
SECTION 7.09 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Borrower, other than:
(a)    transactions between or among the Borrower or any of the Restricted Subsidiaries or any entity that becomes a Restricted Subsidiary as a result of such transaction, in each case, entered into in the ordinary course of business;
(b)    transactions on terms substantially as favorable to the Borrower or such Restricted Subsidiary as would be obtainable by the Borrower or such Restricted Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate (as determined by the Borrower in good faith);
(c)    the Transactions to occur on the Closing Date and the payment of fees and expenses (including the Transaction Expenses) related to the Transactions on or about the Closing Date to the extent such fees and expenses are disclosed to the Administrative Agent prior to the Closing Date;
(d)    the issuance or transfer of Qualified Equity Interests of Holdings or any Parent Entity to any Affiliate of the Borrower or any former, current or future officer, director, manager, employee or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) of the Borrower or any of its Subsidiaries or any Parent Entity;
(e)    (i) the payment of reasonable and customary indemnities and expenses, and the reimbursement of reasonable documented out-of-pocket expenses to any Permitted Holder and
(ii)    [reserved]; provided that at the time of payment of such fees no Specified Event of Default shall have occurred and be continuing or would result therefrom; provided that payments permitted to be made under this Section 7.09(e) that are not paid for any reason, including as a result of a Specified Event of Default, shall accrue and may be paid in one or more subsequent periods, if at the time of such payment no Specified Event of Default shall have occurred and be continuing or would result therefrom;
(f)    employment and severance arrangements and restrictive covenant and confidentiality agreements among Holdings, the Borrower and the Restricted Subsidiaries and their respective officers and employees in the ordinary course of business and transactions pursuant to stock option, profits interest and other equity plans and employee benefit plans and arrangements in the ordinary course of business;
(g)    the licensing of intellectual property in the ordinary course of business to permit the commercial exploitation of intellectual property between or among Affiliates and Subsidiaries of the Borrower (in each case other than exclusive licenses or sublicenses of Material Intellectual Property);
(h)    the payment of customary fees and reasonable documented out-of-pocket costs to, and indemnities provided on behalf of, directors, officers, employees and consultants of Holdings, the Borrower and the Restricted Subsidiaries or any Parent Entity in the ordinary course of business to the extent attributable to the ownership or operation of the Borrower and the Restricted Subsidiaries;
(i)    any agreement, instrument or arrangement as in effect as of the Closing Date and as set forth on Schedule 7.09 or any amendment thereto (so long as any such amendment is not adverse to the Lenders in any material respect as compared to the applicable agreement as in effect on the Closing Date);

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(j)    Investments permitted under Section 7.02(a), Indebtedness permitted under Section 7.03(e) and Restricted Payments permitted under Section 7.06 (in each case other than by reference to this Section 7.09);
(k)    [reserved];
(l)    transactions in which the Borrower or any of the Restricted Subsidiaries, as the case may be, delivers to the Administrative Agent a letter from an Independent Financial Advisor stating that such transaction is fair to the Borrower or such Restricted Subsidiary from a financial point of view;
(m)    any transaction or series of related transactions with consideration valued at less than the greater of (A) $7,000,000 and (B) 5% of TTM Consolidated Adjusted EBITDA;
(n)    investments by the Company in Qualified Equity Interests of Holdings, Borrower or any of the Restricted Subsidiaries;
(o)    payments to or from, and transactions with, Joint Ventures in the ordinary course of business and on arms’ length terms to the extent otherwise permitted under Section 7.02;
(p)    [reserved];
(q)    the payment of reasonable out-of-pocket costs and expenses relating to registration rights and customary indemnities provided to shareholders of Holdings or any Parent Entity pursuant to the stockholders agreement or the registration and participation rights agreement entered into on the Closing Date in connection therewith;
(r)    [reserved];
(s)    any agreement or arrangement in connection with filing any consolidated or other group income tax return that includes Holdings, the Borrower or any Restricted Subsidiaries (including in the case where any of Holdings, the Borrower or any Restricted Subsidiary is a disregarded entity for U.S. federal income Tax purposes) or the formation and maintenance of any consolidated group for tax, accounting or cash pooling or management purposes, in each case, in the ordinary course of business;
(t)    payments, loans (or cancellation of loans) or advances to employees or consultants that are (i) approved by a majority of the disinterested members of the Board of Directors of Holdings or either Borrower in good faith, (ii) made in compliance with applicable law and (iii) otherwise permitted under Section 7.02; and
(u)    transactions (i) with Holdings in its capacity as a party to any Loan Document or to any agreement, document or instrument governing or relating to the Acquisition Agreement, any other agreements contemplated thereby or any agreement, document or instrument governing or relating to any Permitted Acquisition (whether or not consummated) (other than in respect of Indebtedness) and (ii) with any Affiliate in its capacity as a Lender party to any Loan Document to the extent such Affiliate is being treated no more favorably than all other Lenders or lenders thereunder and otherwise in accordance with the requirements of this Agreement.
Notwithstanding anything in this Agreement to the contrary, no Loan Party or Restricted Subsidiary may, directly or indirectly, be liable for, Guarantee, provide credit support (whether pursuant to any Lien or other security or collateral arrangement of any kind) or otherwise be subject to, or pay, defease, purchase, redeem or acquire (or agree to pay, defease, purchase, redeem or acquire) any obligations owing in respect

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thereof, in each case, except with the proceeds of a Restricted Payment made in reliance on Section 7.06(f)(A), 7.06(r) or 7.06(s).
SECTION 7.10 Amendment of Organization Documents. Amend or modify, or waive any of its rights under, (a) its Organization Documents or (b) the collateral assignment, lender protective or earnout provisions in the Acquisition Agreement, in each case, to the extent any such amendment, modification or waiver would be materially adverse to the Lenders.
SECTION 7.11 Reserved.
SECTION 7.12 Prepayments, Etc. of Junior Financing; Amendments to Junior Financing Documents .
(a)    Prepayments of Junior Financing. Prepay, repay, redeem, purchase, defease or otherwise satisfy any Junior Financing with an aggregate principal amount exceeding the greater of (x) $26,000,000 and (y) 20% of TTM Consolidated Adjusted EBITDA (any such prepayment, repayment, redemption, purchase, defeasance or satisfaction, a “Junior Debt Repayment”), except:
(i)    Junior Debt Repayments with the proceeds of, or in exchange for, any (A) Permitted Refinancing or (B) other Junior Financing or Junior Lien Debt permitted hereunder;
(ii)    Junior Debt Repayments to the extent that such Junior Debt Repayment is made with or in exchange for, or constitutes a conversion into, Qualified Equity Interests of Holdings (or any Parent Entity);
(iii)    Junior Debt Repayments made pursuant to the Put/Call Notes; provided that (i) no Specified Event of Default has occurred or is continuing and (ii) such payments pursuant to this Section 7.12(a)(iii) shall be subject to the Put/Call Shared Cap;
(iv)    [Reserved];
(v)    Junior Debt Repayments within sixty (60) days of giving notice thereof if at the date of such notice, such payment would have been permitted hereunder;
(vi)    Junior Debt Repayments on the Closing Date made in connection with the Transactions to occur on the Closing Date;
(vii)    Junior Debt Repayments in respect of any Junior Financing consisting of the payment of regularly scheduled interest and principal payments, payments of fees, expenses, penalty interest and indemnification obligations when due and mandatory prepayments, mandatory redemptions and mandatory purchases, in each case, other than payments prohibited by any applicable Intercreditor Agreement or applicable subordination provisions (so long as such subordination provisions are reasonably acceptable to the Administrative Agent at the time of incurrence or assumption of such Indebtedness);
(viii)    Junior Debt Repayments consisting of a payment in the minimum amount necessary (as determined by the Borrower in good faith) to avoid the application of Section 163(e)(5) of the Code (an “AHYDO Catch Up Payment”) with respect to Indebtedness of the Borrower or its Subsidiaries; provided that no Event of Default has occurred and is continuing or would result therefrom;

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(ix)    Junior Debt Repayments; provided that the First Lien Net Leverage Ratio (after giving Pro Forma Effect to such Junior Debt Repayment) for the Test Period immediately preceding the making of such Junior Debt Repayment shall be no greater than 3.25 to 1.00; provided further that no Event of Default has occurred or is continuing; and
(x)    Junior Debt Repayments in an aggregate amount during the term of this Agreement not to exceed the sum of:
(A)    the Available Amount measured immediately prior to the making of such Junior Debt Repayment; provided, that only with respect to such Junior Debt Repayment funded in reliance on clause (b) of the definition of “Available Amount”,
(I)    no Event of Default shall have occurred and be continuing or would result therefrom; and
(II)    the First Lien Net Leverage Ratio (after giving Pro Forma Effect to the making of such Junior Debt Repayment) for the Test Period immediately preceding the making of such Junior Debt Repayment shall be no greater than 3.50 to 1.00; and
(B)    the greater of (x) $45,000,000 and (y) 35% of TTM Consolidated Adjusted EBITDA, provided that no Event of Default shall have occurred and be continuing or would result therefrom;
(xi)    Junior Debt Repayments in respect of, to the extent constituting Indebtedness, earnouts, retention payments, or other contingent acquisition consideration in connection with the Transactions or other permitted earnouts, retention payments or other contingent acquisition consideration;
it being understood and agreed that each of the following shall be permitted: payments of closing and consent fees related to Junior Financing, customary and reasonable indemnity and expense reimbursement payments in connection with Junior Financing, in each case pursuant to the terms of Junior Financing Documentation.
The amount set forth in Section 7.12 (a)(x)(B) may, in lieu of Junior Debt Repayments, be utilized by any Borrower or any Restricted Subsidiary to make or hold any Investments without regard to Section 7.02.
The amount of any Junior Debt Repayment at any time shall be the amount of cash and the fair market value of other property used to make the Junior Debt Repayment at the time such Junior Debt Repayment is made. For purposes of determining compliance with this Section 7.12(a), in the event that any prepayment, repayment, redemption, purchase, defeasance or satisfaction (or any portion thereof) meets the criteria of more than one of the categories set forth above, the Borrower may, in its sole discretion, at the time of such prepayment, repayment, redemption, purchase, defeasance or satisfaction is made, divide, classify, or reclassify, or otherwise upon written notice to the Administrative Agent at such time Borrower delivers a Compliance Certificate divide, classify or reclassify (as if incurred at such time), such prepayment, repayment, redemption, purchase, defeasance or satisfaction (or any portion thereof) in any manner that complies with this covenant on the date it was made or such later time, as applicable.
(b)    Amendments to Junior Financing. Amend, modify, waive or change in any manner without the consent of the Administrative Agent any Junior Financing Documentation unless such amendment,

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modification or change is permitted pursuant to any applicable Intercreditor Agreement or applicable subordination provisions (so long as such subordination provisions are reasonably acceptable to the Administrative Agent at the time of incurrence or assumption of such Indebtedness); provided that, in each case, a certificate of the Borrower delivered to the Administrative Agent at least five (5) Business Days prior to such amendment or other modification, together with a reasonably detailed description of such amendment or modification, stating that the Borrower has reasonably determined in good faith that such terms and conditions satisfy such foregoing requirement shall be conclusive evidence that such terms and conditions satisfy such foregoing requirement unless the Administrative Agent notifies the Borrower within such five (5) Business Day period that it disagrees with such determination.
SECTION 7.13 Passive Holding Company.
(a)    In the case of Holdings, engage in any active trade or business, it being agreed that the following activities (and activities incidental thereto) will not be prohibited:
(i)    its ownership of the Equity Interests of the Borrower; provided, that Holdings shall not be permitted to have any direct Subsidiaries other than the Borrower;
(ii)    the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance);
(iii)    the performance of its obligations and payments (to the extent otherwise permitted hereunder) with respect to (A) any Indebtedness permitted to be incurred pursuant to Section 7.03, or (B) the Acquisition Agreement and the other agreements contemplated by the Acquisition Agreement any agreement, document or instrument governing or relating to any Permitted Acquisition;
(iv)    any public offering of its common stock or any other issuance of its Qualified Equity Interests;
(v)    making (i) payments or Restricted Payments to the extent otherwise permitted under Section 7.06 or 7.12 and (ii) Restricted Payments with any amounts received pursuant to transactions permitted under, and for the purposes contemplated by, Section 7.06;
(vi)    [reserved];
(vii)    making contributions to the capital of its Subsidiaries to the extent permitted under Section 7.02;
(viii)    guarantees permitted under Section 7.03;
(ix)    participating in tax (including, but not limited to, preparing and filing any tax returns), accounting and other administrative matters;
(x)    holding any cash or property received in connection with Restricted Payments made by the Borrower in accordance with Section 7.06 pending application thereof by Holdings;
(xi)    providing customary and reasonable indemnification to officers and directors;
(xii)    making Investments in assets that are cash or Cash Equivalents; and

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(xiii)    activities incidental to the businesses or activities described in clauses (i) to (xii) of this Section 7.13(a).
(b)    Holdings may not merge, dissolve, liquidate or consolidated with or into any other Person; provided that, notwithstanding the foregoing, as long as no Default exists or would result therefrom, Holdings may merge or consolidate with any other Person if the following conditions are satisfied:
(i)    Holdings shall be the continuing or surviving Person, or
(ii)    if the Person formed by or surviving any such merger, amalgamation or consolidation is not Holdings or is a Person into which Holdings has been liquidated,
(A)    the Successor Holdings shall be an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia,
(B)    the Successor Holdings shall expressly assume all the obligations of Holdings under this Agreement and the other Loan Documents to which Holdings is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent,
(C)    the Successor Holdings shall pledge 100% of the Equity Interest of the Borrower to the Collateral Agent as Collateral to secure the Obligations in form reasonably satisfactory to the Administrative Agent,
(D)    the Borrower shall have delivered to the Administrative Agent an officer’s certificate and an opinion of counsel, each stating that such merger or consolidation and such supplement to this Agreement or any Collateral Document comply with this Agreement and, with respect to such opinion of counsel only, including customary organization, due execution, no conflicts and enforceability opinions to the extent reasonably requested by the Administrative Agent; and
(E)    the Lenders will have received at least three (3) Business Days prior to the effectiveness of such merger, amalgamation or consolidation, (x) all outstanding documentation and other information about the Loan Parties required under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and (y) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification, that in each case has been requested in writing at least ten (10) Business Days (as defined in the Acquisition Agreement) prior to such date;
it being agreed that if the foregoing are satisfied, the Successor Holdings will succeed to, and be substituted for, Holdings under this Agreement.
SECTION 7.14 Indebtedness of Broker Dealer Subsidiaries. No Broker-Dealer Subsidiary shall incur third-party Indebtedness for borrowed money, except for letters of credit and Capitalized Leases issued or incurred in the ordinary course of business and in an aggregate principal amount not to exceed $10,000,000.

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ARTICLE VIII.
[RESERVED]
ARTICLE IX.
EVENTS OF DEFAULT AND REMEDIES
SECTION 9.01 Events of Default. Each of the events referred to in clauses (a) through (k) of this Section 9.01 constitutes an “Event of Default”:
(a)    Non-Payment. The Borrower or any Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or Letter of Credit Disbursement or (ii) within five (5) Business Days after the same becomes due, any interest on any Loan or any fee or other amounts payable to a Lender pursuant to the terms of a Loan Document; or
(b)    Specific Covenants. Holdings, the Borrower or any Subsidiary Guarantor fails to perform or observe any covenant applicable to it and contained in Sections 6.01(a), Section 6.01(b), 6.02(a) and Section 6.02(c) (and such failure in each case continues unremedied for ten (10) Business Days), Section 6.03(a) (and such failure continues unremedied for five (5) Business Days), Section 6.05(a) (solely with respect to Holdings and the Borrower), Section 6.16, Section 6.18, Section 6.20 or Article VII;
(c)    Other Defaults. The Borrower or any Loan Party fails to perform or observe any other covenant (not specified in Section 9.01(a) or Section 9.01(b)) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) Business Days after written notice therefrom from the Administrative Agent (which notice will be given at the request of any Lender); or
(d)    Representations and Warranties. Any representation or warranty made or deemed by any Loan Party in any Loan Document, or in any document required to be delivered pursuant to the terms of a Loan Document, including for the avoidance of doubt the Company Specified Representations and the Specified Representations when deemed made, shall be untrue in any material respect (or, with respect to any representation or warranty qualified by materiality or “Material Adverse Effect”, shall be untrue in any respect) when made or deemed made; and in the case of any representation and warranty made or deemed made after the Closing Date, to the extent capable of cure, such representation or warranty shall remain untrue (in any material respect or in any respect, as applicable) or uncorrected for a period of thirty (30) days after it was initially made; or
(e)    Cross-Default. The Borrower, any other Loan Party or any Restricted Subsidiary constituting a Material Subsidiary:
(i)    fails to make any required payment of any principal beyond the applicable grace period, if any, whether by scheduled maturity, required prepayment, acceleration, demand or otherwise, in respect of its Material Indebtedness; or
(ii)    fails to observe or perform any other covenant contained in an agreement governing its Material Indebtedness, the effect of which failure is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with or without the giving of notice, the lapse of time or both, such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its stated maturity, in each case pursuant to its terms.
(f)    Insolvency Proceedings, Etc. (i) The Borrower, any other Loan Party or any Restricted Subsidiary constituting a Material Subsidiary (A) institutes or consents to the institution of any proceeding

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under any Debtor Relief Law, (B) makes an assignment for the benefit of creditors or (C) applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; (ii) any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed for the Borrower, any other Loan Party or a Restricted Subsidiary constituting a Material Subsidiary without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; (iii) any proceeding under any Debtor Relief Law relating to the Borrower, any other Loan Party or a Restricted Subsidiary constituting a Material Subsidiary is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days; (iv) an order for relief is entered in any such proceeding; or (v) the Borrower, any other Loan Party or any Restricted Subsidiary constituting a Material Subsidiary shall become unable, admit in writing its inability, or publicly declare its intention not to, or fail generally, to pay its debts as they become due; or
(g)    Judgments. There is entered against the Borrower, any other Loan Party or a Restricted Subsidiary constituting a Material Subsidiary a final, enforceable and non-appealable judgment by a court of competent jurisdiction for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance or another indemnity obligation for which payment has been denied) and such judgment or order is not satisfied, vacated, discharged or stayed or bonded for a period of sixty (60) consecutive days; or
(h)    Invalidity of Loan Documents. The material provisions of the Loan Documents, taken as a whole, at any time after their execution and delivery and for any reason cease to be in full force and effect, except (i) as permitted by, or as a result of a transaction not prohibited by, the Loan Documents (including as a result of a transaction permitted under Section 7.04 or Section 7.05), (ii) as a result of the satisfaction of the Obligations or Termination Conditions or (iii) the application of Applicable Law; or
(i)    Collateral Documents and Guarantee; Loan Documents; Intercreditor Provisions. Any:
(i)    Collateral Document with respect to the Collateral after its execution and delivery shall for any reason cease to create a valid and perfected Lien, except (A) as otherwise permitted by, or as a result of a transaction not prohibited by, the Loan Documents, (B) resulting from the Administrative Agent no longer having possession of any stock certificates, promissory notes or other instruments delivered to it under the Collateral Documents, (C) as a result of a Uniform Commercial Code filing having lapsed because a Uniform Commercial Code continuation statement was not filed in a timely manner or (D) as a result of the satisfaction of the Obligations or Termination Conditions; or
(ii)    Guarantee with respect to a Guarantor that is Holdings or a Material Subsidiary (other than an Excluded Subsidiary) shall for any reason cease to be in full force and effect, except (A) as otherwise permitted by, or as a result of a transaction not prohibited by, the Loan Documents, (B) upon the satisfaction of the Termination Conditions, (C) upon the release of such Guarantor as provided for under the Loan Document or in accordance with its terms or (D) resulting from the application of Applicable Law;
(iii)    any material provision of any Loan Document at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or upon satisfaction of the Termination Conditions, ceases to be valid, binding and enforceable in accordance with its terms (or any Loan Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction that evidences its assertion, that any provision of any

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of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms); or
(iv)    subordination provisions contained in any Intercreditor Agreement shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, or any party thereto shall so assert, or failure of the priority contemplated thereby; or
(j)    ERISA. An ERISA Event shall have occurred and be continuing that, when taken alone or together with all other ERISA Events, has resulted or would reasonably be expected to result in a Material Adverse Effect; or
(k)    Change of Control. There occurs any Change of Control.
SECTION 9.02 Remedies upon Event of Default.
(a)    General. Except as otherwise provided in Section 9.02(b) and Section 9.02(c) below, if (and only if) any Event of Default occurs and is continuing, the Administrative Agent may, and shall at the request of the Required Lenders, take any or all of the following actions upon written notice to the Borrower (other than an Event of Default in respect of Holdings or the Borrower arising under Section 9.01(f), in which case no written notice is required):
(i)    declare the Commitments (including, for the avoidance of doubt, Delayed Draw Commitments) of each Lender and the obligation of each Issuing Bank to issue Letters of Credit to be terminated, whereupon such Commitments and obligation shall be terminated;
(ii)    declare the unpaid principal amount of all outstanding Loans, all interest and premium accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower and each Guarantor;
(iii)    require that the Borrower Cash Collateralize its Letters of Credit (in an amount equal to 103% (or 105% in the case of any Revolving Exposure denominated in a currency other than Dollars) of the maximum face amount of all outstanding Letters of Credit); and
(iv)    exercise on behalf of itself, the Issuing Banks and the Lenders all rights and remedies available to it, the Issuing Banks and the Lenders under the Loan Documents and Applicable Law;
provided that upon the occurrence of an Event of Default in respect of Holdings or the Borrower arising under Section 9.01(f), the Commitments of each Lender and the obligations of each Issuing Bank to issue Letters of Credit shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable and the obligation of the Borrower to Cash Collateralize the Letters of Credit as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.
(b)    Administrative Agent Notice. Upon, or prior to, taking any of the actions set forth in Section 9.02(a) or (b) (other than as a result of Section 9.01(f)), the Administrative Agent shall deliver a notice of Default, Event of Default or acceleration, as applicable, to the Borrower and if such notice is provided or such actions are to be taken on behalf of, or at the instruction, request or direction of the

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Required Lenders or Required Revolving Lenders, as applicable, such notice shall identify each such Lenders as its name appears on the Register of Lenders maintained by the Administrative Agent.
(c)    Extensions and Stays. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, (i) any court of competent jurisdiction may (A) extend or stay any grace period set forth in this Agreement or any other Loan Document prior to an actual or alleged Default becoming an actual or alleged Event of Default or (B) stay the exercise of remedies by any Agent, Agent-Related Person or other Person (if any) contemplated by this Agreement and the other Loan Documents or otherwise upon the occurrence of an actual or alleged Event of Default, and (ii) the ability to terminate commitments, declare an Obligation to be immediately due and payable or pursue any other remedies in connection with an alleged Default or Event of Default shall be stayed during pendency of any litigation proceedings concerning such alleged Default or Event of Default.
For the avoidance of doubt, (i) unless a Default or an Event of Default has occurred and is continuing, the Administrative Agent (and each other Secured Party) agrees that it shall not take any of the actions described in this Section 9.02 or bring any other action or proceeding under the Loan Documents or with respect to the Obligations and (ii) no premium in respect of the Obligations shall be payable as a result of any Default or Event of Default, except as may be expressly set forth in this Agreement.
SECTION 9.03 Application of Funds. After the exercise of remedies provided for in Section 9.02 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 9.02(a)), any amounts received on account of the Obligations shall, subject to any Intercreditor Agreements, be applied by the Administrative Agent in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 11.04 and amounts payable under Article III) payable to the Administrative Agent and the Collateral Agent in their capacities as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Obligations under Secured Hedge Agreements and Cash Management Obligations) payable to the Issuing Banks (including Attorney Costs payable under Section 11.04 and amounts payable under Article III) ratably among them in proportion to the amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Obligations under Secured Hedge Agreements and Cash Management Obligations) payable to the Lenders (including Attorney Costs payable under Section 11.04 and amounts payable under Article III) ratably among them in proportion to the amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and Letter of Credit Usage, ratably among the Lenders and the Issuing Banks in proportion to the respective amounts described in this clause Fourth held by them;
Fifth, (a) to payment of that portion of the Obligations constituting unpaid principal of the Loans, the Letter of Credit Usage and the Obligations under Secured Hedge Agreements and Cash Management Obligations and (b) to Cash Collateralize Letters of Credit (to the extent not otherwise Cash Collateralized pursuant to the terms of this Agreement) (in an amount equal to 103% (or 105% in the case of any Revolving Exposure denominated in a currency other than Dollars) of the maximum face amount of all outstanding Letters of Credit) and to further permanently reduce the

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Revolving Commitments by the amount of such Cash Collateralization, ratably among the Secured Parties in proportion to the respective amounts described in this clause Fifth held by them; provided that (i) any such amounts applied pursuant to the foregoing subclause (b) shall be paid to the Administrative Agent for the ratable account of the Issuing Banks to Cash Collateralize such Letters of Credit, (ii) subject to Section 2.04 and Section 2.19, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to this clause shall be applied to satisfy drawings under such Letters of Credit as they occur and (c) upon the expiration of any Letter of Credit, the pro rata share of Cash Collateral attributable to such expired Letter of Credit shall be applied by the Administrative Agent in accordance with the priority of payments set forth in this Section 9.03; provided further that Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section 9.03;
Sixth, to the payment of all other Obligations that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and
Last, the balance, if any, after all of the Obligations have been paid in full, to the Borrower or as otherwise required by Law.
Notwithstanding the foregoing, Obligations arising under Cash Management Obligations or Secured Hedge Agreements shall be excluded from the application described above and paid in clause sixth if the Administrative Agent has not received written notice thereof in accordance with Section 2.22, together with such supporting documentation as the Administrative Agent may have reasonably requested from the applicable provider of such Cash Management Services or Secured Hedge Agreements.
ARTICLE X.
ADMINISTRATIVE AGENT AND OTHER AGENTS
SECTION 10.01    Appointment and Authority of the Administrative Agent.
(a)    Each Lender and each Issuing Bank, on behalf of itself and any of its Affiliates that are Secured Parties, hereby irrevocably appoints Antares Capital LP to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction other than within the United States, each Lender and each Issuing Bank, on behalf of itself and any of its Affiliates that are Secured Parties, hereby grants to the Administrative Agent any required powers of attorney to execute and enforce any Collateral Document governed by the laws of such jurisdiction on such Lender’s, such Issuing Bank’s or other Secured Party’s behalf. Each Issuing Bank shall act on behalf of the Revolving Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each Issuing Bank shall have all of the benefits and immunities (i) provided to the Agents in this Article X with respect to any acts taken or omissions suffered by such Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the Letter of Credit Documents pertaining to such Letters of Credit as fully as if the term “Agent” as used in this Article X and the definition of “Agent-Related Person” included such Issuing Bank with respect to such acts or omissions and (ii) as additionally provided herein with respect to each Issuing Bank.

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(b)    Antares Capital LP shall irrevocably act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank and/or Cash Management Bank) and each of the Issuing Banks and each other Secured Party hereby irrevocably appoints and authorizes Antares Capital LP to act as the agent of (and to hold any security interest created by the Collateral Documents for and on behalf of or in trust for) such Lender and such Issuing Bank and each other Secured Party for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto.
(c)    Antares Capital LP, as “administrative agent” and Antares Capital LP, as “collateral agent” (and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent or the Collateral Agent pursuant to Section 10.05 and Section 10.12 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be subject to the provisions of and shall be entitled to the benefits of all provisions of this Article X (including Section 10.07, and with respect to any such co-agents, sub-agents and attorneys-in-fact, as though such co-agents, sub- agents and attorneys-in-fact were the “administrative agent” or the “collateral agent” under the Loan Documents). Without limiting the generality of the foregoing, the Lenders and each other Secured Party hereby expressly authorize the Administrative Agent and the Collateral Agent to execute any and all documents (including releases) with respect to the Obligations, the Collateral and the rights of the Secured Parties with respect to the Obligations and the Collateral (including any Intercreditor Agreements), as contemplated by and in accordance with the provisions of this Agreement and the other Loan Documents, and acknowledge and agree that any such action by any such Agent shall bind the Lenders and each other Secured Party.
SECTION 10.02    Rights as a Lender. Any Lender that is also serving as an Agent (including as Administrative Agent) hereunder shall have the same rights and powers (and no additional duties or obligations) in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each Lender (if any) serving as an Agent hereunder in its individual capacity. Any Person serving as an Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders, and may accept fees and other consideration from the Borrower for services in connection herewith and otherwise without having to account for the same to the Lenders. The Lenders acknowledge that, pursuant to such activities, any Agent or its Affiliates may receive information regarding any Loan Party or any of its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that no Agent shall be under any obligation to provide such information to them.
SECTION 10.03    Exculpatory Provisions. None of the Administrative Agent, any of the other Agents, any of their respective Affiliates, nor any of the officers, partners, directors, employees or agents of the foregoing shall have any duties or obligations to the Lenders except those expressly set forth herein and in the other Loan Documents.
Without limiting the generality of the foregoing, an Agent (including the Administrative Agent) or any of their respective officers, partners, directors, employees or agents:
(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing and without limiting the generality of the foregoing, the use of the term

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“agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under any agency doctrine of any applicable Law and instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties;
(b)    as to any matters not expressly provided for herein and in the other Loan Documents (including enforcement or collection), shall not have any duty to exercise any discretion or take any action or exercise any powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that (i) notwithstanding any direction by the Required Lenders to the contrary, no Agent shall be required to take any such action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or Applicable Law or internal policy of such Agent, including for the avoidance of doubt refraining from any action that, in its opinion or the opinion of its counsel, may be in violation of the automatic stay under any Debtor Relief Law or that may affect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law and (ii) the Agent may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided;
(c)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by any Person serving as an Agent or any of its Affiliates in any capacity;
(d)    shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; and
(e)    shall not be liable to the Lenders for any action taken or omitted to be taken under or in connection with any of the Loan Documents except to the extent caused by such Agent’s gross negligence or willful misconduct as determined by a final, non-appealable judgment of a court of competent jurisdiction.
The Administrative Agent shall not be liable to the Lenders for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 9.02 and Section 11.01) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a final, non-appealable judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein. The Administrative Agent shall be deemed not to have knowledge of any (x) notice of any of the events or circumstances set forth or described in Section 6.03 unless and until written notice thereof stating that it is a “notice under Section 6.03” in respect of this Agreement and identifying the specific clause under said Section is given to the Administrative Agent by the Borrower, or (y) notice of any Default or Event of Default unless and until written notice thereof (stating that it is a “notice of Default” or a “notice of an Event of Default”) is given to the Administrative Agent by the Borrower, a Lender or an Issuing Bank.
No Agent-Related Person shall be responsible for or have any duty to ascertain or inquire into (i) any recital, statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report, statement or agreement or other document

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delivered hereunder or thereunder or in connection herewith or therewith or referred to or provided for in, or received by the Administrative Agent under or in connection with this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page) or for any failure of any Loan Party to perform its obligations hereunder or thereunder, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, (vi) [reserved] or (vii) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof. Notwithstanding anything herein to the contrary, the Administrative Agent shall not be liable for, or be responsible for any liability, obligation, cost or expense suffered by the Borrower, any other Loan Party, any Restricted Subsidiary, any Lender or the Issuing Bank as a result of, any determination of any credit exposure under the Facilities, any of the component amounts thereof or any portion thereof attributable to each Lender or the Issuing Bank.
In performing its functions and duties hereunder and under the other Loan Documents, each Agent is acting solely on behalf of the Lenders and the Issuing Banks (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. The motivations of the Lead Arrangers and the Agents are commercial in nature and not to invest in the general performance or operations of the Borrower. Without limiting the generality of the foregoing:
(i) where an Agent is required or deemed to act as a trustee in respect of any Collateral over which a security interest has been created pursuant to a Loan Document expressed to be governed by the laws of any country, or is required or deemed to hold any Collateral “on trust” pursuant to the foregoing, the obligations and liabilities of such Agent to the Secured Parties in its capacity as trustee shall be excluded to the fullest extent permitted by applicable law; and
(ii) nothing in this Agreement or any Loan Document shall require any Agent to account to any Lender for any sum or the profit element of any sum received by such Agent for its own account.
SECTION 10.04    Reliance by the Agents. The Agents shall be entitled to rely upon, and shall not incur any liability to any Lender for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan or the issuance of a Letter of Credit that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, each Agent may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it,

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and shall not be liable to any Lender for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
Each Agent shall be fully justified in failing or refusing to take any action that is not required or explicitly approved by the Lenders under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agents shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders; provided that the Agents shall not be required to take any action that, in their opinion or in the opinion of their counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable Law or internal policy of such Agent. In addition, notwithstanding anything herein to the contrary, the Administrative Agent and the Collateral Agent shall not act (or refrain from acting, as applicable) upon any direction from the Required Lenders (or other requisite percentage of Lenders) that would cause the Administrative Agent to be in breach of any express term or provision of this Agreement. The Lenders and each other Secured Party agree not to instruct the Administrative Agent, Collateral Agent or any other Agent to take any action, or refrain from taking any action, that would, in each case, cause it to violate an express duty or obligation under this Agreement.
Without limiting the foregoing, the Administrative Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 11.07, (ii) may rely on the Register to the extent set forth in Section 11.07, (iii) makes no warranty or representation to any Lender or Issuing Bank and shall not be responsible to any Lender or Issuing Bank for any statements, warranties or representations made by or on behalf of any Loan Party in connection with this Agreement or any other Loan Document, (iv) in determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank sufficiently in advance of the making of such Loan or the issuance of such Letter of Credit and (v) shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any notice, consent, certificate or other instrument or writing (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).
SECTION 10.05    Delegation of Duties. Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Documents by or through any one or more sub agents appointed by such Agent. Each Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Agent-Related Persons. The exculpatory provisions of this Article X shall apply to any such sub agent and to the Agent-Related Persons of the Agents and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Agents. Notwithstanding anything herein to the contrary, with respect to each sub agent appointed by an Agent, (i) such sub agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of the Loan Parties and the Lenders, (ii) such rights, benefits

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and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub agent, and (iii) such sub agent shall only have obligations to the Agent that appointed it as sub agent and not to any Loan Party, Lender or any other Person and no Loan Party, Lender or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub agent. Each Agent shall not be responsible for the negligence or misconduct of any sub- agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that such Agent acted with gross negligence or willful misconduct in the selection of such sub agents. Any sub agent pointed by an Agent shall have the same obligations and duties to the Loan Parties as such Agent with respect to the duties, rights and powers deleted to it.
SECTION 10.06    Non-Reliance on Agents and Other Lenders; Disclosure of Information by Agents.
(a)    Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) in participating as a Lender, it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender or Issuing Bank, in each case, in the ordinary course of business, and not for the purpose of investing in the general performance or operations of the Borrower, or for the purpose of purchasing, acquiring or holding any other type of financial instrument such as a security (and each Lender agrees not to assert a claim in contravention of the foregoing, such as a claim under federal or state securities laws), (iii) it has, independently and without reliance upon the Administrative Agent, any Lead Arranger or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Lead Arranger or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.
(b)    Each Agent and Lender and Issuing Bank and Swing Line Lender, by delivering its signature page to this Agreement, or by delivering its signature page to an Assignment and Assumption, or by funding a Loan or by issuing a Letter of Credit, shall be deemed to have acknowledged receipt of, and consented to, approved, and be satisfied with, each Loan Document and each other document or matter required to be approved, consented to, or be satisfied with, by it as a condition precedent to, and not be aware of any failure of any other condition precedent to, such funding or issuance.
SECTION 10.07    Indemnification of Agents. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Administrative Agent, each Agent, each Issuing Bank, the Swing Line Lender and each other Agent-Related Person (solely to the extent any such Agent-Related Person was performing services on behalf of any Agent, any Issuing Bank or the Swing

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Line Lender, as applicable) (without limiting any indemnification obligation of any Loan Party to do so), pro rata, and hold harmless the Administrative Agent, each Agent, each Issuing Bank, the Swing Line Lender and each other Agent-Related Person (solely to the extent any such Agent-Related Person was performing services on behalf of any Agent, each Issuing Bank or the Swing Line Lender) from and against any and all Indemnified Liabilities incurred by it; provided that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Agent- Related Person’s own gross negligence, bad faith or willful misconduct, as determined by a final, non- appealable judgment of a court of competent jurisdiction; provided that, (a) to the extent each Issuing Bank or Swing Line Lender is entitled to indemnification under this Section 10.07 solely in its capacity and role as an Issuing Bank or as a Swing Line Lender, only the Revolving Lenders shall be required to indemnify the applicable Issuing Bank or the Swing Line Lender, in accordance with this Section 10.07 (determined as of the time that the applicable payment is sought based on each Revolving Lender’s Pro Rata Share thereof at such time) and (b) (i) no action taken (or any action not taken) with the good faith belief that it is in accordance with the terms of a Loan Document, (ii) no action taken (or any action not taken) at the direction of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) and (iii) no Release Action taken by an Agent or Agent-Related person shall, in each case, be deemed to constitute gross negligence, bad faith or willful misconduct for purposes of this Section 10.07. If any indemnity furnished to any Agent, any Issuing Bank or the Swing Line Lender for any purpose shall, in the opinion of such Agent, such Issuing Bank or the Swing Line Lender, be insufficient or become impaired, such Agent, such Issuing Bank or the Swing Line Lender may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Agent, any Issuing Bank or the Swing Line Lender against any Indemnified Liabilities in excess of such Lender’s pro rata share thereof; and provided, further, this sentence shall not be deemed to require any Lender to indemnify any Agent, any Issuing Bank or the Swing Line Lender against any Indemnified Liabilities described in the first proviso in the immediately preceding sentence. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 10.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse each Agent, each Issuing Bank and the Swing Line Lender upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by such Agent, such Issuing Bank or the Swing Line Lender in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that such Agent, such Issuing Bank or the Swing Line Lender is not reimbursed for such expenses by or on behalf of the Borrower; provided that such reimbursement by the Lenders shall not affect the Borrower’s continuing reimbursement obligations with respect thereto; provided further that the failure of any Lender to indemnify or reimburse such Agent, such Issuing Bank or the Swing Line Lender shall not relieve any other Lender of its obligation in respect thereof. The undertaking in this Section 10.07 shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent, Collateral Agent, any Issuing Bank and the Swing Line Lender and other Agents.
SECTION 10.08    No Other Duties; Other Agents, Lead Arrangers, Managers, Etc. Antares and Bain are each hereby appointed as Lead Arrangers hereunder, and each Lender hereby authorizes each of Antares and Bain to act as Lead Arrangers in accordance with the terms hereof and the other Loan Documents.
Each Agent hereby agrees to act in its capacity as such upon the express conditions contained herein and the other Loan Documents, as applicable. Anything herein to the contrary notwithstanding, none of the Lead Arrangers or the other Agents listed on the cover page hereof (or any of their respective Affiliates)

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shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except (a) in its capacity, as applicable, as the Administrative Agent, the Collateral Agent or a Lender hereunder (or in the Administrative Agent’s and/or Collateral Agent’s capacity as a Debt Representative) and (b) as provided in Section 11.01(b)(iii), and such Persons shall have the benefit of this Article X. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any agency or fiduciary or trust relationship with any Lender, Holdings, the Borrower or any of their respective Subsidiaries. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder. Subject to Section 10.09, any Agent may resign from such role at any time, with immediate effect, by giving prior written notice thereof to the Administrative Agent and Borrower.
SECTION 10.09    Resignation of Administrative Agent or Collateral Agent. The Administrative Agent or the Collateral Agent may at upon not less than five (5) Business Days’ notice give notice of its resignation to the Lenders and the Borrower so long as no Specified Event of Default then exists. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, subject to the consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed), to appoint a successor, which shall be a Lender or a bank with an office in the United States, or an Affiliate of any such Lender or bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent or Collateral Agent, as applicable, gives notice of its resignation, then the retiring Administrative Agent or Collateral Agent, as applicable, may on behalf of the Lenders, appoint a successor Administrative Agent or Collateral Agent, as applicable subject to the consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed). If the Administrative Agent or Collateral Agent, as applicable, shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, (a) such resignation shall nonetheless become effective in accordance with such notice, (b) the retiring Administrative Agent or Collateral Agent, as applicable, shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent or Collateral Agent on behalf of the Lenders under any of the Loan Documents, the retiring Agent shall continue to hold such collateral security until such time as a successor of such Agent is appointed), (c) the Borrower shall be permitted to appoint a replacement Administrative Agent or Collateral Agent, which shall be a Lender or a bank with an office in the United States, or an Affiliate of any such Lender or bank with an office in the United States; provided that the Required Lenders shall be permitted to appoint a successor agent at any time after the Borrower appoints such replacement Administrative Agent or Collateral Agent, and (d) until such time as the Required Lenders appoint a successor Administrative Agent, (i) all communications provided to be made to the retiring Administrative Agent or Collateral Agent, as applicable, shall instead be made to each Lender directly (provided such Lender has provided the Borrower the information necessary to do so), (ii) all payments provided to be made by or through the retiring Administrative Agent or Collateral Agent, as applicable, shall instead be made to each Lender directly (provided such Lender has provided the Borrower the information necessary to do so), except for any indemnity payments or other amounts owed to the retiring Administrative Agent or Collateral Agent, as applicable, and (iii) all determinations provided to be made by the retiring Administrative Agent or Collateral Agent, as applicable, shall instead be made by the Required Lenders. If none of the Required Lenders, the Administrative Agent or the Borrower have appointed a successor Administrative Agent, the Required Lenders shall be deemed to have succeeded to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent (subject to the proviso in the sentence above). Upon the acceptance of a successor’s appointment as Administrative Agent or Collateral Agent, as applicable, hereunder and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or appropriate, or as the Required Lenders may request, in order to perfect or continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor shall succeed to and become vested with all of the

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rights, powers, privileges and duties of the retiring (or retired) Administrative Agent or Collateral Agent, as applicable (other than any rights to indemnity payments or other amounts owed to the retiring or retired Administrative Agent), and the retiring Administrative Agent or Collateral Agent, as applicable, shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 10.09). The fees payable by the Borrower to a successor Administrative Agent or Collateral Agent, as applicable, shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article X, Section 11.04 and Section 11.05 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Agent-Related Persons in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Administrative Agent or Collateral Agent, as applicable.
SECTION 10.10    Administrative Agent May File Proofs of Claim; Credit Bidding.
(a)    In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or in respect of Letter of Credit Obligations shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated), by intervention in such proceeding or otherwise:
(i)    to file a verified statement pursuant to Rule 2019 of the Federal Rules of Bankruptcy Procedure that, in its sole opinion, complies with such rule’s disclosure requirements for entities representing more than one creditor;
(ii)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Letter of Credit Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Banks and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Banks and the Administrative Agent under Section 2.11 and Section 11.04) allowed in such judicial proceeding; and
(iii)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same.
Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Administrative Agent under Section 2.11 and Section 11.04. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Administrative Agent, its agents and counsel, and any other amounts due the Administrative Agent under Section 2.11 and Section 11.04 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Lenders or the Issuing Banks may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

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Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or any Issuing Bank in any such proceeding.
(b)    The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders or otherwise in accordance with the terms of any applicable Intercreditor Agreement, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a strict foreclosure, a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral,
(i)    at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Loan Party is subject, or
(ii)    at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law.
In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional for the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase).
(c)    In connection with any such bid,
(i)    the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles,
(ii)    each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale,
(iii)    the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles; provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 11.01 of this Agreement,
(iv)    the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership, limited partnership interests or

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membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and
(v)    to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.
Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (B) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.
SECTION 10.11    Collateral and Guaranty Matters; Exercise of Remedies.
(a)    Lien Release Events; Release/Subordination Events; Guaranty Release Events. Each Agent, each Lender (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank), each Issuing Bank and each other Secured Party irrevocably authorizes the Administrative Agent and Collateral Agent to be its agent for and its representative with respect to the Guaranty, the Collateral and the Collateral Documents, and each agrees that, notwithstanding anything to the contrary in any Loan Document:
(i)    subject to Section 10.11(a)(iv), Liens on any property granted to or held by an Agent or in favor of any Secured Party under any Loan Document or otherwise will be automatically and immediately released, and each Secured Party irrevocably authorizes and directs the Agents to enter into, and each agrees that it will enter into, the necessary or advisable documents requested by the Borrower and associated therewith, upon the occurrence of any of the following events (each, a “Lien Release Event”),
(A)    the satisfaction of the Termination Conditions;
(B)    a transfer of the property subject to such Lien as part of, or in connection with, a transaction that is permitted by the terms of the Loan Documents to any Person that is not a Loan Party;
(C)    with respect to property owned by any Guarantor or with respect to which any Guarantor has rights, the release of such Guarantor from its obligations under its Guaranty pursuant to a Guaranty Release Event;
(D)    the approval, authorization or ratification of the release of such Lien by the Required Lenders or by such percentage of the Lenders as may be required pursuant to Section 11.01;

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(E)    subject to prior written notice by the Borrower to the Administrative Agent, such property becoming an Excluded Asset or Excluded Equity Interest;
(F)    as to the assets owned by such Excluded Subsidiary (or with respect to which an Excluded Subsidiary has rights), upon any Person becoming an Excluded Subsidiary;
(G)    any Securitization Operating Assets becoming subject to a Qualified Securitization Financing or being transferred or purported to be transferred by the Borrower or any Restricted Subsidiary in connection with a Qualified Securitization Financing; and/or
(H)    in accordance with Section 6.11(b)(ii)(E) with respect to Mortgaged Property;
(ii)    upon the request of the Borrower (such request, the “Release/Subordination Event”) it will (A) release or (if requested by the Borrower) subordinate any Lien granted to or held by any Secured Party under any Loan Document on any asset subject to a “purchase money” or similar Lien permitted under Section 7.01 (as in effect on the Closing Date) that is included in the Collateral, it being agreed that any such subordination shall (if requested by a Loan Party) include customary debt subordination provisions and shall otherwise be on such customary terms as may be proposed by the holder (or proposed holder) of the Lien on the Permitted Priority Asset or such other terms as may be acceptable to the Collateral Agent (it being agreed the terms of the Junior Lien Intercreditor Agreement are acceptable) or such other terms as may be required by the senior creditor party to any applicable subordination agreement and/or (B) execute and deliver a customary “no interest” letter or similar letter with respect to any Permitted Priority Asset and/or any Excluded Asset;
(iii)    subject to Section 10.11(a)(iv), a Subsidiary Guarantor will be automatically and immediately released from its obligations under the Guaranty upon (i) such Subsidiary Guarantor ceasing to be a Subsidiary of the Borrower, (ii) subject to prior written notice by the Borrower to the Administrative Agent, such Subsidiary Guarantor ceasing to be a Material Subsidiary, or (iii) subject to prior written notice by the Borrower to the Administrative Agent, such Subsidiary Guarantor becoming an Excluded Subsidiary (clauses (i)-(iii), each a “Guaranty Release Event”), and each Secured Party irrevocably authorizes and directs the Agents to enter into, and each Agent agrees it will enter into, the necessary and advisable documents requested by the Borrower to (1) release (or acknowledge the release of) such Subsidiary Guarantor from its obligations under the Guaranty and (2) release (or acknowledge the release of) any Liens granted by such Subsidiary or Liens on the Equity Interests of such Subsidiary;
(iv)    Notwithstanding anything to the contrary in this Section 10.11, the release of a Guaranty by a Subsidiary Guarantor and the release of a Lien on assets or Equity Interests of a Subsidiary Guarantor securing the Obligations, in each case, solely as a result of such Subsidiary Guarantor becoming a Subsidiary that is not a wholly owned Subsidiary of a Loan Party, shall only be permitted if at the time such Subsidiary Guarantor becomes an Excluded Subsidiary of such type (1) no Event of Default shall have occurred and be outstanding, (2) after giving Pro Forma Effect to such release and the consummation of the transaction that causes such Person to be an Excluded Subsidiary of such type, the Borrower is deemed to have made a new Investment in such Person (as if such Person were then newly acquired) and such Investment is permitted at such time, (3) such transaction shall have been permitted hereunder and made to or with a bona fide unaffiliated third party for bona fide business purposes (as determined by the Borrower in good faith) and (4)

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a Responsible Officer of the Borrower certifies to the Administrative Agent compliance with preceding clauses (1), (2) and (3); provided, further, that no such release shall occur if such Subsidiary Guarantor continues to be a guarantor in respect of any Incremental Equivalent Debt, any Permitted Pari Passu Secured Refinancing Debt, Permitted Junior Secured Refinancing Debt, Junior Financing or any Permitted Refinancing in respect of any of the foregoing.
(b)    Release Actions; Release Certificates. Each Agent, each Lender and each other Secured Party agrees that it will promptly take such action and execute any such documents as the applicable Agent determines is reasonably necessary (such actions and such execution, the “Release Actions”), at the Borrower’s sole cost and expense, in connection with a Lien Release Event, Release/ Subordination Event or Guaranty Release Event. Without limitation, the Release Actions may include, as applicable, (a) executing (if required) and delivering to the Loan Parties (or any designee of the Loan Parties) any such lien releases, mortgage releases or assignments of mortgages, discharges of security interests, pledges and guarantees and other similar discharge or release documents, as are reasonably requested by a Loan Party in connection with the release or assignment, as of record, of the Liens (and all notices of security interests and Liens previously filed) the subject of a Lien Release Event or Release/Subordination Event or the release of any applicable Guarantee in connection with a Guaranty Release Event and (b) delivering to the Loan Parties (or any designee of the Loan Parties) all instruments evidencing pledged debt and all equity certificates and any other collateral previously delivered in physical form by the Loan Parties to a Secured Party.
In connection with any Lien Release Event, Release/Subordination Event, Guaranty Release Event or Release Action, each of the Collateral Agent and the Administrative Agent may request, and shall be entitled to rely and shall rely exclusively on, and the Borrower shall deliver upon any such request, an executed officer’s certificate of the Borrower (the “Release Certificate”) confirming that (a) such Lien Release Event, Release/Subordination Event or a Guaranty Release Event, as applicable, has occurred or will upon consummation of one or more identified transactions (an “Identified Transaction”) occur, (b) the conditions to any such Lien Release Event, Release/Subordination Event or Guaranty Release Event have been satisfied or will be satisfied upon consummation of an Identified Transaction, and (c) that any such Identified Transaction is permitted by (or not prohibited by) the Loan Documents. The Collateral Agent and the Administrative Agent will be fully exculpated from any liability and shall be fully protected and shall not have any liability whatsoever to any Secured Party as a result of such reliance or the consummation of any Release Action. A Release Certificate may be delivered in advance of the consummation of any applicable Identified Transaction.
Each Lender and each Secured Party irrevocably authorizes and irrevocably directs the Collateral Agent and the Administrative Agent to take the Release Actions and consents to reliance on the Release Certificate. The Secured Parties agree not to give any Agent any instruction or direction inconsistent with the provisions of this Section 10.11. Neither the Administrative Agent nor the Collateral Agent shall be responsible for, or have a duty to ascertain or inquire into, any statement in a Release Certificate, the compliance of any Identified Transaction with the terms of a Loan Document, any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or contained in any certificate prepared or delivered by any Loan Party in connection with the Collateral or compliance with the terms set forth above or in a Loan Document, nor shall the Administrative Agent or Collateral Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.
Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Agents.
(c)    Enforcement; Collective Action.

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(i)    Collective Actions. Each Agent, each Lender, each Issuing Bank and each other Secured Party irrevocably authorizes the Administrative Agent and the Collateral Agent to be its sole and exclusive agent for, and its sole and exclusive representative with respect to, enforcement of the Loan Documents and all rights and remedies related to the Transactions and the Obligations. Without limitation of the foregoing, each Agent, each Lender and each other Secured Party agrees that, notwithstanding anything to the contrary in any Loan Document:
(A)    the Administrative Agent and the Collateral Agent will have the sole and exclusive right and ability (exercisable only at the direction of the Required Lenders or in its discretion),
(I)    to exercise all rights and remedies of each Agent, each Lender, each other Secured Party and any other Person arising under, in connection with, or pertaining to the Loan Documents, the Transactions or the Obligations, including with respect to any breach of a representation or warranty, an affirmative covenant, a negative covenant, a financial covenant, any provision relating to amendments or waivers (including Section 11.01(b) and Section 11.01(c)), any provision relating to assignments, any implied covenant (including any implied covenant of good faith and fair dealing), to the extent not waived or any other similar implied obligations and any rights of a Lender or other Secured Party as a creditor under Applicable Law or to bring any Cause of Action relating to the Loan Documents, the Transactions or the Obligations, and including in connection with any amendment, modification, waiver or restatement of, any restructuring or restructuring transaction related to or undertaken in connection with, or any interpretation of the provisions of, any Loan Document or Obligation;
(II)    to exercise any rights of self-help or other rights or Causes of Action available under Applicable Law (including in equity) against any Loan Party, any Restricted Subsidiary, any direct or indirect holder of an Equity Interest in a Loan Party, any Affiliate of the foregoing Persons and their respective directors, officers, or employees, in each case, with respect to or arising out of or in connection with the Transactions, the Obligations or the Loan Documents (including with respect to any derivative claims); and
(III)    to assert or allege the existence or occurrence of, or support or participate in any other Person asserting or alleging the existence of, any Default or Event of Default or any other Cause of Action related to the Loan Documents, the Transactions or the Obligations against any Loan Party or any other Person
(collectively, the “Collective Rights and Remedies”);
(B)    the authority to enforce, assert or allege any Collective Right and Remedy is vested exclusively in, and all Causes of Action, actions and proceedings at law or in equity in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent (other than with respect to the Collateral Documents) or the Collateral Agent (with respect to the Collateral Documents) in accordance with this Article IX for the benefit of all the Lenders and the Issuing Banks and no Lender or other Secured Party shall have any right individually to enforce, assert or allege (and each agrees not to individually enforce, assert or allege) any Collective Rights and Remedies, including to realize upon any of the Collateral or to enforce the terms of this Agreement or any other Loan Document or enforce rights or remedies thereunder, it being understood and agreed

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that Collective Rights and Remedies, including all powers, rights and remedies under this Agreement and under any of the other Loan Documents, may be exercised solely by the Administrative Agent or the Collateral Agent, as applicable, for the benefit of the Lenders in accordance with the terms hereof and thereof, and all powers, rights and remedies under the Collateral Documents may be exercised solely by the Collateral Agent for the benefit of the Lenders in accordance with the terms thereof, and each Secured Party agrees to commence, support or participate in actions or proceedings relating to the Obligations only in a manner consistent with the foregoing provisions; and neither any Lender nor any other Secured Party will (and each such Person will take such actions as may be required or advisable so that none of its Affiliates will) initiate, support or participate in any action, proceeding, or other Cause of Action relating to the Loan Documents, the Transactions or the Obligations, judicial or otherwise, in connection with a Collective Right and Remedy, or otherwise initiate, support or participate in the exercise a Collective Rights and Remedy, other than,
(I)    through the Required Lenders’ direction of the Administrative Agent or Collateral Agent in exercising such rights and remedies;
(II)    any Lender exercising any right of setoff in accordance with Section 11.09 (subject to the terms of Section 2.15);
(III)    any Issuing Bank from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as an Issuing Bank) hereunder and under the other Loan Documents;
(IV)    any Lender filing proofs of claim on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and
(V)    the Administrative Agent, or the Collateral Agent exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as the Administrative Agent or the Collateral Agent) hereunder and under the other Loan Documents
(collectively, the “Independent Lender Rights and Remedies”);
(C)    if (notwithstanding the foregoing) any Lender or any Secured Party (or any of their respective Affiliates) initiates, supports or participates in any action, proceeding or other Cause of Action, judicial or otherwise, in violation of this Agreement (including this clause (C), such a proceeding, a “Prohibited Proceeding”) then the Lender or Secured Party that initiates, supports or participates such an action, proceeding or Cause of Action (or that is Affiliated with the Person doing so) shall immediately cause such action, proceeding or Cause of Action to be dismissed (with prejudice), and the Loan Parties, the Restricted Subsidiaries and their respective Affiliates shall have the right to be indemnified and reimbursed by such Lender or Secured Party for all fees, costs and expenses incurred in connection therewith, without limitation of any other rights and remedies;
(D)    prior to taking any action with respect to Collective Rights and Remedies, at the request of the Administrative Agent or Collateral Agent, the Lenders instructing the Administrative Agent or Collateral Agent shall post cash indemnity with the

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Administrative Agent for the benefit of the Administrative Agent, the Collateral Agent and their respective Related Parties, of not less than the sum of (I) all fees, costs and expenses that the Administrative Agent determines, in its sole discretion, could foreseeably be incurred in connection with such action and (II) the amount of any claims, obligations or liability, via counter-claims or otherwise, that either the Administrative Agent or the Collateral Agent determines, in its sole discretion, could foreseeably be awarded to the defendants in connection with such action. Such cash indemnity shall either be deposited directly with the Administrative Agent or deposited with a third-party escrow agent, subject to terms and conditions as determined by the Administrative Agent in its sole discretion, in each case, prior to the commencement of such action; and
(E)    the foregoing provisions may be pleaded by any Loan Party as a full and complete defense to any Prohibited Proceeding and may be used as a basis for an injunction against any action, suit or other proceeding (without any need to post a bond or other indemnity), and each of the Loan Parties and the Secured Parties confirms that the foregoing provisions of this clause (c) are a material provision of this Agreement and the other Loan Documents and in light of their agreed salutary purpose and effect are not intended to be construed strictly or read narrowly.
(ii)    Forbearance. For the avoidance of doubt, the Required Lenders (or the Collateral Agent and the Administrative Agent, acting at the direction of the Required Lenders) shall be entitled to agree on behalf of all Lenders and all other Secured Parties to forebear from the exercise of any or all of the rights and remedies available under the Loan Documents or Applicable Law to a Lender or any other Secured Party in connection with any and all Defaults, Events of Default or other breaches of a Loan Document and may, in their election, subject such forbearance to such conditions as they deem appropriate in their discretion.
(iii)    This Section 10.11 shall not prohibit any right of setoff otherwise expressly set forth in the Loan Documents.
(d)    Cost/Benefit Determinations. No provision of any Loan Documents shall require the creation, perfection or maintenance of pledges of or security interests in, or the obtaining of title insurance or abstracts with respect to, any Excluded Assets and any other particular assets, if and for so long as, in the reasonable judgment of the Collateral Agent (which shall be conclusive if confirmed by the Required Lenders), the cost of creating, perfecting or maintaining such pledges or security interests in such other particular assets or obtaining title insurance or abstracts in respect of such other particular assets is excessive in view of the fair market value of such assets or the practical benefit to the Lenders afforded thereby.
(e)    Extensions of Deadlines. The Collateral Agent may grant extensions of time for the creation or perfection of security interests in or the obtaining of title insurance and surveys with respect to particular assets (including extensions beyond the Closing Date for the creation or perfection of security interests in the assets of the Loan Parties on such date) where it reasonably determines, in consultation with the Borrower, that creation or perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Collateral Documents.
(f)    Enforcement by Third Parties. The foregoing provisions of this Section 10.11, may be enforced against any Secured Party by the Required Lenders, the Collateral Agent, the Administrative Agent, the Borrower or any of the Borrower’s Affiliates, and each Secured Party expressly acknowledges and agrees that the provisions of this Section 10.11 shall be available as a defense of the Borrower (or any of its Affiliates) in any action, proceeding or remedial procedure, with any such Affiliates being express third party beneficiaries of such provisions. Each Secured Party, whether or not a party hereto, will be

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deemed by its acceptance of the benefits of the Collateral and of the Guarantees of the Obligations to have agreed to the provisions of this Section 10.11.
SECTION 10.12    Appointment of Supplemental Administrative Agents.
(a)    It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, the Administrative Agent is hereby authorized to appoint an additional individual or institution selected by the Administrative Agent in its sole discretion as a separate trustee, co- trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually, as a “Supplemental Administrative Agent” and, collectively, as “Supplemental Administrative Agents”).
(b)    In the event that the Administrative Agent appoints a Supplemental Administrative Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Administrative Agent to the extent, and only to the extent, necessary to enable such Supplemental Administrative Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Administrative Agent shall run to and be enforceable by either the Administrative Agent or such Supplemental Administrative Agent, and (ii) the provisions of this Article X, Section 11.04 and Section 11.05 that refer to the Administrative Agent shall inure to the benefit of such Supplemental Administrative Agent and all references therein to the Administrative Agent shall be deemed to be references to the Administrative Agent and/or such Supplemental Administrative Agent, as the context may require.
(c)    Should any instrument in writing from any Loan Party be required by any Supplemental Administrative Agent so appointed by the Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the Borrower or Holdings, as applicable, shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent. In case any Supplemental Administrative Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Administrative Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Administrative Agent.
SECTION 10.13    Intercreditor Agreements.
(a)    The Administrative Agent and Collateral Agent shall, and the Lenders and other Secured Parties irrevocably authorize and instruct the Administrative Agent and Collateral Agent to, from time to time on and after the Closing Date, without any further consent of any Lender, Issuing Bank, counterparty to any Cash Management Obligation or Secured Hedge Agreement or any other Secured Party, enter into any Intercreditor Agreement requested by the Borrower in compliance with this Agreement or any other intercreditor agreement containing terms acceptable to the Borrower and the Required Lenders with the

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collateral agent or other, a Debt Representative of the holders of Indebtedness that is secured by a Lien on Collateral that is not prohibited (including with respect to priority) under this Agreement.
(b)    [Reserved].
SECTION 10.14    Cash Management Agreements and Secured Hedge Agreements. Except as otherwise expressly set forth herein or in any Guaranty or any Collateral Document, no Cash Management Bank or Hedge Bank that obtains the benefits of Section 9.03, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral or any Guaranty (including the release or impairment of any Collateral or Guaranty) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article X to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Cash Management Obligations or Obligations arising under Secured Hedge Agreements unless the Administrative Agent has received written notice of such Cash Management Obligations or such Obligations arising under Secured Hedge Agreements, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.
SECTION 10.15    Certain ERISA Matters.
Each Lender, represents and warrants, as of the date such Person became a Lender party hereto, to, and covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each other Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
(a)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments;
(b)    the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable so as to exempt from the prohibitions of Section 406 of ERISA and Section 4975 of the Code such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;
(c)    (i) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Section VI of PTE 84-14), (ii) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (iii) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (k), as applicable, of Section I of PTE 84-14 and (iv) to the best knowledge of such Lender, the requirements of subsection (a) of Section I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or

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(d)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
In addition, unless either Section 10.15(a) is true with respect to a Lender or a Lender has provided another representation, warranty and covenant in accordance with Section 10.15(d), such Lender further (1) represents and warrants, as of the date such Person became a Lender party hereto, and (2) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each other Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent or any other Lead Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).
SECTION 10.16    Return of Certain Payments.
(a)    Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one (1) Business Day thereafter (or such later date as the Administrative Agent, in its sole discretion, may specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 10.16 shall be conclusive, absent manifest error.
(b)    Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one (1) Business Day thereafter (or such later date as the Administrative Agent, in its sole discretion, may specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

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(c)    The Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such erroneous Payment is, and solely with respect to the amount of such erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of making such erroneous Payment.
(d)    Each party’s obligations under this Section 10.16 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.
SECTION 10.17    Borrower Communications.
(a)    The Administrative Agent, the Lenders and the Issuing Bank agree that the Borrower may, but shall not be obligated to, make any Borrower Communications to the Administrative Agent through an electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Borrower Portal”).
(b)    Although the Approved Borrower Portal and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Closing Date, a user ID/password authorization system), each of the Lenders, the Issuing Bank and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the administrators, representatives or contacts of the Borrower that are added to the Approved Borrower Portal, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, the Issuing Bank and the Borrower hereby approves distribution of Borrower Communications through the Approved Borrower Portal and understands and assumes the risks of such distribution.
(c)    THE APPROVED BORROWER PORTAL IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER COMMUNICATION, OR THE ADEQUACY OF THE APPROVED BORROWER PORTAL AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED BORROWER PORTAL AND THE BORROWER COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE BORROWER COMMUNICATIONS OR THE APPROVED BORROWER PORTAL. IN NO EVENT SHALL ANY APPLICABLE PARTY HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, THE ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER’S TRANSMISSION OF BORROWER COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED BORROWER PORTAL.
(d)    Each of the Lenders, the Issuing Bank and the Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Borrower

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Communications on the Approved Borrower Portal in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.
(e)    Nothing herein shall prejudice the right of the Borrower to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.
SECTION 10.18    Flood Laws.
Antares has adopted internal policies and procedures that address requirements placed on federally regulated lenders under Flood Laws. Antares Capital LP, as administrative agent or collateral agent on a syndicated facility, will post on the applicable electronic platform (or otherwise distribute to each Lender in the syndicate) documents that it receives in connection with the Flood Laws. However, Antares Capital LP reminds each Lender and Participant in the facility that, pursuant to the Flood Laws, each federally regulated Lender (whether acting as a Lender or Participant in the facility) is responsible for assuring its own compliance with the flood insurance requirements.
ARTICLE XI.
MISCELLANEOUS
SECTION 11.01    Amendments, Waivers, Etc.
(a)    General Rule. Except as otherwise set forth in this Agreement (including the following clauses of this Section), no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower, any other Loan Party or any Restricted Subsidiary therefrom, shall be effective unless in writing and signed by the Required Lenders (or by the Administrative Agent with the consent of, or ratification by, the Required Lenders, or such other number or percentage of Lenders as may be specified herein) and the Borrower or any other Loan Party (the “Required Consents”). Each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
(b)    Specific Approvals. Notwithstanding the provisions of Section 11.01(a), and except as provided in Sections 3.03(b) and (c) (as in effect on the Closing Date), no amendment, waiver or consent with respect to which the Required Consents are required pursuant to Section 11.01(a) and shall have been obtained shall, expressly by its terms:
(i)    extend or increase the Commitment of any Lender without the written consent of such Lender or extend the final expiration date of any Letter of Credit beyond the stated expiration date for such Letter of Credit without the written consent of the applicable Issuing Bank, it being understood that an amendment or waiver of, or a consent with respect to, any condition precedent set forth in Section 4.02, any Default (including with respect to grace periods), Event of Default, mandatory prepayment or mandatory reduction of Commitments (in each case other than on the applicable maturity date or expiration date therefor) shall not constitute an extension or increase of any Commitment of any Lender or an extension of the final expiration date of any Letter of Credit; or
(ii)    (x) reduce or forgive the principal of, or the rate of interest (including modifications to permit interest to be “paid-in-kind”) on, any Loan or Reimbursement Obligation or any other interest or fees payable hereunder or under any other Loan Document without the written consent of each Lender entitled to such principal or interest or fees; or (y) postpone any date scheduled for any payment of principal or interest on a Loan or Reimbursement Obligation held by any Lender or any other interest or fees payable hereunder or under any other Loan

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Document without the written consent of each Lender entitled to such principal or interest or fees or postpone the scheduled date of expiration of any Commitment without the written consent of each Lender holding such Class of Commitments; or (z) reduce or postpone any date scheduled for any payment of any fees payable to any Lender or with respect to a Letter of Credit under any Loan Document (including fees payable with respect to a Letter of Credit and fees payable under Section 2.11(b)) without the written consent of the Lender or other Person entitled to such fees thereunder; it being understood that,
(A)    an amendment or waiver of, or a consent with respect to, any
(I)    condition precedent set forth in Section 4.02;
(II)    Default (including with respect to grace periods) or Event of Default;
(III)    mandatory prepayment of the Loans or mandatory reduction of Commitments (in each case other than on the applicable maturity date or expiration date therefor);
(IV)    measure of financial or operational performance (including First Lien Net Leverage Ratio, Secured Net Leverage Ratio, Total Net Leverage Ratio, and any component of such definitions); or
(V)    term providing for or requiring an adjustment of an interest rate or fee (1) upon the occurrence of specific events, including any “MFN” or similar provision (including Section 2.16(h)) or (2) following or during the continuation of a Default or Event of Default (including the definition of “Default Rate”);
shall not constitute such a reduction or postponement;
(B)    an amendment or waiver of, or a consent in connection with a Benchmark Replacement, including amendments, waivers and consents effected pursuant to Section 3.03(b) or (c) shall not constitute such a reduction or postponement; or
(iii)    change (A) any provision of this Section 11.01 without the written consent of each Lender, (B) the definition of “Required Lenders” or “Pro Rata Share” without the written consent of each Lender, (C) the definition of “Required Facility Lenders” as it applies to any Facility without the written consent of each Lender in such Facility, (D) any other provision specifying the Loans or Commitments required to take any action under the Loan Documents without the written consent of each Lender holding such Loans or Commitments, (E) the definition of “Required Revolving Lenders” without the consent of each Revolving Lender, (F) Section 2.19 or Section 10.11 without the written consent of each Lender or (G) the definition of “Required Delayed Draw Lenders” without the consent of each Lender holding Delayed Draw Commitments; or
(iv)    other than in connection with a transfer or other transaction permitted (or not prohibited) under the Loan Documents (as in effect on the date hereof or as otherwise modified in accordance with this Section 11.01), release Liens on all or substantially all of the Collateral securing any Facility, without the written consent of each Lender under such Facility; or
(v)    other than in connection with a transfer or other transaction permitted (or not prohibited) under the Loan Documents (as in effect on the date hereof or as otherwise modified in

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accordance with this Section 11.01), (A) release Holdings or the Borrower from its obligations under the Loan Documents without the written consent of each Lender or (B) release all or substantially all of the aggregate value of the Guaranties provided by the Guarantors with respect to a Facility, without the written consent of each Lender under such Facility; or
(vi)    (A) modify the express terms of Section 2.15 or any other provision that requires pro rata sharing of payments, borrowings and commitment reductions, in each case in a manner that adversely affects the pro rata sharing provisions thereof or modify the express terms of Section 9.03, in each case without the written consent of each affected Lender, it being agreed that amendments, waiver, or consents to provisions of the Loan Documents relating to voluntary or mandatory prepayments or relating to assignments or participations of Loans shall not be subject to the provisions of Section 11.01(b), or (B) modify the express terms of Section 2.08(a) in a manner that adversely affects the pro rata reduction of Revolving Commitments, without the written consent of each affected Lender,
(vii)    adversely affect the rights or duties of, or any fees or other amounts payable to, any Issuing Bank in its capacity as such, under this Agreement, any Letter of Credit Agreement or any other Loan Document relating to any Letter of Credit issued or to be issued by it, unless in writing and signed by such Issuing Bank;
(viii)    adversely affect the rights or duties of, or reduce any fees or other amounts payable to, the Swing Line Lender, in its capacity as such, under this Agreement or any other Loan Document, unless in writing and signed by the Swing Line Lender;
(ix)    adversely affect the rights or duties of, or reduce any fees or other amounts payable to, the Administrative Agent, in its capacity as such, under this Agreement or any other Loan Document, unless in writing and signed by the Administrative Agent;
(x)    adversely affect the rights or duties of, or any fees or other amounts payable to, the Collateral Agent, in its capacity as such, under this Agreement or any other Loan Document, unless in writing and signed by the Collateral Agent;
(xi)    amend or waive Section 11.07(g) without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, or waiver;
(xii)    amend or waive any of the conditions set forth in Section 4.02 without the requisite number (or percentage in interest) of each affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time; or
(xiii)    no amendment, waiver or consent to the Loan Documents shall subordinate, contractually, structurally or otherwise, (x) any of the Liens securing any of the Obligations to the Liens securing any other Indebtedness or other obligations or (y) any of the Obligations in right of payment, contractual, structural or otherwise, to any other Indebtedness or other obligations (any such other Indebtedness or other obligations, to which such Liens securing any of the Obligations or such Obligations, as applicable, are subordinated, “Senior Indebtedness”), in each case, unless each adversely affected Lender has been offered a bona fide opportunity to fund or otherwise provide or acquire its pro rata share (based on the amount of Obligations that are adversely affected thereby held by each Lender) of such Senior Indebtedness on the same terms (other than bona fide backstop fees and reimbursement of counsel fees and other expenses in connection with the negotiation of the terms of such transaction; such fees and expenses, “Ancillary Fees”) as offered

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to all other providers (or their Affiliates) of the Senior Indebtedness and to the extent such adversely affected Lender decides to participate in the Senior Indebtedness, receive its pro rata share of the fees and any other similar benefit (other than Ancillary Fees) of the Senior Indebtedness afforded to the providers of the Senior Indebtedness (or any of their Affiliates) in connection with providing the Senior Indebtedness pursuant to a written offer made to each such adversely affected Lender describing the material terms of the arrangements pursuant to which the Senior Indebtedness is to be provided, which offer shall remain open to each adversely affected Lender for a period of not less than five (5) Business Days; provided that Senior Indebtedness shall not include any “debtor- in-possession” facility.
(c)    Other Approval Requirements. Notwithstanding the provisions of Section 11.01(a) or Section 11.01(b),
(i)    the consent of only the Required Revolving Lenders (but without the consent of other Lenders, including the Required Lenders) shall be required to amend, waive, add or otherwise modify any other provisions by their terms that would apply solely to the Revolving Facility;
(ii)    the consent of only the Required Delayed Draw Lenders shall be required to amend, waive or otherwise modify any condition precedent set forth in Section 4.03 with respect to the making of Delayed Draw Term Loans;
(iii)    [reserved];
(iv)    this Agreement and the other Loan Documents may be amended (or amended and restated) to effect an Incremental Amendment, Extension Amendment and/or Refinancing Amendment, in each case solely in accordance with the terms set forth in this Agreement with respect thereto (as in effect on the date hereof or as otherwise modified in accordance with Section 11.01(a)), and pursuant to clauses (f), (g) and (h) below, in each case solely in accordance with the terms set forth in such clauses;
(v)    amendments and waivers of any provision of any Refinancing Amendment, Incremental Amendment or Extension Amendment, and consents to any departure by the Borrower, any other Loan Party or any Restricted Subsidiary therefrom or from the terms of any applicable Facility created thereby, may be effected with the consent of only the Required Facility Lenders party thereto, and shall not require (but may be effected with) consent of the Required Lenders or any other Person, unless such amendments (or the terms so amended) provide otherwise pursuant to their terms;
(vi)    this Agreement and the other Loan Documents may be amended (or amended and restated) by the Borrower and the Administrative Agent to correct or clarify any error, ambiguity, omission, defect or inconsistency, in each case, in any provision of a Loan Documents that is identified by the Borrower and the Administrative Agent, without the consent of any Lender;
(vii)    this Agreement and the other Loan Documents may be amended (or amended and restated) by the Borrower and the Required Lenders to correct or clarify any error, ambiguity, omission, defect or inconsistency in any provision of a Loan Document that is identified by the Borrower and the Required Lenders (it being agreed that any such determination or identification by Required Lenders of an error, ambiguity, omission, defect or inconsistency shall be conclusive), without the consent of any other Person; and

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(viii)    an amendment or waiver of, or a consent with respect to, any fee letter or side letter executed in connection with a Facility shall require the consent of only the parties thereto, unless otherwise specified therein.
(d)    Intercreditor Agreement. Notwithstanding the provisions of Section 11.01(a) or Section 11.01(b), no Lender or Issuing Bank consent is required to effect any amendment or supplement to an Intercreditor Agreement (or any other intercreditor agreement approved by the Required Lenders) that is,
(i)    for the purpose of adding the holders of Pari Passu Lien Debt, Junior Lien Debt, Incremental Equivalent Debt, Permitted Pari Passu Secured Refinancing Debt, Permitted Junior Secured Refinancing Debt or other Indebtedness unless such other Indebtedness and any related Liens (including the priority of such Liens) are prohibited by Section 7.01 and Section 7.03 (or a Debt Representative with respect to any such Indebtedness with respect to which it is a representative or agent) as parties thereto, as expressly contemplated by the terms of such intercreditor agreement (it being understood that any such amendment or supplement may make such other changes to the applicable intercreditor agreement as, in the good faith determination of the Administrative Agent, are required to effectuate the foregoing), or
(ii)    expressly contemplated by this Agreement (including pursuant to a Release/Subordination Event or Section 10.13), an Intercreditor Agreement or any other intercreditor agreement approved by the Required Lenders.
(e)    [Reserved].
(f)    Additional Facilities and Replacement Loans. Notwithstanding the provisions of Section 11.01(a) or Section 11.01(b):
(i)    Additional Facilities. the Loan Documents may be amended (or amended and restated) with the written consent of the Required Lenders and the Borrower (A) to add one or more additional credit facilities (“Additional Credit Facilities”) to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Loans and the accrued interest and fees in respect thereof, (B) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders upon the incurrence of any such Additional Credit Facilities and (C) to reflect the terms and conditions of such Additional Credit Facility, which shall be as agreed between the Borrower and the Persons providing such Additional Credit Facility.
(ii)    Replacement Loans. The Loan Documents may be amended with the written consent of only the Borrower and the Persons providing Replacement Loans (as defined below) (A) to permit the refinancing, replacement or exchange of all or any portion of the outstanding Term Loans of any Class (“Refinanced Loans”) with replacement term loans (“Replacement Loans”) hereunder, (B) to include appropriately the Lenders holding Replacement Loans in any determination of the Required Lenders and (C) to reflect the terms and conditions of such Replacement Loans, which shall be as agreed between the Borrower and the Persons providing such Replacement Loans; provided that the aggregate principal amount of such Replacement Loans shall not exceed the aggregate principal amount of such Refinanced Loans, plus (1) the amount of all unpaid, accrued, or capitalized interest, penalties, premiums (including tender premiums), and other amounts payable with respect to any such Refinanced Loans and (2) underwriting discounts,

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fees, commissions, costs, expenses and other amounts payable with respect to such Replacement Loans.
(g)    [Reserved].
(h)    Certain Amendments to Guaranty and Collateral Documents. Notwithstanding the provisions of Section 11.01(a) or Section 11.01(b), the Guaranty, the Collateral Documents and related documents executed by Holdings, the Borrower and/or the Restricted Subsidiaries in connection with this Agreement and the other Loan Documents may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended and waived with the consent of the Administrative Agent at the request of the Borrower without the need to obtain the consent of any Lender if such amendment or waiver is delivered in order (i) to comply with local Law or advice of local counsel, (ii) to cure ambiguities or defects (as reasonably determined by the Administrative Agent and the Borrower) or (iii) to cause such Guaranty, Collateral Document or other document to be consistent with this Agreement and the other Loan Documents.
(i)    Rules for Specific Lenders.
(i)    Defaulting Lenders. No Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders, the Required Lenders, the Required Facility Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (A) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Defaulting Lender, (B) any waiver, amendment or modification described in any of Sections 11.01(b)(i) and (ii) shall require the consent of each Defaulting Lender directly affected thereby and (C) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.
(ii)    Disqualified Lenders. Disqualified Lenders shall be subject to the provisions of Section 11.27 except as otherwise provided thereunder.
(iii)    [Reserved].
(iv)    [Reserved].
(v)    Payments for Consent. The Loan Parties and their Restricted Subsidiaries (i) may negotiate with one or more Lenders or other Secured Parties as it determines in its discretion with respect to any amendment, waiver or consent under a Loan Document and (ii) may, directly or indirectly, pay or cause to be paid any consideration (cash or otherwise) to or for the benefit of any Lender or other Secured Party for or as an inducement to receiving a consent, waiver or amendment from such Lender or Secured Party of any of the terms or provisions of this Agreement or any other Loan Documents as it may determine, provided such consideration shall be paid to all Lenders or other Secured Parties on a pro rata basis. The payment of any such consideration shall be as agreed between the Borrower each Lender or Secured Party, and payment of any such consideration may be made subject to such terms and conditions (including the time frame within which to provide a consent) as may be agreed to by the Borrower and each Lender or Secured Party.
SECTION 11.02    Notices and Other Communications; Facsimile Copies.

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(a)    General. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 11.02(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)    if to Holdings, the Borrower, the Issuing Banks, the Collateral Agent or the Administrative Agent, to the address, fax number, electronic mail address or telephone number specified for such Person on Schedule 11.02;
(ii)    if to the Administrative Agent from the Borrower, to Antares Capital LP at the address separately provided to the Borrower;
(iii)    if to any other Lender, to the address, fax number, electronic mail addresses or telephone number specified in its Administrative Questionnaire; and
(iv)    if to an Issuing Bank, to it at the address separately provided to the Borrower; if to a Swing Line Lender at the address separately provided to the Borrower;
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by fax shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient); and notices deposited in the United States mail with postage prepaid and properly addressed shall be deemed to have been given within three (3) Business Days of such deposit; provided that no notice to any Agent shall be effective until received by such Agent. Notices and other communications delivered through electronic communications to the extent provided in Section 11.02(b) shall be effective as provided in such subsection (b).
(b)    Electronic Communication. Notices and other communications to any Agent, the Issuing Banks, the Swing Line Lender and the Lenders may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites, including the Approved Borrower Portal) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Agent, Issuing Bank, Swing Line Lender or Lender pursuant to Article II if such Person, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
(c)    Receipt. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (c) of notification that such notice or communication is available and identifying the website address therefor.

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(d)    Risks of Electronic Communications. Each Loan Party understands that the distribution of materials through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution and agrees and assumes the risks associated with such electronic distribution, except to the extent caused by the willful misconduct or gross negligence of the Administrative Agent, any Issuing Bank, the Swing Line Lender or any Lender as determined by a final, non-appealable judgment of a court of competent jurisdiction.
(e)    The Platform. THE PLATFORM IS PROVIDED ‘AS IS’ AND ‘AS AVAILABLE.’ THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS OR IN THE PLATFORM. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Agent-Related Persons or any Lead Arranger (collectively, the “Agent Parties”) have any liability to Holdings, the Borrower, any Lender, the Swing Line Lender, any Issuing Bank or any other Person for losses, claims, demands, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials, or notices through the Platform, or any other electronic messaging service or through the Internet, except to the extent that such losses, claims, demands, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided however, that in no event shall any Agent Party have any liability to Holdings, the Borrower, any Lender, the Swing Line Lender, any Issuing Bank or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages). Each Loan Party, each Lender, each Issuing Bank and each Agent agrees that the Administrative Agent may, but shall not be obligated to, store any Borrower Materials on the Platform in accordance with the Administrative Agent’s customary document retention procedures and policies.
(f)    Change of Address. Each of Holdings, the Borrower, the Issuing Banks, the Swing Line Lender and the Administrative Agent may change its address, fax or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, fax or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the Issuing Banks, the Swing Line Lender and the Collateral Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, fax number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.
(g)    Reliance by the Administrative Agent, the Issuing Banks and the Lenders. The Administrative Agent, the Issuing Banks and the Lenders shall be entitled to rely and act upon any notices (including Committed Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording. The Borrower shall indemnify the Administrative Agent, the Issuing Banks and the Lenders and each Agent-Related Person from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower in the absence

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of gross negligence, bad faith or willful misconduct as determined in a final and non-appealable judgment by a court of competent jurisdiction.
(h)    Private-Side Information Contacts. Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private-Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States federal and state securities Laws, to make reference to information that is not made available through the “Public-Side Information” portion of the Platform and that may contain Private-Side Information with respect to Holdings, its Subsidiaries or their respective securities for purposes of United States federal or state securities laws. In the event that any Public Lender has determined for itself to not access any information disclosed through the Platform or otherwise, such Public Lender acknowledges that (i) other Lenders may have availed themselves of such information and (ii) neither the Borrower nor the Administrative Agent has (A) any responsibility for such Public Lender’s decision to limit the scope of the information it has obtained in connection with this Agreement and the other Loan Documents and (B) any duty to disclose such information to such Public Lender or to use such information on behalf of such Public Lender, and shall not be liable for the failure to so disclose or use, such information.
SECTION 11.03    No Waiver; Cumulative Remedies. No forbearance, failure or delay by any Lender or any Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall impair such right, remedy, power or privilege or operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and independent of any rights, remedies, powers and privileges provided by Law. The authority to enforce rights and remedies under the other Loan Documents and with respect to the Obligations shall be limited as set forth in Section 10.11.
SECTION 11.04    Attorney Costs and Expenses. The Borrower agrees,
(a)    if the Closing Date occurs, to reimburse the Administrative Agent, the Collateral Agent, the Lead Arrangers, the Supplemental Administrative Agents, the Issuing Banks and the Swing Line Lender for all reasonable and documented in reasonable detail out-of-pocket expenses incurred in connection with the preparation, execution, delivery and administration of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), limited, in the case of legal fees and expenses, to the Attorney Costs of one primary counsel selected by the Administrative Agent and, if reasonably necessary and one local counsel in each other relevant jurisdiction material to the interests of the Lenders taken as a whole (which may be a single local counsel acting in multiple material jurisdictions) selected by the Administrative Agent, and in the case of an actual or perceived conflict of interest, where the party affected by such conflict, informs the Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel for each such affected person, and
(b)    to reimburse the Administrative Agent, the Collateral Agent, the Lead Arrangers, the Supplemental Administrative Agents, the Issuing Banks, the Swing Line Lender and the Lenders for all reasonable and documented in reasonable detail out-of-pocket costs and expenses incurred in connection with the valid enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, and any proceeding under any Debtor Relief Law); provided that (i) any such enforcement is conducted in compliance with this Agreement, including Section 10.11 and (ii) such reimbursement shall be limited, in the case of legal fees and expenses, to the Attorney Costs of (i) a single counsel selected by the Administrative Agent to represent

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each of the Administrative Agent, the Collateral Agent, the Lead Arrangers, the Supplemental Administrative Agents, the Issuing Banks and the Lenders, taken as a whole, (ii) one local counsel in each other relevant jurisdiction material to the interests of the Lenders taken as a whole (which may be a single local counsel acting in multiple material jurisdictions) selected by the Administrative Agent, and (iii) solely in the event of an actual or perceived conflict of interest, where the Person or Persons affected by such conflict of interest inform the Borrower in writing of such conflict of interest, one additional counsel in each relevant jurisdiction material to the interests of such affected person; provided further that, notwithstanding anything herein to the contrary, Borrower agrees to pay reasonable out-of-pocket costs and expenses incurred by the Administrative Agent or its Affiliates to obtain and maintain no more than two (2) private, “shadow” credit ratings or estimates per calendar year in respect of the Facilities from rating agencies, provided that in no event shall the Borrower be obligated to reimburse any amounts pursuant to the prior proviso in excess of an aggregate amount equal to $15,000 per calendar year.
The agreements in this Section 11.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. All amounts due under this Section 11.04 shall be paid promptly following receipt by the Borrower of an invoice relating thereto setting forth such expenses in reasonable detail. If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent in its sole discretion or, in the case of clause (b) above, in lieu of such payment, at the discretion of the Borrower may be added to the then outstanding amount of Obligations.
SECTION 11.05    Indemnification by the Borrower. The Loan Parties shall, jointly and severally, indemnify each Agent, the Lead Arrangers, the Issuing Banks, the Swing Line Lender, each Lender, and their respective Related Parties (collectively, the “Indemnitees”) against any and all losses, claims, damages, liabilities and related expenses, incurred by any Indemnitee or asserted against any Indemnitee by any Person arising out of, in connection with, or as a result of,
(a)    the execution or delivery of any Loan Document, the performance by the parties hereto of their respective obligations under a Loan Document or the consummation of the Transactions or any other transactions contemplated hereby;
(b)    any Commitment, Loan, Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit);
(c)    any actual or alleged presence or release of, or exposure to, any Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower or any other Loan Party, any Environmental Claim or any Environmental Liability, in each case to the extent arising out of the activities or operations of the Borrower or any other Loan Party; or
(d)    any actual or prospective claim, litigation, investigation, arbitration or proceeding (a “Proceeding”) relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto and regardless of whether such Proceeding is brought by any Loan Party or their respective equity holders, Affiliates, creditors or any other third Person;
(i)    (all the foregoing, collectively, the “Indemnified Liabilities”); provided that Indemnified Liabilities shall be limited, in the case of legal fees and expenses, to the Attorney Costs of one primary law firm selected by the Administrative Agent representing all Indemnitees taken

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as a whole and, if reasonably necessary, a single local counsel selected by the Administrative Agent for all Indemnitees taken as a whole in each other relevant jurisdiction that is material to the interest of such Indemnitees (which may be a single local counsel acting in multiple material jurisdictions), and solely in the case of an actual or perceived conflict of interest (where the Indemnitee affected by such conflict of interest informs the Borrower in writing of such conflict of interest in advance of engaging such conflicts counsel), one additional conflicts counsel in each relevant jurisdiction to each group of affected Indemnitees similarly situated taken as a whole,
(ii)    [reserved]; and
(iii)    such indemnity shall not, as to any Indemnitee, be available to the extent that a court of competent jurisdiction determines in a final non-appealable judgment that any such losses, claims, damages, liabilities and related penalties, claims, demands, actions, judgments, suits, costs, expenses were related to, (A) the gross negligence, bad faith or willful misconduct of such Indemnitee or of any of its Related Parties, (B) a material breach of the funding obligations of such Indemnitee or any of its Related Parties hereunder, or (C) any dispute solely among Indemnitees or of any of its Related Parties other than any claims against an Indemnitee in its capacity or in fulfilling its role as the Administrative Agent, the Collateral Agent, an Issuing Bank, the Swing Line Lender or other Agent or a Lead Arranger role under a Facility to the extent such dispute does not arise from any act or omission of any Loan Party or Affiliate thereof. No Release Action taken by an Indemnified Person shall be deemed to constitute gross negligence, bad faith or willful misconduct for purposes of this Section 11.05. In the case of an investigation, litigation or other Proceeding to which the indemnity in this Section 11.05 applies, such indemnity shall be effective whether or not such investigation, litigation or Proceeding is brought by any Loan Party, its directors, stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated. All amounts due under this Section 11.05 shall be paid within twenty (20) Business Days after written demand therefor. The agreements in this Section 11.05 shall survive the resignation of the Administrative Agent, any Issuing Bank, the Swing Line Lender or the Collateral Agent, replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations. Section 11.04 and this Section 11.05 shall not apply to claims for expenses or indemnification for Taxes other than any Taxes that represent losses, claims, demands, damages, etc. arising from any non-Tax claim.
SECTION 11.06    Marshaling; Payments Set Aside. None of the Administrative Agent, any Issuing Bank, the Collateral Agent or any Lender shall be under any obligation to marshal any assets in favor of the Loan Parties or any other Person or against or in payment of any or all of the Obligations. To the extent that any payment by or on behalf of the Borrower is made to any Agent, any Issuing Bank or any Lender (or to the Administrative Agent, on behalf of any Lender or any Issuing Bank), or any Agent or any Lender enforces any security interests or exercises its right of setoff, and such payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred and (b) each Lender and each Issuing Bank severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of

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such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.
SECTION 11.07    Successors and Assigns.
(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither Holdings nor the Borrower may, except as expressly permitted by Section 7.04 with respect to Holdings, assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except,
(i)    to an assignee in accordance with the provisions of subsection (b) of this Section;
(ii)    by way of participation in accordance with the provisions subsection (d) of this Section;
(iii)    by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section; or
(iv)    to an SPC in accordance with the provisions of subsection (g) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).
Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section, Indemnitees and, to the extent expressly contemplated hereby, the Agent-Related Persons of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement, including all or a portion of its Commitment and the Loans (including for purposes of this Section 11.07(b), participations in Letters of Credit and in Swing Line Loans) at the time owing to it; provided that any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts.
(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Term Loans at the time held by it, in the case of an assignment of the entire remaining amount of the assigning Lender’s Revolving Commitment and Revolving Loans at the time held by it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)    with respect to any assignment not described in Section 11.07(b)(i)(A), such assignment shall be in an aggregate amount of not less than (1) with respect to the assigning Lender’s Term Loans, $1,000,000 and (2) with respect to the assigning Lender’s Revolving Commitment and Revolving Loans, $2,500,000, unless in each case of clauses (1) and (2) each of the Administrative Agent, and so long as no Specified Event of Default has occurred and is continuing at the time of such assignment, the Borrower otherwise consents (such consent not to be unreasonably withheld, conditioned or delayed).

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(ii)    Proportionate Amounts. Each partial assignment of Term Loans shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Term Loans assigned, and each partial assignment of Revolving Commitments and/or Revolving Loans shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Revolving Commitments and/or Revolving Loans being assigned, except that this clause (ii) shall not (A) apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis.
(iii)    Required Consents. No consent shall be required for any assignment by a Lender, except to the extent required by Section 11.07(b)(i)(B) and the following:
(A)    the consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed) shall be required unless in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or unless a Specified Event of Default has occurred and is continuing at the time of such assignment; provided that, the Borrower shall be deemed to have consented unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof;
(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed); provided that no consent of the Administrative Agent shall be required for the assignment of a Term Loan to a Person that is a Lender, an Affiliate of such Lender or an Approved Fund;
(C)    with respect to assignments of Revolving Loans and/or Revolving Commitments, the Swing Line Lender (such consent not to be unreasonably withheld, conditioned or delayed); and
(D)    with respect to assignments of Revolving Loans and/or Revolving Commitments, each Issuing Bank (such consent not to be unreasonably withheld, conditioned or delayed).
(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The Eligible Assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and any tax forms required under this Agreement, as applicable. Upon receipt of the processing and recordation fee and any written consent to assignment required by Section 11.07(b)(iii), the Administrative Agent shall promptly accept such Assignment and Assumption and record the information contained therein in the Register. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 11.07 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.
(v)    No Assignments to Certain Persons. No such assignment shall be made,
(A)    to Holdings, the Borrower or any Subsidiaries except as permitted under subsection (l) below;

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(B)    subject to subsection (h) below, any of the Borrower’s Affiliates;
(C)    to any Defaulting Lender or any parent thereof;
(D)    to a natural person; or
(E)    so long as no Specified Event of Default shall has occurred and is continuing, to a Disqualified Lender.
To the extent that any assignment is purported to be made to a Disqualified Lender, such transaction shall be subject to the applicable provisions of Section 11.27.
(vi)    Defaulting Lenders Assignments. Notwithstanding anything to the contrary in any Loan Document, in connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective (A) without the express consent of the Borrower (which may be provided, withheld or conditioned in its sole discretion) and (B) unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or sub participations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable Pro Rata Share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (I) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Issuing Banks, the Swing Line Lender and each other Lender hereunder (and interest accrued thereon), and (II) acquire (and fund as appropriate) its full Pro Rata Share of all Loans and participations in Letters of Credit and Swing Line Loans. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to (A) delivery to the Administrative Agent and the Borrower of a fully executed copy of the applicable Assignment and Assumption (and, unless reflected in the applicable Assignment and Assumption, the pricing and other material terms of such assignment), (B) the acceptance and recording thereof by the Administrative Agent pursuant to clause (c) of this Section and (C) [reserved], from and after the effective date specified in each Assignment and Assumption (which may not be later than the date of such delivery), the assignee thereunder shall be a party to this Agreement (except in the case of an assignment to or purchase by Holdings, the Borrower or any of the Borrower’s Restricted Subsidiaries) and, to the extent of the interest assigned by such Assignment and Assumption and as permitted by this Section 11.07, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 3.01, Section 3.04, Section 3.05, Section 11.04 and Section 11.05 with respect to facts and circumstances occurring prior to the effective date of such assignment); provided that anything contained in any of the Loan Documents to the contrary notwithstanding, each Issuing Bank shall continue to have all rights and obligations with respect to any Letters of Credit issued by it until the cancellation or expiration with no pending drawings of such Letters of Credit and the reimbursement of any amounts drawn thereunder. Upon request, and the surrender by the assigning Lender of its applicable Notes, the Borrower (at its expense) shall execute and deliver a Note to

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the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.
(c)    Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts and stated interest of the Loans and Letter of Credit Obligations (specifying the Reimbursement Obligations) and other amounts due under Section 2.04 owing to each Lender pursuant to the terms hereof from time to time (the “Register”). All Secured Parties agree that the entries in the Register shall be conclusive absent manifest error for all purposes hereunder, under the other Loan Documents and with respect to the Obligations, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)    Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower, the Administrative Agent, the Issuing Banks, the Swing Line Lender or any other Person sell participations (a “Participation”) to any Person (other than to any Person that is not an Eligible Assignee) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans, Letters of Credit, Swing Line Loans and other Obligations owing to it); provided that,
(i)    no consent of or notice to the Borrower will be required with respect to participations;
(ii)    such Lender’s obligations under this Agreement shall remain unchanged;
(iii)    such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;
(iv)    the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement;
(v)    [reserved]; and
(vi)    any agreement or instrument pursuant to which a participation is made (A) may (but shall not be required to) provide that the participating Lender will not, without the consent of the Participant, agree to any amendment or waiver described in Section 11.01(b)(i) or Section 11.01(b)(ii) that by its terms directly and adversely affects such Participant and (B) shall not require, and shall disclaim any obligation with respect to, the disclosure of any Information, except as may be explicitly permitted by Section 11.08.
Subject to Section 11.07(e), the Borrower agrees that each Participant shall be entitled to the benefits of Section 3.01 (subject to the requirements and limitations therein, including the requirements under Section 3.01(g) (it being understood that the documentation required under Section 3.01(g) shall be delivered to the participating Lender)), Section 3.04 and Section 3.05 (through the applicable Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.07(b). To the extent permitted by Applicable Law, each Participant also shall be entitled to the benefits of Section 11.09 as though it were a Lender; provided that such Participant agrees to be subject to

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Section 2.15 as though it were a Lender. To the extent that any participation is purported to be made to a Disqualified Lender, such transaction shall be subject to the applicable provisions of Section 11.27.
(e)    Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01, Section 3.04 or Section 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant or such entitlement to a greater payment results from a change in law that occurs after the Participant acquired the participation. Each Lender that sells a participation or has a loan funded by an SPC shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant or SPC and the principal amounts (and stated interest) of each Participant’s or SPC’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. Notwithstanding anything herein to the contrary, the consent of any Participant shall not be required (either directly, as a restraint on such Lender’s ability to consent hereunder or otherwise) for any amendment, waiver or consent with respect to any Loan Document, or for the exercise or forbearance of any rights or powers by any Lender under or in respect of any Loan Document, except with respect to amendments, waivers or consents described in (i) Section 11.01(b)(ii) as to amounts or dates fixed for payment of amounts (it being understood and agreed that the waiver of any mandatory prepayment, default interest, Default or Event of Default will not require the consent of such Participant), to which such Participant would otherwise be entitled and (ii) solely with respect to any Participant that is (and so long as it remains) an Affiliate of Antares Capital LP, Section 11.01(b)(iv) and Section 11.01(b)(v).
(f)    Liens on Loans. Any Lender may, at any time without the consent of the Borrower or the Administrative Agent, pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(g)    Special Purpose Funding Vehicles. Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. Each party hereto hereby agrees that (A) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 3.01, Section 3.04 or Section 3.05), (B) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (C) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall

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survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (1) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee of $3,500 (which processing fee may be waived by the Administrative Agent in its sole discretion), assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (2) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC. Notwithstanding anything herein to the contrary, the consent of any SPC shall not be required (either directly, as a restraint on such Lender’s ability to consent hereunder or otherwise) for any amendment, waiver or consent with respect to any Loan Document, or for the exercise or forbearance of any rights or powers by any Lender under or in respect of any Loan Document, except with respect to amendments, waivers or consents described in Section 11.01(b)(ii) as to amounts, or dates fixed for payment of amounts, to which such SPC would otherwise be entitled.
(h)    [Reserved].
(i)    Voting Limitations. Notwithstanding anything in Section 11.01 or the definition of “Required Lenders” to the contrary for purposes of determining whether the Required Lenders or “Required Facility Lenders” or “Required Revolving Lenders” have,
(i)    consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom;
(ii)    otherwise acted on any matter related to any Loan Document; or
(iii)    directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, in each case, that does not require the consent of a specific Lender, each Lender or each affected Lender in a disproportionately adverse manner as compared to other Lenders holding similar obligations.
(j)    [Reserved].
(k)    Resignation of Issuing Bank Swing Line Lender. Notwithstanding anything to the contrary contained herein, any Issuing Bank or the Swing Line Lender may, upon thirty (30) days’ notice to the Borrower and the Revolving Lenders, resign as an Issuing Bank or the Swing Line Lender, respectively; provided that on or prior to the expiration of such 30-day period with respect to such resignation, the relevant Issuing Bank or the Swing Line Lender shall have identified a successor Issuing Bank or Swing Line Lender reasonably acceptable to the Borrower willing to accept its appointment as successor Issuing Bank or Swing Line Lender hereunder. In the event of any such resignation of an Issuing Bank or the Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders willing to accept such appointment a successor Issuing Bank or Swing Line Lender hereunder; provided that no failure by the Borrower to appoint any such successor shall affect the resignation of the relevant Issuing Bank or Swing Line Lender, as the case may be, except as expressly provided above. If an Issuing Bank resigns as an Issuing Bank, it shall retain all the rights and obligations of an Issuing Bank hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an Issuing Bank and all Letter of

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Credit Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Letters of Credit pursuant to Section 2.04). If the Swing Line Lender resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.03. Upon the appointment by the Borrower of a successor Issuing Bank or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank or Swing Line Lender, as applicable, (ii) the retiring Issuing Bank or Swing Line Lender, as applicable, shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuing Bank to effectively assume the obligations of the retiring Issuing Bank with respect to such Letters of Credit.
(l)    Assignments to Borrower, etc.
(i)    Any Lender may, so long as no Event of Default has occurred and is continuing or would result therefrom, assign (pursuant to a cash sale, an exchange for non-cash consideration or any other transaction as may be agreed by Holdings or the Borrower) all or a portion of its rights and obligations with respect to the Term Loans and the Term Loan Commitments under this Agreement to Holdings or the Borrower through one or more (i) Dutch auctions open to all Lenders in accordance with the procedures set forth on Exhibit L or (ii) open market purchases on market terms and offered to all of the Lenders in accordance with their Pro Rata Shares of the applicable Facilities subject thereto, and, in each case subject to the following limitations:
(A)    if the assignee is Holdings, upon such assignment, transfer or contribution, the applicable assignee shall automatically be deemed to have contributed or transferred the principal amount of such Term Loans, plus all accrued and unpaid interest thereon, to the Borrower for cancellation as contemplated by clause (B) below;
(B)    if the assignee is the Borrower (including through contribution or transfers set forth in clause (A) above or Section 11.07(l)(ii)), (1) the principal amount of such Term Loans, along with all accrued and unpaid interest thereon, so contributed, assigned or transferred to the Borrower shall be deemed automatically and immediately cancelled and extinguished on the date of such contribution, assignment or transfer and (2) the Borrower shall promptly provide notice to the Administrative Agent of such contribution, assignment or transfer of such Term Loans, and the Administrative Agent, upon receipt of such notice, shall reflect the cancellation of the applicable Term Loans in the Register; and
(C)    no proceeds of any Revolving Loans or Swing Line Loans may be used to finance such purchase and assignment.
(ii)    [Reserved].
(iii)    The aggregate outstanding principal amount of the Term Loans of the applicable Class shall be deemed reduced by the full par value of the aggregate principal amount of the Term Loans purchased by the Borrower (or by Holdings and contributed to (in each case, and immediately cancelled hereunder) the Borrower) pursuant hereto and the principal repayment installments with respect to the Term Loans of such Class pursuant to Section 2.09 or the other applicable Loan Document shall be reduced pro rata by the par value of the aggregate principal

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amount of Term Loans so purchased or contributed (and subsequently cancelled), with such reduction being applied solely to the Term Loans of the Lenders which sold such Term Loans.
SECTION 11.08    Confidentiality. Each of the Administrative Agent, the Collateral Agent, the Lead Arrangers, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information in accordance with its customary procedures and not to disclose any Information to any Person, except that Information may be disclosed,
(a)    to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and in no event shall such disclosure be made to any Disqualified Lender that is subject to Section 11.27 pursuant to this clause (a));
(b)    to the extent requested by any regulatory authority purporting to have jurisdiction over it (including the Federal Reserve Bank or any other central bank or any self-regulatory authority, such as the National Association of Insurance Commissioners);
(c)    to the extent required by applicable laws or regulations or by any subpoena or similar legal process; provided that the Administrative Agent, the Collateral Agent, such Lead Arranger or such Lender or such Issuing Bank, as applicable, agrees that it will notify the Borrower to the extent practicable in the event of any such disclosure by such Person (other than at the request of a regulatory authority) unless such notification is prohibited by law, rule or regulation (provided that any failure to provide such notice shall prohibit any disclosure otherwise permitted by this clause (c));
(d)    to any other party hereto (it being understood that in no event shall such disclosure be made to any Disqualified Lender that is subject to Section 11.27 pursuant to this clause (d));
(e)    in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder;
(f)    subject to an agreement containing provisions substantially similar to those of this Section 11.08 (it being understood that in no event shall such disclosure be made to any Disqualified Lender that is subject to Section 11.27 pursuant to this clause (f)), to (i) any bona fide assignee of, any prospective assignee of, or any participant of any of its rights or obligations under this Agreement or to any Eligible Assignee invited to be an Additional Lender by the Borrower, (ii) any actual or prospective direct or indirect counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower or any of its Subsidiaries or any of their respective obligations or (iii) to the extent independently developed by such Person without reliance on confidential information or other information available as a result of a breach of the confidentiality obligations in this Section 11.08;
(g)    to the equity holders of any Loan Party or to any Loan Party or otherwise with the prior written consent of the Borrower;
(h)    to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Lender); or
(i)    to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 11.08 or (ii) becomes available to the Administrative Agent, the Collateral Agent,

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any Lead Arranger, any Lender, any Issuing Bank, or any of their respective Affiliates on a non-confidential basis from a source other than Holdings, the Borrower or any Subsidiary thereof, and which source is not known by such Person to be subject to a confidentiality restriction in respect thereof in favor of the Borrower or any Affiliate of the Borrower.
In addition, each of the Administrative Agent, the Collateral Agent, the Lead Arrangers, the Issuing Banks and the Lenders may disclose the existence of this Agreement and the information about this Agreement to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Loans, Thompson Reuters, IHS Markit, or other similar market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent, the Collateral Agent, the Lead Arrangers, the Issuing Banks and the Lenders in connection with the administration and management of this Agreement and the other Loan Documents.
For purposes of this Section 11.08, “Information” means all information received from or on behalf of any Loan Party or any Subsidiary thereof relating to any Loan Party or any Subsidiary thereof or their respective businesses, other than any such information that is available to the Administrative Agent, the Collateral Agent or any Lender on a non-confidential basis prior to disclosure by any Loan Party or any Subsidiary thereof; it being understood that all information received from Holdings, the Borrower or any Subsidiary after the date hereof shall be deemed confidential unless such information is clearly identified at the time of delivery as not being confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so in accordance with its customary procedures if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Each of the Administrative Agent, the Collateral Agent, the Lead Arrangers and the Lenders acknowledges that (A) the Information may include Private-Side Information concerning Holdings, the Borrower or a Subsidiary, as the case may be, (B) it has developed compliance procedures regarding the use of Private-Side Information and (C) it will handle such Private-Side Information in accordance with applicable Law, including United States Federal and state securities Laws.
Notwithstanding anything to the contrary therein, nothing in any Loan Document shall require Holdings or any of its Subsidiaries to provide information (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure is prohibited by applicable Law, (iii) that is subject to attorney client or similar privilege or constitutes attorney work product or (iv) the disclosure of which is restricted by binding agreement not entered into primarily for the purpose of qualifying for the exclusion in this clause (iv); provided that Holdings or the applicable Subsidiary shall notify the Administrative Agent of any reliance on this paragraph.
For the avoidance of doubt, nothing in this Section 11.08 shall prohibit any Person from voluntarily disclosing or providing any Information within the scope of this confidentiality provision to any governmental, regulatory or self-regulatory organization (any such entity, a “Regulatory Authority”) to the extent that any such prohibition on disclosure set forth in this Section 11.08 shall be prohibited by the laws or regulations applicable to such Regulatory Authority.
SECTION 11.09    Set-off. If an Event of Default shall have occurred and be continuing, each Lender and each Issuing Bank and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, without notice to any Loan Party or to any other Person (other than the Administrative Agent), any such notice being hereby expressly waived, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (other than those in a special purpose account, such as a payroll, trust, tax and fiduciary account) at any time owing by such Lender or such Issuing Bank or any such Affiliate to or for the credit or the account of

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the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or such Issuing Bank, the Letters of Credit and participations therein, irrespective of whether or not (a) such Lender or such Issuing Bank shall have made any demand under this Agreement or any other Loan Document and (b) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to Section 1.13 and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or such Issuing Bank different from the branch or office holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (i) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.15 and Section 2.19 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks, and the Lenders, and (ii) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and each Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of set-off) that such Lender or such Issuing Bank or Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application.
SECTION 11.10    Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents with respect to any of the Obligations, shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder. If the rate of interest under this Agreement at any time exceeds the Maximum Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Maximum Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrower shall pay to the Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Maximum Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lenders and the Borrower to conform strictly to any applicable usury laws.
SECTION 11.11    Counterparts; Integration; Effectiveness; Entire Agreement.
(a)    This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging (including in .pdf or .tif format) means shall be effective as delivery of a manually executed counterpart of this Agreement.

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(b)    This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.
(c)    Without limitation of the preceding clause (b), the only payment provisions, conditions to Borrowing, mandatory prepayments, representations and warranties, covenants, events of default and guarantee, collateral provisions and other obligations applicable to the Borrower, Loan Parties and Restricted Subsidiaries are those expressly set forth in this Agreement and the other Loan Documents, it being agreed that any and all implied covenants and other similar provisions that may exist in law or in equity and that may be applicable to such Persons are expressly disclaimed and waived to the maximum extent permitted by Applicable Law, and each Secured Party agrees not to participate in any Cause of Action with respect to, alleging the existing or breach of, or seeking to enforce any such implied covenant or similar provision. Without limitation of the foregoing, neither any Affiliate of Loan Party (other than the Borrower, Loan Parties and Restricted Subsidiaries), nor any of their respective managers, directors, officers, employees, stockholders, partners, members, agents or representatives has made or is making, any representation or warranty whatsoever, express or implied, at law or in equity, to any Agent, Lender or other Secured Party with respect to the Transactions, the Loans or any Obligation, and no such Person shall be liable in respect of (i) the accuracy or completeness of any information provided to any Agent, Lender or other Secured Party or their respective Affiliates, directors, officers, employees, stockholders, partners, members or representatives, (ii) any term or condition set forth in the Loan Documents or any transaction or series of transactions permitted thereby or (iii) with respect to the Obligations.
SECTION 11.12    Electronic Execution of Assignments and Certain Other Documents. The words “execution”, “signed”, “signature”, and words of like import in any Assignment and Assumption, in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.
SECTION 11.13    Survival. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent, each Issuing Bank and each Lender, regardless of any investigation made by the Administrative Agent, any Issuing Bank or any Lender or on their behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default at the time of any Borrowing or issuance of a Letter of Credit, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit remain outstanding. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Loan Party set forth in Section 3.01, Section 3.04, Section 3.05, Section 11.04, Section 11.05 and Section 11.09 and the agreements of the Lenders set forth in Section 2.15, Section 10.03 and Section 10.07 shall survive the satisfaction of the Termination Conditions, and the termination hereof.
SECTION 11.14    Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable in any jurisdiction, (a) the legality, validity and

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enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.14, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, then such provisions shall be deemed to be in effect only to the extent not so limited.
SECTION 11.15    GOVERNING LAW.
(a)    THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK; provided that (i) the interpretation of the definition of “Company Material Adverse Effect” (as defined in the Acquisition Agreement) and whether or not such a “Company Material Adverse Effect” (as defined in the Acquisition Agreement) has occurred for purposes of Section 4.01, (ii) the determination of the accuracy of any Acquisition Agreement Representation and whether as a result of any inaccuracy of any Acquisition Agreement Representation there has been a failure of a condition precedent set forth in Section 4.01 and (iii) the determination of whether the Acquisition has been consummated in accordance with the terms of the Acquisition Agreement will, in each case, be governed by, and construed and interpreted in accordance with, the laws governing the Acquisition Agreement as applied to the Acquisition Agreement, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.
(b)    BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY HERETO (AND BY ITS ACCEPTANCE OF ITS APPOINTMENT IN SUCH CAPACITY, EACH LEAD ARRANGER) IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN (OR, IF ANY SUCH COURT LACKS SUBJECT MATTER JURISDICTION, THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN), AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (OTHER THAN WITH RESPECT TO ACTIONS BY ANY AGENT IN RESPECT OF RIGHTS UNDER ANY SECURITY AGREEMENT GOVERNED BY A LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK OR WITH RESPECT TO ANY COLLATERAL SUBJECT THERETO), OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO (AND BY ITS ACCEPTANCE OF ITS APPOINTMENT IN SUCH CAPACITY, EACH LEAD ARRANGER) IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO (AND BY ITS ACCEPTANCE OF ITS APPOINTMENT IN SUCH CAPACITY, EACH LEAD ARRANGER) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH PARTY HERETO (AND BY ITS ACCEPTANCE OF ITS APPOINTMENT IN SUCH CAPACITY, EACH LEAD

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ARRANGER) AGREES THAT THE AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY COLLATERAL DOCUMENT OR THE ENFORCEMENT OF ANY JUDGMENT. EACH FOREIGN SUBSIDIARY THAT IS A PARTY HERETO IRREVOCABLY DESIGNATES AND APPOINTS THE BORROWER, AS ITS AUTHORIZED AGENT, TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF, SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUIT, ACTION OR PROCEEDING OF THE NATURE REFERRED TO IN THIS SECTION 11.15(B) IN ANY FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK CITY. THE BORROWER HEREBY REPRESENTS, WARRANTS AND CONFIRMS THAT THE BORROWER HAS AGREED TO ACCEPT SUCH APPOINTMENT. SAID DESIGNATION AND APPOINTMENT SHALL BE IRREVOCABLE BY EACH SUCH FOREIGN SUBSIDIARY UNTIL PAYMENT IN FULL OF THE SECURED OBLIGATIONS. EACH FOREIGN SUBSIDIARY PARTY THERETO HEREBY CONSENTS TO PROCESS BEING SERVED IN ANY SUIT, ACTION OR PROCEEDING OF THE NATURE REFERRED TO IN SECTION 11.15(B)IN ANY FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK CITY BY SERVICE OF PROCESS UPON THE BORROWER AS PROVIDED IN THIS SECTION 11.15(B); PROVIDED THAT, TO THE EXTENT LAWFUL AND POSSIBLE, NOTICE OF SAID SERVICE UPON SUCH AGENT SHALL BE MAILED BY REGISTERED OR CERTIFIED AIR MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO THE BORROWER AND (IF APPLICABLE TO) SUCH FOREIGN SUBSIDIARY AT ITS ADDRESS SET FORTH HEREIN OR IN THE GUARANTOR JOINDER AGREEMENT PURSUANT TO WHICH SUCH FOREIGN SUBSIDIARY BECAME A PARTY HERETO, AS APPLICABLE, OR TO ANY OTHER ADDRESS OF WHICH SUCH FOREIGN SUBSIDIARY SHALL HAVE GIVEN WRITTEN NOTICE TO THE ADMINISTRATIVE AGENT (WITH A COPY THEREOF TO THE BORROWER). EACH FOREIGN SUBSIDIARY PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL CLAIM OF ERROR BY REASON OF ANY SUCH SERVICE IN SUCH MANNER AND AGREES THAT SUCH SERVICE SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON SUCH FOREIGN SUBSIDIARY IN ANY SUCH SUIT, ACTION OR PROCEEDING AND SHALL, TO THE FULLEST EXTENT PERMITTED BY LAW, BE TAKEN AND HELD TO BE VALID AND PERSONAL SERVICE UPON AND PERSONAL DELIVERY TO SUCH FOREIGN SUBSIDIARY. TO THE EXTENT ANY FOREIGN SUBSIDIARY PARTY HERETO HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER FROM SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OF A JUDGMENT, EXECUTION OR OTHERWISE), EACH FOREIGN SUBSIDIARY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS.
(c)    EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO (AND BY ITS ACCEPTANCE OF ITS APPOINTMENT IN SUCH CAPACITY, EACH LEAD ARRANGER) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
SECTION 11.16    WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY HERETO (AND BY ITS ACCEPTANCE OF ITS APPOINTMENT IN SUCH CAPACITY, EACH LEAD

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ARRANGER) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO (AND BY ITS ACCEPTANCE OF ITS APPOINTMENT IN SUCH CAPACITY, EACH LEAD ARRANGER) (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO (AND BY ITS ACCEPTANCE OF ITS APPOINTMENT IN SUCH CAPACITY, EACH LEAD ARRANGER) FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 11.16 AND EXECUTED BY EACH OF THE PARTIES HERETO AND THE LEAD ARRANGERS), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
SECTION 11.17    Limitation of Liability. In no event, shall any party hereto, any Loan Party or any Indemnitee be liable on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings); provided that this sentence shall not limit the obligations of the Loan Parties under Section 11.05.
SECTION 11.18    Use of Name, Logo, Etc. Each Loan Party consents to the publication in the ordinary course by the Administrative Agent or any Lead Arranger of customary advertising material relating to the financing transactions contemplated by this Agreement using such Loan Party’s name, product photographs, logo or trademark; provided that any such trademarks or logos are used solely in a manner that is not intended to or reasonably likely to harm or disparage the Borrower or any of its Subsidiaries or the reputation or goodwill of any of them. Such consent shall remain effective until revoked by such Loan Party in writing to the Administrative Agent and such Lead Arranger, as applicable.
SECTION 11.19    USA PATRIOT Act Notice. Each Lender that is subject to the USA PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the USA PATRIOT Act. Each Loan Party shall,

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promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.
SECTION 11.20    Service of Process. EACH PARTY HERETO (AND BY ITS ACCEPTANCE OF ITS APPOINTMENT IN SUCH CAPACITY, EACH LEAD ARRANGER) IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
SECTION 11.21    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding that: (a) (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Agents, the Lenders, the Issuing Banks, the Swing Line Lender and the Lead Arrangers on the one hand, and the Loan Parties and their Affiliates, on the other hand, (ii) each of the Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) each of the Loan Parties is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b) (i) the Agents, the Issuing Banks, the Swing Line Lender and the Lead Arrangers are and have been, and each Lender is and has been, acting solely as a principal and, except as expressly agreed in writing by the relevant parties, have or has not been, are or is not, and will not be acting as an advisor, agent or fiduciary for the Loan Parties, its stockholders or its Affiliates (irrespective of whether any Lender has advised, is currently advising or will advise any Loan Party, its stockholders or its Affiliates on other matters), or any other Person and (ii) none of the Agents, the Issuing Banks, the Swing Line Lender, the Lead Arrangers nor any Lender has any obligation to the Borrower, Holdings or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Agents, the Issuing Banks, the Swing Line Lender, the Lead Arrangers, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve economic interests that conflict with those of the Loan Parties, their stockholders and/or their affiliates, and none of the Agents, the Issuing Banks, the Swing Line Lender, the Lead Arrangers nor any Lender has any obligation to disclose any of such interests to the Borrower, Holdings or any of their respective Affiliates. Each Loan Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Loan Party, its stockholders or its affiliates, on the other. To the fullest extent permitted by law, each Loan Party hereby waives and releases any claims that it may have against the Agents, the Issuing Banks, the Swing Line Lender, the Lead Arrangers or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
SECTION 11.22    Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower, Holdings and the Administrative Agent and the Administrative Agent shall have been notified by each Lender and each Issuing Bank that each such Lender or each such Issuing Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, Holdings, each Agent, each Issuing Bank, each Lender and their respective successors and assigns.
SECTION 11.23    Obligations Several; Independent Nature of Lender’s Rights. The obligations of the Lenders hereunder are several and no Lender shall be responsible for the obligations or

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Commitments of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by the Lenders pursuant hereto or thereto, shall be deemed to constitute the Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.
SECTION 11.24    Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.
SECTION 11.25    Acknowledgement and Consent to Bail-In of Affected Financial Institutions.
Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any applicable Resolution Authority.
SECTION 11.26    Acknowledgment Regarding Any Supported QFCs.
(a)    To the extent that the Loan Documents provide support, through a guarantee or otherwise (including the Guaranty), for any Hedge Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported

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QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
SECTION 11.27    Disqualified Lenders.
(a)    Replacement of Disqualified Lenders.
(i)    To the extent that any assignment or participation is made or purported to be made to a Disqualified Lender (notwithstanding the other restrictions in this Agreement with respect to Disqualified Lenders), in each case, without limiting any other provision of the Loan Documents,
(A)    upon the request of the Borrower, such Disqualified Lender shall be required immediately (and in any event within five (5) Business Days) to assign all or any portion of the Loans and Commitments then owned by such Disqualified Lender (or held as a participation) to another Lender (other than a Defaulting Lender or another Disqualified Lender) or an Eligible Assignee, and
(B)    [reserved].
(ii)    Any such assignment shall be made in exchange for an amount equal to the lesser of (A) the face principal amount of the Loans so assigned, (B) the amount that such Disqualified Lender paid to acquire such Commitments and/or Loans, and (C) [reserved], in each case without interest thereon (it being understood that if the effective date of any such assignment is not an interest payment date, such assignee shall be entitled to receive on the next succeeding interest payment date interest on the principal amount of the Loans so assigned that has accrued and is unpaid from the interest payment date last preceding such effective date (except as may be otherwise agreed between such assignee and the Borrower)).
(iii)    The Borrower shall be entitled to seek specific performance in any applicable court of law or equity to enforce this Section 11.27 . In addition, in connection with any such assignment, (A) if such Disqualified Lender does not execute and deliver to the Administrative Agent a duly completed Assignment and Assumption and/or any other documentation necessary or appropriate (in the good faith determination of the Administrative Agent or the Borrower, which determination shall be conclusive) to reflect such replacement by the later of (1) the date on which the replacement Lender executes and delivers such Assignment and Assumption and/or such other documentation and (2) the date as of which such Disqualified Lender shall be paid by the assignee Lender (or, at its option, the Borrower) the amount required pursuant to this section, then such Disqualified Lender shall be deemed to have executed and delivered such Assignment and Assumption and/or such other documentation as of such date and the Borrower shall be entitled (but not obligated) to

244

execute and deliver such Assignment and Assumption and/or such other documentation on behalf of such Disqualified Lender, and the Administrative Agent shall record such assignment in the Register, (B) each Lender (whether or not then a party hereto) agrees to disclose to the Borrower the amount that the applicable Disqualified Lender paid to acquire Commitments and/or Loans from such Lender and (C) each Lender that is a Disqualified Lender agrees to disclose to the Borrower the amount it paid to acquire the Commitments and/or Loans held by it.
(b)    Amendments, Consents and Waivers under the Loan Documents. No Disqualified Lender shall have the right to approve or disapprove any amendment, waiver or consent pursuant to Section 11.01 or under any Loan Document. In connection with any determination as to whether the requisite Lenders (including whether the Required Lenders or Required Facility Lenders) have provided any amendment, waiver or consent pursuant to Section 11.01 or under any other Loan Document:
(i)    Disqualified Lenders shall not be considered, and
(ii)    Disqualified Lenders shall be deemed to have consented to any such amendment, waiver or consent with respect to its interest as a Lender in the same proportion as the allocation of voting, and
(iii)    any amendment, waiver or consent which by its terms requires the consent of all Lenders, the Required Lenders, the Required Facility Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Disqualified Lenders with respect to such matter by Lenders who are not Disqualified Lenders; and
provided that (A) the Commitment of any Disqualified Lender may not be increased or extended without the consent of such Disqualified Lender and (B) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Disqualified Lender (other than any Disqualified Lender described in clause (d) of the definition thereof) more adversely than other affected Lenders shall require the consent of such Disqualified Lender.
(c)    Limitation on Rights and Privileges of Disqualified Lenders. Except as otherwise provided in Section 11.27(b)(ii), no Disqualified Lenders shall have the right to, and each such Person covenants and agrees not to, instruct the Administrative Agent, Collateral Agent or any other Person in respect of the exercise of remedies with respect to the Loans or other Obligations. Further, no Disqualified Lender that purports to be a Lender or Participant (notwithstanding any provisions of this Agreement that may have prohibited such Disqualified Lender from becoming Lender or Participant) shall be entitled to any of the rights or privileges enjoyed by the other Lenders with respect to voting (other than to the extent provided in Section 11.27(b)), and shall be deemed for all purposes to be, at most, a Defaulting Lender until such time as such Disqualified Lender no longer owns any Loans or Commitments.
(d)    Survival. The provisions of this Section 11.27 shall apply and survive with respect to each Lender and Participant notwithstanding that any such Person may have ceased to be a Lender or Participant hereunder or this Agreement may have been terminated.
(e)    Administrative Agent.
(i)    [Reserved].
(ii)    Disqualified Lender Lists. The Administrative Agent shall have no responsibility or liability for monitoring or enforcing the list of Disqualified Lenders or for any assignment or participation to a Disqualified Lender. The Administrative Agent shall have the right, and the

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Borrower hereby expressly authorizes the Administrative Agent, to (A) post the list of Disqualified Lenders provided by the Borrower and any updates thereto from time to time (collectively, the “DQ List”) on a Platform, including that portion of such Platform that is designated for “public side” Lenders and/or (B) provide, and the Administrative Agent hereby agrees to provide, the DQ List to each Lender or potential Lender requesting the same.
(iii)    Liability Limitations. The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders. Without limiting the generality of the foregoing, the Administrative Agent shall not (A) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender or (B) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information (including Information), to any Disqualified Lender.
(f)    Information. Each Disqualified Lender agrees that, upon the Borrower’s request, it will confirm whether it has received any Information. If it has received any Information, such Disqualified Lender (i) will inform the Borrower, with specificity, what Information it has received, (ii) agree that it will (and has) used such Information solely for the purpose of evaluating its ownership of Loans (or Participations) and that it has not (and will not) use such Information for any other purpose, and (iii) upon the Borrower’s request, destroy all Information in its possession and provide written confirmation of such destruction to the Borrower.
(g)    Insolvency Proceedings. Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, each Disqualified Lender hereby agrees that, if a proceeding under any Debtor Relief Law shall be commenced by or against the Borrower or any other Loan Party at a time when such Lender is a Disqualified Lender, such Disqualified Lender irrevocably agrees (i) not to vote in any such proceeding, (ii) if such Disqualified Lender does vote in such proceeding notwithstanding the restriction in the foregoing clause (i), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such bankruptcy plan in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and (iii) not to contest any request by any party for a determination by a court of competent jurisdiction effectuating the foregoing clause (ii). Each Disqualified Lender hereby irrevocably appoints the Administrative Agent (such appointment being couple with an interest) as such Disqualified Lender’s attorney-in-fact, with full authority in the place and stead of such Disqualified Lender and in the name of such Disqualified Lender, from time to time in the Administrative Agent’s discretion to take any action and execute any instrument that the Administrative Agent may deem reasonably necessary or appropriate to carry out the provisions of this Section, including to ensure that any vote of such Disqualified Lender’s on any proceeding is withdrawn or otherwise not counted. The Lenders and each Disqualified Lender agree and acknowledge that the provisions set forth in this clause (g) constitute a “subordination agreement” as such term is contemplated by, and utilized in, Section 510(a) of the United States Bankruptcy Code and, as such, would be enforceable for all purposes in any case where Holdings, the Borrower of any Restricted Subsidiary has filed for protection under any law relating to bankruptcy, insolvency or reorganization or relief of debtors applicable to Holdings, the Borrower or such Restricted Subsidiary, as applicable.
(h)    Notwithstanding the foregoing, this Section 11.27 shall not apply to any Disqualified Lender that became a Lender or Participant during the existence of a Specified Event of Default.
[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

MONARCH FINCO, LLC, as Borrower

By:	/s/ Ted Heidloff
Name:	Ted Heidloff
Title:	Treasurer

LINCOLN INTERNATIONAL CENTCO, LLC, as
Holdings

By:	/s/ Ted Heidloff
Name:	Ted Heidloff
Title:	Treasurer

[SIGNATURE PAGE TO CREDIT AGREEMENT]

ANTARES CAPITAL LP, as Administrative Agent

By:	/s/ Andrew Jones
Name:	Andrew Jones
Title:	Duly Authorized Signatory

ANTARES CAPITAL LP, as Collateral Agent

By:	/s/ Andrew Jones
Name:	Andrew Jones
Title:	Duly Authorized Signatory

[SIGNATURE PAGE TO CREDIT AGREEMENT]

ANTARES ASSETCO LP, as a Lender
By: Antares Assetco GP LLC, its general partner

By:	/s/ Nich Lalani
Name:	Nick Lalani
Title:	Duly Authorized Signatory

ANTARES HOLDINGS LP, as a Lender
By: Antares Holdings GP Inc., its general partner

By:	/s/ Nich Lalani
Name:	Nick Lalani
Title:	Duly Authorized Signatory

10170636 MANITOBA LIMITED PARTNERSHIP, as a Lender
By: Antares Capital Advisers LLC, its agent and attorney-in-fact

By:	/s/ Patrick Harms
Name:	Patrick Harms
Title:	Duly Authorized Signatory

[SIGNATURE PAGE TO CREDIT AGREEMENT]

2663704 ONTARIO INC., as a Lender
By: Antares Capital Advisers LLC, its agent and attorney-in-fact

By:	/s/ Patrick Harms
Name:	Patrick Harms
Title:	Duly Authorized Signatory

Antares CLO 2024-2, LLC, as a Lender
By: Antares Capital Advisers LLC, its investment adviser

By:	/s/ Patrick Harms
Name:	Patrick Harms
Title:	Authorized Signatory

ANTARES CREDIT FUND II LP, as a Lender
By: Antares Capital Advisers LLC, its attorney-in-fact

By:	/s/ Patrick Harms
Name:	Patrick Harms
Title:	Duly Authorized Signatory

ANTARES CREDIT OPPORTUNITIES MA II LP, as a Lender
By: Antares Capital Advisers LLC, its agent and attorney in fact

By:	/s/ Patrick Harms
Name:	Patrick Harms
Title:	Duly Authorized Signatory

[SIGNATURE PAGE TO CREDIT AGREEMENT]

ANTARES CREDIT OPPORTUNITIES CA LLC, as a Lender
By: Antares Capital Advisers LLC, its agent and Attorney-in-fact

By:	/s/ Patrick Harms
Name:	Patrick Harms
Title:	Duly Authorized Signatory

Antares Credit Opportunities Funding VII LLC, as a Lender
By: Antares Credit Opportunities VII LLC, its sole member
By: Antares Capital Advisers LLC, its agent and attorney in fact

By:	/s/ Patrick Harms
Name:	Patrick Harms
Title:	Duly Authorized Signatory

ANTARES CREDIT OPPORTUNITIES VII LLC, as a Lender
By: Antares Capital Advisers LLC, its agent and attorney in fact

By:	/s/ Patrick Harms
Name:	Patrick Harms
Title:	Authorized Signatory

ANTARES LENDING SOLUTIONS HOLDINGS LP, as a Lender
By: Antares Capital Advisers LLC, its agent and attorney in fact

By:	/s/ Patrick Harms
Name:	Patrick Harms
Title:	Authorized Signatory

[SIGNATURE PAGE TO CREDIT AGREEMENT]

ANTARES STRATEGIC CREDIT FUND, as a Lender
By: Antares Capital Credit Advisers LLC, its investment adviser

By:	/s/ Patrick Harms
Name:	Patrick Harms
Title:	Authorized Signatory

Antares Triton Funding SPV, LLC, as a Lender
By: Antares Triton Holdings LP, its sole member
By: Antares Capital Advisers LLC, its agent and attorney in fact

By:	/s/ Patrick Harms
Name:	Patrick Harms
Title:	Duly Authorized Signatory

Antares Triton Holdings LP, as a Lender
By: Antares Capital Advisers LLC, its agent and attorney in fact

By:	/s/ Patrick Harms
Name:	Patrick Harms
Title:	Authorized Signatory

APCF Funding SPV LLC, as a Lender
By: Antares Private Credit Fund, its member and manager
By: Antares Capital Credit Advisers LLC, its investment adviser

By:	/s/ Patrick Harms
Name:	Patrick Harms
Title:	Authorized Signatory

[SIGNATURE PAGE TO CREDIT AGREEMENT]

APCF MasterFund LLC, as a Lender
By: Antares Private Credit Fund, its member and manager
By: Antares Capital Credit Advisers LLC, its investment adviser

By:	/s/ Patrick Harms
Name:	Patrick Harms
Title:	Authorized Signatory

ASTII Funding SPV LLC, as a Lender
By: Antares Strategic Credit Fund II LLC, its member and manager
By: Antares Capital Credit Advisers LLC, its investment adviser

By:	/s/ Patrick Harms
Name:	Patrick Harms
Title:	Authorized Signatory

ASTII Masterfund LLC, as a Lender
By: Antares Strategic Credit Fund II LLC, its member and manager
By: Antares Capital Credit Advisers LLC, its investment adviser

By:	/s/ Patrick Harms
Name:	Patrick Harms
Title:	Authorized Signatory

ORCA IMC LP, as a Lender
By: Antares Capital Advisers LLC, its agent and attorney-in-fact

By:	/s/ Patrick Harms
Name:	Patrick Harms
Title:	Duly Authorized Signatory

[SIGNATURE PAGE TO CREDIT AGREEMENT]

BCSF LI, LLC, as Lender

By: BAIN CAPITAL SPECIALTY FINANCE, INC, its
sole member

By:	/s/ Adriana Rojas Garzón
Name:	Adriana Rojas Garzón
Title:	Vice President

BCPC LI, LLC, as Lender

By: BAIN CAPITAL PRIVATE CREDIT, its sole
member

By:	/s/ Adriana Rojas Garzón
Name:	Adriana Rojas Garzón
Title:	Vice President

BCPC I, LLC, as Lender

By: BAIN CAPITAL PRIVATE CREDIT, its sole
member

By:	/s/ Adriana Rojas Garzón
Name:	Adriana Rojas Garzón
Title:	Vice President

BAIN CAPITAL GLOBAL DIRECT LENDING (E),
L.P., as Lender

By: BAIN CAPITAL GLOBAL DIRECT LENDING (E)
GENERAL PARTNER, LLC, its general partner
By: BAIN CAPITAL CREDIT MEMBER, LLC, its
manager

By:	/s/ Andrew S. Viens
Name:	Andrew S. Viens
Title:	Partner and Head of Risk and Process
Management - Capital Markets

[SIGNATURE PAGE TO CREDIT AGREEMENT]

BCC GDL (E), LLC, as Lender

By: BAIN CAPITAL GLOBAL DIRECT LENDING (E),
L.P., its sole member
By: BAIN CAPITAL GLOBAL DIRECT LENDING (E)
GENERAL PARTNER, LLC, its general partner
By: BAIN CAPITAL CREDIT MEMBER, LLC, its
manager

By:	/s/ Andrew S. Viens
Name:	Andrew S. Viens
Title:	Partner and Head of Risk and Process
Management - Capital Markets

BCC GDL (AZ-W), LLC, as Lender

By: BAIN CAPITAL GLOBAL DIRECT LENDING (E),
LP, its sole member
By: BAIN CAPITAL GLOBAL DIRECT LENDING (E)
GENERAL PARTNER, LLC, its general partner
By: BAIN CAPITAL CREDIT MEMBER, LLC, its
manager

By:	/s/ Andrew S. Viens
Name:	Andrew S. Viens
Title:	Partner and Head of Risk and Process
Management - Capital Markets

EQT RESPONSIBLE ENTITY SERVICES LTD AS
HE TRUSTEE FOR THE BCC CAPE OTWAY
HOLDINGS I TRUST, as Lender

By: BAIN CAPITAL CREDIT, LP, its investment
manager

By:	/s/ Andrew S. Viens
Name:	Andrew S. Viens
Title:	Partner and Head of Risk and Process
Management - Capital Markets

[SIGNATURE PAGE TO CREDIT AGREEMENT]

EQUITY TRUSTEES LIMITED AS TRUSTEE
FOR THE CAPE OTWAY TRUST, as Lender

By: BAIN CAPITAL CREDIT, LP, its
investment manager

By:	/s/ Andrew S. Viens
Name:	Andrew S. Viens
Title:	Partner and Head of Risk and Process
Management - Capital Markets

BAIN CAPITAL GLOBAL DIRECT LENDING
HOLDINGS, L.P., as Lender

By: BAIN CAPITAL GLOBAL DIRECT LENDING
GENERAL PARTNER, LLC, its general partner
By: BAIN CAPITAL CREDIT MEMBER III, LLC, its
sole member

By:	/s/ Andrew S. Viens
Name:	Andrew S. Viens
Title:	Partner and Head of Risk and Process
Management - Capital Markets

BCC GDLF I, L.P., as Lender

By: BCC GDLF I GENERAL PARTNER, LLC, its
general partner

By:	/s/ Andrew S. Viens
Name:	Andrew S. Viens
Title:	Manager

[SIGNATURE PAGE TO CREDIT AGREEMENT]

BCC GDLF II-W, LP, as Lender

By: BCC GDLF II-W GENERAL PARTNER, LLC, its
general partner
By: BAIN CAPITAL GLOBAL DIRECT HOLDINGS,
LP, its sole member
By: BAIN CAPITAL GLOBAL DIRECT LENDING
GENERAL PARTNER, LLC, its general partner
By: BAIN CAPITAL CREDIT MEMBER III, LLC, its
sole member

By:	/s/ Andrew S. Viens
Name:	Andrew S. Viens
Title:	Partner and Head of Risk and Process
Management - Capital Markets

BAIN CAPITAL GLOBAL DIRECT LENDING
HOLDINGS (U), LP, as Lender

By: BAIN CAPITAL CREDIT, LP, its investment
advisor

By:	/s/ Andrew S. Viens
Name:	Andrew S. Viens
Title:	Partner and Head of Risk and Process
Management - Capital Markets

EQUITY TRUSTEES LIMITED AS TRUSTEE FOR
THE BAIN CAPITAL MULTI-STRATEGY
PRIVATE CREDIT TRUST, as Lender

By: BAIN CAPITAL CREDIT, LP, as Investment
Manager

By:	/s/ Andrew S. Viens
Name:	Andrew S. Viens
Title:	Partner and Head of Risk and Process
Management - Capital Markets

[SIGNATURE PAGE TO CREDIT AGREEMENT]

BCC TRC I, LLC, as Lender

By: BAIN CAPITAL TOTAL RETURN CREDIT, L.P.,
its manager
By: BAIN CAPITAL TOTAL RETURN CREDIT
GENERAL PARTNER, LLC, its general partner
By: BAIN CAPITAL CREDIT MEMBER, LLC, its
manager

By:	/s/ Andrew S. Viens
Name:	Andrew S. Viens
Title:	Partner and Head of Risk and Process
Management - Capital Markets

[SIGNATURE PAGE TO CREDIT AGREEMENT]